    As filed with the securities and Exchange Commission on April 21, 1999
                                                     Registration No. 333-65563

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                                POST-EFFECTIVE
                                AMENDMENT NO. 2
                                      To
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                               ----------------

                          United Road Services, Inc.
            (Exact name of registrant as specified in its charter)

        Delaware                     7549                    94-3278455
     (State or other     (Primary Standard Industrial     (I.R.S. Employer
     jurisdiction of      Classification Code Number)    Identification No.)
    incorporation or
      organization)

                            17 Computer Drive West
                            Albany, New York 12205

                                (518) 446-0140
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Edward T. Sheehan
                     Chairman and Chief Executive Officer
                          United Road Services, Inc.
                            17 Computer Drive West
                            Albany, New York 12205
                                (518) 446-0140
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------

                                  Copies to:
                             Karen A. Dewis, Esq.
                            McDermott, Will & Emery
                             600 13th Street, N.W.
                          Washington, D.C. 20005-3096
                                (202) 756-8000

                               ----------------

  Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

PROSPECTUS

                               1,213,944 Shares

                          United Road Services, Inc.

                                 Common Stock

This is an offering of shares of Common Stock of United Road Services, Inc. by certain existing stockholders who received shares of Common Stock in connection with our acquisitions.

Selling stockholders may sell shares at prices related to the prevailing market prices or at negotiated prices. The Nasdaq National Market lists our Common Stock under the symbol "URSI". On April 20, 1999, the last reported sale price of our Common Stock was $6 3/4 per share.

We will not receive any proceeds when stockholders sell their shares. We will pay all expenses to register the shares, except that the selling stockholders will pay any underwriting commissions and expenses, brokerage fees, transfer taxes, and the fees and expenses of their attorneys and other experts.

                               ----------------

Investing in the Common Stock involves certain risks. See "Risk Factors" beginning on Page 6.

                               ----------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                 The date of this Prospectus is April 21, 1999

You should rely only on the information contained in this document or other documents that we have referred you to. We have not authorized anyone to provide you with information that is different.

                               ----------------

                               Table of Contents

                               ----------------

Available Information......................................................   i
Prospectus Summary.........................................................   1
Risk Factors...............................................................   6
Price Range of Common Stock................................................  12
Dividend Policy............................................................  12
Capitalization.............................................................  13
Selected Financial Data....................................................  14
Management's Discussion and Analysis of Financial Condition and Results of
 Operations................................................................  16
Business...................................................................  24
Management.................................................................  31
Certain Transactions.......................................................  37
Principal Stockholders.....................................................  39
Selling Stockholders.......................................................  40
Plan of Distribution.......................................................  41
Description of Capital Stock...............................................  42
Legal Matters..............................................................  45
Experts....................................................................  45
Index to Financial Statements.............................................. F-1

                             AVAILABLE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy reports, statements, or other information at the SEC's public reference rooms in Washington, D.C., New York, New York or Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov." You can also review copies of our SEC filings at the offices of the Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

We have filed with the SEC a registration statement on Form S-1 to register shares of our Common Stock. This prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all the information set forth in the registration statement. For further information with respect to us and the Common Stock, you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review and copy the registration statement and its exhibits and schedules at the public reference facilities maintained by the SEC as described above. The registration statement, including its exhibits and schedules, is also available on the SEC's web site.

This prospectus may contain summaries of contracts or other documents. Because they are summaries, they will not contain all of the information that may be important to you. If you would like complete information about a contract or other document, you should read the copy filed as an exhibit to the registration statement.

                               ----------------

This prospectus contains certain forward-looking statements which involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "may," "will," "expect," "anticipate," "intend," "project," "estimate," "continue," "believe" or other similar words. Similarly, statements that describe our future plans, objectives and goals are also forward-looking statements. Our actual results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements as a result of certain factors, including those set forth in "Risk Factors" and elsewhere in this prospectus.

                              PROSPECTUS SUMMARY

This summary highlights some information from this prospectus. It may not contain all of the information important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and the financial statements.

Please note that throughout this prospectus we use the terms "Founding Companies" which means the four towing and recovery businesses and three transport businesses that we acquired at the time of our initial public offering in May 1998, and "Selected Acquired Companies" which means the eleven companies that we have acquired since May 1998 whose separate audited financial statements are required to be included in this prospectus.

Additionally, references in this prospectus to "we","our" or "us" refer to United Road Services, Inc., not to any selling stockholders.

                                  The Company

United Road Services, Inc. was formed in July 1997 to become a leading national provider of motor vehicle and equipment towing, recovery and transport services. We believe that we are now one of the largest providers of these services in the United States. As of March 31, 1999, we operated a network of 35 towing and recovery service locations and 29 transport locations in a total of 21 states. During 1998, approximately 46.6% of our net revenue was derived from the provision of towing and recovery services and approximately 53.4% was derived from the provision of transport services. Further information with respect to these segments of our business may be found in Note 11 to our Consolidated Financial Statements included elsewhere herein.

We offer a broad range of towing and recovery services in our local markets, including:

  .  towing, impounding and storing motor vehicles;

  .  conducting lien sales and auctions of abandoned vehicles;

  .  towing heavy equipment; and

  .  recovering and towing heavy-duty commercial and recreational vehicles.

We derive revenue from towing and recovery services based on distance, time or fixed charges and from related impounding and storage fees. If impounded vehicles are not claimed by their owners within prescribed time periods, we are entitled to be paid from the proceeds of lien sales, scrap sales or auctions.

Our towing and recovery customers include:

  . commercial entities, such as automobile leasing companies, insurance companies, automobile dealers, repair shops and fleet operators;

  .  municipalities;

  . law enforcement agencies such as police, sheriff and highway patrol departments; and

  .  individual motorists.

We provide transport services for new and used vehicles throughout the United States. We derive revenue from transport services according to pre-set rates based on mileage or negotiated flat rates.

Our transport customers include:

  . commercial entities, such as automobile leasing companies, automobile manufacturers, automobile auction companies and automobile dealers; and

  .  individual motorists.

                                   Strategy

We believe there are significant opportunities for a national provider of towing, recovery and transport services with high quality service to increase revenue and profitability by expanding its scope of services and customer base, achieving operating efficiencies and expanding through acquisitions. As certain areas within the automobile industry experience growth and consolidation, such as new and used automobile dealerships, rental car companies and automobile auction companies, we believe that the demand will increase for a provider of towing, recovery and transport services with the resources and geographic coverage to serve the expanding needs of these businesses. Further, we believe that effective implementation of our operating and acquisition strategies as described below will position us to secure operating and competitive advantages over smaller competitors.

We also believe that the fragmented nature of the towing, recovery and transport markets presents an attractive opportunity for consolidation. Our management team includes executives with experience in implementing acquisition programs and effectively integrating acquired businesses as well as local managers who have significant contacts and experience in towing, recovery and transport services. We believe that this combination and the fragmented industry provides us with the capability and opportunity to implement an effective consolidation strategy, assuming that we have access to sufficient capital to pursue this strategy.

In order to increase our revenue and profitability, we have developed the following operating and acquisition strategies:

Operating Strategy:

  .  provide high quality service

  .  expand scope of services and customer base

  .  achieve operating efficiencies

  .  maintain local expertise

Acquisition Strategy:

  .  enter new geographic markets

  .  expand within existing geographic markets

Recent Developments

Between May 6, 1998 when we completed our initial public offering and the Founding Company acquisitions and December 31, 1998, we acquired 25 additional towing and recovery businesses and nine additional transport businesses for aggregate consideration of approximately $79.6 million in cash, 2,918,608 shares of Common Stock and the assumption of approximately $23.2 million of indebtedness. Among the companies we acquired were E&R Towing and Garage, Inc. and Environmental Auto Removal, Inc. (collectively "E&R"), which we acquired on August 21, 1998 for an aggregate purchase price of approximately $26.0 million, and Pilot Transport, Inc. ("Pilot"), which we acquired on December 9, 1998 for an aggregate purchase price of approximately $25.8 million.

From January 1, 1999 through March 31, 1999, we acquired four additional towing and recovery businesses and nine additional transport businesses for aggregate consideration of approximately $76.3 million, consisting of approximately $28.9 million in cash, 2,039,056 shares of Common Stock and the assumption of approximately $14.9 million of indebtedness. One of the businesses we acquired was MPG Transco, Ltd. ("MPG"), which we acquired on January 11, 1999 for an aggregate purchase price of approximately $29.5 million. Financial statements and pro forma financial information for all acquired companies that are considered significant for financial reporting purposes are included among the financial information contained in this prospectus.

On November 19, 1998, we entered into a Purchase Agreement with Charter URS LLC ("Charterhouse") providing for the issuance to Charterhouse of up to $75 million aggregate principal amount of our 8% Convertible Subordinated Debentures due 2008. The Debentures are convertible into our Common Stock at an exercise price of $15.00 per share, subject to adjustment as provided in the Purchase Agreement. The conversion price exceeded the fair market value of the Common Stock on the date of execution of the Purchase Agreement. We issued $43.5 million aggregate principal amount of Debentures to Charterhouse at a first closing on December 7, 1998, and the remaining $31.5 million aggregate principal amount of Debentures to Charterhouse at a second closing on March 16, 1999.

You can contact us at the following address and telephone number: United Road Services, Inc., 17 Computer Drive West, Albany, New York 12205, 518-446-0140.

                   Summary Pro Forma Combined Financial Data
                 (Dollars in thousands, except per share data)

The following unaudited pro forma combined statement of operations data present our historical financial data adjusted to give effect to (i) our purchases of the Founding Companies and the Selected Acquired Companies as if they occurred on January 1, 1998, (ii) the sale of $75. 0 million aggregate principal amount of Debentures to Charterhouse, which includes $43.5 million that occurred on December 7, 1998 and $31.5 million that occurred on March 16, 1999, as if it occurred on January 1, 1998, and (iii) certain pro forma adjustments to the historical statement of operations data described below. The unaudited pro forma combined balance sheet data present our historical financial data adjusted to give effect to the purchase of MPG and the sale of $31.5 million aggregate principal amount of Debentures to Charterhouse both of which occurred after December 31, 1998, as if they occurred on December 31, 1998. The unaudited pro forma data are not necessarily indicative of the results we would have obtained had these events actually occurred on such dates or of our future results. You should refer to other sections of this prospectus for more information, including, "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Unaudited Pro Forma Combined Financial Statements" and the historical financial statements for the Founding Companies and the Selected Acquired Companies.

                                                            Year Ended
                                                         December 31, 1998
                                                       ---------------------
                                                                  Pro Forma
                                                         Actual    Combined
                                                            (Dollars in
                                                         thousands, except
                                                            share data)
Statement of Operations Data:
 Net revenue.......................................... $   87,919 $  179,200
 Cost of revenue......................................     64,765    127,860
                                                       ---------- ----------
 Gross profit.........................................     23,154     51,340
 Selling, general and administrative expenses (1).....     12,428     26,211
 Goodwill amortization (2)............................      1,745      3,952
                                                       ---------- ----------
 Income from operations...............................      8,981     21,177
 Interest expense and other, net (3)..................      1,086      9,409
                                                       ---------- ----------
 Income before income taxes...........................      7,895     11,768
 Income tax expense (4)...............................      3,503      5,178
                                                       ---------- ----------
 Net income........................................... $    4,392      6,590
                                                       ========== ==========
 Diluted net income per share......................... $     0.42       0.39
                                                       ========== ==========
 Shares used in computing diluted net income per
  share............................................... 10,389,904 16,832,306(5)
                                                       ========== ==========

                                                     At December 31, 1998
                                                    -----------------------
                                                             Pro Forma
                                                     Actual   Combined
                                                      (In thousands)
Balance Sheet Data:
Working capital.................................... $  9,330  $  8,957
Total assets.......................................  248,732   283,531
Long-term obligations, excluding current
 installments......................................   65,255    80,119
Stockholders' equity...............................  163,766   178,512

--------
(1) Includes agreed upon reductions in salaries, bonuses and benefits to the former owners of the Founding Companies and the Selected Acquired Companies of $3.5 million for the year ended December 31, 1998.
(2) Consists of amortization, over a 40-year estimated life, of goodwill to be recorded as a result of the acquisitions of the Founding Companies and the Selected Acquired Companies.
(3) Includes adjustment for additional interest expense incurred in connection with the Charterhouse investment and related amortization of deferred financing costs.

(4)  Assumes an effective income tax rate of 44%.
(5) Shares used in computing diluted net income per share include (i) 15,707,085 shares issued and outstanding, including shares withheld in connection with acquisitions, at December 31, 1998, (ii) 996,772 shares issued, including shares withheld, in connection with the acquisition of MPG; and (iii) 128,449 shares reflecting the incremental effect of options, warrants and 1998 earn-out shares payable to the former owners of the Founding Companies and one other acquired company.

                                 RISK FACTORS

Before you buy shares of Common Stock from any selling stockholder, you should be aware that there are various risks, including those described below. You should consider carefully these risk factors, together with all other information in this prospectus, before you decide to purchase shares of our Common Stock.

Some of the information in this prospectus may contain forward-looking statements as that term is defined in the federal securities laws. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, projected or anticipated benefits from acquisitions made by or to be made by us, or projections involving anticipated revenues, earnings, or other aspects of operating results. The words "may," "will," "expect," "believe," "anticipate," "project," "intend," "estimate," and similar expressions are intended to identify forward-looking statements. We caution readers that such statements are not guarantees of future performance or events and are subject to a number of factors that may influence the accuracy of the statements and the projections upon which the statements are based, including but not limited to the factors discussed below. As noted elsewhere in this prospectus, all phases of our operations are subject to a number of uncertainties, risks and other influences, many of which are outside of our control. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate.

The following discussion outlines certain factors that could affect our consolidated results of operations for 1999 and beyond and cause them to differ materially from those that may be set forth in forward-looking statements made by us or on our behalf.

Our Combined Operating History Is Limited and the Integration of Acquired Companies May Adversely Affect Our Business

We conducted no operations and generated no net revenue prior to our initial public offering in May 1998. At the time of our initial public offering, we purchased the seven Founding Companies. Between May 6, 1998 and March 31, 1999, we have acquired a total of 47 additional businesses. Prior to their acquisition by us, the companies we acquired were operated as independent entities, and we cannot assure you that we will be able to integrate the operations of these businesses successfully into our operations or to institute the necessary systems and procedures (including accounting and financial reporting systems) to manage the combined enterprise on a profitable basis. Our management group has been assembled only recently, and it may not be able to successfully manage the combined entity or implement effectively our operating strategy and acquisition program. The Unaudited Pro Forma Combined Financial Statements included in this prospectus cover periods when the companies we acquired were not under common control or management with us and are not necessarily indicative of our future operating results. Our inability to integrate these companies successfully would have a material adverse effect on our business, financial condition and results of operations. See "Business-Strategy" and "Management."

Our Acquisition Strategy May Not Be Successful

A key component of our growth strategy has been to acquire other towing, recovery and transport businesses in strategic markets and locations. In the past, we financed these acquisitions by using a combination of Common Stock, cash and debt. Recently, we have experienced a significant decline in the market price of our Common Stock. As a result, our ability to complete acquisitions using Common Stock as currency in a manner that is not dilutive to current stockholders has been adversely affected. If our Common Stock does not maintain a sufficient market value, or if the owners of the businesses we wish to acquire are unwilling to accept Common Stock as part of the purchase price, we may be required to use more of our cash resources, if available, or seek additional financing, in order to pursue our acquisition program. The consideration for each future acquisition will vary on a case-by-case basis, with the major factors in establishing the purchase price being the historical operating results and future prospects of the business to be purchased and the ability of that business to complement the services we offer. It is possible that we will not be able to successfully consummate acquisitions in the future. If we are unable to pursue an acquisition strategy in the future, we will be required to rely ~on internal growth to expand our business. See "Management Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources."

Any acquisitions we make may result in potentially dilutive issuances of equity securities, the incurrence of additional debt and the amortization of expenses related to goodwill and other intangible assets, any of which could have a material adverse effect on our business, financial condition and results of operations. We may not be able to identify, acquire or manage profitably additional businesses or integrate successfully any acquired businesses without substantial costs, delays or other operational or financial problems. Further, acquisitions involve a number of special risks, including failure of the acquired business to achieve expected results, diversion of management's attention, failure to retain key personnel of the acquired business and risks associated with unanticipated events or liabilities. Some or all of these additional risks could have a material adverse effect on our business, financial condition and results of operations. We may also consider acquiring complementary businesses that provide services that we do not currently provide. We may not be able to successfully integrate these complementary businesses. In addition, the companies that we have already acquired or other companies we may acquire in the future may not achieve anticipated revenues and earnings.

Our Operating Strategy May Not Be Successful

A key element of our operating strategy is to increase the revenue and improve the profitability of the companies we acquire. We intend to increase revenue by continuing to provide high quality service and by expanding both the scope of services we offer and our customer base. Our ability to increase revenue will be affected by various factors, including the demand for towing, recovery and transport services, the level of competition in the industry, our ability to expand the range of services we offer to existing customers, our ability to attract new customers and our ability to attract and retain a sufficient number of qualified personnel.

We intend to improve profitability by various means, including eliminating duplicative operating costs and overhead, improving our asset utilization and capitalizing on our enhanced purchasing power. Our ability to improve profitability will be affected by various factors, including the costs associated with centralizing our administrative functions, our ability to benefit from the elimination of redundant operations, and our ability to benefit from enhanced purchasing power. Many of these factors are beyond our control, and our operating strategy may not be successful. See "Business-- Strategy."

We May Not Be Able to Successfully Manage Our Growth

Our strategy is to expand our operations through acquisitions and internal growth. Our systems, procedures and controls may not be adequate to support our operations as they expand. Any future growth will impose significant added responsibilities on members of our senior management, including the need to recruit and integrate new senior level managers and executives. We may not be able to successfully recruit and retain such additional management. Our failure to manage our growth effectively or our inability to attract and retain additional qualified management, could have a material adverse effect on our business, financial condition and results of operations.

Competition Could Adversely Affect Our Business

The market for towing, recovery and transport services is extremely competitive. This competition is based primarily on quality, service, timeliness, price and geographic proximity. We compete with certain large transport companies on a national and regional basis and certain large towing and recovery companies on a regional and local basis, some of which may have greater financial and marketing resources than we have. We also compete with thousands of smaller local companies, which may have lower overhead cost structures than we have and may, therefore, be able to provide their services at lower rates than we can. We may also face competition for acquisition candidates from companies that are attempting to consolidate towing, recovery and transport service providers. Some of our current or future competitors may be better positioned than we are to finance acquisitions, to pay higher prices for businesses or to finance their internal operations.

We Rely on Our Information Technology Systems and Significant Costs or Failures in These Systems Could Adversely Affect Our Business

Our accounting and financial reporting activities are centralized at our headquarters in Albany, New York. We are in the process of implementing a proprietary National Transportation Management System at all of our transport locations and a standardized towing and recovery operating system at substantially all of our towing and recovery locations. We anticipate that we will need to upgrade and expand our information technology systems on an ongoing basis as we expand our operations and complete future acquisitions. We may encounter unexpected delays and costs in implementing such systems. Additionally, these systems, when installed, may not function as we expect. See "Business--Dispatch and Information Systems."

The Loss of Significant Customers Could Adversely Affect Our Business

We provide towing and recovery services to certain municipalities and a number of law enforcement agencies under contracts. These towing and recovery contracts typically have terms of five years or less, may be terminated at any time for material breach and in some cases are subject to competitive bidding upon expiration. We also provide transport services to automobile manufacturers and other commercial customers under contracts which typically have terms of three years or less and may be terminated at any time for material breach. Upon expiration of the initial term of these contracts, the customer typically may renew the contract on a year-to-year basis if it is satisfied with our performance. Otherwise, a new contract is awarded pursuant to competitive bidding. It is possible that some or all of these towing and recovery or transport contracts may not be renewed upon expiration or may be renewed on terms less favorable to us. It is also possible that at some future time more of our customers may implement a competitive bidding process for the award of towing and recovery or transport contracts. We have no formal contract with a large number of our towing, recovery and transport customers, and it is possible that one or more customers could elect, at any time, to stop utilizing our services. See "Business--Operations and Services Provided."

Regulatory Conditions Could Adversely Affect Our Business

Towing, recovery and transport services are subject to various federal, state and local laws and regulations regarding equipment, driver certification, training, recordkeeping and workplace safety. Our vehicles and facilities are subject to periodic inspection by the United States Department of Transportation and similar state and local agencies. Our failure to comply with these laws and regulations could subject us to substantial fines and could lead to the closure of operations that are not in compliance. In addition, certain government contracting laws and regulations may affect our ability to acquire complementary businesses in a given city or county. Companies providing towing, recovery and transport services are required to have numerous federal, state and local licenses and permits. When we acquire towing, recovery and transport businesses, we must transfer or apply for such licenses and permits in order to conduct the acquired business. Any failure to obtain such licenses and permits or any delay in our receipt of such licenses and permits could have a material adverse effect on our business, financial condition and results of operations.

We May Be Exposed to Environmental Liabilities

Our operations are subject to a number of federal, state and local laws and regulations relating to the storage of petroleum products, hazardous materials and impounded vehicles, as well as safety regulations relating to the upkeep and maintenance of vehicles. In particular, our operations are subject to federal, state and local laws and regulations governing leakage from salvage vehicles, waste disposal, the handling of hazardous substances, environmental protection, remediation, workplace exposure and other matters. It is possible that an environmental claim could be made against us or that we could be identified by the Environmental Protection Agency, a state agency or one or more third parties as a potentially responsible party under federal or state environmental laws. If that happens, we could be forced to incur substantial investigation, legal and remediation costs. Such costs could have a material adverse effect on our business, financial condition and results of operations.

We May Incur Unexpected Liabilities as a Result of Our Acquisitions

The businesses that we have acquired or those that we may acquire in the future could have liabilities that we did not or may not discover during our pre-acquisition due diligence investigations. Such liabilities may include liabilities arising from environmental contamination or non-compliance by prior owners with environmental laws or regulatory requirements. As a successor owner or operator, we may be responsible for such liabilities. The businesses we acquire generally handle and store petroleum and other hazardous substances at their facilities. There may have been or there may be releases of these hazardous substances into the soil or groundwater which we may be required under federal, state or local law to investigate and clean up. Any such liabilities or related investigations or clean-ups could have a material adverse effect on our business, financial condition and results of operations.

Changes in Our Relations with Our Employees Could Adversely Affect Our
Business

Although currently none of our employees are members of unions, it is possible that some employees could unionize in the future or that we could acquire companies with unionized employees. If our employees were to unionize or we were to acquire a company with unionized employees, we could incur higher ongoing labor costs and could experience a significant disruption of our operations in the event of a strike or other work stoppage. Any of these possibilities could have a material adverse effect on our business, financial condition and results of operations.

Uninsured Liabilities May Adversely Affect Our Business

From time to time, we could be subject to various claims relating to our operations, including (i) claims for personal injury or death caused by accidents involving our vehicles and service personnel; (ii) worker's compensation claims and (iii) other employment related claims. Although we maintain insurance (subject to customary deductibles), our insurance may not cover certain types of claims, such as claims for punitive damages or for damages arising from intentional misconduct (which are often alleged in third-party lawsuits). In the future, we may not be able to maintain adequate levels of insurance on reasonable terms. In addition, it is possible that existing or future claims may exceed the level of our insurance or that we may not have sufficient capital available to pay any uninsured claims.

Our Quarterly Results May Fluctuate

We may experience significant fluctuations in quarterly operating results due to a number of factors. These factors could include: (i) the timing of acquisitions and related costs; (ii) our success in integrating acquired companies; (iii) the loss of significant customers or contracts; (iv) the timing of expenditures for new equipment and the disposition of used equipment; (v) price changes in response to competitive factors; (vi) seasonal, cyclical and other variations in the demand for towing, recovery and transport services and (vii) general economic conditions. As a result, you should not rely on operating results for any one quarter as an indication or guarantee of performance in future quarters.

Seasonal and Cyclical Changes in the Demand for Our Services May Affect Our Results of Operations

The demand for towing, recovery and transport services is subject to seasonal, cyclical and other variations. Specifically, the demand for towing and recovery services is generally highest in extreme weather, such as heat, cold, rain and snow. Although the demand for automobile transport tends to be strongest in the months with the mildest weather, since inclement weather tends to slow the delivery of vehicles, the demand for automobile transport is also a function of the timing and volume of lease originations, dealer inventories and new and used auto sales.

We Rely on Key Employees Whose Absence Could Adversely Affect Our Business

We are highly dependent upon the experience, abilities and continued efforts of our senior management. The loss of the services of one or more key members of our senior management could have a material adverse effect on our business, financial condition and results of operations if we are unable to find a suitable replacement in a timely manner. We do not presently maintain "key man" life insurance with respect to members of our senior management.

Our operating facilities are managed by regional and local managers who have substantial knowledge of and experience in the local towing, recovery and transport markets served by us. Such managers include former owners and employees of the businesses we have acquired. The loss of one or more of these managers could have a material adverse effect on our business, financial condition and results of operations if we are unable to find a suitable replacement in a timely manner.

The timely, professional and dependable service demanded by towing, recovery and transport customers requires an adequate supply of skilled dispatchers, drivers and support personnel. Accordingly, our success will depend on our ability to employ, train and retain the personnel necessary to meet our service requirements. From time to time, and in particular areas, there are shortages of skilled personnel. In the future, we may not be able to maintain an adequate skilled labor force necessary to operate efficiently, our labor expenses may increase as a result of a shortage in the supply of skilled personnel, or we may have to curtail our planned growth as a result of labor shortages.

Our Senior Management's Lack of Experience in Managing a Towing, Recovery and Transport Service Business May Adversely Affect Our Business

Our senior management has no prior experience in towing, recovery and transport services. As a result, our senior management may not be able to conduct our operations profitably, effectively integrate the operations of acquired companies or hire and retain personnel with relevant experience. Any failure by our senior management to accomplish any such things could have a material adverse effect on our business, financial condition and results of operations.

Year 2000 Problems May Adversely Affect Our Business

We have identified certain systems, equipment, and applications, including embedded systems and other "non-information technology," that are utilized in our towing, recovery and transport operations, or in our finance, payroll and administration departments and that are necessary to operate our business without disruption. These mission critical systems include servers, desktop and notebook computers, data communications equipment, peripherals, network and desktop operating systems, desktop application suites, payroll and financial software, towing and transportation applications, and interfaces with our financial systems.

These mission critical systems include our proprietary National Transportation Management System, which we intend to install at all of our transport locations prior to December 31, 1999, and a standard towing and recovery operating system, which we intend to install at substantially all of our towing and recovery locations prior to December 31, 1999. With respect to the remaining towing and recovery locations, we plan to continue to utilize existing systems and supply an interface to our standardized operating system. We believe, based upon assurances from third parties, that our mission critical systems will be Year 2000 ready prior to the end of 1999. However, it is possible that this will not be the case.

We also utilize certain other hardware and software, operating systems, relationships and services in day-to-day operations and throughout our various divisions, which are not necessarily critical to our operations. We are in the process of identifying and evaluating these systems and functions and will include in our Year 2000 readiness project any systems that we deem to be material to our business.

Installation of our information systems may not be completed at all of our locations before December 31, 1999. In addition, it is possible that the systems, when installed, may not function properly. In either event, we would be forced to rely on manual performance of our central administrative functions along with the local dispatch and operating systems utilized by our acquired businesses prior to their acquisition by us. There can be no assurance that such systems will be Year 2000 ready, or that the vendors and other service providers associated with such businesses will be Year 2000 ready. If the local dispatch and operating systems utilized by our acquired businesses do not function properly after December 31, 1999, we will be required to perform critical functions on a manual basis. Any resulting inefficiency could have a material adverse effect on our business, financial condition and results of operations.

Because we have not yet received responses to our Year 2000 Questionnaires from all of our business partners, we are unable to predict the impact that Year 2000 problems at vendors, customers or financial institutions may have on us. We intend to continue to address Year 2000 issues with our business partners, and we will implement contingency plans to the extent necessary.

No one knows the extent of the potential impact of the Year 2000 problem generally and we cannot predict the likelihood that Year 2000 problems will cause a significant disruption in the economy as a whole. For additional information regarding our Year 2000 readiness, see "Management's Discussions and Analysis of Financial Condition and Results of Operations--Year 2000 Readiness."

The foregoing constitutes a Year 2000 statement and readiness disclosure subject to the protections afforded it by the federal Year 2000 Information and Readiness Disclosure Act of 1998.

                          PRICE RANGE OF COMMON STOCK

Our Common Stock began trading on the Nasdaq National Market on May 1, 1998 under the symbol "URSI." The following table sets forth the high and low sale prices of our Common Stock since May 1, 1998, as reported by Nasdaq.

                                                                 High     Low
1998
Second Quarter (from May 1)................................... $19 9/16 $15 1/8
Third Quarter.................................................  26        9 1/2
Fourth Quarter................................................  19 1/4    5 3/4
1999
First Quarter.................................................  19 1/2    4 1/4
Second Quarter (through April 20).............................   6 7/8    4 9/16

On April 20, 1999, the last reported sale price of our Common Stock was $6 3/4 per share. As of April 20, 1999, there were approximately 128 holders of record of our Common Stock.

                                DIVIDEND POLICY

We have never paid any cash dividends on our Common Stock and intend, for the foreseeable future, to retain any future earnings for the development of our business. Our credit facility restricts our ability to pay dividends. Our future dividend policy will be determined by the Board of Directors on the basis of various factors, including our results of operations, financial condition, capital requirements and investment opportunities.

                                CAPITALIZATION

The following table sets forth, as of December 31, 1998, (i) our actual capitalization and (ii) our capitalization on a pro forma basis adjusted to give effect to our purchase of MPG, which occurred after December 31, 1998. You should read this table in conjunction with the Unaudited Pro Forma Combined Financial Statements appearing elsewhere in this prospectus.

                                                           At December 31,
                                                                 1998
                                                          ------------------ ---
                                                           Actual  Pro Forma
                                                            (In thousands)
Short-term obligations, including current installments... $    902 $  2,896
                                                          ======== ========
Long-term obligations, excluding current installments.... $ 65,255 $ 80,119
                                                          -------- --------
Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares
 authorized; no shares issued and outstanding ...........      --       --
Common stock, $0.001 par value, 35,000,000 shares
 authorized; 15,707,085 shares issued and outstanding
 actual; and 16,703,857 shares issued and outstanding
 pro forma ..............................................       16       17
Additional paid-in capital ..............................  159,532  174,277
Retained earnings .......................................    4,218    4,218
                                                          -------- --------
  Total stockholders' equity ............................  163,766  178,512
                                                          -------- --------
  Total capitalization .................................. $229,021 $258,631
                                                          ======== ========

                            SELECTED FINANCIAL DATA

We purchased the Founding Companies simultaneously with our initial public offering in May 1998. During the remainder of 1998 and through March 31, 1999, we purchased a total of 47 additional businesses. The following selected historical financial data as of December 31, 1997 and 1998 and for the period from July 25, 1997 (inception) to December 31, 1997 and the year ended December 31, 1998 have been derived from our audited financial statements.

For financial statement presentation purposes, Northland Auto Transporters, Inc. and Northland Fleet Leasing, Inc., ("Northland"), one of the Founding Companies, has been designated as our predecessor entity. The following selected historical financial data for Northland as of December 31, 1996 and 1997 and for each of the years in the three-year period ended December 31, 1997 have been derived from the audited financial statements of Northland.

You should read the following selected financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the "Unaudited Pro Forma Combined Financial Statements" and the historical financial statements for the Founding Companies and the Selected Acquired Companies included elsewhere in this prospectus.

                            Period from July 25,
                            1997 (inception) to         Year Ended
                             December 31, 1997       December 31, 1998
                            -------------------- ----------------------------
                                                                  Pro Forma
                                   Actual           Actual         Combined
                              (Dollars in thousands, except share data)
Statement of Operations
Data--United Road Servic-
es, Inc.:
Net revenue...............      $        --      $     87,919    $    179,200
Cost of revenue...........               --            64,765         127,860
                                -----------      ------------    ------------
Gross profit..............               --            23,154          51,340
Selling, general and
 administrative expenses..              174            12,428          26,211
Goodwill amortization.....               --             1,745           3,952
                                -----------      ------------    ------------
Income (loss) from
 operations...............             (174)            8,981          21,177
Interest income (expense)
 and other, net...........               --            (1,086)         (9,409)
                                -----------      ------------    ------------
Income (loss) before
 income tax...............             (174)            7,895          11,768
Income tax expense........               --             3,503           5,178
                                -----------      ------------    ------------
Net income (loss).........      $      (174)     $      4,392           6,590
                                ===========      ============    ============
Diluted net income (loss)
 per share ...............      $     (0.08)     $       0.42    $       0.39
                                ===========      ============    ============
Shares used in computing
 diluted net income (loss)
 per share................        2,055,300(1)     10,389,904(1)   16,832,306(2)
                                ===========      ============    ============

                            At December 31, 1997   At December 31, 1998
                            -------------------- ----------------------------
                                                                   Pro Forma
                                   Actual           Actual         Combined
                                            (In thousands)
Balance Sheet Data--United
Road Services, Inc.:
Working capital (deficit).      $      (104)     $      9,330    $      8,957
Total assets..............               50           248,732         283,531
Long-term obligations,
 excluding current
 installments.............              --             65,255          80,119
Stockholders' equity
 (deficit)................             (104)          163,766         178,512

                                                Year Ended December 31,
                                            -----------------------------------
                                             1994    1995    1996   1997
                                            ------  ------  ------ -------
                                                     (In thousands)
Historical Statement of Operations Data--
 Northland
Net revenue................................ $3,769  $4,671  $6,353 $10,159
Operating income (loss)....................    (44)    324     346   1,438
Other income (expense), net................    117     (18)     --     (49)
Net income.................................     67     275     346   1,054
                                                    At December 31,
                                            -----------------------------------
                                             1994    1995    1996   1997
                                            ------  ------  ------ -------
                                                     (In thousands)
Historical Balance Sheet Data--Northland
Working capital............................ $   52  $  375  $  235 $   399
Total assets...............................  2,368   2,653   3,268   5,465
Long-term obligations, excluding current
 installments..............................    205     257     331   1,074
Stockholders' equity.......................  1,369   1,645   1,991   3,045

--------

(1) Represents actual weighted average outstanding shares, adjusted for any incremental effect of options, warrants, shares withheld in connection with acquisitions and 1998 earn-out shares payable to the former owners of the Founding Companies and one other acquired entity.
(2) Shares used in computing diluted net income per share include (i) 15,707,085 shares issued and outstanding, including shares withheld in connection with acquisitions, at December 31, 1998, (ii) 996,772 shares issued, including shares withheld, in connection with the acquisition of MPG; and (iii) 128,449 shares reflecting the incremental effect of options, warrants and 1998 earn-out shares payable to the former owners of the Founding Companies and one other acquired company.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis in conjunction with the Financial Statements and "Selected Financial Data" which we have provided in this prospectus. In addition to the historical information that we provide, this discussion contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. You should read and consider the cautionary statements made elsewhere in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those we discuss in this prospectus. Factors that could cause or contribute to such differences include those discussed below, as well as those discussed elsewhere in this prospectus.

Introduction

We provide a broad range of towing, recovery, transport and related services. The services we offer include:

  . towing, impounding and storing motor vehicles;

  . conducting lien sales and auctions of abandoned vehicles;

  . towing and recovering heavy-duty commercial and recreational vehicles;

  . towing heavy equipment; and

  . transporting new and used vehicles.

We derive revenue from towing, recovery and transport services based on distance, time or fixed charges and from related impounding and storage fees. If an impounded vehicle is not collected within a period prescribed by law (typically between 30 and 90 days), we initiate and complete lien proceedings and sell the vehicle at auction or to a scrap metal facility, depending on the value of the vehicle. Depending on the jurisdiction, we may either keep all the proceeds from the vehicle sales, or keep the proceeds up to the amount of the towing and storage fees and pay the remainder to the municipality or law enforcement agency. We have contracts with some of our customers, but we provide services to some of our customers without contracts. The prices we charge for towing and storage of impounded vehicles for municipalities or law enforcement agencies are limited by contractual provisions or local regulation.

Our cost of revenue consists primarily of the following:

  . salaries and benefits of drivers, dispatchers, supervisors and other employees;

  . fees charged by subcontractors;

  . fuel;

  . depreciation, repairs and maintenance;

  . insurance;

  . parts and supplies;

  . other vehicle expenses; and

  . equipment rentals.

Our selling, general and administrative expenses consist primarily of the following:

  . compensation and benefits to sales and administrative employees;

  . fees for professional services;

  . depreciation of administrative equipment and software;

  . advertising; and

  . other general office expenses.

In the case of law enforcement and private impound towing, we are paid either by the owner of the impounded vehicle when the owner claims the vehicle or from the proceeds of lien sales, scrap sales or auctions. With respect to our other operations, we bill customers upon completion of our services, with payment generally due within 30 days. We recognize revenue as follows:

  . towing and recovery revenue is recognized at the completion of each engagement;

  . transport revenue is recognized upon the delivery of the vehicle or equipment to its final destination;

  . revenue from lien sales or auctions is recognized when title to the vehicles has been transferred; and

  . revenue from scrap sales is recognized when the scrap metal is sold.

We recognize expenses related to the generation of revenue as they are incurred.

At the time of our initial public offering in May 1998, we acquired the seven Founding Companies. Between May 6, 1998 and December 31, 1998, we acquired a total of 34 additional motor vehicle and equipment towing, recovery and transport service businesses for aggregate consideration of approximately $79.6 million in cash, 2,918,608 shares of Common Stock and the assumption of approximately $23.2 million of indebtedness. From January 1, 1999 through March 31, 1999, we acquired four additional towing and recovery businesses and nine additional transport businesses for aggregate consideration of approximately $76.3 million, consisting of approximately $28.9 million in cash, 2,039,056 shares of Common Stock and the assumption of approximately $14.9 million of indebtedness.

All of the acquisitions that we have completed to date have been accounted for using the purchase method of accounting. As a result, the amount by which the fair value of the consideration we paid in the acquisitions exceeds the fair value of the net assets we bought ($215.1 million), has been recorded as goodwill. This goodwill will be amortized over its estimated useful life of 40 years as a non-cash charge to operating income.

Results of Operations

We operate in two reportable operating segments, transport and towing and recovery. Through our transport segment, we provide transport services for new and used vehicles to a broad range of customers throughout the United States. Through our towing and recovery segment, we provide a variety of towing and recovery services in local markets, including towing, impounding and storage of vehicles, conducting lien sales and auctions of abandoned vehicles, towing heavy equipment and recovering and towing heavy-duty commercial and recreational vehicles.

The discussion of our historical results set forth below addresses our historical results of operations and financial condition as shown in our Consolidated Financial Statements for the period from July 25, 1997 (inception) through December 31, 1997 and for the year ended December 31, 1998. The historical results for the year ended December 31, 1998 include the results of all businesses we acquired prior to December 31, 1998 from their respective dates of acquisition.

The discussion of our pro forma results set forth below assumes that we acquired the Founding Companies and the Selected Acquired Companies on January 1, 1998, with certain pro forma adjustments as described elsewhere in this prospectus. The pro forma results of operations are not necessarily indicative of the results we would have obtained had we actually acquired these businesses on January 1, 1998 or of our future results.

Pro Forma Results for Year Ended December 31, 1998


Net Revenue; Cost of Revenue; Gross Profit. Pro forma net revenue was $179.2 million for the year ended December 31, 1998. Pro forma cost of revenue was $127.9 million for the year ended December 31, 1998, or 71.4% of pro forma net revenue. Pro forma net revenue reflects the results of all businesses acquired since their respective dates of acquisition. The most significant component of pro forma cost of revenue was labor and subcontractor costs. Pro forma gross profit was $51.3 million for the year ended December 31, 1998, or 28.6% of pro forma net revenue.

Selling, General and Administrative Expenses and Goodwill Amortization. Pro forma selling, general and administrative expenses were $26.2 million for the year ended December 31, 1998, or 14.6% of pro forma net revenue. The most significant component of pro forma selling, general and administrative expenses was administrative salaries and benefits. Pro forma amortization of goodwill was $4.0 million, or 2.2% of pro forma net revenue.

Income From Operations. Pro forma income from operations was $21.1 million, or 11.8% of pro forma net revenue, for the year ended December 31, 1998.

Other Expenses Net. Pro forma other expenses, net were $9.4 million, or 6.6% of pro forma net revenue, for the year ended December 31, 1998. The most significant component of pro forma other expenses, net consisted of additional interest expense relating to the convertible subordinated debentures issued to Charterhouse.

Income Tax Expenses. Pro forma income tax expense was $6.1 million, or 4.7% of pro forma net revenue, for the year ended December 31, 1998.

Net Income. Pro forma net income was $6.6 million, or 3.7% of pro forma net revenue, for the year ended December 31, 1998.

Historical Results for the Year Ended December 31, 1998

Net Revenue. Our net revenue for the year ended December 31, 1998 was $87.9 million, of which $46.9 million, or 53.4% of net revenue, related to transport services and $41.0 million, or 46.6% of net revenue, related to towing and recovery services. Transport revenue was derived from three of the Founding Companies and nine additional transport businesses acquired prior to December 31, 1998. The Founding Companies involved in transport services experienced an internal growth rate of 24.7% in net revenue in 1998 as compared to 1997 as a result of incremental business development and enhanced capacity. Towing and recovery revenue was derived from four of the Founding Companies and 25 additional towing and recovery businesses acquired prior to December 31, 1998. The Founding Companies involved in towing and recovery services experienced an internal growth rate of 33.5% in net revenue in 1998 as compared to 1997 as a result of increased focus on heavy-duty and higher margin services, coupled with limited price increases.

Gross Profit. Our cost of revenue was $64.8 million, or 73.7% of net revenue, for the year ended December 31, 1998, resulting in gross profit of $23.1 million, or 26.3% of net revenue. Transport cost of revenue was $35.0 million, or 74.6% of transport net revenue, resulting in transport gross profit of $11.9 million. The most significant components of our transport cost of revenue consisted of labor, subcontractor/broker costs, fuel, tires and other vehicle service and maintenance costs. Towing and recovery cost of revenue was $29.8 million, or 72.7% of towing and recovery net revenue, resulting in towing and recovery gross profit of $11.2 million. The most significant components of our towing and recovery cost of revenue consisted of labor, subcontractor/broker costs, fuel and preparation for auctions and lien sales.

Selling, General and Administrative Expenses. Our selling, general and administrative expenses for the year ended December 31, 1998 were $12.4 million, or 14.1% of net revenue. Transport selling, general and administrative expenses were $3.4 million, or 7.2% of transport net revenue. The most significant component of transport selling, general and administrative expenses consisted of administrative salaries and benefits of $2.4 million. Towing and recovery selling, general and administrative expenses were $5.4 million, or 13.2% of towing and recovery net revenue. The most significant component of towing and recovery selling, general and administrative expenses consisted of administrative salaries and benefits of $4.1 million. Selling, general and administrative expenses related to corporate headquarters were $3.6 million, or 4.1% of net revenue. The most significant components of corporate headquarters selling, general and administrative expenses consisted of administrative salaries and benefits, data center operational expenses, professional fees and travel.

Income from Operations. Our income from operations for the year ended December 31, 1998 was $9.0 million, or 10.2% of net revenue. Of this amount, $7.9 million related to transport services and $4.7 million related to towing and recovery services, which amounts were offset by corporate headquarters selling, general and administrative expenses of $3.6 million.

Historical Results for the Year Ended December 31, 1997

We conducted no operations and generated no net revenue or cost of revenue for the period from July 25, 1997 (inception) through December 31, 1997. Our selling, general and administrative expenses were $174,000 for this period. No other income (expense) or tax benefit was generated, resulting in a net loss of $174,000 for the period.

Liquidity and Capital Resources

As of December 31, 1998, we had approximately:

  . $3.4 million of cash and cash equivalents,

  . $9.3 million of working capital, and

  . $63.2 million of outstanding indebtedness, excluding current installments.

In the year ended December 31, 1998, we generated $8.1 million of cash from operations. We believe our cash flow was enhanced by increased utilization of vehicles, a favorable mix of services toward higher margin activities, savings related to the centralization of certain services and purchasing economies such as insurance and fuel. Cash provided by our operations was offset by an increase in account receivables of $2.4 million and a decrease in accounts payable of $1.6 million. During 1998, we used $126.9 million of cash in investing activities ($118.2 million of which related to acquisitions of businesses and $11.3 million of which related to purchases of new vehicles and equipment), and generated $122.2 million of cash through financing activities. Our financing activities consisted of payments on long-term debt and capital lease obligations assumed in acquisitions of $27.1 million and payment of deferred financing costs of $3.3 million, offset by net cash proceeds from issuance of Common Stock and debt of $152.6 million.

We have a credit facility with a group of banks that enables us to borrow up to $90.0 million on a revolving basis. The credit facility terminates in October 2001, at which time all outstanding indebtedness will be due. Borrowings under the credit facility accrue interest, at our option, at either
(a) the base rate (which is equal to the greater of (i) the federal funds rate plus 0.5% and (ii) Bank of America's reference rate), or (b) the eurodollar rate (which is equal to Bank of America's reserve adjusted eurodollar rate plus a margin ranging from 1.5% to 2.5% per annum).

Our obligations under the credit facility are guaranteed by each of our subsidiaries. Our obligations and the obligations of our subsidiaries under the credit facility and related guarantees are secured by substantially all of our assets, the assets of our subsidiaries and the stock of our subsidiaries. Under the credit facility we must comply with various loan covenants, including maintenance of certain financial ratios, restrictions on additional indebtedness, and restrictions on liens, guarantees, advances and dividends. In addition, our ability to borrow under the credit facility is subject to customary drawing conditions. The credit facility also requires prior approval by the banks of certain acquisitions. As we borrow amounts under the credit facility to finance capital expenditures, our interest expense will increase. In connection with the credit facility, we issued to Bank of America a warrant to purchase 117,789 shares of Common Stock at an exercise price of $13.00 per share, subject to adjustment as provided in the Warrant Agreement. The warrant expires on June 16, 2003.

On November 19, 1998, we entered into a Purchase Agreement with Charterhouse providing for the issuance to Charterhouse of up to $75 million aggregate principal amount of Debentures. The Debentures are convertible into our Common Stock at any time, at Charterhouse's option, at an initial exercise price of $15.00 per share, subject to adjustment as provided in the Purchase Agreement. The conversion price exceeded the fair market value of the Common Stock on the date of execution of the Purchase Agreement. Following five years after the date of first issuance, the Debentures are redeemable at our option at 100% of their principal amount if the average closing price of our Common Stock exceeds 150% of the conversion price over a thirty day period. We issued $43.5 million aggregate principal amount of Debentures to Charterhouse at a first closing on December 7, 1998, and the remaining $31.5 million aggregate principal amount of Debentures to Charterhouse at a second closing on March 16, 1999. The Debentures bear interest at a rate of 8% annually, payable in kind for the first five years following issuance, and thereafter either in kind or in cash, at our discretion. Pursuant to the Purchase Agreement, we have agreed to pay Charterhouse a fee of 1% of the principal amount of the Debentures issued at each closing. We have also agreed to pay certain fees and expenses incurred by Charterhouse in connection with the transaction.

Our accounting and financial reporting activities are centralized at our headquarters in Albany, New York. In addition, we are in the process of implementing our proprietary National Transportation Management System for our transport operations and a standardized operating system for our towing and recovery operations. As of December 31, 1998, we had spent approximately $3.9 million to develop and install our integrated financial and information systems. Although we expect that we will need to upgrade and expand these systems in the future, we cannot currently quantify the amount that we will need to spend to do so.

We spent $11.3 million on purchases of vehicles and equipment (including the $3.9 million spent in connection with the installation of the information systems) during the year ended December 31, 1998, primarily for transport and towing and recovery vehicles. During 1998, we spent $2.2 million on towing and recovery vehicles and $3.7 million on transport vehicles. These expenditures were financed primarily with cash flow from operations and debt.

Between May 6, 1998, when we completed our initial public offering and the acquisitions of the Founding Companies and December 31, 1998, we acquired 34 other motor vehicle and equipment towing, recovery and transport businesses for aggregate consideration of approximately $79.6 million in cash, 2,918,608 shares of Common Stock and the assumption of approximately $23.2 million of indebtedness. From January 1, 1999 through March 31, 1999, we acquired four additional towing and recovery businesses and nine additional transport businesses for aggregate consideration of approximately $76.3 million, consisting of approximately $28.9 million in cash, 2,039,056 shares of Common Stock and the assumption of approximately $14.9 million of indebtedness. We funded the cash portion of these acquisitions through proceeds from the initial public offering and long-term borrowings.

We expect to fund our ongoing liquidity needs through cash flow from operations, borrowings, including use of amounts available under our credit facility and, depending upon market conditions, through the issuance of additional Common Stock or debt securities. In the past, we have financed acquisitions through a combination of Common Stock, cash and debt. If our Common Stock does not maintain a sufficient market value, or if the owners of the businesses we wish to acquire are unwilling to accept Common Stock as part of the purchase price, we may be required to use more of our cash resources, if available, or seek additional financing, in order to pursue future acquisitions. The consideration for each future acquisition will vary on a case-by-case basis, primarily determined by the historical operating results and future prospects of the business to be acquired and the ability of that business to complement the services we offer.

Year 2000 Readiness

The "Year 2000 problem" exists because many computer programs, embedded systems and components were designed to refer to a year by the last two digits of the year, such as "99" for "1999." As a result, certain of these systems may not properly recognize that the year that follows "1999" is "2000" and not "1900." If the Year 2000 problems are not corrected, such systems could fail or produce erroneous results. No one knows the extent of the potential impact of the Year 2000 problem generally.

Our State of Readiness.

We have implemented an enterprise-wide Year 2000 readiness project consisting of the following phases:

 Assessment and Impact Analysis

We have identified certain systems, equipment, and applications, including embedded systems and other "non-information technology," that are utilized in our towing and transport operations, or in our finance, payroll and administration departments and that are necessary to operate our business without disruption (the "Mission Critical Systems"). These Mission Critical Systems include servers, desktop and notebook computers, data communications equipment, peripherals, network and desktop operating systems (collectively, the "IT Infrastructure"), desktop application suites, payroll and financial software, towing and transport applications, and interfaces with our financial systems.

We also utilize certain other hardware and software, operating systems, relationships and services in day-to-day operations and throughout our various divisions which are not necessarily critical to operations. We are in the process of identifying and evaluating these systems and functions and will include in our Year 2000 readiness project systems that we deem to be material to our business (collectively, "Important Functions").

We are in the process of sending Year 2000 Questionnaires to all of our significant suppliers, customers, service providers and other business partners. As the responses are received, they are catalogued and assessed for possible impact on our operations. We have sent approximately 200 questionnaires to suppliers and have received seven responses as of March 31, 1999. We have also sent approximately 60 questionnaires to customers and have received no responses as of March 31, 1999.

We have identified and assessed the impact of Year 2000 problems with respect to all of our Mission Critical Systems. By the end of July 1999, we expect to have determined which of our other systems and functions should be deemed Important Functions and included within the Year 2000 readiness project and to have assessed the impact of all related responses to Year 2000 Questionnaires that have been returned by that date. With respect to the remaining Year 2000 Questionnaires and any additional acquisitions that we may complete during 1999, this phase is expected to continue throughout the year.

 Test Planning

Based on the results of our Impact Analysis, we will identify, with the help of our outside Year 2000 consultant, the steps necessary to ensure Year 2000 readiness of all Mission Critical Systems and Important Functions. This analysis will determine whether the system or function will be tested using Year 2000 scanning software, manually tested or checked through website or personal letter confirmation. We have completed this process with respect to our Mission Critical Systems and expect to complete this process with respect to Important Functions at all of our existing locations by the end of June 1999. With respect to any additional acquisitions that we may complete during 1999, this process is expected to continue throughout the year.

 Testing

This phase consists of implementing the testing procedures that were developed during the Test Planning phase with respect to all Mission Critical Systems and Important Functions. We are in various stages of completion of this phase with respect to our Mission Critical Systems, as more fully described below. With respect to Important Functions at our existing locations, we expect that this phase will be complete by the end of September 1999. With respect to any additional acquisitions that we may complete during 1999, this process is expected to continue throughout the year.

When United Road Services was formed, management assessed the appropriateness of various computer hardware and software technologies in light of our strategic objectives. Because this assessment occurred in the latter half of 1998, management was able to select hardware and financial software that was represented by the vendors to be Year 2000 ready.

The software that we use to operate our centralized accounting and financial reporting functions has been tested by the supplier, which has provided us with preliminary indications that the software will be Year 2000 ready. With the assistance of our outside Year 2000 consultant, we plan to confirm the Year 2000 readiness of these systems through additional testing prior to September 30, 1999.

Our payroll operations are managed by a national payroll processor, which has provided us with written assurances that its systems are Year 2000 ready.

In order to increase the functionality of our transport operations systems, we have developed a National Transportation Management System to replace the local systems that are currently in use at our transport locations. The software consultant that assisted us in developing the National Transportation Management System has provided us with written assurances that the system is designed to be Year 2000 ready and has advised us that it will fully test the software and provide written certification of Year 2000 readiness by the end of September 1999. We have begun installing this software at several locations, and currently expect to install it at all of our existing transport locations prior to December 31, 1999.

In order to increase the functionality of our towing operations systems, we intend to replace substantially all of the local operating systems utilized at our towing locations with standardized operational software. The vendor that developed this software has provided us with written assurances that this software is Year 2000 ready. We have completed installation of this software at several locations, and currently expect to complete installation at substantially all of our existing towing locations before December 31, 1999. With respect to the remaining towing locations, we plan to continue to utilize the existing systems and supply an interface to our standardized operating system.

We have also installed interfaces between our various software applications and our financial systems. Our outside Year 2000 consultant will test these interfaces for Year 2000 readiness and provide written certification of such readiness by the end of September 1999.

Our IT Infrastructure has both centralized, datacenter elements and remote elements at each location. Datacenter infrastructure is comprised of equipment and software that is all less than one year old, and we have received written assurances from our infrastructure vendors that these systems are Year 2000 ready. In addition, our outside Year 2000 consultant will test our datacenter infrastructure and provide written certification of Year 2000 readiness by the end of September 1999.

In order to improve the efficiency of our acquired businesses and to include their systems within our wide area network, we will upgrade and replace the remote infrastructure of our acquired entities to meet corporate standards as soon as reasonably practicable following the acquisition of such entities. Remote infrastructure upgrades and replacements for all locations acquired on or before December 31, 1998 are expected to be completed by the end of May 1999.

We plan to survey and, where appropriate, conduct website confirmation of the Year 2000 readiness of our telecommunications equipment and service vendors. We expect that this process will be complete by the end of September 1999.

 Remediation

During this phase, we intend to develop and implement appropriate corrective procedures for those Mission Critical Systems and Important Functions that we determine during the Testing phase are not Year 2000 ready. We will determine, on a case-by-case basis, whether such systems and functions should be upgraded or replaced, or whether a custom remediation plan should be implemented. In the case of our business partners, remediation may involve the designation of alternative service providers.

 Contingency Planning

As part of the Contingency Planning phase of our Year 2000 readiness project, we intend to develop and test manual contingency plans for our dispatch operations and for certain of our financial operations. While computerized systems make us more efficient, we believe we can perform all necessary functions manually, although not as efficiently. In the past, certain of our divisions have operated successfully on a manual basis. In addition, we have successfully interacted with certain of our vendors and customers on a manual basis.

In the event that any of our other Mission Critical Systems or Important Functions will not be Year 2000 ready by December 31, 1999, we will identify, consider, and determine appropriate alternatives. We expect that such contingency plans will be implemented during the fourth quarter of 1999.

The Costs to Address Our Year 2000 Issues

Through December 31, 1998, we incurred costs of approximately $3.9 million to develop and install our information systems described above. Because these systems were developed and installed during the latter half of 1998, management was able to take Year 2000 readiness into account in selecting hardware and software technologies that would meet our objectives. As a result, we have not incurred, and do not expect to incur, material costs to upgrade or replace our information systems to address Year 2000 issues. We currently expect to incur up to $300,000 for consulting fees and other costs related to our Year 2000 readiness project during 1999.

The Risks of Our Year 2000 Issues

Installation of our information systems may not be completed at all of our locations before December 31, 1999. In addition, it is possible that the systems, when installed, may not function properly. If so, we would be forced to rely on manual performance of our central administrative functions along with the local dispatch and operating systems utilized by our acquired businesses prior to their acquisition by us. There can be no assurance that such systems will be Year 2000 ready, or that the vendors and other service providers associated with such businesses will be Year 2000 ready. If the local dispatch and operating systems utilized by our acquired businesses do not function properly after December 31, 1999, we will be required to perform all critical functions on a manual basis. Any resulting inefficiency could have a material adverse effect on our business, financial condition and results of operations.

Because we have not yet received responses to our Year 2000 Questionnaires from all of our business partners, we are unable to predict the impact that any Year 2000 problems of our vendors, customers or financial institutions may have on us. We intend to continue to address Year 2000 issues with our business partners, and will implement contingency plans to the extent necessary.

The foregoing constitutes a Year 2000 statement and readiness disclosure subject to the protections afforded it by the federal Year 2000 Information and Readiness Disclosure Act of 1998.

Quantitative and Qualitative Disclosure of Market Risk

The table below provides information about our market sensitive financial instruments and constitutes a "forward-looking statement." Our major market risk exposure is changing interest rates. Our policy is to manage interest rates through the use of floating rate debt. Our objective in managing our exposure to interest rate changes is to limit the impact of interest rate changes on earnings and cash flow and to lower our overall borrowing costs. The table below provides information about our financial instruments that are sensitive to interest rate changes. The table presents principal cash flows by expected maturity dates for floating rate debt instruments as of December 31, 1998. We had no floating rate debt or derivative financial instruments at December 31, 1997.

                                       Expected Maturity Date
                      ---------------------------------------------------------
                      1999 2000  2001   2002 2003 Thereafter  Total  Fair Value
                      ---- ---- ------- ---- ---- ---------- ------- ----------
Long-term debt
Variable rate........ --   --   $18,800 --   --      --      $18,800  $18,800

Average interest rate will be at the base rate (the higher of the Federal funds rate plus 0.5% or the reference rate, as defined) plus the base rate margin, or the bank's Eurodollar rate plus a margin of 1.5% to 2.5%.

                                   BUSINESS

We were formed in July 1997 to become a leading national provider of motor vehicle and equipment towing, recovery and transport services. At the time of our initial public offering in May 1998, we acquired the seven Founding Companies, three of which provide transport services and four of which provide towing and recovery services. Between May 6, 1998 and December 31, 1998, we acquired a total of 34 additional businesses, nine of which provide transport services and 25 of which provide towing and recovery services. Between January 1, 1999 and March 31, 1999, we acquired a total of thirteen additional businesses, nine of which provide transport services and four of which provide towing and recovery services. We believe that we are now one of the largest providers of motor vehicle and equipment towing, recovery and transport services in the United States.

We offer a broad range of towing and recovery services in our local markets, including:

  .  towing, impounding and storing motor vehicles;

  .  conducting lien sales and auctions of abandoned vehicles;

  .  towing heavy equipment; and

  .  towing and recovering heavy-duty commercial and recreational vehicles.

We derive revenue from towing and recovery services based on distance, time or fixed charges and from related impounding and storage fees. If impounded vehicles are not claimed by their owners within prescribed time periods, we are entitled to be paid from the proceeds of lien sales, scrap sales or auctions.

Our towing and recovery customers include:

  . commercial entities, such as automobile leasing companies, insurance companies, automobile dealers, repair shops and fleet operators;

  .  municipalities;

  . law enforcement agencies such as police, sheriff and highway patrol departments; and

  .  individual motorists.

We provide transport services for new and used vehicles throughout the United States. We derive revenue from transport services according to pre-set rates based on the mileage or negotiated flat rates.

Our transport customers include:

  . commercial entities, such as automobile leasing companies, automobile manufacturers, automobile auction companies and automobile dealers; and

  .  individual motorists.

The Background of Our Industry

We estimate that motor vehicle and equipment towing and transport services generated net revenue in excess of $14 billion in the United States in 1997. Based on available data, we believe that there are over 36,000 motor vehicle and equipment towing and transport businesses in the United States, most of which are small, local and owner-operated, with limited access to capital for modernization and expansion.

We believe that the demand for towing, recovery and transport services has been impacted by the following factors:

  . an increase in the number and average age of registered vehicles, which increases the demand for all types of towing, recovery and transport services;

  . a rise in government mandates (and increased enforcement of such mandates) against unlicensed or uninsured drivers and unregistered vehicles, which results in higher demand for towing and impounding services;

  . the growing popularity of leasing (which, according to the National Automobile Dealers Association, has risen from 5% of all new auto sales in 1985 to 30% in 1996) which increases the demand for transport services to move off-lease vehicles to auctions and dealers for sale;

  . the increasing mobility of the United States workforce, which increases demand for automobile transport in connection with career-related moves; and

  . rising new and used auto sales, which increases demand for automobile transport generally.

Strategy

We believe there are significant opportunities for a national provider of towing, recovery and transport services with high quality service to increase revenue and profitability by expanding its scope of services and customer base, achieving operating efficiencies and expanding through acquisitions. As certain areas within the automobile industry experience growth and consolidation, such as new and used automobile dealerships, rental car companies and automobile auction companies, we believe that the demand will increase for a provider of towing, recovery and transport services with the resources and geographic coverage to serve the expanding needs of these businesses. Further, we believe that effective implementation of our operating and acquisition strategies as described below will position us to secure operating and competitive advantages over smaller competitors.

We also believe that the fragmented nature of the towing, recovery and transport markets presents an attractive opportunity for consolidation. Our management team includes executives with experience in implementing acquisition programs and effectively integrating acquired businesses as well as local managers who have significant contacts and experience in towing, recovery and transport services. We believe that this combination and the fragmented nature of the towing, recovery and transport markets provides us with the capability and opportunity to implement an effective consolidation strategy, assuming that we have access to sufficient capital to pursue this strategy.

Operating Strategy

 . Provide High Quality Service. We believe that timely, professional and dependable service is the primary generator of repeat towing, recovery and transport service business. We intend to continue to implement proven practices throughout our operations in areas such as dispatching technology, driver training and professionalism, preventive maintenance and safety. By doing this we intend to continue to offer high quality service to all of our customers.

 . Expand Services and Customer Base. We intend to continue to expand the scope of our services by introducing certain capabilities of the businesses we acquire into other markets where we believe such services can be successfully marketed. We believe that our size and financial and other resources will permit us to attract customers and contracts that require greater towing, recovery, transporting and storage capabilities than those possessed by local owner-operators. We intend to utilize our geographic diversity to pursue additional business from new and existing customers that operate on a regional or national basis, such as leasing companies, insurance companies and automobile auction companies. We will also seek to develop additional capabilities and services to complement our existing operations. For example, as part of our development of a national network of transport operations, we intend to utilize our operating locations as marshalling yards, which will enable us to collect vehicles in one location and allocate them to particular transport vehicles and routes to maximize asset utilization.

 . Achieve Operating Efficiencies. We will seek to achieve operating efficiencies though improved asset utilization by implementing a "hub-and-spoke" strategy within identified towing markets, with a centralized "hub" for management, dispatch and maintenance operations that supports multiple satellite truck and impound yards. We believe that this strategy will allow us to provide timely service throughout a particular market, while also enabling us to consolidate certain duplicative dispatch systems and facilities. Through this practice, we expect to spread certain fixed costs over a larger vehicle fleet. With respect to our transport operations, we intend to utilize our proprietary National Transportation Management System to maximize truck utilization through centralized dispatching and to perform integrated invoicing and other administrative functions. We also expect to continue to realize cost savings by continuing to centralize certain administrative functions at our headquarters in Albany, New York and by using our purchasing power to seek improved pricing in areas such as fuel, vehicles and parts.

 . Maintain Local Expertise. We anticipate that management of companies that we have acquired and companies that we acquire in the future will continue to maintain local control of their daily operations. We believe that this strategy allows us to take advantage of the local and regional market knowledge, name recognition and customer relationships possessed by each business we acquire.

Acquisition Strategy

A key component of our growth strategy has been to acquire other towing, recovery and transport businesses in strategic markets and locations. Depending on market conditions, and the availability of financing, we intend to continue to pursue our acquisition strategy.

 . Enter New Geographic Markets. As part of our "hub-and-spoke" operating strategy, we intend to acquire established, high-quality towing and recovery businesses in markets where we can establish a leading market position to serve as "hubs" into which additional operations may be consolidated. We also intend to acquire transport businesses with complementary transport routes and capabilities in markets across North America in order to support an integrated national transport network. We further believe that by virtue of our regional towing and storage operations we will accumulate many vehicles that need to be delivered to auctions, repair shops or scrap metal facilities, and that these operations will feed our transport services.

 . Expand Within Existing Geographic Markets. Once we have established a core presence in a market, we will seek to strengthen our market position by purchasing additional businesses that offer similar services. We will also pursue "tuck-in" acquisitions of smaller companies, whose businesses can be integrated into our operations, thereby using our existing infrastructure over a broader vehicle fleet and revenue base. In addition, we may seek to vertically integrate our operations by acquiring businesses which offer complementary services that we do not currently offer. In cases where acquired companies have developed local and regional goodwill and customer relationships, we will continue to maintain the existing business names and identities.

We believe that businesses we seek to purchase will regard us as an attractive acquirer because of the following factors:

 . our strategy for creating a national, comprehensive and professionally managed towing, recovery and transport service company;

 . our decentralized operating strategy, which emphasizes an ongoing role for owners, management and key personnel of the businesses we acquire, as well as meaningful equity positions for such individuals which will enable them to participate in our growth;

 .  our visibility and access to financial resources as a public company; and

 . the potential for increasing the profitability of the acquired businesses as a result of our centralization of administrative functions, access to increased marketing resources and purchasing economies.

In the past, we have financed our acquisitions by using a combination of Common Stock, cash and debt. Recently, we have experienced a significant decline in the market price of our Common Stock. As a result, our ability to complete acquisitions using Common Stock as currency has been adversely affected. If our Common Stock does not maintain a sufficient market value, or if the owners of the businesses we seek to acquire are unwilling to accept Common Stock as part of the purchase price, we may be required to use more of our cash resources, if available, or seek additional financing in order to pursue our acquisition program. The consideration for each future acquisition will vary on a case-by-case basis, with the major factors in establishing the purchase price being the historical operating results and future prospects of the business to be bought and the ability of that business to complement the services we offer. It is possible that we will not be able to successfully consummate acquisitions in the future. If we are unable to pursue an acquisition strategy in the future, we will be required to rely on internal growth to expand our business.

Operations and Services Provided

Towing and Recovery

We provide a broad range of towing and recovery services for a diverse group of commercial, government and individual customers. Towing and recovery services typically begin with a telephone call requesting assistance. The call may come from a law enforcement officer, a commercial fleet dispatcher, a private business or an individual. The dispatcher records the relevant information regarding the vehicle or equipment to be towed or recovered, checks the location and status of our vehicle fleet (typically using a computerized positioning system) and assigns the job to a particular vehicle. The driver collects the vehicle or equipment and tows it to one of several locations, depending on the nature of the customer.

Municipality and Law Enforcement Agency Towing. We provide towing services to various municipalities and law enforcement agencies. In this market, vehicles are typically towed to one of our facilities where the vehicle is impounded and placed in storage. The vehicle remains in storage until its owner pays us the towing fee (which is typically based on an hourly charge or mileage) and any daily storage fees, and pays any fines due to the municipality or law enforcement agency. If the vehicle is not claimed within a period prescribed by law (typically between 30 and 90 days), we complete lien proceedings and sell the vehicle at auction or to a scrap metal facility, depending on the value of the vehicle. Depending on the jurisdiction, we may either keep all of the proceeds from vehicle sales, or keep proceeds up to the amount of towing and storage fees and pay the remainder to the municipality or law enforcement agency. We provide services in some cases under contracts with municipalities or police, sheriff and highway patrol departments, typically for terms of five years or less. These contracts often may be terminated for material breach and are typically subject to competitive bidding upon expiration. In other cases, we provide these services to municipalities or law enforcement agencies without a long-term contract. Whether pursuant to a contract or an ongoing relationship, we generally provide these services for a designated geographic area, which may be shared with one or more other companies.

Insurance Salvage Towing. We provide insurance salvage towing services to insurance companies and automobile auction companies for a per-vehicle fee based on the towing distance. This business involves secondary towing, since the vehicles involved typically have already been towed to a storage facility. For example, after an accident, a damaged or destroyed vehicle is usually towed to a garage or impound yard. Our insurance salvage towing operations collect these towed vehicles and deliver them to repair shops, automobile auction companies or scrap metal facilities as directed by the customer.

Private Impound Towing. We provide impound towing services to private customers, such as shopping centers, retailers and hotels, which engage us to tow vehicles that are parked illegally on their property. As in law enforcement agency towing, we generate revenues through the collection of towing and storage fees from vehicle owners, and from the sale of vehicles that are not claimed.

Commercial Road Service. We provide road services to a broad range of commercial customers, including automobile dealers and repair shops. We typically charge a flat fee and a mileage premium for these towing and recovery services. Commercial road services also include towing and recovery of heavy-duty trucks, recreational vehicles, buses and other large vehicles, typically for commercial fleet operators. We generally charge an hourly rate based on the towing or recovery vehicle used for these specialized services.

Heavy Equipment Transport. We provide heavy equipment transport services to construction companies, contractors, municipalities and equipment leasing companies. We generally base our fees for these services on the vehicle used and the distance traveled.

Consumer Road Service. We also tow disabled vehicles for individual motorists and national motor clubs. We generally tow such vehicles to repair facilities for a flat fee paid by either the individual motorist or the motor club.

Transport

We provide new and used automobile transport services for a wide range of commercial customers. With respect to new automobiles, transport services typically begin with a phone call or other communication from an automobile manufacturer or dealer requesting the transportation of a specified number of vehicles between specified locations. A large percentage of our used automobile transport business derives from automobile auctions, where our on-site representative negotiates with individual dealers and auction representatives to transport vehicles to and from the auction. In each case, the dispatcher or auction sales representative records the relevant information, checks the location and status of our vehicle fleet and assigns the job to a particular vehicle. The driver then collects the automobiles and transports them to the requested destination or to an intermediate location for pick up by another of our vehicles.

We provide new and used automobile transport services to leasing companies, automobile manufacturers, automobile dealers, automobile auction companies, long-distance transporters, brokers and individuals. We typically provide services as needed by a customer and charge the customer according to pre-set rates based on mileage or negotiated flat rates. We transport large numbers of new vehicles for automobile manufacturers from ports and rail yards to individual dealers pursuant to contracts. These contracts typically have terms of three years or less and may be terminated at any time for material breach. Upon expiration of the initial term, the manufacturer may renew the contract on a year-to-year basis if it is satisfied with our performance. Otherwise, a new contract is awarded pursuant to competitive bidding. We transport large numbers of used vehicles from automobile auctions (where off-lease vehicles are sold) to individual dealers. In addition, we provide transport services for dealers who transfer new cars from one region to another and local collection and delivery support to long-haul automobile transporters. These services are typically not subject to contracts.

Sales and Marketing

We believe that our commitment to consistent high quality service has provided us with long-term relationships with many customers. We believe that these relationships position us to expand market penetration through the use of enhanced sales and marketing efforts. Prior to joining United Road Services, the businesses we have acquired primarily focused on building and maintaining personal relationships with customers, while also using limited print advertising in newspapers and industry periodicals. We currently focus our marketing efforts on large governmental and commercial accounts, including leasing companies, insurance companies and law enforcement agencies.

Dispatch and Information Systems

Prior to their acquisition by us, each of the businesses we have acquired operated a local dispatch system and assigned individual towing, recovery and transport vehicles to particular service calls, in some cases through the use of computerized positioning systems which identify and track vehicle location and status.

We are in the process of implementing our proprietary National Transportation Management System to maximize truck utilization in our transport operations. This system performs integrated order entry, dispatching, load composition, invoicing, payroll and other administrative functions. We are also in the process of standardizing our towing and recovery operating system at substantially all of our locations. This system performs order entry, dispatch, impound vehicle inventory, lien processing and other administrative functions. We expect these systems to be operational at all of our current transport locations and substantially all of our current towing and recovery locations by the end of 1999. However, there can be no assurance that this will be the case.

Our accounting and financial reporting activities are centralized at our headquarters in Albany, New York. We anticipate that we will need to upgrade and expand our information technology systems on an ongoing basis as we expand our operations and complete acquisitions.

For a discussion of year 2000 issues as they relate to our systems and our operations, you should read "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Readiness."

Competition

The market for towing, recovery and transport services is extremely competitive. This competition is based primarily on quality, service, timeliness, price and geographic proximity. We compete with certain large transport companies on a national and regional basis, some of which may have greater financial and marketing resources than we have. We also compete with thousands of smaller local companies, which may have lower overhead cost structures than we have and may, therefore, be able to provide their services at lower rates than we can.

We may also face competition for businesses we seek to acquire from companies which are attempting to consolidate towing and recovery or transport service providers. Some of our competitors may be better positioned than we are to finance acquisitions, to pay higher prices for the businesses we pursue or to finance their internal operations.

We believe that we are able to compete effectively because of our high quality service, geographic scope, broad range of services offered, experienced management and operational economies of scale. We seek to differentiate ourselves from our competition in terms of service and quality by investing in training, systems and equipment and by offering a broad range of products and services. We also seek to differentiate ourselves in terms of timeliness and geographic proximity by establishing facilities and vehicles in targeted geographic markets so that we are positioned to provide timely responses to service calls.

Government Regulation and Environmental Matters

Towing, recovery and transport services are subject to various federal, state and local laws and regulations regarding equipment, driver certification, training, recordkeeping and workplace safety. Our vehicles and facilities are subject to periodic inspection by the United States Department of Transportation and similar state and local agencies. Our failure to comply with such laws and regulations could subject us to substantial fines and could lead to the closure of operations that are not in compliance. In addition, certain government contracting laws and regulations may affect our ability to acquire complementary businesses in a given city or county. Companies providing towing, recovery and transport services are required to have numerous federal, state and local licenses and permits. When we acquire such businesses, we must transfer or apply for such licenses and permits in order to conduct the business. Any failure to obtain such licenses and permits or any delay in our receipt of such licenses and permits could have a material adverse effect on our business, financial condition and results of operations.

Our operations are subject to a number of federal, state and local laws and regulations relating to the storage of petroleum products, hazardous materials and impounded vehicles, as well as safety regulations relating to the upkeep and maintenance of our vehicles. In particular, our operations are subject to federal, state and local laws and regulations governing leakage from salvage vehicles, waste disposal, the handling of hazardous substances, environmental protection, remediation, workplace exposure and other matters. We believe that we are in substantial compliance with all such laws and regulations. We do not currently expect to spend any substantial amounts in the foreseeable future in order to meet current environmental or workplace health and safety requirements. It is possible that an environmental claim could be made against us or that we could be identified by the Environmental Protection Agency, a state agency or one or more third parties as a potentially responsible party. If we are subject to such a claim or are so identified, we may incur substantial investigation, legal and remediation costs. Such costs could have a material adverse effect on our business, financial condition and results of operations.

Seasonality; Cyclicality

The demand for towing, recovery and transport services is subject to seasonal, cyclical and other variations. Specifically, the demand for towing and recovery services is generally highest in extreme weather, such as heat, cold, rain and snow. Although the demand for automobile transport tends to be strongest in the months with the mildest weather, since inclement weather tends to slow the delivery of vehicles, the demand for automobile transport is also a function of the timing and volume of lease originations, dealer inventories, and new and used auto sales.

Safety and Training

We use a variety of programs to improve safety and promote an accident-free environment. These programs include regular driver training and certification, drug testing and safety bonuses. These programs are designed to ensure that all employees comply with our safety standards, our insurance carriers' safety standards and federal, state and local laws and regulations. We believe that our emphasis on safety and training will assist us in attracting and retaining quality employees.

Facilities and Vehicles

As of December 31, 1998, we operated approximately 59 facilities to garage, repair and maintain towing, recovery and transport vehicles, impound and store towed vehicles and conduct lien sales and auctions. All of our facilities are leased from other parties. Many of our facilities can be used at higher capacities, if necessary. We will seek to consolidate facilities and vehicle storage capacity in the future where appropriate.

As of December 31, 1998, we operated a fleet of approximately 1,100 towing, recovery and transport vehicles, which we believe are generally well-maintained and adequate for our current operations.

Risk Management, Insurance and Litigation

Our primary liability risks include bodily injury, property damage, workers' compensation claims and, potentially, environmental and land use claims. We maintain insurance on a company-wide basis, subject to customary deductibles. Although, from time to time, we are a party to litigation arising in the ordinary course of business (most of which involves claims for personal injury or property damage incurred in connection with our operations) we are not currently involved in any litigation that we believe will have a material adverse effect on our business, financial condition or results of operations.

Employees

As of December 31, 1998, we had approximately 1,750 employees and used approximately 400 independent contractors. None of our employees are members of unions.

                                  MANAGEMENT

Directors and Officers

Our Amended and Restated Certificate of Incorporation provides that our Board of Directors shall be divided into three classes, as nearly equal in number as possible, with one class being elected each year for a three-year term. The Board of Directors has fixed the number of directors at eleven persons. The ten individuals identified below are currently serving on the Board of Directors, with one vacancy which may be filled by the Board of Directors when a suitable candidate is located.

The following table sets forth the name, age and position of our directors and officers:

                                                                                          Director
          Name           Age                           Position                            Class
Edward T. Sheehan.......  56 Chairman of the Board, Chief Executive Officer and Secretary   III
Allan D. Pass...........  49 President and Chief Operating Officer                          --
Donald J. Marr..........  40 Senior Vice President and Chief Financial Officer              --
Robert J. Adams, Jr. ...  36 Senior Vice President and Chief Acquisition Officer            --
Edward W. Morawski......  50 Vice President and Director                                    I
Robert L. Berner, III...  37 Director                                                       II
Merril M. Halpern.......  64 Director                                                       III
Grace M. Hawkins........  53 Director                                                       II
Richard A. Molyneux.....  48 Director                                                       III
Donald F. Moorehead,
 Jr. ...................  48 Director                                                       II
Michael S. Pfeffer......  35 Director                                                       I
Todd Q. Smart...........  34 Director                                                       I
Mark J. Henninger.......  41 Director                                                       III

--------

Edward T. Sheehan has served as our Chairman of the Board and Chief Executive Officer since October 1997. Mr. Sheehan was President of United Waste Systems, Inc. ("United") from December 1992 to August 1997, and Chief Operating Officer of United from 1994 to August 1997, when United was sold to USA Waste Services, Inc. ("USA Waste"). Mr. Sheehan currently serves as a director of Gundle/SLT Environmental, Inc., an environmental products company.

Allan D. Pass, Ph.D has served as our President and Chief Operating Officer since September 1998. From January 1998 until September 1998, he served as our Senior Vice President and Chief Operating Officer. From 1986 until February 1998, Dr. Pass served as the Chief Executive Officer and President of National Behavioral Science Consultants, Inc., a consulting firm specializing in innovative productivity and profitability enhancement and human resource programs. From September 1991 until June 1995, Dr. Pass also served as a Corporate Vice President for Chambers Development Corporation.

Donald J. Marr has served as our Senior Vice President and Chief Financial Officer since January 1998. From 1986 through 1997, he held a series of management positions with KeyCorp, most recently as Senior Vice President, Planning and Analysis.

Robert J. Adams, Jr. has served as our Senior Vice President and Chief Acquisition Officer since June 1998. From February 1998 through May 1998, Mr. Adams provided us with acquisition-related consulting services. From April 1996 through January 31, 1998, Mr. Adams served as a Manager of Corporate Development for Republic Industries, Inc. From October 1995 through March 1996, Mr. Adams was employed by RJA, Inc. and from June 1990 through September 1995 he was employed by Waste Management, Inc. as an operations manager.

Edward W. Morawski has served as a Vice President and director since May 1998. Mr. Morawski founded Northland, one of the Founding Companies, in 1977 and served as its President from inception until we acquired Northland in May 1998.

Robert L. Berner, III has served as a director since December 1998. Mr. Berner is a Managing Director of Charterhouse Group International, Inc. ("Charterhouse International") and a member of its Investment Committee. Mr. Berner joined Charterhouse International in January 1997. From 1986 through December 1996, he was a Principal in the Merger and Acquisitions Department at Morgan Stanley & Co.

Merril M. Halpern has served as a director since December 1998. Mr. Halpern founded Charterhouse International in 1973 and serves as its Chairman of the Board and Chief Executive Officer. Mr. Halpern also serves on the Boards of Directors of Microwave Power Devices, Inc., a manufacturer of highly linear power amplifiers primarily for the wireless telecommunications market, and NetCare Health Systems, Inc., an integrated health provider network.

Grace M. Hawkins has served as a director since May 1998. Since 1991, Ms. Hawkins has been President of Lotus Publications, Inc., a publishing company specializing in marketing for the transportation industry.

Richard A. Molyneux has served as a director since June 1998. Since March 1998, Mr. Molyneux has been a partner of United Ventures L.L.C. From 1975 through 1997, Mr. Molyneux served in various executive positions with KeyBank, National Association, and its affiliates, most recently as its Vice
Chairman.

Donald F. Moorehead, Jr. has served as a director since May 1998. Since August 1997, Mr. Moorehead has served as a consultant to USA Waste (now known as Waste Management, Inc.). Since June 1, 1998, Mr. Moorehead has also served as Chairman and Chief Executive Officer of EarthCare Co. Group, Inc., a liquid waste management company. From June 1995 to August 1997, he served as Vice Chairman and Chief Development Officer of USA Waste. From October 1990 to June 1995, he served as USA Waste's Chairman, and from October 1990 to May 1994, he also served as its Chief Executive Officer. Mr. Moorehead currently serves as a director of FYI, Inc., a document reproduction and storage company, and EarthCare Co. Group, Inc.

Michael S. Pfeffer has served as a director since March 1999. Mr. Pfeffer has been a Senior Vice President of Charterhouse International since May 1998. From September 1996 to May 1998, Mr. Pfeffer served in executive positions in the equity capital group of General Electric Capital Corporation, most recently as Senior Vice President. From August 1993 to September 1996, Mr. Pfeffer was Vice President of Charterhouse Environmental Capital Group.

Todd Q. Smart has served as a director since May 1998. Mr. Smart also provides us with acquisition-related consulting services. In 1987, Mr. Smart founded Absolute Towing and Transporting, Inc. ("Absolute"), one of the Founding Companies, and served as its President from inception until we acquired Absolute in May 1998. Since June 1998, Mr. Smart has also operated an official police garage in the City of Los Angeles.

Mark J. Henninger has served as a director since August 1998. Mr. Henninger also provides us with acquisition-related consulting services. Mr. Henninger founded Keystone Towing, Inc. ("Keystone") in 1991 and served as its President from inception until we acquired Keystone in August 1998.

In connection with the purchase by Charterhouse of $43.5 million aggregate principal amount of Debentures in December 1998, the Board of Directors was expanded from eight members to ten members and Messrs. Berner and Halpern, both designees of Charterhouse, were appointed to fill the resulting vacancies on the Board. Further, in connection with the purchase by Charterhouse of an additional $31.5 million aggregate principal amount of Debentures in March 1999, the Board of Directors was expanded to eleven members and an additional Charterhouse designee, Mr. Pfeffer, was added to the Board. Pursuant to the Purchase Agreement with Charterhouse, we will not take any action that would require stockholder approval without the approval of a majority of the Charterhouse designees to the Board who are present at the relevant Board meeting.

Committees of the Board of Directors

Our Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee: (i) makes recommendations to the Board of Directors with respect to the independent auditors who conduct the annual examination of our accounts; (ii) reviews the scope of the annual audit and meets periodically with our independent auditors to review their findings and recommendations;
(iii) approves major accounting policies or changes thereto; and (iv) periodically reviews our principal internal financial controls. The Compensation Committee reviews the compensation of our executive officers and makes recommendations regarding such compensation to the Board of Directors.

Compensation of Directors

Certain directors who are not employees or consultants of United Road Services are entitled to receive (i) upon their election as a director and on the date of each annual meeting of the Board of Directors thereafter a grant of options to purchase 20,000 shares of Common Stock at the fair market value on the date of grant and (ii) cash compensation of approximately $2,500 for each meeting attended. Directors who are also employees or consultants of United Road Services do not receive additional compensation for serving as directors. All directors are reimbursed for expenses incurred in attending meetings of the Board or its committees.

Executive Compensation

The following table presents summary information concerning compensation of the Chief Executive Officer and each of the three other most highly compensated executive officers of United Road Services as of December 31, 1998 (together, the "Named Executive Officers") during fiscal year 1998 for services rendered to United Road Services and its subsidiaries. Except for the Named Executive Officers, no executive officer of United Road Services received salary and bonus payments exceeding in the aggregate $100,000 during fiscal year 1998. No compensation was paid to the Named Executive Officers during fiscal year 1997.

                          Summary Compensation Table

                                                         Securities
                                                         Underlying  All Other
Name and Principal Position              Salary   Bonus   Options   Compensation
---------------------------              ------  ------- ---------- ------------
Edward T. Sheehan...................... $200,000 $   --    90,000      $  --
 Chairman of the Board and
 Chief Executive Officer
Allan D. Pass, Ph.D....................  125,765     --   155,000      8,887(2)
 President and Chief
 Operating Officer(1)
Robert J. Adams, Jr....................  110,002     --   110,000      4,554(4)
 Senior Vice President and
 Chief Acquisition Officer(3)
Donald J. Marr.........................   75,000  50,000  125,000        --
 Senior Vice President and
 Chief Financial Officer

--------

(1) Dr. Pass became employed by United Road Services on April 20, 1998. From January 1, 1998 through April 19, 1998, Dr. Pass provided consulting services to United Road Services.
(2) Consists of housing expenses paid by United Road Services on behalf of the Named Executive Officer.
(3) Mr. Adams became employed by United Road Services on June 1, 1998. From February 1, 1998 through June 1, 1998, Mr. Adams provided acquisition-related consulting services to United Road Services.
(4) Consists of relocation expenses paid by United Road Services on behalf of the Named Executive Officer.

                             Option Grants in 1998

The following table sets forth information concerning the grant of stock options during 1998 to the Named Executive Officers:

                                                                              Potential
                                                                             Realizable
                                                                          Value at Assumed
                                                                           Annual Rates of
                         Number of  Percentage of                            Stock Price
                           Shares   Total Options                         Appreciation for
                         Underlying  Granted to    Exercise                Option Term(2)
        Name and          Options   Employees in     Price    Expiration -------------------
     Date of Grant       Granted(1)  Fiscal Year  (per share)    Date       5%       10%
     -------------       ---------- ------------- ----------- ---------- -------- ----------
Edward T. Sheehan
 5/15/98................   40,000        3.7%       $15.875    5/15/08   $399,352 $1,012,040
 10/9/98................   50,000        4.6           9.50    10/9/08    298,735    757,035
Allan D. Pass
 1/23/98................   90,000        8.3           9.00    1/23/08    509,400  1,290,879
 5/15/98................   25,000        2.3         15.875    5/15/08    249,595    632,525
 10/9/98................   40,000        3.7           9.50    10/9/08    238,988    605,628
Robert J. Adams, Jr.
 1/23/98................   25,000        2.3           9.00    1/23/08    141,500    358,595
 6/1/98.................   45,000        4.2         15.625     6/1/08    442,197  1,120,608
 10/9/98................   40,000        3.7           9.50    10/9/08    238,988    605,628
Donald J. Marr
 1/23/98................   50,000        4.6           9.00    1/23/08    283,000    717,190
 5/15/98................   35,000        3.2         15.875    5/15/08    349,433    885,535
 10/9/98................   40,000        3.7           9.50    10/9/08    238,988    605,628

--------
(1) All of such options were granted pursuant to our 1998 Stock Option Plan, were issued at fair market value on the date of grant and vest over a period of three years at a rate of 33 1/3% per year beginning on the first anniversary of the date of grant.
(2) Represents the potential realizable value of each grant of options assuming that the market price of the underlying securities appreciates in value from the date of grant to the end of the option term at the rates of 5% and 10% compounded annually.


                      Fiscal Year-End Option Value Table

The following table sets forth information concerning fiscal year-end option values. No options were exercised by any of the Named Executive Officers during 1998.

                               Number of Securities            Value of
                               Underlying Options at    In-the-Money Options at
                                 December 31, 1998         December 31, 1998(1)
                             ------------------------- -------------------------
            Name             Exercisable Unexercisable Exercisable Unexercisable
            ----             ----------- ------------- ----------- -------------
Edward T. Sheehan...........     --          90,000        --       $  543,750
Allan D. Pass...............     --         155,000        --        1,261,250
Robert J. Adams, Jr.........     --         110,000        --          713,125
Donald J. Marr..............     --         125,000        --          911,250

--------
(1) Calculated as the difference between the aggregate fair market value of such options based on the last reported sale price of the Common Stock on December 31, 1998 ($18.375 per share) and the aggregate exercise price.

Employment Agreements

We have employment agreements with each of the Named Executive Officers. Pursuant to these agreements, each executive officer is entitled to receive a base salary and is eligible for a performance bonus as determined by the Compensation Committee of the Board of Directors.

The employment agreements with Mr. Sheehan, Dr. Pass and Mr. Adams have an initial term of three years with an evergreen extension continuing after the initial term unless either the Company or the executive officer gives 10 days' notice of termination. Pursuant to their employment agreements, Mr. Sheehan, Dr. Pass and Mr. Adams are entitled to receive an annual salary of not less than $300,000, $250,000 and $200,000, respectively. If any of the agreements are terminated without "Cause" by the Company, if the Board of Directors determines in good faith that the executive officer has been assigned duties, responsibilities or status materially inconsistent with the duties, responsibilities and status set forth in his employment agreement, or, in the case of Dr. Pass and Mr. Adams, if such executive officer terminates his employment with the Company within six months after any termination of Mr. Sheehan's employment with the Company, the Company is obligated to pay such executive officer a termination fee equal to approximately two times such executive officer's base salary and bonus. In addition, all stock options granted to the executive pursuant to any of the Company's stock option plans prior to the effective date of termination will continue to vest as if such termination had not occurred and the executive will be entitled to continue to receive health, life and disability insurance benefits for a period of two years after termination. Upon the happening of certain events following a "Change of Control," including a termination of the executive's officer's employment for any reason other than "Cause," each executive officer has the option, exercisable within one year after the Change of Control, to receive a lump sum payment equal to approximately three times the executive's base salary and bonus. In addition, all of the executive officer's stock options that are unvested as of the effective date of the Change of Control will become immediately vested and the executive officer will be entitled to continue to receive health, life and disability insurance benefits for a period of three years after the executive's termination. Each of the agreements contains a covenant prohibiting the executive officer from competing with the Company for a period of one year following any expiration or termination of such agreement. The agreements also provide for customary benefits and perquisites.

We also have an employment agreement with Mr. Marr effective as of May 1, 1998. Mr. Marr's employment agreement has a term of three years. Pursuant to his employment agreement, Mr. Marr is entitled to receive an annual salary of not less than $75,000. If the agreement is terminated without "Cause," or if Mr. Marr terminates his employment with the Company within six months after any termination of Mr. Sheehan's employment with the Company, the Company is obligated to pay Mr. Marr a termination fee (over a period of twelve months) equal to Mr. Marr's annual salary for a period of one year. In addition, in the event that Mr. Marr's employment is terminated within ninety days after the effective date of a "Change of Control," all of Mr. Marr's unvested stock options will immediately become vested and the Company will be obligated to pay Mr. Marr an aggregate payment (over a period of 36 months) equal to three times Mr. Marr's annual salary. The agreement contains a covenant prohibiting Mr. Marr from competing with the Company for a period of one year following any expiration or termination of his agreement. The agreement also provides for customary benefits and perquisites.

1998 Stock Option Plan

Our 1998 Stock Option Plan is intended to provide our directors, officers, employees and consultants with an opportunity to invest in our Common Stock and to advance our interests and the interests of our stockholders by enabling us to attract and retain qualified personnel. The 1998 Stock Option Plan provides for the grant of incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended, and nonqualified stock options. The maximum number of shares of Common Stock that may be subject to options granted under the 1998 Stock Option Plan may not exceed, in the aggregate, 1,278,885 shares. Shares of Common Stock that are attributable to grants that have expired or been terminated, cancelled or forfeited are available for issuance in connection with future grants. The Compensation Committee administers the 1998 Stock Option Plan, makes awards of stock options to executive officers and establishes the terms and conditions of such awards.

In September 1998, we adopted a Non-Qualified Stock Option Plan pursuant to which non-qualified stock options may be granted to our employees and consultants who are neither directors nor officers of United Road Services or its subsidiaries. The maximum number of shares of Common Stock that may be subject to options granted under the Non-Qualified Stock Option Plan may not exceed, in the aggregate, 500,000 shares. Shares of Common Stock that are attributable to grants that have expired or been terminated, cancelled or forfeited are available for issuance in connection with future grants. The Chief Executive Officer administers the Non-Qualified Stock Option Plan, selects the individuals who receive awards and establishes the terms and conditions of such awards.

As of December 31, 1998, we had granted options to purchase a total of 1,080,850 shares of Common Stock with a weighted average exercise price of $12.22 per share to our directors, officers, employees and consultants. Of these options, we granted options exercisable into: 90,000 shares to Mr. Sheehan, 155,000 shares to Dr. Pass; 125,000 shares to Mr. Marr; 110,000 shares to Mr. Adams; and 20,000 shares to each of Mr. Molyneux, Mr. Moorehead and Ms. Hawkins. Each of these options was granted at the fair market value on the date of grant, vests at the rate of 33 1/3% per year, commencing on the first anniversary of the date of grant, and will expire ten years after the date of grant.

                             CERTAIN TRANSACTIONS

In January 1998, we sold an aggregate of 218,736 shares of Common Stock to private investors for cash consideration of $735,000. Mr. Moorehead purchased 29,760 of these shares for $100,000. All of these investors, including Mr. Moorehead, have agreed not to sell any shares they bought for the period ending one year from the date of our initial public offering.

Each of Messrs. Henninger, Morawski and Smart (all of whom are members of our Board of Directors) is a former owner of a business we acquired during 1998. The following table sets forth the consideration we paid and the indebtedness we assumed when we bought Northland (which was formerly owned by Mr. Morawski), Absolute (which was formerly owned by Mr. Smart) and Keystone (which was formerly owned by Mr. Henninger):

                                             Shares of
        Name                  Cash          Common Stock   Total Indebtedness
                     (Dollars in thousands)              (Dollars in thousands)
Northland...........         $8,307           692,277            $1,433
Absolute............          3,567           297,267               651
Keystone............          4,531           377,624               712

In addition, we must make earn-out payments for each of the years 1998 through 2002 to each of Messrs. Morawski, Smart and Henninger, if their respective businesses achieve target levels of net revenue. For each business, the 1998 target level of net revenue was 110% of the business' 1997 net revenue. The target net revenue for each business, for the years 1999 through 2002 is 110% of the greater of its actual net revenue for the prior year or target net revenue. If the target net revenue is achieved for a particular year, we must make an initial payment equal to 5% of the excess of actual net revenue over the target level. In addition, once the target level of net revenue for a particular year is met, we must make subsequent and equal payments for each year through 2002, but only if the actual net revenue for the respective subsequent year exceeds the actual net revenue for the year that the earn-out target was first achieved. The earn-out payments to be made to Mr. Morawski with respect to 1998 net revenue for Northland is expected to be approximately $95,000. Neither Mr. Smart nor Mr. Henninger is expected to receive an earn-out payment in excess of $60,000, based upon the performance of their respective businesses during 1998.

Prior to our acquisition of Absolute, Absolute distributed to Mr. Smart personal assets not included in the transaction with a book value of $65,000. Prior to our acquisition of Keystone, Keystone made a cash distribution of less than $150,000 to Mr. Henninger to pay taxes on S corporation earnings. In addition, Keystone distributed to Mr. Henninger personal assets not included in the transaction with a book value of $56,000.

Pursuant to the agreements entered into in connection with our purchases of Northland, Absolute and Keystone, Messrs. Morawski, Smart and Henninger have agreed not to compete with us for a period of five years from the date of our initial public offering in defined business and geographic areas.

In connection with our purchases of Absolute and Keystone, we entered into consulting agreements with Mr. Smart and Mr. Henninger. Pursuant to these agreements, Mr. Smart and Mr. Henninger are each entitled to receive a consulting fee equal to two percent of the gross revenue of each company that they assist us in buying, with the fee to be based on the acquired company's gross revenue for the twelve months immediately preceding our purchase of it. Each consulting agreement is for a term of three years. From February 1998 until June 1998 (when he became our Senior Vice President and Chief Acquisition Officer), Mr. Adams was a party to a consulting agreement with us. Mr. Adams' agreement contained terms substantially similar to our consulting agreements with Messrs. Henninger and Smart.

In addition, in connection with our purchase of Northland, we entered into an employment agreement with Mr. Morawski pursuant to which he serves as one of our Vice Presidents for a term of three years, with an annual base salary of $150,000.

The employment and consulting agreements described above also contain covenants not to compete for one year after the termination of the agreement.

In June 1998, Mr. Smart was awarded a contract for police towing in a police district in Los Angeles. Mr. Smart conducts these operations through a newly formed entity that he controls. We have the option to buy Mr. Smart's company, beginning 18 months after our purchase of Absolute and ending three years thereafter. The purchase price under this option is equal to 13 times the after-tax net income of the entity for the 12-month period prior to the exercise of the option. Mr. Henninger is also seeking the award of a contract for police towing in another district in Los Angeles. If Mr. Henninger is awarded the contract, he will also conduct these operations through a newly formed entity that he controls. We will have a right to buy Mr. Henninger's company on the same terms described above, beginning one year after our purchase of Keystone and ending three years thereafter.

                            PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with regard to the beneficial ownership of our Common Stock as of April 2, 1999, by (a) each person whom we know to beneficially own more than five percent of the outstanding shares of Common Stock, (b) each of our directors, (c) each of our executive officers, and (d) all of our directors and executive officers as a group. Except as otherwise indicated, we believe that the beneficial owners of the securities listed below, based on information provided by such owners, have sole investment and voting power with respect to the Common Stock shown below as being beneficially owned by them, subject to community property laws where applicable. Unless otherwise indicated, the address of each beneficial owner is c/o United Road Services, Inc., 17 Computer Drive West, Albany, New York 12205.

                                                         Number of
                                                       Beneficially- Percent of
                                                       Owned Shares   Class(1)
Edward T. Sheehan.....................................   728,568(2)     4.1%
Edward W. Morawski....................................   692,277        3.9
Todd Q. Smart.........................................   297,267        1.7
Donald F. Moorehead, Jr...............................   138,667(3)      *
Richard A. Molyneux...................................      --           --
Robert J. Adams, Jr...................................    23,333(4)      *
Allan D. Pass.........................................    38,333(4)      *
Donald J. Marr........................................    28,333(4)      *
Grace M. Hawkins......................................     6,667(4)      *
Mark J. Henninger.....................................   377,624        2.1
Robert L. Berner(5)...................................      --           --
Merril H. Halpern(5)..................................      --           --
Michael S. Pfeffer(5).................................      --           --
Charter URS LLC....................................... 5,000,000(6)     28.3
Mark McKinney(7)......................................   930,000         5.3
Ross Berner(8)........................................   930,000         5.3
All directors and executive officers as a group (13
 persons)............................................. 2,331,069        13.1

--------
 *  Less than one percent.
(1) The applicable percentage of ownership is based upon 17,662,225 shares of Common Stock outstanding as of April 2, 1999.
(2) Includes 11,235 shares held by children of Mr. Sheehan. Mr. Sheehan disclaims beneficial ownership of such shares. Also includes 704,000 shares held of record by the Edward T. Sheehan 1992 Revocable Trust and 13,333 shares issuable pursuant to options exercisable within sixty days.
(3) Includes 6,667 shares issuable pursuant to options exercisable within sixty days.
(4) Consists entirely of shares issuable pursuant to options exercisable within sixty days.
(5) The address of this director is c/o Charterhouse Group International, Inc., 535 Madison Avenue, New York, NY 10022.
(6) Consists entirely of shares issuable upon conversion of Debentures held by Charterhouse. According to a Schedule 13D dated as of December 7, 1998, Charterhouse Equity Partners III, L.P., a Delaware limited partnership ("CEP III"), is the principal member of Charterhouse. The general partner of CEP III, is CHUSA Equity Investors III, L.P., whose general partner is Charterhouse Equity III, Inc., a wholly-owned subsidiary of Charterhouse Group International, Inc., a Delaware corporation ("Charterhouse International"). Each of Charterhouse and CEP III has shared voting and dispositive power over the shares held of record by Charterhouse and may be deemed to beneficially own these shares. Mr. Halpern serves as Chairman of the Board and Chief Executive Officer of Charterhouse International. Mr. Berner serves as Managing Director of Charterhouse International. Mr. Pfeffer serves as Senior Vice President of Charterhouse International. Messrs. Halpern, Berner and Pfeffer disclaim beneficial ownership with respect to the shares held of record by Charterhouse. The address of Charterhouse is c/o Charterhouse Group International, Inc., 535 Madison Avenue, New York, NY 10022.
(7) The address of this stockholder is 2239 Versailles Court, Henderson, Nevada 89014.
(8)  The address of this stockholder is 1360 Lombard #302, San Francisco, CA
     94109.

                             SELLING STOCKHOLDERS

The table below lists the stockholders eligible to sell their shares under this prospectus, along with the number of shares that each stockholder may sell. The shares listed below in the first column have been received by the stockholders as consideration for the sale of their businesses to us. In connection with the acquisitions, certain stockholders agreed to have a portion of the consideration for their businesses withheld by us to satisfy their indemnification obligations under their purchase agreements. The second column lists the number of shares that are being withheld as of April 2, 1999. If we do not make any indemnification claims prior to the date specified in the third column these shares will be released to the appropriate stockholders. The fourth column lists the total number of shares which may be sold under this prospectus assuming all withheld shares are released to the appropriate stockholders.

                             Number        Number of
                            Of Shares   Shares Withheld                 Total
                          Issued as of       As of          Share     Number of
       Stockholder        April 2, 1999  April 2, 1999  Release Date   Shares
       -----------        ------------- --------------- ------------- ---------
Richard Wallis...........      86,612          --            --          86,612
Allan R. Schoenenberger..      39,873          --            --          39,873
Carol L. Bliss...........      35,026          --            --          35,026
Leslie R. Surface........      50,512          --            --          50,512
Melvin R. and Marian R.
 Martin..................      93,902          --            --          93,902
Stephen E. Rouse.........      21,312       14,644           (1)         35,956
Robert Cole..............      22,023          --            --          22,023
Garvin W. and Rita L.
 Robertson...............      29,778          --            --          29,778
Dale E. and Sandra K.
 Schroeder...............     125,000          --            --         125,000
Clifford W. Kennamer.....     144,785          --            --         144,785
Janetta R. Bowman........      19,805        4,952      July 2, 1999     24,757
Brian Healey.............      99,602          --            --          99,602
Patrick K. Willis........     113,208          --            --         113,208
Wayne Brisco.............      73,191       17,925           (1)         91,116
Douglas F. Bettarel......      29,148          --            --          29,148
William B. McIntyre......       2,917        1,945      July 30, 1999     4,862
James B. Kirkman.........       2,917        1,945      July 30, 1999     4,862
Victoria L. O'Connor.....       9,424          --            --           9,424
Edward V. Corcoran.......      86,749          --            --          86,749
Gerald J. Corcoran.......      86,749          --            --          86,749
                            ---------       ------                    ---------
Total....................   1,172,533       41,411                    1,213,944
                            =========       ======                    =========

--------
(1) Release of shares pending final resolution of stockholder's indemnification obligations.

Except for Mr. Martin, Ms. Martin and Mr. Kirkman, each of the selling stockholders is currently, or has been during the past three years, an employee or consultant of United Road Services.

If the selling stockholders sell all shares covered by this prospectus (and if the stockholders do not purchase or sell any additional shares), none of the stockholders would own any shares of Common Stock. We will not receive any proceeds from any sales of shares by the selling stockholders.

                             PLAN OF DISTRIBUTION

Selling stockholders may sell their shares either directly or through a broker-dealer or other agent at prices related to prevailing market prices or at negotiated prices, in one or more of the following kinds of transactions:

  .transactions on the Nasdaq National Market or other stock exchange that lists the shares;

  .transactions on the over-the-counter market; or

  .transactions negotiated between stockholders and purchasers, or otherwise.

Broker-dealers or agents may purchase shares directly from a selling stockholder or sell shares to someone else on behalf of a selling stockholder. Broker-dealers may charge commissions to both stockholders selling shares and purchasers buying shares sold by a selling stockholder. If a broker buys shares directly from a selling stockholder, the broker may resell the shares through another broker, and the other broker may receive compensation from the selling stockholder for the resale.

To the extent required by laws, regulations or agreements we have made, we will use our best efforts to file a prospectus supplement during the time stockholders are offering or selling shares covered by this prospectus in order to add or correct important information about the plan of distribution for the shares.

In addition to any other applicable laws or regulations, selling stockholders must comply with certain regulations relating to distributions by selling stockholders, including Regulation M under the Securities Exchange Act of 1934, as amended.

Certain states may require that registration, exemption from registration or notification requirements be met before selling stockholders may sell their shares. Certain states may also require selling stockholders to sell shares only through broker-dealers.

We will pay all expenses to register the shares, but selling stockholders will pay any underwriting commissions and expenses, brokerage fees, transfer taxes and the fees and expenses of their attorneys and other experts.

                         DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 40,000,000 shares. Of these shares, 35,000,000 shares are Common Stock, $0.001 par value, and 5,000,000 shares are Preferred Stock, $0.001 par value. As of April 2, 1999, there were 17,662,225 shares of Common Stock and no shares of Preferred Stock outstanding. The following discussion of the material features of our capital stock is intended as a summary only. As a result, for complete information you should read our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, which are included as exhibits to the registration statement of which this prospectus is a part.

Common Stock

All holders of our Common Stock are entitled to one vote for each share they own on all matters submitted to a vote of stockholders. Subject to the terms of any Preferred Stock we may issue, holders of Common Stock are entitled to receive ratably any dividends as may be declared from time to time by the Board of Directors. In the event we liquidate, dissolve or wind up, holders of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of Preferred Stock. Holders of our Common Stock have no preemptive rights or rights to convert their Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable.

Preferred Stock

Our Board of Directors has the authority, without action by the stockholders, to designate and issue up to 5,000,000 shares of Preferred Stock in one or more series and to designate the dividend rate, voting rights and other rights, preferences and restrictions of each series, any or all of which may be greater than the rights of the Common Stock. We have no present plans to issue any shares of Preferred Stock.

One of the effects of undesignated Preferred Stock may be to enable our Board to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise and to protect the continuity of our management. The issuance of shares of Preferred Stock may adversely affect the rights of holders of our Common Stock. For example, any Preferred Stock we issue may rank prior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for the Common Stock or may otherwise adversely affect the market price of the Common Stock.

Classified Board of Directors; Filling Vacancies

Our Amended and Restated Certificate of Incorporation provides that our Board of Directors shall be divided into three classes and that the number of directors in each class shall be as nearly equal as is possible based upon the number of directors constituting the entire Board. The certificate of incorporation effectively provides that the term of office of the first class of directors will expire at our first annual meeting of stockholders following the initial public offering, the term of office of the second class of directors will expire at our second annual meeting of stockholders following the initial public offering, and the term of office of the third class of directors will expire at our third annual meeting of stockholders following the initial public offering. At each annual meeting of stockholders, successors to directors of the class whose term expires at such meeting will be elected to serve for three-year terms and until their successors are elected and qualified.

The classification of our Board of Directors has the effect of making it more difficult for stockholders to change the composition of the Board. At least two annual meetings of stockholders, instead of one, will generally be required to change the majority of the Board. Such a delay may help to provide the Board with sufficient time to analyze an unsolicited proxy contest, a tender or exchange offer or any other extraordinary corporate transaction.

However, such classification provisions could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to our stockholders. The classification of the Board could thus increase the likelihood that incumbent directors will retain their positions.

Under Delaware law, unless otherwise provided in the certificate of incorporation, directors serving on a classified board may only be removed by the stockholders for cause. Our certificate of incorporation does not override this provision. Our certificate of incorporation does provide that, subject to the rights of any holders of Preferred Stock, newly created directorships resulting from an increase in the authorized number of directors or vacancies on the Board resulting from death, resignation, retirement, disqualification or removal of directors or any other cause may be filled only by the Board (and not by the stockholders unless there are no directors in office). Accordingly, the Board could prevent any stockholder from enlarging the Board and filling the new directorships with such stockholder's own nominees.

The provisions of the certificate of incorporation governing the removal of directors and the filling of vacancies may have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of United Road Services, or of attempting to change the composition or policies of the Board, even though such attempts might be beneficial to our stockholders. These provisions of the certificate of incorporation could thus increase the likelihood that incumbent directors will retain their positions.

Stockholder Meeting Provisions

Our certificate of incorporation and bylaws provide that (subject to the rights of any holders of Preferred Stock) (i) only a majority of the Board of Directors or the Chief Executive Officer is able to call a special meeting of stockholders; and (ii) stockholder action may be taken only at a duly called and convened annual or special meeting of stockholders and may not be taken by written consent. These provisions, taken together, prevent stockholders from forcing consideration of stockholder proposals over the opposition of the Board, except at an annual meeting.

The Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as director, or to bring other business before an annual meeting of our stockholders.

The notice procedure provides that, subject to the rights of any holders of Preferred Stock, only persons who are nominated by or at the direction of the Board, any committee appointed by the Board, or by a stockholder who has given timely written notice to our Secretary prior to the meeting at which directors are to be elected will be eligible for election as directors. At an annual meeting, only such business may be conducted as has been brought before the meeting by the Board, any committee appointed by the Board, or by a stockholder who has given timely written notice to our Secretary of such stockholder's intention to bring such business before such meeting. To be timely, we must receive notice of stockholder nominations or proposals not less than 60 days nor more than 90 days prior to the scheduled date of the meeting (or, if less than 70 days' notice or prior public disclosure of the date of the meeting is given, then not later than the 15th day following the earlier of (i) the day such notice was mailed or (ii) the day such public disclosure was made). These notices must contain certain prescribed information.

This notice procedure affords our Board of Directors an opportunity to consider the qualifications of proposed director nominees or the merit of stockholder proposals, and, to the extent deemed appropriate by the Board, to inform stockholders about such matters. The notice procedure also provides a more orderly procedure for conducting annual meetings of stockholders.

Although our bylaws do not give our Board of Directors any power to approve or disapprove stockholder nominations for the election of directors or proposals for action, the provisions described above may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals. These provisions may also discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal.

Delaware Law

We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" with a Delaware corporation for three years following the date such person became an interested stockholder. This restriction is subject to certain exceptions such as approval of the board of directors and of the holders of at least two-thirds of the outstanding shares of voting stock not owned by the interested stockholder. The existence of this provision is expected to have an anti-takeover effect, possibly inhibiting attempts that might result in a premium over the market price for the shares of Common Stock.

Limitation of Liability and Indemnification Matters

Pursuant to the provisions of the Delaware General Corporation Law, we have adopted provisions in our certificate of incorporation which provide that our directors shall not be personally liable for monetary damages for a breach of fiduciary duty as a director. However, the directors will be liable if the damages result from (i) a breach of the director's duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) an act related to an unlawful stock repurchase or payment of a dividend under Section 174 of Delaware General Corporation Law; and (iv) transactions from which the director derived an improper personal benefit. Also, the limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our bylaws require us to indemnify our officers and directors, and permit us to indemnify our other agents, to the fullest extent permitted under Delaware law. We have entered into separate indemnification agreements with our directors and officers which are, in some cases, broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms.

Transfer Agent

The transfer agent and registrar for our Common Stock is American Stock Transfer and Trust Company.

                                 LEGAL MATTERS

The legality of the Common Stock offered hereby has been passed on by the international law firm of McDermott, Will & Emery.

                                    EXPERTS

The consolidated financial statements of United Road Services, Inc. and subsidiaries, the combined financial statements of Northland Auto Transporters, Inc. and Northland Fleet Leasing, Inc., the combined financial statements of Caron Auto Works, Inc. and Caron Auto Brokers, Inc., the combined financial statements of 5-L Corporation and ADP Transport, Inc., the consolidated financial statements of Smith-Christensen Enterprises, Inc. and subsidiary, the consolidated financial statements of ASC Transportation Services and subsidiary, the consolidated financial statements of E&R Towing & Garage, Inc. and subsidiaries, and the financial statements of Falcon Towing and Auto Delivery, Inc., Absolute Towing and Transporting, Inc., Keystone Towing, Inc., Silver State Tow and Recovery, Inc., Neil's Used Truck & Car Sales, Incorporated, Environmental Auto Removal, Inc., Alert Auto Transport, Inc., Fast Towing, Inc., Car Transporters Corporation, Schroeder Auto Carriers, Inc., MPG Transco, Ltd. and Pilot Transport, Inc. to the extent and for the periods indicated in their reports, have been included herein and in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           Page
UNITED ROAD SERVICES, INC.
  Unaudited Pro Forma Combined Financial Statements--Basis of Presenta-
   tion...................................................................  F-4
  Unaudited Pro Forma Combined Balance Sheet..............................  F-5
  Unaudited Pro Forma Combined Statement of Operations....................  F-6
  Notes to Unaudited Pro Forma Combined Financial Statements..............  F-7

UNITED ROAD SERVICES, INC.
  Independent Auditors' Report............................................ F-10
  Consolidated Balance Sheets............................................. F-11
  Consolidated Statements of Operations................................... F-12
  Consolidated Statements of Stockholders' Equity (Deficit)............... F-13
  Consolidated Statements of Cash Flows................................... F-14
  Notes to Consolidated Financial Statements.............................. F-15

FOUNDING COMPANIES

NORTHLAND AUTO TRANSPORTERS, INC. AND NORTHLAND FLEET LEASING, INC.
  Independent Auditors' Report............................................ F-32
  Combined Balance Sheets................................................. F-33
  Combined Statements of Operations....................................... F-34
  Combined Statements of Stockholder's Equity............................. F-35
  Combined Statements of Cash Flows....................................... F-36
  Notes to Combined Financial Statements.................................. F-37

FALCON TOWING AND AUTO DELIVERY, INC.
  Independent Auditors' Report............................................ F-44
  Balance Sheets.......................................................... F-45
  Statements of Operations................................................ F-46
  Statements of Stockholder's Equity...................................... F-47
  Statements of Cash Flows................................................ F-48
  Notes to Financial Statements........................................... F-49

SMITH-CHRISTENSEN ENTERPRISES, INC. AND SUBSIDIARY
  Independent Auditors' Report............................................ F-53
  Consolidated Balance Sheets............................................. F-54
  Consolidated Statements of Operations................................... F-55
  Consolidated Statements of Stockholders' Equity......................... F-56
  Consolidated Statements of Cash Flows................................... F-57
  Notes to Consolidated Financial Statements.............................. F-58

CARON AUTO WORKS, INC. AND CARON AUTO BROKERS, INC.
  Independent Auditors' Report............................................ F-64
  Combined Balance Sheets................................................. F-65
  Combined Statements of Operations....................................... F-66
  Combined Statements of Stockholders' Equity............................. F-67
  Combined Statements of Cash Flows....................................... F-68
  Notes to Combined Financial Statements.................................. F-69


ABSOLUTE TOWING AND TRANSPORTING, INC.
  Independent Auditors' Report............................................  F-77
  Balance Sheets..........................................................  F-78
  Statements of Operations................................................  F-79
  Statements of Stockholder's Equity......................................  F-80
  Statements of Cash Flows................................................  F-81
  Notes to Financial Statements...........................................  F-82

ASC TRANSPORTATION SERVICES AND SUBSIDIARY
  Independent Auditors' Report............................................  F-86
  Consolidated Balance Sheet..............................................  F-87
  Consolidated Statement of Operations....................................  F-88
  Consolidated Statement of Stockholder's Deficit.........................  F-89
  Consolidated Statement of Cash Flows....................................  F-90
  Notes to Consolidated Financial Statements..............................  F-91

SILVER STATE TOW AND RECOVERY, INC.
  Independent Auditors' Report............................................  F-96
  Balance Sheet...........................................................  F-97
  Statement of Operations.................................................  F-98
  Statement of Stockholder's Equity (Deficit).............................  F-99
  Statement of Cash Flows................................................. F-100
  Notes to Financial Statements........................................... F-101


SELECTED ACQUIRED COMPANIES

MPG TRANSCO, LTD.
  Independent Auditors' Report............................................ F-104
  Balance Sheets.......................................................... F-105
  Statements of Operations................................................ F-106
  Statements of Stockholders' Equity...................................... F-107
  Statements of Cash Flows................................................ F-108
  Notes to Consolidated Financial Statements.............................. F-109

PILOT TRANSPORT, INC.
  Independent Auditors' Report............................................ F-115
  Balance Sheets.......................................................... F-116
  Statements of Operations................................................ F-117
  Statements of Stockholders' Equity...................................... F-118
  Statements of Cash Flows................................................ F-119
  Notes to Financial Statements........................................... F-120

E&R TOWING & GARAGE, INC. AND SUBSIDIARIES
  Independent Auditors' Report............................................ F-123
  Consolidated Balance Sheets............................................. F-124
  Consolidated Statement of Operations and Retained Earnings ............. F-125
  Consolidated Statements of Cash Flows................................... F-126
  Notes to Consolidated Financial Statements.............................. F-127


ENVIRONMENTAL AUTO REMOVAL, INC.
  Independent Auditors' Report............................................ F-132
  Balance Sheets.......................................................... F-133
  Statements of Operations and Retained Earnings (Deficit)................ F-134
  Statements of Cash Flows................................................ F-135
  Notes to Financial Statements........................................... F-136

NEIL'S USED TRUCK & CAR SALES, INCORPORATED
  Independent Auditors' Report............................................ F-140
  Balance Sheet........................................................... F-141
  Statement of Operations................................................. F-142
  Statement of Stockholders' Equity....................................... F-143
  Statement of Cash Flows................................................. F-144
  Notes to Financial Statements........................................... F-145

5-L CORPORATION AND ADP TRANSPORT, INC.
  Independent Auditors' Report............................................ F-148
  Combined Balance Sheet.................................................. F-149
  Combined Statement of Operations........................................ F-150
  Combined Statement of Stockholders' Equity.............................. F-151
  Combined Statement of Cash Flows........................................ F-152
  Notes to Combined Financial Statements.................................. F-153

CAR TRANSPORTERS CORPORATION
  Independent Auditors' Report............................................ F-156
  Balance Sheets.......................................................... F-157
  Statements of Operations................................................ F-158
  Statements of Stockholder's Deficit..................................... F-159
  Statements of Cash Flows................................................ F-160
  Notes to Financial Statements........................................... F-161

SCHROEDER AUTO CARRIERS, INC.
  Independent Auditors' Report............................................ F-165
  Balance Sheet........................................................... F-166
  Statement of Operations................................................. F-167
  Statement of Stockholders' Equity....................................... F-168
  Statement of Cash Flows................................................. F-169
  Notes to Financial Statements........................................... F-170

KEYSTONE TOWING, INC.
  Independent Auditors' Report............................................ F-173
  Balance Sheets.......................................................... F-174
  Statements of Operations................................................ F-175
  Statements of Stockholder's Equity...................................... F-176
  Statements of Cash Flows................................................ F-177
  Notes to Financial Statements........................................... F-178

FAST TOWING, INC.
  Independent Auditors' Report............................................ F-183
  Balance Sheet........................................................... F-184
  Statement of Operations................................................. F-185
  Statement of Stockholders' Equity....................................... F-186
  Statement of Cash Flows................................................. F-187
  Notes to Financial Statements........................................... F-188

ALERT AUTO TRANSPORT, INC.
  Independent Auditors' Report............................................ F-192
  Balance Sheet........................................................... F-193
  Statement of Earnings and Retained Earnings............................. F-194
  Statement of Cash Flows................................................. F-195
  Notes to Financial Statements........................................... F-196

                          UNITED ROAD SERVICES, INC.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION

  The following unaudited pro forma combined financial statements give effect to certain acquisitions completed by United Road Services, Inc. since its inception in July 1997. All of these acquisitions were accounted for using the purchase method of accounting.

  The December 31, 1998 unaudited pro forma combined balance sheet gives effect to the acquisition of MPG Transco, Ltd. ("MPG") and the sale of $31.5 million aggregate principal amount of Debentures to Charterhouse as if they had occurred on December 31, 1998.

  The unaudited pro forma combined statement of operations gives effect to the acquisitions by United Road Services, Inc. of the Founding Companies and the Selected Acquired Companies and the sale of $75.0 million aggregate principal amount of Debentures to Charterhouse, which includes $43.5 million that occurred on December 7, 1998 and $31.5 million that occurred on March 16, 1999, as if they had occurred on January 1, 1998.

  To the extent the former owners of the Founding Companies and Selected Acquired Companies have agreed to reductions in salary, bonuses and benefits, these reductions have been reflected in the unaudited pro forma combined statement of operations.

  The pro forma adjustments are based on estimates, available information and certain assumptions, and may be revised, as additional information becomes available. The pro forma financial information does not purport to represent what United Road Services, Inc.'s financial position or results of operations would actually have been had such transactions occurred on these dates and are not necessarily representative of United Road Services, Inc.'s financial position or results of operations for any future period. Since United Road Services, Inc., the Founding Companies and the Selected Acquired Companies were not under common control or management during the periods presented, historical combined results may not be comparable to, or indicative of, future performance. See "Risk Factors" included elsewhere herein. The unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this prospectus.

                           UNITED ROAD SERVICES, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                               December 31, 1998

                                (In thousands)


                                   United
                                    Road
                                  Services,         Pro Forma       Pro Forma
                                    Inc.     MPG   Adjustments      Combined
                                  --------- ------ -----------      ---------
             ASSETS
Current assets:
 Cash and cash equivalents......  $   3,381    516      874 (a)(b)     4,771
 Trade receivables..............     17,572  1,936      --            19,508
   Less: allowance..............      1,132    100      --             1,232
                                  --------- ------   ------          -------
 Trade receivables, net.........     16,440  1,836      --            18,276
 Accounts receivable from
  related parties and
  employees.....................        --      47      --                47
 Other receivables..............      1,495     28      --             1,523
 Prepaid income taxes...........        465    --      (465)(d)          --
 Prepaid expenses and other
  current assets................      1,752    600      --             2,352
 Current portion of rights to
  equipment under finance
  contracts.....................        547    --       --               547
                                  --------- ------   ------          -------
   Total current assets.........     24,080  3,027      409           27,516
Vehicles and equipment, net.....     46,814 10,425     (205)(a)       57,034
Rights to equipment under
 finance contracts, excluding
 current portion................      2,025    --       --             2,025
Deferred financing costs, net...      3,552    --     1,463 (b)        5,015
Goodwill, net...................    171,953    --    19,680 (a)      191,633
Other non-current assets........        308    --       --               308
                                  --------- ------   ------          -------
   Total assets.................  $ 248,732 13,452   21,347          283,531
                                  ========= ======   ======          =======
 LIABILITIES AND STOCKHOLDERS'
             EQUITY
Current liabilities:
 Current installments on notes
  payable.......................  $      17  2,004      --             2,021
 Current installments of
  obligations under capital
  leases........................        338    --       --               338
 Current installments of
  obligations for equipment
  under finance contracts.......        547    --       --               547
 Accounts payable...............      6,904  1,003      --             7,907
 Income taxes payable...........        --     762     (465)(d)          297
 Accrued expenses...............      4,690    261      --             4,951
 Due to related parties.........      2,254    244      --             2,498
                                  --------- ------   ------          -------
   Total current liabilities....     14,750  4,274     (465)          18,559
Notes payable, excluding current
 installments...................        --   2,164      --             2,164
Capital lease obligations,
 excluding current
 installments...................        698    --       --               698
Obligations for equipment under
 finance contracts, excluding
 current installments...........      2,025    --       --             2,025
Long-term debt..................     62,532    --    12,700 (b)(c)    75,232
Deferred income taxes...........      4,961  1,462      (82)(a)        6,341
                                  --------- ------   ------          -------
   Total liabilities............     84,966  7,900   12,153          105,019
                                  --------- ------   ------          -------
Stockholders' equity:
 Common stock...................         16      1      --  (a)           17
 Additional paid-in capital.....    159,532  1,417   13,328 (a)      174,277
 Retained earnings..............      4,218  4,134   (4,134)(a)        4,218
                                  --------- ------   ------          -------
   Total stockholders' equity...    163,766  5,552    9,194          178,512
                                  --------- ------   ------          -------
   Total liabilities and
    stockholders' equity........  $ 248,732 13,452   21,347          283,531
                                  ========= ======   ======          =======


    The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                           UNITED ROAD SERVICES, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                          Year Ended December 31, 1998
                     (In thousands, except per share data)

                                      Total
                           United   Founding
                            Road    Companies   Selected
                          Services, 1/1/98 -    Acquired    Pro Forma       Pro Forma
                            Inc.     5/5/98   Companies(h) Adjustments      Combined
                          --------- --------- ------------ -----------      ---------
Net revenue.............   $87,919   19,035      73,646      (1,400)(f)      179,200
Cost of revenue.........    64,765   14,148      51,883      (2,936)(b)(f)   127,860
                           -------   ------      ------      ------          -------
 Gross profit...........    23,154    4,887      21,763       1,536           51,340
Selling, general and
 administrative
 expenses...............    12,428    3,338      14,031      (3,586)(a)       26,211
Goodwill amortization...     1,745      --          --        2,207(c)         3,952
                           -------   ------      ------      ------          -------
Income from operations..     8,981    1,549       7,732       2,915           21,177
Other income (expense):
 Interest expense.......    (1,588)    (451)       (911)     (6,432)(d)       (9,382)
 Interest income........       658       19         117         --               794
 Gain (loss) on sale of
  assets................       --       (24)       (474)        --              (498)
 Other..................      (156)    (232)         65         --              (323)
                           -------   ------      ------      ------          -------
Income (loss) before
 income taxes...........     7,895      861       6,529      (3,517)          11,768
Income tax expense
 (benefit)..............     3,503      399       1,137        (139)(e)        5,178
                           -------   ------      ------      ------          -------
Net income (loss).......   $ 4,392      462       5,392      (3,656)           6,590
                           =======   ======      ======      ======          =======
Basic earnings per share
 (g)....................       --       --          --          --           $  0.40
                                                                             =======
Diluted earnings per
 share (g)..............       --       --          --          --           $  0.39
                                                                             =======


    The accompanying notes are an integral part of these unaudited pro forma combined financial statements

                          UNITED ROAD SERVICES, INC.

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. GENERAL:

  United Road Services, Inc. was founded in July 1997 to become a leading national provider of motor vehicle and equipment towing, recovery and transport services. United Road Services, Inc. acquired the Founding Companies simultaneously with its initial public offering and acquired the Selected Acquired Companies subsequent to its initial public offering.

  The historical financial data reflect the financial position and results of operations of United Road Services, Inc., the Founding Companies and the Selected Acquired Companies and were derived from the respective financial statements included elsewhere herein. The information included in these financial statements for the Founding Companies is for the period January 1, 1998 through May 5, 1998, with the exception of Caron Auto Works, Inc. and Caron Auto Brokers, Inc. for which the information is for the period October 1, 1997 through May 5, 1998. The information included in these financial statements for the Selected Acquired Companies, except MPG, Pilot and E&R, is for the six months ended June 30, 1998; MPG is for the twelve-month period ended December 31, 1998; Pilot is for the nine months ended September 30, 1998; and E&R is for the four month period ended June 30, 1998.

2. ACQUISITION OF THE SELECTED ACQUIRED COMPANIES:

  United Road Services, Inc. acquired all of the Selected Acquired Companies in transactions accounted for using the purchase method of accounting.

  The following table sets forth the consideration paid in cash and in shares of Common Stock for the Selected Acquired Companies (without giving effect to any indebtedness of the Selected Acquired Companies that was assumed by the Company).

                                                                    Shares of
                                                         Cash     Common Stock
                                                       (Dollars in thousands)
   MPG................................................ $   10,363       996,772
   Pilot..............................................     10,589     1,000,000
   E&R................................................     13,250           --
   EAR................................................      9,563       173,498
   Neil's.............................................      6,000           --
   5-L/ADP............................................      2,533       212,023
   CTC................................................      1,350           --
   Schroeder..........................................        969       125,000
   Keystone...........................................      4,531       377,624
   Fast...............................................      5,255           --
   Alert..............................................      1,146       144,785
                                                       ----------  ------------
     Total............................................    $65,549     3,029,702
                                                       ==========  ============


3. UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS:

  (a) Reflects the acquisition of MPG by United Road Services, Inc. for a purchase price (excluding assumed indebtedness) of $25.1 million, consisting of $10.4 million in cash and 996,772 shares of Common Stock. The purchase price less the net assets acquired, including an adjustment for property and equipment to reflect fair market value, including the resulting tax effect, results in goodwill of $19.7 million. Based upon management's preliminary analysis, it is anticipated that the historical value of the assets and liabilities of MPG, with the

                          UNITED ROAD SERVICES, INC.

exception of the adjustments made for property and equipment, will approximate fair value. Management has not identified any other material tangible or intangible assets to which a portion of the purchase price could be reasonably allocated.

  (b) Reflects the issuance of $31.5 million aggregate principal amount of Debentures to Charterhouse.

  (c) Reflects the repayment of $18.8 million of borrowings under the credit facility as of December 31, 1998.

  (d) Reflects the reclassification of prepaid income taxes.

4. UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS:

 Year ended December 31, 1998

  (a) Reflects the reductions in salaries, bonuses and benefits to which the former stockholders of the Founding Companies and the Selected Acquired Companies have agreed in the amount of $3.6 million for the year ended December 31, 1998.

  (b) Adjusts the depreciation of vehicles based upon adjusted carrying values utilizing lives of 10 to 15 years.

  (c) Reflects the amortization, over a 40-year estimated life, of goodwill to be recorded as a result of the acquisition of the Founding Companies and the Selected Acquired Companies.

  (d) Reflects the additional interest expense in the amount of $6.4 million associated with the Debentures, the reduction of interest expense and related amortization of deferred financing costs associated with the credit facility, and the reduction in interest expense related to $1.5 million of debt at December 31, 1998, which has been repaid.

  (e) Reflects the incremental provision for federal and state income taxes relating to all entities being combined and other statements of operations adjustments at an effective tax rate of 44%.

  (f) Reflects the elimination of $1.4 million of intercompany revenue and related cost of revenue between E&R and EAR for the year ended December 31, 1998.

  (g) The number of shares used in the calculations of basic and diluted earnings per share have been derived as follows:

                                                                      Pro Forma
                                                                       Combined
                                                                      ----------
Shares outstanding at December 31, 1998.............................. 15,466,004
Shares issued in connection with the acquisition of MPG..............    825,834
                                                                      ----------
Basic shares estimated to be outstanding............................. 16,291,838
Effect of dilutive securities:
  Options and warrants...............................................    123,569
  Earnout shares.....................................................      4,880
  Shares withheld in acquisitions....................................    412,019
                                                                      ----------
Diluted shares estimated to be outstanding........................... 16,832,306
                                                                      ==========

  Shares issuable upon conversion of the Charterhouse Debentures have been excluded at December 31, 1998, as the effect would be antidilutive due to the adjustment (increase in net income) for interest expense.

                          UNITED ROAD SERVICES, INC.

  (h) The components of revenues, operating expenses and net income of each of the Selected Acquired Companies reflected as historical results from January 1, 1998 through the respective dates of acquisition are as follows:

                                            Year Ended December 31, 1998
                                    --------------------------------------------
                                      Date             Operating        Net
                                    acquired Revenue income (loss) income (loss)
                                    -------- ------- ------------- -------------
MPG................................ 1/11/99  $23,823    $2,747        $1,175
Pilot.............................. 12/9/98   14,405     2,408         2,262
E&R................................ 8/21/98    2,929       622           420
EAR................................ 8/21/98    8,539       777           820
Neil's............................. 7/14/98    5,891       703           656
5-L/ADP............................ 6/12/98    5,069       445           468
CTC................................  7/9/98    4,500        15          (338)
Schroeders.........................  7/2/98    3,169       236           219
Keystone...........................  8/7/98    1,998        17            85
Fast............................... 6/30/98    1,851      (187)         (355)
Alert..............................  7/2/98    1,472       (51)          (20)
                                             -------    ------        ------
                                             $73,646    $7,732        $5,392
                                             =======    ======        ======

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
United Road Services, Inc.:

  We have audited the accompanying consolidated balance sheets of United Road Services, Inc. and subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the period from July 25, 1997 (inception) through December 31, 1997 and for the year ended December 31, 1998. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedule as listed in the Index at Item 14(a)(2). These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of United Road Services, Inc. and subsidiaries as of December 31, 1997 and 1998, and the results of their operations and their cash flows for the period from July 25, 1997 (inception) through December 31, 1997 and for the year ended December 31, 1998, in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                          /s/ KPMG LLP

Albany, New York
March 5, 1999, except as to
Note 16(b), which is as of
March 16, 1999

                  UNITED ROAD SERVICES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                           December 31, 1997 and 1998
                      (In thousands, except share amounts)

                                                                 1997    1998
                                                                 -----  -------
                             Assets
Current assets:
  Cash and cash equivalents..................................... $  50    3,381
  Trade receivables, net of allowance for doubtful accounts of
   $1,132.......................................................   --    16,440
  Other receivables.............................................   --     1,495
  Prepaid income taxes..........................................   --       465
  Prepaid expenses and other current assets.....................   --     1,752
  Current portion of rights to equipment under finance
   contracts....................................................   --       547
                                                                 -----  -------
    Total current assets........................................    50   24,080
Vehicles and equipment, net.....................................   --    46,814
Rights to equipment under finance contracts, excluding current
 portion........................................................   --     2,025
Deferred financing costs, net...................................   --     3,552
Goodwill, net...................................................   --   171,953
Other non-current assets........................................   --       308
                                                                 -----  -------
    Total assets................................................ $  50  248,732
                                                                 =====  =======
              Liabilities and Stockholders' Equity
Current liabilities:
  Current installments of obligations under capital leases...... $ --       338
  Current installments of obligations for equipment under
   finance contracts............................................   --       547
  Notes payable.................................................   --        17
  Accounts payable..............................................    62    6,904
  Accrued expenses..............................................   --     4,690
  Due to related parties........................................    92    2,254
                                                                 -----  -------
    Total current liabilities...................................   154   14,750
Obligations under capital leases, excluding current portion.....   --       698
Obligations for equipment under finance contracts, excluding
 current installments...........................................   --     2,025
Long-term debt..................................................   --    62,532
Deferred income taxes...........................................   --     4,961
                                                                 -----  -------
    Total liabilities...........................................   154   84,966
                                                                 -----  -------
Stockholders' equity (deficit):
  Preferred stock; 5,000,000 shares authorized; no shares issued
   or outstanding...............................................   --       --
  Common stock, $0.001 par value; 35,000,000 shares authorized;
   15,707,085 shares issued and 15,466,004 shares outstanding at
   December 31, 1998; 2,604,000 shares issued and outstanding at
   December 31, 1997............................................     3       16
  Additional paid-in capital....................................    67  159,532
  Retained earnings (deficit)...................................  (174)   4,218
                                                                 -----  -------
    Total stockholders' equity (deficit)........................  (104) 163,766
                                                                 -----  -------
    Total liabilities and stockholders' equity.................. $  50  248,732
                                                                 =====  =======

          See accompanying notes to consolidated financial statements.

                  UNITED ROAD SERVICES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                    (In thousands, except per share amounts)

                                                For the
                                              period from
                                             July 25, 1997
                                          (inception) through    Year ended
                                           December 31, 1997  December 31, 1998
                                          ------------------- -----------------
Net revenue..............................        $ --              87,919
Cost of revenue..........................          --              64,765
                                                 -----             ------
  Gross profit...........................          --              23,154
Selling, general and administrative
 expenses................................          174             12,428
Amortization of goodwill.................          --               1,745
                                                 -----             ------
  Income (loss) from operations..........         (174)             8,981
Other income (expense):
  Interest income........................          --                 658
  Interest expense.......................          --              (1,588)
  Other..................................          --                (156)
                                                 -----             ------
  Income (loss) before income taxes......         (174)             7,895
Income tax expense.......................          --               3,503
                                                 -----             ------
  Net income (loss)......................        $(174)             4,392
                                                 =====             ======
Per share amounts:
  Basic earnings (loss)..................        $(.08)            $  .43
                                                 =====             ======
  Diluted earnings (loss)................        $(.08)            $  .42
                                                 =====             ======


          See accompanying notes to consolidated financial statements.

                  UNITED ROAD SERVICES, INC. AND SUBSIDIARIES

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

    For the period from July 25, 1997 (inception) through December 31, 1997 and for the year ended December 31, 1998

                      (In thousands, except share amounts)

                                          Additional Retained       Total
                                   Common  paid-in   earnings   stockholders'
                                   stock   capital   (deficit) equity (deficit)
                                   ------ ---------- --------- ----------------
Initial capitalization...........   $ 3         67       --             70
Net loss--1997...................   --         --       (174)         (174)
                                    ---    -------     -----       -------
Balance at December 31, 1997.....     3         67      (174)         (104)
Issuance of common stock (218,736
 shares).........................   --         735       --            735
Stock issued in connection with:
  Initial public offering, net of
   offering costs
   (7,590,000 shares)............     8     89,492       --         89,500
  Acquisitions, net of certain
   registration costs
   (5,053,268 shares)............     5     68,769       --         68,774
Issuance of warrant to acquire
 117,789 shares
 of common stock.................   --         469       --            469
Net income--1998.................   --         --      4,392         4,392
                                    ---    -------     -----       -------
Balance at December 31, 1998.....   $16    159,532     4,218       163,766
                                    ===    =======     =====       =======


          See accompanying notes to consolidated financial statements.

                  UNITED ROAD SERVICES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (In thousands)

                                               For the
                                              period from
                                            July 25, 1997
                                         (inception)  through    Year ended
                                          December 31, 1997   December 31, 1998
                                         -------------------- -----------------
Net income (loss)......................         $(174)               4,392
Adjustments to reconcile net income
 (loss) to net cash provided by
 operating activities:
 Depreciation..........................           --                 3,292
 Amortization of goodwill..............           --                 1,745
 Amortization of deferred financing
  costs................................           --                   219
 Provision for doubtful accounts.......           --                   183
 Deferred income taxes.................           --                 1,659
 Interest expense, paid-in-kind........           --                   232
 Changes in operating assets and
  liabilities, net of effects of
  acquisitions:
 Increase in trade receivables.........           --                (2,427)
 Decrease in other receivables.........           --                   171
 Increase in prepaid income taxes......           --                  (381)
 Decrease in prepaid expenses and other
  current assets.......................           --                   724
 Decrease in other non-current assets..           --                   105
 Increase (decrease) in accounts
  payable..............................            62               (1,608)
 Decrease in accrued expenses..........           --                  (242)
                                                -----             --------
  Net cash (used in) provided by
   operating activities................          (112)               8,064
                                                -----             --------
Investing activities:
 Acquisitions, net of cash acquired....           --              (118,161)
 Purchases of vehicles and equipment...           --               (11,297)
 Proceeds from sale of vehicles and
  equipment............................           --                   387
 Amounts payable to related parties....            92                2,162
                                                -----             --------
  Net cash provided by (used in)
   investing activities................            92             (126,909)
                                                -----             --------
Financing activities:
 Proceeds from issuance of common
  stock, net...........................            70               90,235
 Proceeds from issuance of convertible
  subordinated debentures..............           --                43,500
 Borrowings on revolving credit
  facility.............................           --                59,800
 Repayments on revolving credit
  facility.............................           --               (41,000)
 Payments of deferred financing costs..           --                (3,302)
 Payments on long-term debt and capital
  leases assumed in acquisitions.......           --               (27,057)
                                                -----             --------
  Net cash provided by financing
   activities..........................            70              122,176
                                                -----             --------
Increase in cash and cash equivalents..            50                3,331
Cash and cash equivalents at beginning
 of period.............................           --                    50
                                                -----             --------
Cash and cash equivalents at end of
 period................................         $  50                3,381
                                                =====             ========
Supplemental disclosures of cash flow
 information:
 Cash paid during the year for:
 Interest..............................         $ --                 1,137
                                                =====             ========
 Income taxes..........................         $ --                 2,309
                                                =====             ========
Supplemental disclosure of non-cash
 investing and financing activity:
 Issuance of common stock for
  acquisitions.........................         $ --                69,355
                                                =====             ========
 Warrant issued to lender as partial
  loan fee.............................         $ --                   469
                                                =====             ========

          See accompanying notes to consolidated financial statements.

                  UNITED ROAD SERVICES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (In thousands, except share and per share data)

(1) Summary of Significant Accounting Policies

 (a) Organization and Business

  United Road Services, Inc. ("Company"), a Delaware corporation, was formed in July 1997 to become a leading national provider of motor vehicle and equipment towing, recovery and transport services. From inception through December 31, 1998, the Company acquired 41 businesses, seven of which were acquired simultaneously with the consummation of an initial public offering of its common stock on May 6, 1998. Consideration for these businesses consisted of cash, common stock and the assumption of indebtedness. All of these acquisitions were accounted for utilizing the purchase method of accounting.

  The Company operates in two reportable operating segments: (1) Transport and
(2) Towing and Recovery. Both segments are operated under a common management structure that evaluates each of the 50 service locations located in 17 states. Presently, the service locations are divided into two regions within the United States; the Western and Eastern Regions.

  The Transport segment provides transport services to a broad range of customers in the new and used vehicle markets. Revenue from Transport services is derived according to pre-set rates based on mileage or negotiated flat rates. Customers include automobile manufacturers, leasing and insurance companies, automobile auction companies, automobile dealers, as well as individual motorists. During 1998, the Company derived 53.4% of its revenue from Transport services of which 64.5% was generated from the Western Region and 35.5% from the Eastern Region operations.

  The Towing and Recovery segment provides towing, impounding and storing, lien sales and auto auctions of abandoned vehicles. In addition, the Towing and Recovery segment provides recovery and relocation services for heavy-duty commercial vehicles and construction equipment. Revenue from Towing and Recovery services is principally derived from rates based on distance, time or fixed charges, and any related impound and storage fees. Customers include automobile dealers, repair and fleet operations, law enforcement agencies, municipalities and individual motorists. During 1998, the Company derived 46.6% of its revenue from Towing and Recovery services, of which 62.4% was generated from the Western Region and 37.6% from the Eastern Region operations.

 (b) Basis of Presentation

  The financial statements for the period from July 25, 1997 (inception) through December 31, 1997, present the activities of management in preparation for the offering and the acquisition of the seven original founding companies, and do not reflect the conduct of any operations.

  The accompanying 1998 consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

 (c) Revenue Recognition

  The Company's revenue is derived from customers who require transport of vehicles and equipment or towing and recovery service, and fees related to vehicles, such as impound, storage, repair or auction. Transport revenue is recognized upon the delivery of the vehicles and equipment to their final destination, towing and recovery revenue is recognized at the completion of each engagement, and fees are recorded when the service is performed or when title to the vehicles has been transferred. Expenses related to the generation of revenue are recognized as incurred.

                  UNITED ROAD SERVICES, INC. AND SUBSIDIARIES

                (In thousands, except share and per share data)


 (d) Cash Equivalents

  Cash equivalents of $611 at December 31, 1998 consisted of money market funds and interest-bearing certificates of deposit. For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

 (e) Vehicles and Equipment

  Vehicles and equipment are recorded at cost, or fair value as of date of purchase under purchase accounting. Vehicles and equipment under capital leases are stated at the present value of minimum lease payments. Replacement of engines and certain other significant costs are capitalized. Expenditures for maintenance and repairs are expensed as costs are incurred.

  Depreciation is determined using the straight-line method over the remaining estimated useful lives of the individual assets. Accelerated methods of depreciation have been used for income tax purposes. Vehicles and equipment held under capital leases and leasehold improvements are amortized straight-line over the shorter of the remaining lease term or estimated useful life of the asset.

  The Company provides for depreciation and amortization of vehicles and equipment over the following estimated useful lives:

   Transportation and towing equipment.............................. 10-15 years
   Machinery and other equipment....................................     5 years
   Computer software and related equipment..........................   3-7 years
   Furniture and fixtures...........................................     5 years
   Leasehold improvements...........................................  3-10 years

 (f) Goodwill

  Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over the expected periods to be benefited, generally 40 years. The Company considers 40 years as a reasonable life for goodwill in light of characteristics of the towing and transport industry, such as the lack of dependence on technological change, the many years that the industry has been in existence, the current trend towards outsourcing, recent double digit growth rate and stable nature of customer base. In addition, the Company has acquired well established businesses that have generally been in existence for many years.

  Accumulated amortization at December 31, 1998 was $1,745.

 (g) Income Taxes

  Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 (h) Comprehensive Income

  On January 1, 1998, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, Reporting Comprehensive Income. SFAS No. 130 establishes standards for reporting and presentation of

                  UNITED ROAD SERVICES, INC. AND SUBSIDIARIES

                (In thousands, except share and per share data)

comprehensive income and its components in a full set of financial statements. The Company does not presently have any elements of comprehensive income as outlined in SFAS No. 130, and consequently, there is no difference between net income (loss) and comprehensive income (loss).

 (i) Stock-Based Compensation

  The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, in accounting for its fixed plan stock options. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price.

 (j) Per Share Amounts

  Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company (such as stock options and warrants).

  The following tables provide calculations of basic and diluted earnings per share:

 For the period July 25, 1997 (inception) through December 31, 1997

                                                              Weighted    Per
                                                               average   share
                                                     Net loss  shares   amounts
                                                     -------- --------- -------
       Basic loss per share.........................  $(174)  2,055,300  $(.08)
                                                      =====   =========  =====
       Diluted loss per share.......................  $(174)  2,055,300  $(.08)
                                                      =====   =========  =====

  Year ended December 31, 1998

                                                               Weighted    Per
                                                        Net    average    share
                                                       income   shares   amounts
                                                       ------ ---------- -------
      Basic earnings per share........................ $4,392 10,221,810  $.43
                                                                          ====
      Effect of dilutive securities:
        Options and warrants..........................    --     123,569
        Earnout shares................................    --       4,880
        Shares held in escrow.........................    --      39,645
                                                       ------ ----------
      Diluted earnings per share...................... $4,392 10,389,904  $.42
                                                       ====== ==========  ====

  Shares issuable upon conversion of the convertible subordinated debentures have been excluded at December 31, 1998, as the effect would be antidilutive due to the adjustment (increase in net income) for interest expense.

                  UNITED ROAD SERVICES, INC. AND SUBSIDIARIES

                (In thousands, except share and per share data)

 (k) Advertising Costs

  Advertising costs are expensed as incurred and amounted to $0 and $490 in 1997 and 1998, respectively.

 (l) Use of Estimates

  Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities, and the disclosure of contingent assets and liabilities, to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

 (m) Concentrations of Credit Risk

  The financial instruments which potentially subject the Company to credit risk consist primarily of cash, cash equivalents, and trade receivables.

  The Company maintains cash and cash equivalents with various financial institutions. Cash equivalents include investments in money market securities and Certificates of Deposit. At times, such amounts may exceed the Federal Deposit Insurance Corporation limits. The Company limits the amount of credit exposure with any one financial institution and believes that no significant concentration of credit risk exists with respect to cash investments.

  Concentrations of credit risk with respect to receivables are limited, due to the wide variety of customers and markets in which the Company's services are provided, as well as their dispersion across many different geographic areas. To mitigate credit risk, the Company applies credit approvals and credit limits, and performs ongoing evaluations of its customers' financial conditions. No single customer accounted for greater than 10% of trade receivables at December 31, 1998.

 (n) Impact of Recently Issued Accounting Standards

  In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Management is currently evaluating the impact of SFAS No. 133 on the Company's consolidated financial statements.

(2) Acquisitions

  On May 6, 1998, the Company acquired the seven businesses, referred to as the "Founding Companies", for aggregate consideration (excluding assumed indebtedness) of $27,809 in cash and 2,375,741 shares of common stock valued at $24,708. Between May 7, 1998 and December 31, 1998, the Company acquired 34 other businesses, referred to as the "Acquired Companies", for aggregate consideration of $79,600 in cash and 2,918,608 shares of common stock valued at $44,647. The Acquired Companies are located throughout the United States, with the majority located in the Western Region of the country. The acquisitions have been accounted for using the purchase method of accounting, and accordingly, the assets and liabilities of the Acquired Companies have been recorded at their estimated fair values at the dates of acquisition. The excess of the purchase price over the fair value of the net assets acquired, including certain direct costs associated with the acquisitions, of $173,698 has been recorded as goodwill and is being amortized on a straight-line basis over 40 years. However, the Company has not completed its valuation of all of its purchases and, accordingly, the purchase price allocations are subject to change when additional information concerning asset and liability valuations are completed. The results of operations of the Founding Companies and the Acquired Companies have been included in the Company's results of operations from their respective acquisition dates.

                  UNITED ROAD SERVICES, INC. AND SUBSIDIARIES

                (In thousands, except share and per share data)

  As discussed in note 13(a), contingent consideration is due on certain companies acquired. In some cases, consideration is based on specific net revenue goals over each of the next five years. In other cases, contingent consideration is determined from the Company's evaluation of certain financial ratios or other contingencies, for a specific period of time subsequent to the dates of respective acquisitions. Contingent purchase price consideration is capitalized when earned and amortized over the remaining life of the goodwill associated with the respective acquisition.

  The following unaudited pro forma financial information presents the combined results of operations as if all the acquisitions that have been made by the Company through December 31, 1998, had occurred as of January 1, 1997, after giving effect to certain adjustments including amortization of goodwill, additional depreciation expense, agreed-upon reductions in salaries and bonuses to former owners/shareholders and related income tax effects. This pro forma financial information does not necessarily reflect the results of operations that would have occurred had a single entity operated during such periods.

                            Year ended December 31, 1997        Year ended December 31, 1998
                         ----------------------------------- -----------------------------------
                                          Proforma                            Proforma
                                          Combined                            Combined
                                          Founding                            Founding
                             United      Companies               United      Companies
                              Road      And Acquired              Road      And Acquired
                         Services, Inc.  Companies    Total  Services, Inc.  Companies    Total
                         -------------- ------------ ------- -------------- ------------ -------
Net revenue.............     $ --         163,024    163,024     87,919       108,590    196,509
                             =====        =======    =======     ======       =======    =======
Net income (loss).......     $(174)         9,121      8,947      4,392         7,179     11,571
                             =====        =======    =======     ======       =======    =======
Diluted income per
 common share...........                             $   .58                             $   .74
                                                     =======                             =======

  At December 31, 1998, the Company is committed to acquire one business with a purchase price of $10,400 in cash, 996,351 shares of common stock and an assumption of approximately $4,400 of debt.

(3) Stockholders' Equity

  The Company effected a 100-for-one stock split on December 18, 1997 for each share of common stock then outstanding. In addition, the Company increased authorized shares of common stock to 1,000,000 shares with a $.001 par value. Subsequently, and pursuant to an amended and restated certificate of incorporation of United Road Services, Inc., filed on February 23, 1998, the authorized number of shares was increased to 40,000,000 (35,000,000 common shares and 5,000,000 preferred shares). Also on February 23, 1998, the Company effected a 3.72 for 1 stock split for all outstanding common shares. Common stock has been retroactively reflected in the accompanying consolidated financial statements and related notes.

  On December 18, 1997, the Company authorized the issuance of 188,976 shares pursuant to the terms and conditions of a subscription agreement. These shares were issued and fully paid on January 1, 1998 for $3.36 per share. Additionally, during January 1998, the Company issued 29,760 shares of common stock to a member of the board of directors for a purchase price of $3.36 per share.

  On May 1, 1998, the Company completed the initial public offering of its common stock by issuing 7,590,000 shares, 990,000 of which were issued pursuant to an underwriters' over-allotment provision, at a price of $13.00 per share. Prior to the offering, there was no public market for the Company's common stock. The net proceeds of the offering, after deducting applicable offering costs of $9,170, were $89,500. The net proceeds were used by the Company to finance acquisitions and for general corporate purposes.

                  UNITED ROAD SERVICES, INC. AND SUBSIDIARIES

                (In thousands, except share and per share data)


  At various dates during 1998, as part of the financing of certain acquisitions, discussed in note 2, the Company issued 5,053,268 shares of common stock. The net consideration of these issuances, after deducting applicable registration costs of $581, was $68,774 which has been recorded as the purchase price for the applicable acquisitions.

  On January 23, 1998, the United Road Services, Inc. 1998 Stock Option Plan was adopted by the Company. Under the plan, options to purchase common stock may be granted to directors, executive officers, key employees, and consultants of the Company. The maximum number of shares of common stock that may be subject to options granted under the plan may not exceed, in the aggregate, 1,278,847 shares. Shares of common stock that are attributable to grants that have expired or been terminated, canceled or forfeited are available for issuance in connection with future grants. Stock options expire after ten years from the date granted and are exercisable in one-third increments per year beginning one year from the date of grant. Outstanding options may be canceled and reissued under terms specified in the plan.

  On September 23, 1998, the United Road Services, Inc. 1998 Non-Qualified Stock Option Plan was adopted by the Company. Under the plan, options to purchase common stock may be granted to key employees and consultants who are neither directors nor executive officers of the Company. The maximum number of shares of common stock that may be subject to options granted under the plan may not exceed, in the aggregate, 500,000 shares. Shares of common stock that are attributable to grants that have expired or been terminated, canceled or forfeited are available for issuance in connection with future grants. Stock options expire after ten years from the date granted and are exercisable in one-third increments per year beginning one year from the date of grant. Outstanding options may be canceled and reissued under terms specified in the plan.

  The following table summarizes activity under the Company's stock option plans as of December 31, 1998:

                                                                   Weighted-
                                                      Number of     average
                                                       shares    exercise price
                                                      ---------  --------------
      Options outstanding at beginning of year.......       --       $  --
      Granted........................................ 1,080,850       12.22
      Forfeited......................................    (2,950)      15.11
                                                      ---------      ------
      Options outstanding at end of year............. 1,077,900      $12.22
                                                      =========      ======
      Options exercisable at December 31, 1998.......       --
                                                      =========
      Weighted-average fair value of options granted
       during the year...............................                $ 5.95
                                                                     ======

  The per share weighted-average fair value of stock options granted during 1998 was determined using the Black-Scholes option-pricing model with the following weighted average assumptions: (i) risk-free interest rate of approximately 4.6%, (ii) expected life of 5 years, (iii) volatility of approximately 50%, and (iv) expected dividend yield of 0%.

                  UNITED ROAD SERVICES, INC. AND SUBSIDIARIES

                (In thousands, except share and per share data)


  The following table summarizes information about stock options outstanding as of December 31, 1998:

                              Options outstanding
      ----------------------------------------------------------------------------
                                                                     Weighted-
                                               Weighted-               average
         Range of            Number             average              remaining
      exercise prices      outstanding       exercise price       contractual life
      ---------------      -----------       --------------       ----------------
      $7.00-10.50             537,800            $ 8.72              9.7 years
      10.51-15.75             259,450             13.73              9.5 years
      15.76-23.64             270,250             17.22              9.6 years
      23.65-25.50              10,400             25.45              9.6 years
                            ---------
                            1,077,900
                            =========

  Following are the shares of common stock reserved for issuance and the related exercise prices for the outstanding stock options, convertible subordinated debentures and warrants at December 31, 1998:

                                                        Number of Exercise price
                                                         shares     per share
                                                        --------- --------------
   1998 Stock Option Plan..............................   874,350  $9.00-25.50
   1998 Non-Qualified Stock Option Plan................   203,550  7.00-18.375
   Convertible subordinated debentures................. 2,915,467
   Warrants............................................   117,789
                                                        ---------
     Shares reserved for issuance...................... 4,111,156
                                                        =========

  The Company applies APB Opinion No. 25 in accounting for its stock option plans and, since the exercise price of stock options granted under the Company's stock option plans is not less than the market price of the underlying stock on the date of grant, no compensation cost has been recognized for such grants. Under SFAS No. 123, Accounting for Stock Based Compensation, compensation cost for stock option grants would be based on the fair value at the grant date, and the resulting compensation expense would be shown as an expense on the consolidated statements of operations. Had compensation cost for these plans been determined consistent with SFAS No. 123, the Company's net income and earnings per share for the year ended December 31, 1998 would have been reduced to the following pro forma amounts:

Net income:
  As reported........................................................... $4,392
                                                                         ======
  Pro forma............................................................. $3,321
                                                                         ======
Per share amounts:
 Basic earnings per share:
  As reported........................................................... $  .43
                                                                         ======
  Pro forma............................................................. $  .32
                                                                         ======
 Diluted earnings per share:
  As reported........................................................... $  .42
                                                                         ======
  Pro forma............................................................. $  .32
                                                                         ======

  The effects of applying SFAS No. 123 in the pro forma disclosure may not be indicative of future amounts as additional awards in future years are anticipated. The fair value of each option grant is estimated on the date

                  UNITED ROAD SERVICES, INC. AND SUBSIDIARIES

                (In thousands, except share and per share data)

of grant using the Black-Scholes option-pricing model with the following assumptions for 1998: (i) risk-free interest rates ranging from 4.5% to 4.6%,
(ii) expected life of 5 years, (iii) average volatility of 50%, and (iv) expected dividend yield of 0%.

(4) Vehicles and Equipment

  Vehicles and equipment at December 31, 1998 consists of the following:

   Transportation and towing equipment................................. $42,806
   Machinery and other equipment.......................................   1,399
   Computer software and related equipment.............................   3,888
   Furniture and fixtures..............................................     587
   Leasehold improvements..............................................   1,426
                                                                        -------
                                                                         50,106
   Less accumulated depreciation and amortization......................  (3,292)
                                                                        -------
                                                                        $46,814
                                                                        =======

  Depreciation and amortization expense of vehicles and equipment was $0 and $3,292 in 1997 and 1998, respectively.

  Included in vehicles and equipment at December 31, 1998 are costs of $1,107 and accumulated amortization of $70, relating to certain transportation and towing equipment recorded as capital leases. Amortization expense of $70 relating to transportation and towing equipment capital leases was included in depreciation and amortization expense at December 31, 1998.

(5) Equipment Under Financing Contracts

  The Company has guaranteed lease obligations for certain independent carriers who lease equipment from financing companies. The guarantee includes payment of the monthly installments should the primary lessee default, as well as a specified minimum residual value at the end of the lease term. In return for the lease guarantee, the independent carrier agrees to subcontract to the Company for the duration of the lease term. For accounting purposes, the Company has recorded the rights to the equipment and the corresponding obligation under the equipment financing contracts. The recorded value of both the asset and liability related to the financing contracts is determined based on the present value of the future minimum installment payments and the guaranteed residual value using the rate implicit in the lease agreements.

  The following is a summary of obligations under equipment financing contracts at December 31, 1998 :

   Year ending December 31:
     1999..............................................................  $  783
     2000..............................................................     763
     2001..............................................................     667
     2002..............................................................     828
                                                                         ------
     Total minimum obligations (includes residual guarantees of $730)..   3,041
     Less: imputed interest (at rates from 7.25% to 10.50%)............    (469)
                                                                         ------
     Present value of future minimum obligations, $547 of which is included in current assets and liabilities at December 31, 1998..  $2,572
                                                                         ======

                  UNITED ROAD SERVICES, INC. AND SUBSIDIARIES

                (In thousands, except share and per share data)


  During 1998, installment payments of $470 related to the obligations for equipment under financing contracts are included in cost of revenue in the accompanying consolidated statements of operations. Of this amount, $140 represents interest charges which were withheld from the amounts paid to the respective independent contractors and remitted directly to the financing companies. At December 31, 1998, the restricted amount of $140 was included in cash and cash equivalents in the accompanying consolidated balance sheet.

(6) Deferred Financing Costs

  Deferred financing costs at December 31, 1998 are associated with the Company's revolving credit facility and the convertible subordinated debentures, and consist of the following:

   Revolving credit facility, net of accumulated amortization of $201... $1,358
   Convertible subordinated debentures, net of accumulated amortization of $18..............................................................  2,194
                                                                         ------
                                                                         $3,552
                                                                         ======

  Included within the deferred financing costs associated with the revolving credit facility is a non-cash amount of $469 for the issuance of 117,789 warrants at an exercise price of $13.00 per share as consideration for services rendered in establishing the revolving credit facility. The compensatory amount was determined using the Black-Scholes option-pricing model.

(7) Accrued Expenses

  Accrued expenses at December 31, 1998 consist of:

   Accrued payroll and related costs.................................... $2,412
   Accrued insurance....................................................  1,362
   Other accrued liabilities............................................    916
                                                                         ------
                                                                         $4,690
                                                                         ======

(8) Long-Term Debt

  Long-term debt at December 31, 1998 consists of the following:

   Revolving credit facility, interest at either the Base rate or
    Eurodollar rate, as defined, plus 2.25% (7.75% at December 31,
    1998), secured by substantially all of the net tangible assets of the Company (a)....................................................  $18,800
   Convertible subordinated debentures bearing interest at 8% annually,
    maturing in 2008 (b)...............................................   43,732
                                                                         -------
     Total long-term obligations.......................................  $62,532
                                                                         =======

 (a) Revolving Credit Facility

  On May 8, 1998, the Company entered into a revolving credit agreement ("Credit Agreement") with a group of financial institutions enabling the Company to borrow up to $50,000 on a revolving basis, based upon a defined borrowing base comprised of specific assets of the Company.

  On November 2, 1998 and December 3, 1998, the Credit Agreement was amended and restated. As amended and restated, the Credit Agreement provides for a revolving credit facility of $90,000. The Credit

                  UNITED ROAD SERVICES, INC. AND SUBSIDIARIES

                (In thousands, except share and per share data)

Agreement allows for additional debt, as defined in the agreement, outside of the credit facility and up to $75,000 in convertible subordinated debt. The proceeds of the credit facility are to be used to finance working capital, capital expenditures, permitted acquisitions as defined in the Credit Agreement, and for other general corporate purposes. The Credit Agreement matures on October 31, 2001, at which time all amounts then outstanding become due. The interest rates on the outstanding borrowings are at the Base rate (the higher of the Federal funds rate plus 0.5% or the reference rate, as defined) plus the Base rate margin, or the bank's Eurodollar rate plus a margin of 1.5% to 2.5%. The interest rate margins are dependent upon the Company's funded debt to EBITDA ratio, as defined. A non-use fee is also payable on the unused portion of the credit facility at the rate of 0.5% per year, payable quarterly.

  The Credit Agreement provides for various covenants, including requirements for the Company to achieve certain consolidated net income levels, the maintenance of defined financial ratios, and the prohibition of the declaration or payment of any cash dividends or stock purchases or redemptions. As anticipated by management and the financial institutions party to the Credit Agreement, the Company was not in compliance with a covenant limiting capital expenditures for the year ended December 31, 1998 and on February 17, 1999, the Company received a waiver related specifically to this event of default.

  As of December 31, 1998, the Company had a total of $18,800 outstanding under the revolving credit facility and had utilized approximately $1,850 of the credit facility for letters of credit. The letters of credit were established to secure certain insurance obligations and performance bonds and expire at various dates during 1999. As of December 31, 1998, the borrowing availability under the revolving credit facility was $69,350.

 (b) Convertible Subordinated Debentures

  On December 7, 1998, the Company completed the initial sale of 8% convertible subordinated debentures ("Debentures") with a principal amount of $43,500 and a maturity date of December 7, 2008, unless converted or redeemed earlier. The sale was completed subject to a Purchase Agreement with Charter URS LLC ("Charterhouse") dated November 19, 1998 which provides for the issuance to Charterhouse of up to $75,000 of 8% convertible subordinated debentures. The net proceeds from the sale were used to repay amounts owed under the aforementioned revolving credit facility and to finance acquisitions and working capital. The Debentures are subordinate to all existing and future senior indebtedness including amounts outstanding under the revolving credit facility. The Debentures are convertible into shares of the Company's common stock at any time through the maturity date at a conversion price of $15.00 per share. The conversion price is adjustable for certain events as defined in the Purchase Agreement. The conversion price exceeded the fair market value of the Company's common stock on the date of execution of the Purchase Agreement. As part of the Purchase Agreement, the Company is restricted from declaring or paying a dividend.

  At the option of the Company, the Debentures may be redeemed at any time on or after December 7, 2003, if the average closing price of the Company's common stock exceeds, for a period of 30 consecutive trading days, 150% of the conversion price. The Debentures may be redeemed at a price equal to 100% of the outstanding principal amount plus accrued interest as of the redemption date. The Company's right of redemption is subject to the Debenture holder's right to first convert the Debentures into shares of the Company's common stock.

  The Debentures bear interest at a rate of 8% per annum. Until December 7, 2003, such interest shall be paid by the issuance of additional debentures in the principal amount of the interest payable. The Company has recorded additional principal of $232, representing interest for the period December 8, 1998 through December 31, 1998. Subsequent to December 7, 2003, interest shall be paid, at the Company's discretion, by the issuance of additional debentures in the principal amount of the interest payable or in cash.

                  UNITED ROAD SERVICES, INC. AND SUBSIDIARIES

                (In thousands, except share and per share data)


  At December 31, 1998, long-term debt maturities are as follows:

   1999................................................................. $   --
   2000.................................................................     --
   2001.................................................................  18,800
   2002.................................................................     --
   2003.................................................................     --
   Thereafter...........................................................  43,732
                                                                         -------
                                                                         $62,532
                                                                         =======

(9) Leases

  The Company leases both facilities and equipment used in its operations and classifies those leases as either operating or capital leases following the provisions of SFAS No. 13, Accounting for Leases. Concurrent with certain acquisitions, the Company has entered into various noncancelable agreements with the former owners/shareholders of the companies acquired to lease facilities used in the Company's operations. The terms of the Company's operating leases range from one to twenty years and certain lease agreements provide for price escalations. Rent expense incurred by the Company was $0 and $2,518 in 1997 and 1998, respectively. Included within rent expense was $0 and $1,024 in 1997 and 1998, respectively, that was paid to the former owners/shareholders.

  Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of December 31, 1998 are as follows:

                                                              Operating leases
                                                            ---------------------
                                                  Capital
 Yar endinge                                       lease    Related
 Dcember 31e                                    obligations  party  Other  Total
-----------                                     ----------- ------- ------ ------
   1999........................................   $  338    $ 2,250  3,884  6,134
   2000........................................      339      2,239  3,610  5,849
   2001........................................      223      2,247  3,169  5,416
   2002........................................      177      2,214  1,371  3,585
   2003........................................       45      1,651    501  2,152
   Thereafter..................................      --       3,168    --   3,168
                                                  ------    ------- ------ ------
                                                            $13,769 12,535 26,304
                                                            ======= ====== ======
   Future minimum lease payments...............    1,122
   Less: imputed interest......................      (86)
                                                  ------
   Present value of minimum lease payments.....   $1,036
                                                  ======

                  UNITED ROAD SERVICES, INC. AND SUBSIDIARIES

                (In thousands, except share and per share data)


(10) Income Taxes

  Income tax expense at December 31, 1998 consists of the following:

   Current:
     Federal............................................................. $1,555
     State...............................................................    289
                                                                          ------
                                                                           1,844
                                                                          ------
   Deferred:
     Federal.............................................................  1,408
     State...............................................................    251
                                                                          ------
                                                                           1,659
                                                                          ------
                                                                          $3,503
                                                                          ======

  The following table reconciles the expected tax expense at the Federal statutory rate to the effective tax rate for the year ended December 31, 1998:

                                                                    Amount  %
                                                                    ------ ----
   Pre-tax income at statutory rate................................ $2,684 34.0%
   State taxes, net of federal benefit.............................    356  4.5
   Non-deductible goodwill.........................................    431  5.5
   Other...........................................................     32  0.4
                                                                    ------ ----
                                                                    $3,503 44.4%
                                                                    ====== ====

  The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1998 are as follows:

   Deferred tax assets:
     Accounts payable and non-deductible accruals..................... $   295
     Intangible assets................................................     305
     Other, net.......................................................     188
                                                                       -------
       Total gross deferred tax assets................................     788
       Less valuation allowance.......................................     --
                                                                       -------
                                                                           788
                                                                       -------
   Deferred tax liabilities:
     Vehicles and equipment...........................................  (4,764)
     Amortization of goodwill.........................................    (463)
     Accounts receivable..............................................    (522)
                                                                       -------
       Net deferred tax liability..................................... $(4,961)
                                                                       =======

  At December 31, 1997, there were no deferred tax assets or liabilities.

  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax

                  UNITED ROAD SERVICES, INC. AND SUBSIDIARIES

                (In thousands, except share and per share data)

assets is dependent upon the generation of future taxable income and the taxable income in the two previous tax years to which tax loss carryback can be applied. Management considers the scheduled reversal of deferred tax liabilities, projected future income, taxable income in the carryback period and tax planning strategies in making this assessment. Based upon the level of projected future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of those deductible differences. The amount of the deferred tax asset considered realizable could be reduced if estimates of future taxable income during the carryforward period are reduced.

(11) Segment and Related Information

  During 1998, the Company adopted SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. Prior to 1998, the Company had no segment or related information to report.

  The Company's divisions operate under a common management structure that evaluates each divisions' performance. The Company's divisions have been aggregated into two reportable segments: (1) Transport and (2) Towing and Recovery. The reportable segments are considered by management to be strategic business units that offer different services and each of whose respective long-term financial performance is affected by similar economic conditions.

  The Transport segment provides transport services to a broad range of customers in the new and used vehicle markets. The Towing and Recovery segment provides towing, impounding and storing, lien sales and auto auctions of abandoned vehicles. In addition, the Towing and Recovery segment provides recovery and relocation services for heavy-duty commercial vehicles and construction equipment. Information regarding the Company's operating segments is also described in note 1(a).

  The accounting policies of each of the segments are the same as those described in the summary of significant accounting policies, as outlined in note 1. The Company evaluates the performance of its operating segments based on income before income taxes. Intersegment revenues and transfers are not significant.

  Summarized financial information concerning the Company's reportable segments is shown in the following table:

                                                      Towing and
                                            Transport  Recovery  Other    Total
                                            --------- ---------- ------  -------
Net revenues from external customers.......  $46,908    41,011      --    87,919
Cost of revenue............................   34,955    29,810      --    64,765
Interest income............................       25        19      614      658
Interest expense...........................      160        69    1,359    1,588
Income before income taxes.................    7,796     4,674   (4,575)   7,895
Total assets...............................  115,324   126,479    6,929  248,732
Capital expenditures.......................    5,177     3,322    2,798   11,297
Depreciation and amortization..............    1,948     2,895      413    5,256

                  UNITED ROAD SERVICES, INC. AND SUBSIDIARIES

                (In thousands, except share and per share data)


  The following are reconciliations of the information used by the chief operating decision maker to the Company's consolidated totals:

Reconciliation of income before income taxes:
  Total profit from reportable segments............................... $ 12,470
  Unallocated amounts:
    Interest income...................................................      614
    Interest expense..................................................   (1,359)
    Depreciation and amortization.....................................     (413)
    Other selling, general and administrative costs...................   (3,417)
                                                                       --------
     Income before income taxes....................................... $  7,895
                                                                       ========
Reconciliation of total assets:
  Total assets from reportable segments............................... $241,803
  Unallocated amounts:
    Prepaid income taxes..............................................      465
    Vehicles and equipment, net.......................................    2,604
    Deferred financing costs, net.....................................    3,552
    Other non-current assets..........................................      308
                                                                       --------
     Total assets..................................................... $248,732
                                                                       ========

(12) Commitments and Contingencies

 (a) Purchase Commitments

  As of December 31, 1998, the Company had entered into commitments to purchase 30 Transport and Towing and Recovery vehicles for approximately $4,100.

 (b) Employment Contracts

  During 1998, the Company entered into certain employment agreements with members of senior management, as well as previous owners or key employees of the companies acquired. Certain of these agreements represent noncancelable contracts whereas if the individual is discharged, the remaining term of the agreement is payable as severance. The terms of these noncancelable agreements range through May 2003. At December 31, 1998, the Company had future noncancelable employment commitments of $4,300.

 (c) Claims and Lawsuits

  The Company is subject to certain claims and lawsuits arising in the normal course of business, most of which involve claims for personal injury and property damage incurred in connection with its operations. The Company maintains various insurance coverages in order to minimize financial risk associated with the claims. In the opinion of management, uninsured losses, if any, resulting from the ultimate resolution of these matters will not have material effect on the Company's consolidated financial position or results of operations.

 (d) Employee Benefit Plans

  The Company maintains certain 401(k) plans that enable eligible employees to defer a portion of their income through contributions to the plans. The Company contributed $35 to these plans during the year ended December 31, 1998.

                  UNITED ROAD SERVICES, INC. AND SUBSIDIARIES

                (In thousands, except share and per share data)

(13) Related Party Transactions

 (a) Earn-out Payments

  The Company is obligated to make certain earn-out payments to the former owners of the Founding Companies and one other acquired company. For each of the years 1998 through 2002, the Company will be required to make an earn-out payment to the former owners of each of these companies that achieves certain net revenue targets. The net revenue target for 1998 was generally 110% of 1997 net revenue of the particular company, and for the years 1999 through 2002 the net revenue target is 110% of the greater of the prior year's actual net revenue or target net revenue. If the net revenue target is achieved for a particular year, an initial payment in shares of common stock, generally equal to 5% of the excess of actual net revenue over the net revenue target, is due. In addition, upon achievement of the net revenue target for a particular year, subsequent and equal payments will also be due for each year through 2002, provided that the actual net revenue for the respective subsequent year exceeds the actual net revenue for the year that the net revenue target was first achieved. At December 31, 1998, the Company has recorded additional goodwill and a liability within accrued expenses on the accompanying consolidated balance sheet in the amount of $362, which represents the fair value of 19,519 shares of common stock at December 31, 1998.

 (b) Employment and Consultant Agreements with Directors

  The Company entered into consultant agreements with two directors. Pursuant to these agreements, each of the directors is entitled to receive from the Company a consulting fee equal to two percent of the gross revenue of each company that the respective director assists the Company in acquiring, with the fee being based upon such acquired company's gross revenue for the twelve months immediately preceding the acquisition. Each consultant agreement is for a term of three years. In addition, the Company entered into an employment agreement with a third director pursuant to which the director serves as a Vice President of the Company for a term of three years, with an annual base salary of $150,000. The employment and consultant agreements described above also contain covenants not to compete with the Company for one year after the termination of the agreement.

 (c) Employment and Consultant Agreements With Former Owners

  Upon consummation of certain acquisitions, the Company has entered employment or consultant agreements with certain former owners of the companies acquired. These agreements range from a term of one to five years, and vary on a case-by-case basis, relative to compensation, duties and compensation guarantees. Under certain negotiated agreements, the Company has agreed on compensation amounts in excess of the current market value. For the year ended December 31, 1998, the Company has recorded $404 of the excess compensation as additional purchase price consideration and will amortize this amount over the remaining life of the goodwill associated with the company acquired.

 (d) Holdback

  During 1998, the Company has withheld purchase price consideration in the form of cash and/or common stock that will be released based on the achievement of certain financial ratios, or other contingencies, after a contractually defined period of time. The Company does not record a liability for the cash withheld or consider the shares of common stock issued, but held in escrow, to be outstanding until the satisfaction of the defined contingencies. At December 31, 1998, the Company had cash and shares of common stock withheld in the amount of $1,461 and 241,081 shares, respectively.

                  UNITED ROAD SERVICES, INC. AND SUBSIDIARIES

                (In thousands, except share and per share data)


 (e) Lease Agreements

  As described in note 9, concurrent with the acquisition of certain companies, the Company has entered various agreements with former owners to lease land and buildings used in the Company's operations. In the opinion of management, these agreements were entered into at a fair market value of the property being leased.

(14) Financial Instruments

 (a) Fair Value

  SFAS No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of information about the fair value of certain financial instruments for which it is practicable to estimate that value. For purposes of the following disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

  The following methods and assumptions were used to estimate fair value of each class of financial instruments for which it is practicable to estimate that value:

    Cash and Cash Equivalents, Receivables, Notes Payable, and Accounts Payable--The carrying amount approximates fair value because of the short maturity of these instruments.

    Long-term Debt--The carrying amount of the Company's bank borrowings under the revolving credit facility approximate the fair value because the interest rates are based on floating rates identified by reference to market rates. At December 31, 1998, management estimates that the fair value of the convertible subordinated debentures approximates the carrying value of $43,732.

    Letters of Credit--The letters of credit reflect fair value as a condition of their underlying purpose and are subject to fees competitively determined in the market place. The contract value and fair value of the letters of credit at December 31, 1998 was $1,850.

 (b) Off-Balance Sheet Risk

  In the normal course of business, the Company is a party to letters of credit which are not reflected in the accompanying consolidated balance sheets. Such financial instruments are to be valued based on the amount of exposure under the instrument and the likelihood of performance being requested. No claims have been made against these letters of credit and management does not expect any material losses to result from these off-balance sheet instruments. At December 31, 1998, the Company has letters of credit outstanding totaling $1,850.

                  UNITED ROAD SERVICES, INC. AND SUBSIDIARIES

                (In thousands, except share and per share data)


(15) Quarterly Consolidated Financial Data (Unaudited)

  The table below sets forth the unaudited consolidated operating results by quarter for the year ended December 31, 1998:

                                              Quarterly period ended
                         -----------------------------------------------------------------
                         March 31, 1998 June 30, 1998 September 30, 1998 December 31, 1998
                         -------------- ------------- ------------------ -----------------
Net revenues............     $  --          8,468           36,374            43,077
Income (loss) from
 operations.............      (390)           544            4,167             4,660
Net income (loss).......      (232)           457            1,970             2,197
Basic earnings (loss)
 per common share (a)...     $(.08)           .05              .14               .15
                             =====          =====           ======            ======
Diluted earnings (loss)
 per common share (a)...     $(.08)           .05              .14               .15
                             =====          =====           ======            ======

--------
(a) Earnings per share are computed independently for each of the quarters presented. The sum of the quarterly earnings (loss) per common share does not equal the total computed for the year as a result of the increase in outstanding common shares due to the initial public offering and shares issued in conjunction with certain acquisitions.

(16) Subsequent Events

 (a) Acquisitions

  Since January 1, 1999, the Company has acquired 12 additional businesses for aggregate consideration of approximately $23,500 in cash, 1,955,140 shares of common stock and the assumption of approximately $14,300 of indebtedness.

 (b) Convertible Subordinated Debentures

  On February 23, 1999, the additional issuance of 8% convertible subordinated debentures with a principal amount of $31,500, as described in note 8(b), to Charterhouse was approved by the stockholders of the Company. At the second closing on March 16, 1999, the Company issued the remaining Debentures to Charterhouse.

                         INDEPENDENT AUDITORS' REPORT

The Shareholder and Board of Directors
Northland Auto Transporters, Inc. and
Northland Fleet Leasing, Inc.:

  We have audited the accompanying combined balance sheets of Northland Auto Transporters, Inc. and Northland Fleet Leasing, Inc. (collectively "Northland") as of December 31, 1996 and 1997 and May 5, 1998, and the related combined statements of operations, stockholder's equity, and cash flows for each of the years in the three-year period ended December 31, 1997 and for the period from January 1, 1998 through May 5, 1998. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Northland Auto Transporters, Inc. and Northland Fleet Leasing, Inc. as of December 31, 1996 and 1997 and May 5, 1998, and the results of their combined operations and their combined cash flows for each of the years in the three-year period ended December 31, 1997 and for the period from January 1, 1998 through May 5, 1998, in conformity with generally accepted accounting principles.

                                          /s/ KPMG LLP

Albany, New York
July 31, 1998

                       NORTHLAND AUTO TRANSPORTERS, INC.
                       AND NORTHLAND FLEET LEASING, INC.

                            COMBINED BALANCE SHEETS

                   December 31, 1996 and 1997 and May 5, 1998

                                            December 31, December 31,  May 5,
                                                1996         1997       1998
                                            ------------ ------------ ---------
                  Assets
Current assets:
  Cash and cash equivalents................  $  432,949     407,309     359,880
  Trade accounts receivable, net of
   allowance for doubtful accounts of
   $40,000 in 1996, $75,000 in 1997
   and $30,000 in 1998.....................     416,220     942,432   1,053,908
  Accounts receivable from employees.......       4,955       3,445      19,907
  Notes receivable.........................      35,068      17,453      66,115
  Income tax receivable (note 7)...........      37,584         --          --
  Prepaid and other current assets (note
   2)......................................      74,302     113,558     423,345
  Deferred income taxes--current (note 7)..       9,000      17,000      11,000
                                             ----------   ---------   ---------
    Total current assets...................   1,010,078   1,501,197   1,934,155
Property and equipment, net (notes 3, 5,
 and 6)....................................   2,204,802   3,924,055   3,768,576
Notes receivable--noncurrent...............      44,044      31,468      28,624
Other noncurrent assets, net (note 4)......       8,862       8,426       8,426
                                             ----------   ---------   ---------
    Total assets...........................  $3,267,786   5,465,146   5,739,781
                                             ==========   =========   =========
   Liabilities and Stockholder's Equity
Current liabilities:
  Current installments of notes payable
   (note 5)................................     282,824     346,859     262,265
  Current installments of capital lease
   obligations (note 6)....................       4,408     147,538     160,846
  Payable to related parties (note 8)......     159,505      53,849      50,972
  Accounts payable.........................     210,998     188,064     260,735
  Income taxes payable (note 7)............         --      261,933     201,000
  Accrued payroll and related costs........      18,062      52,676     216,385
  Other accrued liabilities................      98,914      51,300      67,165
                                             ----------   ---------   ---------
    Total current liabilities..............     774,711   1,102,219   1,219,368
Long-term liabilities:
  Notes payable, excluding current
   installments (note 5)...................     318,382     279,963     219,019
  Capital lease obligations, excluding
   current installments
   (note 6)................................      12,833     793,774     694,309
  Deferred income taxes--noncurrent (note
   7)......................................     171,000     244,000     272,000
                                             ----------   ---------   ---------
    Total liabilities......................   1,276,926   2,419,956   2,404,696
Stockholder's equity:
  Common stock, $1 par value, authorized,
   issued and outstanding 2,000 shares in
   1996, 1997 and 1998.....................       2,000       2,000       2,000
  Retained earnings........................   1,988,860   3,043,190   3,333,085
                                             ----------   ---------   ---------
    Total stockholder's equity.............   1,990,860   3,045,190   3,335,085
                                             ----------   ---------   ---------
    Total liabilities and stockholder's
     equity................................  $3,267,786   5,465,146   5,739,781
                                             ==========   =========   =========

            See accompanying notes to combined financial statements.

                       NORTHLAND AUTO TRANSPORTERS, INC.
                       AND NORTHLAND FLEET LEASING, INC.

                         COMBINED STATEMENTS OF INCOME

                Years ended December 31, 1995, 1996 and 1997 and
                Period from January 1, 1998 through May 5, 1998

                              December 31, December 31, December 31,  May 5,
                                  1995         1996         1997       1998
                              ------------ ------------ ------------ ---------
Revenue......................  $4,671,164   6,353,290    10,159,113  4,235,357
Cost of revenue..............   3,683,119   5,132,828     7,341,748  2,946,829
                               ----------   ---------    ----------  ---------
Gross profit.................     988,045   1,220,462     2,817,365  1,288,528
Selling, general, and
 administrative expenses.....     663,723     874,559     1,378,872    747,452
                               ----------   ---------    ----------  ---------
Income from operations.......     324,322     345,903     1,438,493    541,076
Other income (expense):
  Interest expense...........     (48,825)    (79,384)     (139,099)   (49,863)
  Interest income............      16,624      37,701        35,723     15,172
  Loss on sale of assets.....     (14,540)        --        (34,568)   (20,304)
  Other......................      29,078      41,282        88,781     38,814
                               ----------   ---------    ----------  ---------
Income before income taxes...     306,659     345,502     1,389,330    524,895
Income tax expense (benefit)
 (note 7)....................      31,400        (710)      335,000    235,000
                               ----------   ---------    ----------  ---------
Net income...................  $  275,259     346,212     1,054,330    289,895
                               ==========   =========    ==========  =========


            See accompanying notes to combined financial statements.

                       NORTHLAND AUTO TRANSPORTERS, INC.
                       AND NORTHLAND FLEET LEASING, INC.

                  COMBINED STATEMENTS OF STOCKHOLDER'S EQUITY

                  Years ended December 31, 1995, 1996 and 1997
                Period from January 1, 1998 through May 5, 1998

                                                                      Total
                                                 Common Retained  stockholder's
                                                 stock  earnings     equity
                                                 ------ --------- -------------
Balance at December 31, 1994.................... $2,000 1,367,389   1,369,389
Net income--1995................................    --    275,259     275,259
                                                 ------ ---------   ---------
Balance at December 31, 1995....................  2,000 1,642,648   1,644,648
Net income--1996................................    --    346,212     346,212
                                                 ------ ---------   ---------
Balance at December 31, 1996....................  2,000 1,988,860   1,990,860
Net income--1997................................    --  1,054,330   1,054,330
                                                 ------ ---------   ---------
Balance at December 31, 1997....................  2,000 3,043,190   3,045,190
Net income--period from January 1, 1998 through
 May 5, 1998....................................    --    289,895     289,895
                                                 ------ ---------   ---------
Balance at May 5, 1998.......................... $2,000 3,333,085   3,335,085
                                                 ====== =========   =========



            See accompanying notes to combined financial statements.

                       NORTHLAND AUTO TRANSPORTERS, INC.
                       AND NORTHLAND FLEET LEASING, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                  Years ended December 31, 1995, 1996 and 1997
                Period from January 1, 1998 through May 5, 1998

                                December 31, December 31, December 31,  May 5,
                                    1995         1996         1997       1998
                                ------------ ------------ ------------ --------
Cash flows from operating
 activities:
  Net income..................    $275,259      346,212    1,054,330    289,895
  Adjustments to reconcile net
   income to net cash provided
   by operating activities:
    Depreciation and
     amortization.............     181,634      224,637      289,479    129,692
    (Decrease) increase in
     deferred income taxes....     (11,000)      (6,000)      65,000     34,000
    Loss on retirement of
     property and equipment...      14,540          --        34,568     20,304
    (Increase) decrease in
     trade accounts
     receivable...............    (115,982)     138,452     (526,212)  (111,476)
    Decrease (increase) in
     other accounts
     receivable...............       1,185       (4,100)       1,510        --
    Decrease in income tax
     receivable...............         --           --        37,584        --
    (Increase) decrease in
     prepaid and other current
     assets...................     (17,892)      16,331      (39,256)  (326,249)
    Increase (decrease) in
     accounts payable.........         716       23,236      (22,934)    72,671
    Increase (decrease) in
     income taxes payable.....                      --       261,933    (60,933)
    (Decrease) increase in
     accrued payroll and
     related costs............     (85,348)     (14,137)      34,614    163,709
    Increase (decrease) in
     amounts payable to
     related parties..........      20,552       16,410     (105,656)    (2,877)
    Increase (decrease) in
     other accrued
     liabilities..............      25,946        2,880      (47,614)    15,865
                                  --------     --------    ---------   --------
Net cash provided by operating
 activities...................     289,610      743,921    1,037,346    224,601
                                  --------     --------    ---------   --------
Cash flows from investing
 activities:
  Purchase of plant and
   equipment..................    (229,888)    (395,881)    (762,597)  (169,467)
  Proceeds from sale of
   equipment..................      53,044          --        67,656    174,950
  Decrease (increase) in notes
   receivable.................       8,159      (30,984)      30,191    (45,818)
                                  --------     --------    ---------   --------
Net cash used in investing
 activities...................    (168,685)    (426,865)    (664,750)   (40,335)
                                  --------     --------    ---------   --------
Cash flows from financing
 activities:
  Proceeds from long-term
   debt.......................         --           --        24,629        --
  Principal payments on long-
   term debt and capital
   leases.....................    (139,745)    (157,971)    (422,865)  (231,695)
                                  --------     --------    ---------   --------
Net cash used in financing
 activities...................    (139,745)    (157,971)    (398,236)  (231,695)
                                  --------     --------    ---------   --------
Net increase (decrease) in
 cash.........................     (18,820)     159,085      (25,640)   (47,429)
Cash at beginning of period...     292,684      273,864      432,949    407,309
                                  --------     --------    ---------   --------
Cash at end of period.........    $273,864      432,949      407,309    359,880
                                  ========     ========    =========   ========
Supplemental disclosure of
 cash flow information:
  Cash paid during the period
   for:
    Interest..................    $ 48,825       79,384      139,099     49,863
                                  ========     ========    =========   ========
    Income taxes..............    $  7,024       79,835        6,480    275,064
                                  ========     ========    =========   ========
Supplemental disclosure of
 noncash investing and
 financing activities:
    Issuance of notes for
     financing of capital
     leases...................    $200,000      360,523    1,347,423        --
                                  ========     ========    =========   ========

            See accompanying notes to combined financial statements.

                     NORTHLAND AUTO TRANSPORTERS, INC. AND
                         NORTHLAND FLEET LEASING, INC.

                  NOTES TO THE COMBINED FINANCIAL STATEMENTS

               December 31, 1995, 1996 and 1997 and May 5, 1998

(1) Description of Business and Summary of Significant Accounting Policies

 (a) Description of Business

  Northland Auto Transporters, Inc. and Northland Fleet Leasing, Inc. (referred to collectively as "Northland") were founded in 1977 and 1992, respectively. Northland's primary business is transporting vehicles for auto auctions, leasing companies, auto dealers, manufacturers and individuals, primarily in the Midwestern United States. Northland has three facilities in Detroit. It operates approximately 55 vehicles. Northland Fleet Leasing, Inc. owns a fleet of trucks and trailers and contracts out work primarily with Northland Auto Transporters, Inc., and to a limited extent, third party contractors.

 (b) Principles of Combination

  The combined financial statements include the financial statements of Northland Auto Transporters, Inc., the auto hauling company, and Northland Fleet Leasing, Inc., a truck leasing company. Northland Auto Transporters, Inc. is a C-Corporation while Northland Fleet Leasing, Inc. is an S-Corporation. All sales relating to intercompany leasing arrangements have been eliminated. Both entities have the same management and principal stockholder ownership.

 (c) Cash Equivalents

  Cash equivalents of $432,949, $407,309, and $359,880 at December 31, 1996
and 1997 and at May 5, 1998, respectively, consist of bank accounts and certificates of deposit with an initial term of less than three months. For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

 (d) Revenue Recognition

  Northland operates as one segment related to the transportation of vehicles and equipment for customers.

  Northland's revenue is derived from customers who require transportation of vehicles and equipment. Transport revenue is recognized upon the delivery of the vehicles to their final destination. Expenses related to the generation of revenue are recognized as incurred.

 (e) Property and Equipment

  Property and equipment are stated at cost. Plant and equipment under capital leases are stated at the present value of minimum lease payments. Depreciation is determined for financial statement purposes using the straight-line method over the estimated useful lives of the individual assets. Accelerated methods of depreciation have been used for income tax purposes. For financial statement purposes, the Company provides for depreciation of property and equipment over the following estimated useful lives:

   Transportation equipment......................................... 10-20 years
   Furniture and fixtures...........................................     7 years
   Office equipment.................................................     5 years
   Automobiles......................................................     5 years

                     NORTHLAND AUTO TRANSPORTERS, INC. AND
                         NORTHLAND FLEET LEASING, INC.

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)

               December 31, 1995, 1996 and 1997 and May 5, 1998

 (f) Fair Value of Financial Instruments

  Due to the short-term nature of various financial instruments and the current incremental borrowing rates available to the Company on bank loans with similar terms and maturities, the fair value of the Company's financial instruments approximates their carrying values.

 (g) Other Assets

  Other assets consist principally of prepaid insurance and short-term deposits to purchase equipment.

 (h) Income Taxes

  Income taxes are accounted for under the asset and liability method for Northland Auto Transporters, Inc. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  Northland Fleet Leasing, Inc. is a Subchapter S corporation. As such, all taxable events are recorded by the shareholders currently on their personal tax returns and no deferrals are recorded.

 (i) Use of Estimates

  The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues, gains, and expenses during the reporting period. Actual results could differ from those estimates.

(2) Prepaid and Other Current Assets

  Prepaid and other current assets at December 31, 1996 and 1997 and May 5, 1998 consists of:

                                               December 31, December 31, May 5,
                                                   1996         1997      1998
                                               ------------ ------------ -------
   Prepaid insurance..........................   $14,818       28,172    114,527
   Prepaid vehicle registration...............    25,978       35,778     19,877
   Deposits on trucks.........................    12,403       16,633    279,967
   Miscellaneous advances.....................    12,716        9,320      5,501
   Prepaid property and other taxes...........     8,387       23,655      3,473
                                                 -------      -------    -------
                                                 $74,302      113,558    423,345
                                                 =======      =======    =======

                     NORTHLAND AUTO TRANSPORTERS, INC. AND
                         NORTHLAND FLEET LEASING, INC.

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)

                December 31, 1995, 1996 and 1997 and May 5, 1998

(3) Property and Equipment

  Property and equipment at December 31, 1996 and 1997 and May 5, 1998 consist of the following:

                                            December 31, December 31,  May 5,
                                                1996         1997       1998
                                            ------------ ------------ ---------
   Transportation equipment................  $2,745,094   4,457,178   4,344,681
   Furniture and fixtures..................     123,585     147,035     145,544
   Office equipment........................      34,449      34,244      34,244
   Automobiles.............................      64,781     126,926     157,906
                                             ----------   ---------   ---------
   Total...................................   2,967,909   4,765,383   4,682,375
   Less accumulated depreciation...........    (763,107)   (841,328)   (913,800)
                                             ----------   ---------   ---------
   Property and equipment, net.............  $2,204,802   3,924,055   3,768,575
                                             ==========   =========   =========

  Depreciation of property and equipment in 1995, 1996, 1997 and 1998 totaled $181,198, $224,201, $289,043 and $129,692, respectively.

(4) Other Noncurrent Assets

  Other noncurrent assets at December 31, 1996 and 1997 and May 5, 1998 consist of the following:

                                                December 31, December 31, May 5,
                                                    1996         1997      1998
                                                ------------ ------------ ------
   Deposits....................................    $4,672       4,672     4,672
   Goodwill....................................     3,936       3,500     3,500
   Mortgage commitment fee.....................       254         254       254
                                                   ------       -----     -----
                                                   $8,862       8,426     8,426
                                                   ======       =====     =====

                     NORTHLAND AUTO TRANSPORTERS, INC. AND
                         NORTHLAND FLEET LEASING, INC.

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)

               December 31, 1995, 1996 and 1997 and May 5, 1998

(5) Indebtedness

  The Company's long-term debt consisted of the following at December 31, 1996 and 1997 and May 5, 1998:

                                             December 31, December 31,  May 5,
                                                 1996         1997       1998
                                             ------------ ------------ --------
Note payable to Navistar Financial Corp.,
 payable in monthly installments of $1,188,
 including interest at 8.755%, maturing
 June 2000. Secured by equipment...........    $ 43,095       31,081        --

Note payable to First of America Bank,
 payable in monthly installments of
 $11,029, including interest at 8.25%,
 maturing May 1999. Secured by equipment...     288,698      176,248    136,325

Note payable to First of America Bank,
 payable in monthly principal installments
 of $7,320, plus interest at 0.75% above
 the prime lending rate (9.0%, 9.25% and
 7.75% at December 31, 1996 and 1997 and
 May 5, 1998), maturing July 1998. Secured
 by equipment..............................     141,143       49,628     17,376

Note payable to First of America Bank,
 payable in monthly installments of $6,290,
 including interest at 8.25%, maturing
 October 1998. Secured by equipment........     128,270       60,948     37,125
Various notes payable secured by
 equipment.................................         --        20,261     18,743
                                               --------     --------   --------
Total long-term debt.......................     601,206      626,822    481,284
                                               --------     --------   --------
Less installments due within one year......    (282,824)    (346,859)  (262,265)
                                               --------     --------   --------
Long-term debt, excluding current
 installments..............................    $318,382      279,963    219,019
                                               ========     ========   ========

Note payable to First of America Bank,
 payable in monthly principal installments
 of $6,771, including interest at the
 Bank's base lending rate (8.50% at May 5,
 1998 and December 31, 1997), maturing
 April 10, 2001. Secured by equipment......         --       288,656    271,715


  Annual maturities of long-term debt for each of the four years subsequent to May 5, 1998 are as follows:

   1999................................................................ $262,265
   2000................................................................   74,779
   2001................................................................  108,308
   2002................................................................   35,932
                                                                        --------
                                                                        $481,284
                                                                        ========

(6) Leases

  The Company leases equipment under a capital leases expiring from 2000 to 2002. The asset and liability under the capital lease recorded at the present value of the minimum lease payments. Amortization of equipment under the capital lease is included in depreciation expense in the accompanying statements of operations.

  Northland leases its operating facility from a third-party under a cancelable operating lease rent expense in 1995, 1996, 1997 and 1998 was $40,054, $58,515, $41,700 and $14,782.

                     NORTHLAND AUTO TRANSPORTERS, INC. AND
                         NORTHLAND FLEET LEASING, INC.

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)

               December 31, 1995, 1996 and 1997 and May 5, 1998

  Following is a summary of property held under the capital leases at December 31, 1996 and 1997 and May 5, 1998:

                                             December 31, December 31,  May 5,
                                                 1996         1997       1998
                                             ------------ ------------ --------
   Equipment................................   $18,000     1,047,298    977,949
     Less accumulated amortization..........    (3,600)     (298,619)  (385,141)
                                               -------     ---------   --------
   Net assets held under capital leases.....   $14,400       748,679    592,808
                                               =======     =========   ========

  The present value of capital lease payments and minimum future rental payments to be paid on all noncancelable operating leases for each of the next five years are as follows:

   Years ending December 31,                                      Capital leases
   -------------------------                                      --------------
   1998..........................................................   $ 136,268
   1999..........................................................     217,219
   2000..........................................................     208,195
   2001..........................................................     197,277
   2002..........................................................     271,073
                                                                    ---------
   Total.........................................................   1,030,032
   Less amount representing interest.............................    (174,877)
                                                                    ---------
   Present value of capital lease payments.......................   $ 855,155
                                                                    =========

(7) Income Taxes

  Income tax expense (benefit) for the year ended December 31, 1995, 1996 and 1997 and for the period from January 1 through May 5, 1998 consists of:

                                  December 31, December 31, December 31, May 5,
                                      1995         1996         1997      1998
                                  ------------ ------------ ------------ -------
   Current:
     Federal.....................   $42,400        5,290      270,000    201,000
     Deferred....................   (11,000)      (6,000)      65,000     34,000
                                    -------       ------      -------    -------
                                    $31,400         (710)     335,000    235,000
                                    =======       ======      =======    =======

  The following table reconciles the expected federal statutory tax rate to the effective tax rate:

                                 December 31, December 31, December 31, May 5,
                                     1995         1996         1997      1998
                                 ------------ ------------ ------------ -------
   Computed expected tax
    expense.....................   $104,264      117,471      472,372   178,464
   Effect of earnings from S-
    Corporation.................    (77,750)    (123,441)    (141,644)   56,536
   Non-deductible meals and
    entertainment expense.......      4,886        5,260        4,272       --
                                   --------     --------     --------   -------
                                   $ 31,400         (710)     335,000   235,000
                                   ========     ========     ========   =======

                     NORTHLAND AUTO TRANSPORTERS, INC. AND
                         NORTHLAND FLEET LEASING, INC.

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)

               December 31, 1995, 1996 and 1997 and May 5, 1998

  The tax effect of temporary differences that give rise to deferred tax assets and deferred tax liabilities as of December 31, 1996 and 1997 and May 5, 1998 and are presented below:

                                             December 31, December 31,  May 5,
                                                 1996         1997       1998
                                             ------------ ------------ --------
   Deferred tax asset:
     Allowance for doubtful accounts.......   $   9,000       17,000     11,000
   Deferred tax liability:
     Property and equipment, due to
      differences in depreciation lives and
      methods..............................    (171,000)    (244,000)  (272,000)
                                              ---------     --------   --------
   Net deferred tax liability..............   $(162,000)    (227,000)  (261,000)
                                              =========     ========   ========

  At December 31, 1995, the net deferred tax liability was $168,000.

  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the projected future taxable income and tax planning strategies, as well as carryback opportunities, in making this assessment. Based upon the level of historical taxable income, projections for future taxable income, and carryback opportunities over the periods in which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced.

(8) Related Party

  The Company has borrowed funds from its principal shareholder and has an outstanding payable for December 31, 1996 and 1997 and for the period from January 1, 1998 through May 5, 1998 of $159,505, $53,849, and $50,972, respectively.

(9) Employee Benefits

  The Company has a retirement savings plan, pursuant to section 401(k) of the Internal Revenue Code, that is available to all employees with at least 1 year of service to the Company and that are at least 21 years of age. Eligible participants may contribute up to 15% of their compensation. The Company provides discretionary matching contributions to the Plan, which amounted to $12,985, $64,196, $0, and $88,329 in 1995, 1996, 1997, and the period from
January 1, 1998 through May 5, 1998, respectively.

(10) Business Risks

  Two customers accounted for a combined 11% and 16% of the Company's sales in 1996 and 1997, respectively.

  Four customers accounted for more than 44% of the Company's sales as of period end May 5, 1998. At May 5, 1998, the Company had $418,924 of trade accounts receivable due from these companies.

                     NORTHLAND AUTO TRANSPORTERS, INC. AND
                         NORTHLAND FLEET LEASING, INC.

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)

               December 31, 1995, 1996 and 1997 and May 5, 1998

(11) Contingent Liabilities

  Various legal claims arise against Northland during the normal course of business. In the opinion of management, liabilities, if any, arising from proceedings would not have a material effect on the financial statements.

(12) Subsequent Event

  On May 5, 1998 the stockholder sold the companies to United Road Services, Inc. as part of the initial public offering of the common stock of United Road Services, Inc.

                         INDEPENDENT AUDITORS' REPORT

The Stockholder
Falcon Towing and Auto Delivery, Inc.:

  We have audited the accompanying balance sheets of Falcon Towing and Auto Delivery, Inc. (Falcon) as of December 31, 1996 and 1997 and May 5, 1998 and the related statement of operations, stockholder's equity, and cash flows for each of the years in the three-year period ended December 31, 1997 and the period from January 1, 1998 through May 5, 1998. These financial statements are the responsibility of Falcon's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Falcon Towing and Auto Delivery, Inc. as of December 31, 1996 and 1997 and May 5, 1998 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1997 and the period from January 1, 1998 through May 5, 1998 in conformity with generally accepted accounting principles.

                                          /s/ KPMG LLP

Albany, New York
July 27, 1998

                     FALCON TOWING AND AUTO DELIVERY, INC.

                                 BALANCE SHEETS

                   December 31, 1996 and 1997 and May 5, 1998

                                             December 31, December 31,  May 5,
                                                 1996         1997       1998
                                             ------------ ------------ ---------
                  Assets
Current assets:
  Cash.....................................   $   23,505       3,527       8,090
  Trade accounts receivable, net of
   allowance for doubtful accounts of
   $67,650 in 1996 and $188,500 in 1997 and
   1998....................................      476,896     717,560     499,074
  Inventories..............................       24,868      26,068      28,172
  Prepaid and other current assets.........       46,537     131,328     131,331
                                              ----------   ---------   ---------
    Total current assets...................      571,806     878,483     666,667
Property and equipment, net (notes 2, 3 and
 4)........................................    1,656,635   2,423,368   2,440,528
                                              ----------   ---------   ---------
    Total assets...........................   $2,228,441   3,301,851   3,107,195
                                              ==========   =========   =========

                Liabilities

Current liabilities:
  Current installments of long-term debt
   (note 3)................................   $  123,722     264,081     407,992
  Current installments of obligations under
   capital leases (note 4).................      252,527     368,590     414,628
  Borrowings under lines of credit (note
   3)......................................       36,150      47,121      50,378
  Accounts payable.........................      178,357     546,301     272,172
  Accrued payroll and related costs........       57,000      67,701     100,494
  Income taxes payable (note 5)............       98,698     207,399     250,723
  Other accrued liabilities................      137,600     214,979     163,443
                                              ----------   ---------   ---------
    Total current liabilities..............      884,054   1,716,172   1,659,830
Long-term liabilities:
  Long-term debt, excluding current
   installments (note 3)...................      225,386     250,196         --
  Obligations under capital leases,
   excluding current installments (note
   4)......................................      630,677     716,288     685,204
  Deferred income taxes (note 5)...........       11,733      10,555      42,253
                                              ----------   ---------   ---------
    Total liabilities......................    1,751,850   2,693,211   2,387,287
Stockholder's equity:
  Common stock, no par or stated value.
   Authorized 1,000 shares; issued and
   outstanding 750 shares..................          --          --          --
  Retained earnings........................      476,591     608,640     719,908
                                              ----------   ---------   ---------
    Total stockholder's equity.............      476,591     608,640     719,908
                                              ----------   ---------   ---------
    Total liabilities and stockholder's
     equity................................   $2,228,441   3,301,851   3,107,195
                                              ==========   =========   =========

                See accompanying notes to financial statements.

                     FALCON TOWING AND AUTO DELIVERY, INC.

                            STATEMENTS OF OPERATIONS

                Years ended December 31, 1995, 1996 and 1997 and
                Period from January 1, 1998 through May 5, 1998

                               December 31, December 31, December 31,  May 5,
                                   1995         1996         1997       1998
                               ------------ ------------ ------------ ---------
Net revenue..................   $4,351,847   6,203,104    7,784,766   2,848,353
Cost of revenue..............    3,492,248   4,638,239    5,955,423   2,134,217
                                ----------   ---------    ---------   ---------
    Gross profit.............      859,599   1,564,865    1,829,343     714,136
Selling, general and
 administrative expenses.....      952,260   1,190,631    1,614,386     479,501
                                ----------   ---------    ---------   ---------
    Income (loss) from opera-
     tions...................      (92,661)    374,234      214,957     234,635
Other income (expense):
  Interest expense...........      (77,176)   (129,150)    (147,700)    (48,345)
  Gain (loss) on sale of
   equipment.................         (417)        --        98,735         --
  Other......................       38,508      12,167       73,580         --
                                ----------   ---------    ---------   ---------
    Income (loss) before in-
     come taxes..............     (131,746)    257,251      239,572     186,290
Income tax expense (note 5)..       15,707      94,723      107,523      75,022
                                ----------   ---------    ---------   ---------
    Net income (loss)........   $ (147,453)    162,528      132,049     111,268
                                ==========   =========    =========   =========



                See accompanying notes to financial statements.

                     FALCON TOWING AND AUTO DELIVERY, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                Years ended December 31, 1995, 1996 and 1997 and
                Period from January 1, 1998 through May 5, 1998

                                                                      Total
                                                 Common Retained  stockholder's
                                                 stock  earnings     equity
                                                 ------ --------  -------------
Balance at December 31, 1994....................  $--    461,516     461,516
Net loss--1995..................................   --   (147,453)   (147,453)
                                                  ----  --------    --------
Balance at December 31, 1995....................   --    314,063     314,063
Net income--1996................................   --    162,528     162,528
                                                  ----  --------    --------
Balance at December 31, 1996....................   --    476,591     476,591
Net income--1997................................   --    132,049     132,049
                                                  ----  --------    --------
Balance at December 31, 1997....................   --    608,640     608,640
Net income--period from January 1, 1998 through
 May 5, 1998....................................   --    111,268     111,268
                                                  ----  --------    --------
Balance at May 5, 1998..........................  $--    719,908     719,908
                                                  ====  ========    ========



                See accompanying notes to financial statements.

                     FALCON TOWING AND AUTO DELIVERY, INC.

                            STATEMENTS OF CASH FLOWS

                Years ended December 31, 1995, 1996 and 1997 and
                Period from January 1, 1998 through May 5, 1998

                               December 31, December 31, December 31,  May 5,
                                   1995         1996         1997       1998
                               ------------ ------------ ------------ --------
Cash flows from operating
 activities:
  Net income (loss)..........   $(147,453)     162,528      132,049    111,268
  Adjustment to reconcile net
   income (loss) to net cash
   provided by operating
   activities:
    Depreciation and
     amortization............     343,595      431,828      621,673    257,178
    Deferred income tax
     (benefit) expense.......      15,707       (3,975)      (1,178)    31,698
    Gain on sale of
     equipment...............         417          --       (98,735)       --
    (Increase) decrease in
     trade accounts
     receivable..............      (1,169)    (236,557)    (240,664)   218,486
    Increase in inventories..         --           --        (1,200)    (2,104)
    Increase in prepaid and
     other current assets....     (10,524)      (9,236)     (84,791)        (3)
    Increase (decrease) in
     accounts payable........     104,440       (8,097)     367,944   (274,129)
    Increase in accrued
     payroll and related
     costs...................      71,443       53,937       10,701     32,793
    (Decrease) increase in
     income taxes payable....     (20,542)      98,698      108,701     43,324
    Increase (decrease) in
     other accrued
     liabilities.............       7,434      (12,591)      77,379    (51,536)
                                ---------     --------     --------   --------
      Net cash provided by
       operating activities..     363,348      476,535      891,879    366,975
                                ---------     --------     --------   --------
Cash flows used in investing
 activities:
  Purchases of property and
   equipment.................    (290,177)    (169,861)    (919,049)  (274,338)
  Proceeds from sale of
   property and equipment....         --           --       141,100        --
                                ---------     --------     --------   --------
      Net cash used in
       investing activities..    (290,177)    (169,861)    (777,949)  (274,338)
                                ---------     --------     --------   --------
Cash flows from financing
 activities:
  Net proceeds from long-term
   debt......................      75,047          --       384,609        --
  Net repayments on long term
   debt......................    (120,031)    (282,833)    (529,488)   (91,331)
  Net borrowing under lines
   of credit.................     (36,066)      (2,784)      10,971      3,257
                                ---------     --------     --------   --------
      Net cash used in
       financing activities..     (81,050)    (285,617)    (133,908)   (88,074)
                                ---------     --------     --------   --------
Net increase (decrease) in
 cash........................      (7,879)      21,057      (19,978)     4,563
Cash at beginning of period..      10,327        2,448       23,505      3,527
                                ---------     --------     --------   --------
Cash at end of period........   $   2,448       23,505        3,527      8,090
                                =========     ========     ========   ========
Supplemental disclosure of
 cash flow information:
  Cash paid during the period
   for:
    Interest.................   $  74,280      125,435      144,806     48,345
                                =========     ========     ========   ========
    Income taxes.............   $     --        12,591          --      31,698
                                =========     ========     ========   ========
Supplemental disclosure of
 noncash investing and
 financing activities:
  Issuance of notes for
   financing of capital
   leases....................   $ 571,137      671,086      511,722    156,990
                                =========     ========     ========   ========

                See accompanying notes to financial statements.

                     FALCON TOWING AND AUTO DELIVERY, INC.

                         NOTES TO FINANCIAL STATEMENTS

               December 31, 1995, 1996 and 1997 and May 5, 1998

(1) Description of Business and Summary of Significant Accounting Policies

 (a) Description of Business

  Falcon Towing and Auto Delivery, Inc. (Falcon) was founded in 1985. Falcon's primary business is transporting vehicles for dealers, leasing companies, auction companies and long-haul transporters in the Western United States. Falcon has facilities in Los Angeles, San Francisco and Phoenix. It operates approximately 50 vehicles.

 (b) Revenue Recognition

  Falcon operates as one segment related to the transportation of vehicles and equipment for customers.

  Falcon's revenue is derived from customers who require transport of vehicles and equipment. Transport revenue is recognized upon the delivery of the vehicles and equipment to their final destination. Expenses related to the generation of revenue are recognized as incurred.

 (c) Inventories

  Inventories, which consist principally of replacement tires and truck parts, are stated at the lower of cost or market.

 (d) Property and Equipment

  Property and equipment are stated at cost. Depreciation is determined for financial statement purposes using the straight-line method over the estimated useful lives of the individual assets or, for leasehold improvements, over the terms of the related leases if shorter. Accelerated methods of depreciation have been used for income tax purposes. For financial statement purposes, Falcon provides for depreciation of property and equipment over the following estimated useful lives:

   Transportation and towing equipment.................................. 5 years
   Machinery and equipment.............................................. 5 years
   Leasehold improvements............................................... 5 years
   Furniture and fixtures............................................... 5 years
   Office equipment..................................................... 5 years

 (e) Fair Value of Financial Instruments

  Due to the short-term nature of various financial instruments and the current incremental borrowing rates available to Falcon on bank loans with similar terms and maturities, the fair value of Falcon's financial instruments approximates their carrying values.

 (f) Income Taxes

  Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                     FALCON TOWING AND AUTO DELIVERY, INC.

               December 31, 1995, 1996 and 1997 and May 5, 1998

 (g) Use of Estimates

  Management of Falcon has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(2) Property and Equipment

  Property and equipment at December 31, 1996 and 1997 and May 5, 1998 consist of the following:

                                          December 31,  December 31,   May 5,
                                              1996          1997        1998
                                          ------------  ------------ ----------
   Transportation and towing equipment... $ 2,970,070     4,124,483   4,370,183
   Machinery and equipment...............      70,296       104,411     108,388
   Leasehold improvements................      26,489        43,653      43,653
   Furniture and fixtures................      10,448        14,298      14,298
   Office equipment......................      19,225        19,225      43,886
   Construction-in-progress..............         --         33,000      33,000
                                          -----------    ----------  ----------
                                            3,096,528     4,339,070   4,613,408
   Less accumulated depreciation and
    amortization.........................  (1,439,893)   (1,915,702) (2,172,880)
                                          -----------    ----------  ----------
                                          $ 1,656,635     2,423,368   2,440,528
                                          ===========    ==========  ==========

  Depreciation and amortization of property and equipment in 1995, 1996 and 1997 and for the period ended May 5, 1998 totaled $343,595, $431,828, $621,673 and $257,178, respectively.

(3) Indebtedness

  Falcon has available a $50,000 line of credit with $50,378 outstanding at May 5, 1998, secured by the assets of Falcon and a guarantee by Falcon's stockholder. Outstanding borrowing bear interest at 11.5%. Subsequent to May 5, 1998, Falcon repaid the outstanding balance in full.

  Falcon has various notes payable to banks aggregating $407,992 and payable in monthly installments ranging from $1,024 to $2,909, including interest ranging from 9.0% to 10.5%. The notes mature at dates ranging from April, 1998 to April, 2000 and are secured by vehicles and equipment. These notes have been classified as current as subsequent to May 5, 1998, all outstanding notes payable were paid in full.

(4) Leases

  The Company is obligated under capital lease arrangements for certain vehicles, which expire at various dates through November 2000.

  Following is a summary of equipment held under capital leases at December 31, 1996, 1997 and May 5, 1998:

                              December 31, December 31,   May 5,
                                  1996         1997        1998
                              ------------ ------------ ----------
   Transportation and towing
    equipment................  $1,612,687    2,124,409   2,281,399
     Less accumulated
      amortization...........    (703,928)  (1,036,670) (1,281,130)
                               ----------   ----------  ----------
                               $  908,759    1,087,739   1,000,269
                               ==========   ==========  ==========

                     FALCON TOWING AND AUTO DELIVERY, INC.

               December 31, 1995, 1996 and 1997 and May 5, 1998

  Falcon leases the land and buildings used for its operations at the El Monte and Phoenix locations under lease agreements with its sole stockholder. Rent paid to the stockholder in 1995, 1996, 1997 and for the period ended May 5, 1998 was $0, $24,000, $319,000 and $129,500, respectively. Additionally,
Falcon has a cancelable lease for the land and building used for its operations at the Newark, CA location from an unrelated third party for annual rental payments of approximately $48,000. Rent expense for the period ended May 5, 1998 was $16,000. Falcon is responsible for all operating costs related to the properties.

  Subsequent to May 5, 1998, United Road Services, Inc. entered into agreements with the stockholder to lease the land and buildings used in Falcon's operations. Accordingly, the Company is not obligated with respect to future operating lease commitments.

  Future minimum capital lease payments as of May 5, 1998 are:

   1998............................................................. $  464,548
   1999.............................................................    402,427
   2000.............................................................    245,115
   Thereafter.......................................................        --
                                                                     ----------
     Total future minimum lease payments............................  1,112,090
   Less amounts representing interest...............................    (12,258)
                                                                     ----------
     Present value of net minimum capital lease payments............ $1,099,832
                                                                     ==========

(5) Income Taxes

  Income tax expense for the years ended December 31, 1995, 1996 and 1997 and the period from January 1, 1998 through May 5, 1998 consists of:

                            December 31, December 31, December 31, December 31,
                                1995         1996         1997         1998
                            ------------ ------------ ------------ ------------
   Current:
     Federal...............   $   --        77,500       86,271       34,384
     State.................       --        21,198       22,430        8,940
                              -------       ------      -------       ------
                                  --        98,698      108,701       43,324
   Deferred................    15,707       (3,975)      (1,178)      31,698
                              -------       ------      -------       ------
                              $15,707       94,723      107,523       75,022
                              =======       ======      =======       ======

                     FALCON TOWING AND AUTO DELIVERY, INC.

               December 31, 1995, 1996 and 1997 and May 5, 1998

  The following table reconciles the expected tax expense at the Federal statutory tax rate to the effective tax rate:

                                  December 31, December 31, December 31, May 5,
                                      1995         1996         1997      1998
                                  ------------ ------------ ------------ ------
   Computed expected tax
    (benefit) expense...........    $(44,794)     87,465       81,454    63,339
   State income taxes (benefit),
    net of Federal benefit......      (8,087)     13,991       14,803    10,869
   Non-deductible meals and
    entertainment expenses......       1,428         354        2,116       814
   Tax penalties and
    disallowances...............         --        5,724        3,898       --
   Net operating loss
    carryforward for which no
    benefit will be derived.....      73,039         --           --        --
   Basis difference in fixed
    assets which will not result
    in a tax benefit or loss....      (5,879)    (12,811)       5,252       --
                                    --------     -------      -------    ------
                                    $ 15,707      94,723      107,523    75,022
                                    ========     =======      =======    ======

  The tax effects of temporary differences that give rise to deferred tax liabilities at December 31, 1995, 1996 and 1997 and May 5, 1998 relate to depreciation of property, plant and equipment. At December 31, 1995, 1996, 1997 and May 5, 1998, deferred tax liabilities amounted to $15,707, $11,733, $10,555, and $42,253, respectively.

(6) Employee Benefits

  Falcon has a retirement savings plan pursuant to section 401(k) of the Internal Revenue Code that is available to all employees with at least one year of service to Falcon and that are at least twenty-one years of age. Falcon provides matching funds of 25% of eligible contributions to the Plan which amounted to $0, $0, $18,000, and $12,000 in 1995, 1996 and 1997 and for
the period ended May 5, 1998, respectively.

(7) Subsequent Event

  On May 5, 1998, the stockholder successfully completed the sale of Falcon to United Road Services, Inc. The sales transaction is affected through a combination of cash and common stock of United Road Services, Inc. The selling price of Falcon exceeds its nets assets as of May 5, 1998. Certain of the assets of Falcon, in the amount of $65,000, will be retained by the stockholder.

                         INDEPENDENT AUDITORS' REPORT

The Shareholder and Board of Directors
Smith-Christensen Enterprises, Inc. and Subsidiary:

  We have audited the accompanying consolidated balance sheets of Smith-Christensen Enterprises, Inc. and Subsidiary (City Towing, Inc. d/b/a Quality Towing ("Quality")) as of January 31, 1997, December 31, 1997 and May 5, 1998 and the related consolidated statements of operations, stockholder's equity and cash flows for the years ended January 31, 1996 and 1997, the twelve-month period ended December 31, 1997, and the period from January 1, 1998 through May 5, 1998. These consolidated financial statements are the responsibility of Quality's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Smith-Christensen Enterprises, Inc. and Subsidiary (City Towing, Inc. d/b/a Quality Towing) as of January 31, 1997, December 31, 1997 and May 5, 1998, the results of their operations and cash flows for the years ended January 31, 1996 and 1997, the twelve-month period ended December 31, 1997, and the period from January 1, 1998 through May 5, 1998, in conformity with generally accepted accounting principles.

                                          /s/ KPMG LLP

Albany, New York
August 14, 1998

               SMITH-CHRISTENSEN ENTERPRISES, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

              January 31, 1997, December 31, 1997 and May 5, 1998

                                               January
                                                 31,     December 31,  May 5,
                                                 1997        1997       1998
                                              ---------- ------------ ---------
                   Assets
Current assets:
  Cash....................................... $  180,269    266,687     691,294
  Trade accounts receivable, net of allowance
   for doubtful accounts of $26,850, $75,850
   and $75,850, respectively.................     88,518    277,966     313,210
  Accounts receivable from related parties...     10,665     50,151     116,582
  Due from employees.........................     19,124     22,053      14,599
  Inventories................................     20,661      9,950         --
  Prepaid expenses...........................     30,048     19,680      51,979
  Other current assets.......................        900        900         --
                                              ----------  ---------   ---------
    Total current assets.....................    350,185    647,387   1,187,664
  Property and equipment, net................  2,653,243  2,877,229   1,952,495
  Accounts receivable from related party.....    157,294    831,733         --
  Other assets...............................    118,908     98,905      92,056
                                              ----------  ---------   ---------
    Total assets............................. $3,279,630  4,455,254   3,232,215
                                              ==========  =========   =========

    Liabilities and Stockholders' Equity

Current liabilities:
  Current installments of long-term debt..... $  447,875    541,836   2,330,070
  Accounts payable...........................     38,278     68,203     149,034
  Accrued payroll and related costs..........     28,757     85,563     119,442
  Income taxes payable.......................     60,863    345,339      77,710
  Other accrued expenses.....................      5,305      3,110       6,416
                                              ----------  ---------   ---------
    Total current liabilities................    581,078  1,044,051   2,682,672
Long-term liabilities:
  Long-term debt, excluding current
   installments..............................  2,415,340  2,188,038         --
  Deferred income taxes......................    193,379    312,721     301,601
                                              ----------  ---------   ---------
    Total liabilities........................  3,189,797  3,544,810   2,984,273
                                              ----------  ---------   ---------
Stockholders' equity:
  Common stock, no par value. Authorized
   2,500 shares,
   issued and outstanding 2,425 shares.......     20,000     20,000      20,000
  Retained earnings..........................     69,833    890,444     227,942
                                              ----------  ---------   ---------
    Total stockholders' equity...............     89,833    910,444     247,942
                                              ----------  ---------   ---------
    Total liabilities and stockholders'
     equity.................................. $3,279,630  4,455,254   3,232,215
                                              ==========  =========   =========

          See accompanying notes to consolidated financial statements.

               SMITH-CHRISTENSEN ENTERPRISES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                     Years ended January 31, 1996 and 1997,
                Twelve month period ended December 31, 1997, and Period from January 1, 1998 through May 5, 1998

                                 January    January 31, December 31,  May 5,
                                 31, 1996      1997         1997       1998
                                ----------  ----------- ------------ ---------
                                                          (Note 1)
Net revenue.................... $4,395,762   5,395,475   6,802,474   2,664,208
Cost of revenue                  2,579,463   3,214,772   3,849,138   1,646,968
                                ----------   ---------   ---------   ---------
    Gross profit...............  1,816,299   2,180,703   2,953,336   1,017,240
Selling, general and
 administrative expenses.......  1,436,488   1,194,716   1,389,707     336,447
                                ----------   ---------   ---------   ---------
    Income from operations.....    379,811     985,987   1,563,629     680,793
                                ----------   ---------   ---------   ---------
Other income (expense):
  Interest expense.............   (258,554)   (325,370)   (277,436)    (79,176)
  Interest income..............        --          --        4,524         --
  Other........................    (25,005)    131,721     (27,375)   (278,549)
                                ----------   ---------   ---------   ---------
                                  (283,559)   (193,649)   (300,287)   (357,725)
                                ----------   ---------   ---------   ---------
    Income before income
     taxes.....................     96,252     792,338   1,263,342     323,068
Income tax expense.............    103,752     277,623     440,978     111,590
                                ----------   ---------   ---------   ---------
    Net income (loss).......... $   (7,500)    514,715     822,364     211,478
                                ==========   =========   =========   =========


          See accompanying notes to consolidated financial statements.

               SMITH-CHRISTENSEN ENTERPRISES, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                          Year ended January 31, 1996,
                   Eleven months ended December 31, 1997 and
                Period from January 1, 1998 through May 5, 1998

                                                                       Total
                                                 Common  Retained  stockholders'
                                                  stock  earnings     equity
                                                 ------- --------  -------------
Balance at January 31, 1995....................  $20,000 (437,382)   (417,382)
Net loss--year ended January 31, 1996..........      --    (7,500)     (7,500)
                                                 ------- --------    --------
Balance at January 31, 1996....................   20,000 (444,882)   (424,882)
Net income--year ended January 31, 1997........      --   514,715     514,715
                                                 ------- --------    --------
Balance at January 31, 1997....................   20,000   69,833      89,833
Net income--twelve months ended December 31,
 1997..........................................      --   822,364     822,364
Net loss-month of January 1997.................      --    (1,753)     (1,753)
                                                 ------- --------    --------
Balance at December 31, 1997...................   20,000  890,444     910,444
Net income--period from January 1, 1998 through
 May 5, 1998...................................      --   211,478     211,478
Distributions to shareholders..................      --  (873,980)   (873,980)
                                                 ------- --------    --------
Balance at May 5, 1998.........................  $20,000  227,942     247,942
                                                 ======= ========    ========



          See accompanying notes to consolidated financial statements.

               SMITH-CHRISTENSEN ENTERPRISES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                     Years ended January 31, 1996 and 1997,
                Twelve month period ended December 31, 1997, and Period from January 1, 1998 through May 5, 1998

                                  January 31, January 31, December 31,  May 5,
                                     1996        1997         1997       1998
                                  ----------- ----------- ------------ --------
Cash flows from operating
 activities:
 Net income (loss)..............   $  (7,500)   514,715      822,364    211,478
 Adjustments to reconcile net
  income (loss) to net cash
  provided by operating
  activities:
 Net loss for the month of
  January 1997..................         --         --        (1,753)       --
 Depreciation and amortization..     237,118    322,628      268,732    106,014
 Loss on disposal of equipment..         --         --           --      18,190
 Deferred income tax expense
  (benefit).....................     151,090    106,198      119,342    (11,120)
 Decrease (increase) in trade
  accounts receivable...........     (74,638)    63,597     (189,448)   (35,244)
 Increase in due from related
  parties.......................      (6,512)   (10,285)     (39,486)   (66,431)
 (Increase) decrease in due from
  employees.....................         --         --        (2,929)     7,454
 (Increase) decrease in
  inventories...................         --     (20,661)      10,711      9,950
 Decrease (increase) in prepaid
  expenses......................     (29,858)     7,609       10,368    (32,299)
 (Increase) decrease in
  receivables from related
  parties.......................     (34,549)  (297,009)    (674,439)   831,733
 (Decrease) increase in accounts
  payable.......................      65,853    (49,744)      29,925     36,207
 Decrease in other current
  assets........................         --         --           --         900
 (Decrease) increase in accrued
  payroll and related costs.....      62,316    (58,732)      56,806     33,879
 Increase (decrease) in income
  taxes payable.................     (30,809)    75,650      284,476   (267,629)
 (Decrease) increase in other
  accrued expenses..............       6,130     (1,785)      (2,195)     3,306
                                   ---------   --------     --------   --------
  Net cash provided by operating
   activities...................     338,641    652,181      692,474    846,388
                                   ---------   --------     --------   --------
Cash flows from investing
 activities:
 Purchases of property, plant
  and equipment.................    (700,708)  (493,663)    (472,715)  (108,053)
 Purchase of Custom Towing......    (200,000)       --           --         --
 Proceeds from sale of
  equipment.....................         --         --           --       8,000
                                   ---------   --------     --------   --------
  Net cash used in investing
   activities...................    (900,708)  (493,663)    (472,715)  (100,053)
                                   ---------   --------     --------   --------
Cash flows from financing
 activities:
 Proceeds from long-term debt...     424,979        --           --         --
 Principal payments on long-term
  debt..........................         --    (104,014)    (133,341)  (388,558)
 Proceeds from borrowings under
  lines-of credit...............         --         --           --      66,830
 Distribution to shareholder....     150,000    120,000          --         --
                                   ---------   --------     --------   --------
  Net cash provided by (used in)
   financing activities.........     574,979     15,986     (133,341)  (321,728)
                                   ---------   --------     --------   --------
Net increase in cash............      12,912    174,504       86,418    424,607
Cash at beginning of period.....      (7,147)     5,765      180,269    266,687
                                   ---------   --------     --------   --------
Cash at end of period...........   $   5,765    180,269      266,687    691,294
                                   =========   ========     ========   ========
Supplemental disclosures of
 financing activities and cash
 flow information:
 Noncash distribution to
  shareholders:
 Property and equipment.........   $     --         --           --     907,432
                                   =========   ========     ========   ========
 Long-term debt.................   $     --         --           --      78,076
                                   =========   ========     ========   ========
 Accounts payable...............   $     --         --           --      44,624
                                   =========   ========     ========   ========
 Retained earnings..............   $     --         --           --     873,980
                                   =========   ========     ========   ========
 Cash paid during the period
  for:
 Interest.......................   $ 258,554    325,370      253,242     79,033
                                   =========   ========     ========   ========
 Income taxes...................   $  58,439     61,656       37,160     45,000
                                   =========   ========     ========   ========

          See accompanying notes to consolidated financial statements.

              SMITH-CHRISTENSEN ENTERPRISES, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         January 31, 1996 and 1997, December 31, 1997 and May 5, 1998

(1) Description of Business and Summary of Significant Accounting Policies

 (a) Description of Business

  Smith-Christensen Enterprises, Inc. and Subsidiary and its wholly-owned subsidiary City Towing, Inc. d/b/a Quality Towing, collectively referred to herein as "Quality", were founded in 1988 and 1968 respectively. Quality's primary business is towing, impounding and storing vehicles for municipal, governmental and commercial customers in Southern Nevada. Quality has two facilities in Las Vegas. It operates approximately 40 vehicles.

 (b) Period Presented

  Because Quality has a fiscal year end of January 31, the statements of operations, stockholder's equity and cash flows for Quality's most recent twelve-month period includes the results of operations for the month of January 1997, which is also included in the prior fiscal year ended January 31, 1997. The following represents the condensed results of operations for the month of January 1997 which is included in the twelve-month period ended December 31, 1997 and in the fiscal year ended January 31, 1997:

   Net income........................................................ $440,053
   Cost of revenues..................................................  242,564
                                                                      --------
       Gross profit..................................................  197,489
   Selling, general and administrative expenses......................  174,187
                                                                      --------
       Income from operations........................................   23,302
   Other expenses:
     Interest expense................................................  (24,193)
     Other...........................................................     (862)
                                                                      --------
       Loss before income taxes......................................   (1,753)
   Income tax expense................................................      --
                                                                      --------
       Net loss...................................................... $ (1,753)
                                                                      ========

 (c) Principles of Consolidation

  The consolidated financial statements include the financial statements of Smith-Christensen Enterprises, Inc. and its wholly-owned subsidiary City Towing, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

 (d) Revenue Recognition

  Quality operates as one segment related to the transportation of vehicles and equipment for customers.

  Quality's revenue is derived from customers who require a towing service, fees related to the storage of vehicles that have been towed, transport of vehicles and equipment, and auction sales of unclaimed vehicles. Towing revenue is recognized at the completion of each towing engagement, storage fees are accrued over the period the vehicles are held in the impound facility, transport revenue is recognized upon the delivery of the vehicles/equipment to their final destination, and revenue from auction sales are recorded when title to the vehicle has been transferred. Expenses related to the generation of revenue are recognized when incurred.

              SMITH-CHRISTENSEN ENTERPRISES, INC. AND SUBSIDIARY

         January 31, 1996 and 1997, December 31, 1997 and May 5, 1998

 (e) Inventories

  Inventories consist of vehicles that will be offered for auction. Inventories are stated at the lower of cost or market.

 (f) Property and Equipment

  Property and equipment is stated at cost and depreciated over the estimated useful lives of the individual assets or for leasehold improvements over the terms of the related leases if shorter using the straight-line method. Estimated useful lives are as follows:

   Buildings........................................................ 28-30 years
   Leasehold improvements........................................... 15-30 years
   Transportation and towing equipment..............................  5-15 years
   Office equipment.................................................   3-5 years
   Machinery and equipment..........................................     5 years

 (g) Fair Value of Certain Financial Instruments

  The carrying amount of receivables and all current liabilities approximates fair value due to the short-term nature of various financial instruments and the current incremental borrowing rates available to Quality on bank loans with similar terms and maturities.

 (h) Income Taxes

  Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 (i) Long-Lived Assets

  Management of Quality reviews all long-lived assets for impairment on an annual basis. The carrying value is compared to future net undiscounted cash flows expected to be generated by the assets to ascertain whether or not the carrying value can be recovered during the expected life of the assets. If an impairment exists, the write down will be recorded during the current period.

 (j) Use of Estimates

  Management of Quality has made a number of estimates and assumptions related to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

              SMITH-CHRISTENSEN ENTERPRISES, INC. AND SUBSIDIARY

         January 31, 1996 and 1997, December 31, 1997 and May 5, 1998

(2) Prepaid Expenses

  Prepaid expenses consist of the following:

                                            January 31,  December 31,  May 5,
                                               1997          1997       1998
                                            -----------  ------------ ---------
   Prepaid insurance....................... $   28,010       19,680      44,479
   Prepaid rent............................      2,038          --        7,500
                                            ----------    ---------   ---------
     Total................................. $   30,048       19,680      51,979
                                            ==========    =========   =========

(3) Property, Plant and Equipment

  Property, plant and equipment consists of the following:

                                            January 31,  December 31,  May 5,
                                               1997          1997       1998
                                            -----------  ------------ ---------
   Land.................................... $  600,000      600,000         --
   Buildings...............................    156,225      156,225         --
   Vehicles................................  2,109,893    2,481,396   2,508,948
   Office equipment........................    123,691      212,066     222,089
   Machinery and equipment.................    112,889      125,726     172,463
   Leasehold improvements..................    278,925      278,925         --
                                            ----------    ---------   ---------
                                             3,381,623    3,854,338   2,903,500
   Less accumulated depreciation...........   (728,380)    (977,109)   (951,005)
                                            ----------    ---------   ---------
   Property, plant and equipment........... $2,653,243    2,877,229   1,952,495
                                            ==========    =========   =========

  Depreciation of property, plant and equipment for the years ended January
31, 1996 and 1997, for the twelve-month period ended December 31, 1997 and for the period from January 1, 1998 through May 5, 1998 totaled $140,910,
$224,196, $271,341 and $99,165, respectively.

(4) Other Assets

  Other assets consist of the following:

                                            January 31,  December 31,  May 5,
                                               1997          1997       1998
                                            -----------  ------------ ---------
   Metro contract.......................... $  705,850      705,850     705,850
   Non-compete agreement...................     25,000       25,000      25,000
   Goodwill................................    225,048      225,048     225,048
                                            ----------    ---------   ---------
                                               955,898      955,898     955,898
   Less accumulated amortization...........   (836,990)    (856,993)   (863,842)
                                            ----------    ---------   ---------
   Other assets, net....................... $  118,908       98,905      92,056
                                            ==========    =========   =========

  Metro contract costs, non-compete agreement and goodwill are amortized over nine, five and fifteen years, respectively. Amortization expense totaled $96,208, $98,432, $20,003 and $6,849 for the years ended January 31, 1996 and
1997, for the twelve-month period ended December 31, 1997, and for the period from January 1, 1998 through May 5, 1998, respectively.

              SMITH-CHRISTENSEN ENTERPRISES, INC. AND SUBSIDIARY

         January 31, 1996 and 1997, December 31, 1997 and May 5, 1998

(5) Indebtedness

  The Company's long-term debt at January 31, 1997, December 31, 1997 and May 5, 1998 consisted of the following:

                                             January
                                               31,      December 31,   May 5,
                                               1997         1997        1998
                                            ----------  ------------ ----------
Note payable to Navistar, payable in
 monthly installments of $563, including
 interest at 11.5% maturing August 28,
 1997. Secured by equipment...............  $    3,796         --           --

Notes payable to bank, payable in
 aggregate monthly installments of
 $20,312, plus interest ranging from 9% to
 9.25% over periods ranging from 36 to 48
 months, maturing between September 5,
 1998 and June 2001. Secured by vehicles
 and equipment............................     428,678     596,105      572,014

Note payable to former owner, payable in
 varied monthly installments, including
 interest at 10%, with a final lump sum
 payment of $1,396,556, maturing March 1,
 1999. Secured by stock City Towing,
 Inc. ....................................   1,682,529   1,562,530    1,502,553

Note payable to former owner, payable in
 monthly installments of $3,800, including
 interest at 9%, maturing July 1, 2003.
 Secured by land and building. Paid in
 full May 1998............................     226,489     202,485          --

Note payable to Navistar, payable in
 monthly installments of $1,433, including
 interest at 10.5%, maturing May 4, 1999.
 Secured by equipment.....................      35,444      22,540       17,906

Notes payable to Navistar, payable in
 monthly installments of $6,110 and
 $2,900, respectively, including interest
 at 9%, maturing May 12, 1999 and August
 11, 1999, respectively. Secured by
 equipment................................     240,964     158,685       70,753

Note payable to bank, payable in monthly
 installments of $6,716, including
 interest at 8%, maturing July 1, 2000.
 Secured by equipment.....................     245,316     187,529      166,844
                                            ----------   ---------   ----------
                                             2,863,216   2,729,874    2,330,070
Less installments due within one year.....    (447,875)   (541,836)  (2,330,070)
                                            ----------   ---------   ----------
Long-term debt, excluding current
 installments.............................  $2,415,341   2,188,038          --
                                            ==========   =========   ==========

(6) Leases

  The Company leases land and building used as part of its operations under a lease agreement with Nevada Recycling Corporation, an affiliated entity owned by the owners of the Company. The lease is classified as an operating lease. The agreement provides for monthly rental payment of $8,000 with an automatic renewal for additional consecutive periods of one year beginning every October, unless either party gives no less than 30 days written notice of the intent to terminate. The Company is responsible for all operating costs related to the property.

  Rent expense was $96,000 and $32,000 for the twelve-month period ended December 31, 1997 and for the period from January 1, 1998 through May 5, 1998, respectively.

               SMITH-CHRISTENSEN ENTERPRISES, INC. AND SUBSIDIARY

          January 31, 1996 and 1997, December 31, 1997 and May 5, 1998

(7) Income Taxes

  Income tax expense for the years ended January 31, 1996 and 1997, for the twelve-month period ended December 31, 1997, and for the period from January 1, 1998 through May 5, 1998, consists of:

                                  January 31, January 31, December 31, May 5,
                                     1996        1997         1997      1998
                                  ----------- ----------- ------------ -------
Current:
  Federal........................  $(47,338)    171,425     321,636    122,710
  Deferred.......................   151,090     106,198     119,342    (11,120)
                                   --------     -------     -------    -------
                                   $103,752     277,623     440,978    111,590
                                   ========     =======     =======    =======

  The following table reconciles the expected tax expense at the Federal statutory tax rate to the effective tax rate:

                                  January 31, January 31, December 31, May 5,
                                     1996        1997         1997      1998
                                  ----------- ----------- ------------ -------
Computed expected tax expense....  $ 32,726     269,395     429,536    109,843
Meals and entertainment..........     1,114       6,345       6,341        --
Nondeductible goodwill...........     5,101       5,101       5,101      1,747
Adjustment to prior years' tax-
 es..............................    64,811         --          --         --
Other............................       --       (3,218)        --         --
                                   --------     -------     -------    -------
                                   $103,752     277,623     440,978    111,590
                                   ========     =======     =======    =======

  The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities for the year ended January 31, 1997, for the twelve-month period ended December 31, 1997 and for the period from January 1, 1998 through May 5, 1998 are presented below:

                                              January 31, December 31, May 5,
                                                 1997         1997      1998
                                              ----------- ------------ -------
Deferred tax assets:
  Covenant-not-to-compete....................  $  2,031      (3,164)    (3,557)
  Contract/intangible........................    13,733         --         --
  Allowance for doubtful accounts............       --          --     (25,789)
                                               --------     -------    -------
    Total gross deferred tax assets..........    15,764      (3,164)   (29,346)
  Less valuation allowance...................       --          --         --
                                               --------     -------    -------
                                                 15,764      (3,164)   (29,346)
Deferred tax liabilities:
  Property and equipment, due to differences
   in depreciation lives and methods.........   209,143     315,885    330,947
                                               --------     -------    -------
    Net deferred tax liability...............  $193,379     312,721    301,601
                                               ========     =======    =======

  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the projected future taxable income and tax planning

              SMITH-CHRISTENSEN ENTERPRISES, INC. AND SUBSIDIARY

         January 31, 1996 and 1997, December 31, 1997 and May 5, 1998

strategies, as well as carryback opportunities, in making this assessment. Based upon the level of historical taxable income, projections for future taxable income and carryback opportunities over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that Company will realize the benefits of these deductible differences. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced.


(8) Related Party Transactions

  Accounts receivable from related parties are amounts due from four companies under the common control of Quality's stockholders. The amounts receivable totaled $167,959, $881,884 and $116,582 as of January 31, 1997, December 31,
1997 and May 5, 1998, respectively.

  Quality leases land and building from an affiliated entity owned by the owners of the shareholder of Quality.

(9) Contingent Liabilities

  Various legal claims arise against Quality during the normal course of business. In the opinion of management, liabilities, if any, arising from proceedings would not have a material effect on the financial statements.

(10) Subsequent Event

  During February 1998, the stockholder entered into a definitive agreement to sell Quality to United Road Services, Inc. The sales transaction, affected through a combination of cash and common stock of United road Services, Inc., was effective May 6, 1998 upon the consummation of the initial public offering of the common stock of United Road Services, Inc.

                         INDEPENDENT AUDITORS' REPORT

The Stockholders
Caron Auto Works, Inc. and
Caron Auto Brokers, Inc.:

  We have audited the accompanying combined balance sheets of Caron Auto Works, Inc. and Caron Auto Brokers, Inc. (collectively, "Caron") as of September 30, 1996 and 1997 and May 5, 1998, and the related combined statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1997 and for the period from October 1, 1997 through May 5, 1998. These combined financial statements are the responsibility of Caron's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Caron Auto Works, Inc. and Caron Auto Brokers, Inc. as of September 30, 1996 and 1997 and May 5, 1998 and the results of their combined operations and their combined cash flows for each of the years in the three-year period ended September 30, 1997 and for the period from October 1, 1997 through May 5, 1998 in conformity with generally accepted accounting principles.

                                          /s/ KPMG LLP

Albany, New York
August 21, 1998

              CARON AUTO WORKS, INC. AND CARON AUTO BROKERS, INC.

                            COMBINED BALANCE SHEETS

                    September 30, 1996, 1997 and May 5, 1998

                                         September 30, September 30,  May 5,
                                             1996          1997        1998
                                         ------------- ------------- ---------
                 Assets
Current assets:
  Cash..................................  $   29,370       108,163         --
  Trade accounts receivable, net of
   allowance for doubtful accounts of
   $26,793, $45,079 and $57,382,
   respectively.........................     633,736       746,332     888,292
  Accounts receivable from related
   parties (note 7).....................      98,056        49,754      12,113
  Accounts receivable from employees....         --          6,500         --
  Notes receivable......................         --         44,539      15,000
  Inventories...........................      24,185        30,040      56,070
  Prepaid and other current assets......      38,685         5,142      80,528
                                          ----------     ---------   ---------
    Total current assets................     824,032       990,470   1,052,003
                                          ----------     ---------   ---------
Property and equipment, net (notes 2, 3
 and 4).................................   1,241,097     2,278,962   4,129,407
Stockholder loan receivable.............         --            --      258,521
Deferred income taxes (note 5)..........         --            --       35,541
Other assets............................       2,500        22,736      62,156
                                          ----------     ---------   ---------
    Total assets........................  $2,067,629     3,292,168   5,537,628
                                          ==========     =========   =========
  Liabilities and Stockholders' Equity
Current liabilities:
  Current installments of long-term debt
   (note 3).............................  $   83,297       263,093     708,103
  Current installments under capital
   lease obligations (note 4)...........     181,272       177,932     211,900
  Borrowings under lines of credit (note
   3)...................................      18,839       225,000     250,000
  Payable to related parties (note 7)...     185,920         9,500      14,034
  Accounts payable......................     130,282       332,544     699,467
  Accrued payroll and related costs.....      16,058        40,870      74,875
  Income taxes payable (note 5).........     101,128        92,447     214,041
  Other accrued liabilities.............      24,021        48,277     112,857
                                          ----------     ---------   ---------
    Total current liabilities...........     740,817     1,189,663   2,285,277
Long-term liabilities:
  Long-term debt, excluding current
   installments (note 3)................      56,982     1,010,856   2,183,809
  Obligations under capital lease,
   excluding current installments (note
   4)...................................     428,862       437,789     458,603
  Deferred income taxes (note 5)........     160,342        54,019         --
                                          ----------     ---------   ---------
    Total liabilities...................   1,387,003     2,692,327   4,927,689
                                          ----------     ---------   ---------
Stockholders' equity:
  Common stock, $10 par value.
   Authorized 10,000 shares; issued and
   outstanding 200 shares...............       2,000         2,000       2,000
  Additional paid-in capital............      10,225        10,225      10,225
  Retained earnings.....................     698,401       617,616     627,714
  Less treasury stock, 3,000 common
   shares at cost.......................     (30,000)      (30,000)    (30,000)
                                          ----------     ---------   ---------
    Total stockholders' equity..........     680,626       599,841     609,939
                                          ----------     ---------   ---------
    Total liabilities and stockholders'
     equity.............................  $2,067,629     3,292,168   5,537,628
                                          ==========     =========   =========

            See accompanying notes to combined financial statements.

              CARON AUTO WORKS, INC. AND CARON AUTO BROKERS, INC.

                       COMBINED STATEMENTS OF OPERATIONS

               Years ended September 30, 1995, 1996 and 1997 and
                Period from October 1, 1997 through May 5, 1998

                            September 30, September 30, September 30,  May 5,
                                1995          1996          1997        1998
                            ------------- ------------- ------------- ---------
Net revenue...............   $4,624,155     5,575,257     6,626,850   5,291,796
Cost of revenue...........    4,044,834     5,083,883     6,303,546   4,282,412
                             ----------     ---------     ---------   ---------
    Gross profit..........      579,321       491,374       323,304   1,009,384
Selling, general and
 administrative expenses..      238,006       237,943       511,510     762,880
                             ----------     ---------     ---------   ---------
    Income (loss) from
     operations...........      341,315       253,431      (188,206)    246,504
                             ----------     ---------     ---------   ---------
Other income (expense):
  Interest expense........      (77,693)     (108,069)     (141,000)   (194,868)
  Interest income.........          810         5,706         8,360       4,074
  Gain (loss) on sale of
   assets.................        7,457        16,985       114,966         (26)
  Other...................       25,570        22,526        29,460         --
                             ----------     ---------     ---------   ---------
    Income (loss) before
     income taxes.........      297,459       190,579      (176,420)     55,684
Income tax expense
 (benefit) (note 5).......      103,020        61,838       (95,635)     45,586
                             ----------     ---------     ---------   ---------
    Net income (loss).....   $  194,439       128,741       (80,785)     10,098
                             ==========     =========     =========   =========



            See accompanying notes to combined financial statements.

              CARON AUTO WORKS, INC. AND CARON AUTO BROKERS, INC.

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

               Years ended September 30, 1995, 1996 and 1997 and

                Period from October 1, 1997 through May 5, 1998

                                     Additional                         Total
                              Common  paid-in   Retained  Treasury  stockholders'
                              stock   capital   earnings   stock       equity
                              ------ ---------- --------  --------  -------------
Balance at September 30,
 1994........................ $2,000   10,225   375,221   (30,000)     357,446
Net income-1995..............    --       --    194,439       --       194,439
                              ------   ------   -------   -------      -------
Balance at September 30,
 1995........................  2,000   10,225   569,660   (30,000)     551,885
Net income-1996..............    --       --    128,741       --       128,741
                              ------   ------   -------   -------      -------
Balance at September 30,
 1996........................  2,000   10,225   698,401   (30,000)     680,626
Net loss-1997................    --       --    (80,785)      --       (80,785)
                              ------   ------   -------   -------      -------
Balance at September 30,
 1997........................  2,000   10,225   617,616   (30,000)     599,841
Net income-period from
 October 1, 1997 through May
 5, 1998.....................    --       --     10,098       --        10,098
                              ------   ------   -------   -------      -------
Balance at May 5, 1998....... $2,000   10,225   627,714   (30,000)     609,939
                              ======   ======   =======   =======      =======



            See accompanying notes to combined financial statements.

              CARON AUTO WORKS, INC. AND CARON AUTO BROKERS, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

 Years ended September 30, 1995, 1996, and 1997 and Period from October 1, 1997 through May 5, 1998

                             September 30, September 30, September 30,  May 5,
                                 1995          1996          1997        1998
                             ------------- ------------- ------------- --------
Cash flows from operating
 activities:
  Net income (loss).........   $194,437       128,741       (80,785)     10,098
  Adjustments to reconcile
   net income (loss) to net
   cash provided by (used
   in) operating activities:
    Depreciation and
     amortization...........    158,790       196,937       213,290     177,258
    Deferred income tax
     expense (benefit)......     41,924        18,467      (106,323)    (89,560)
    (Gain) loss on sale of
     assets.................     (7,457)      (16,985)     (114,966)         26
    Increase in trade
     accounts receivable....    (63,618)     (119,278)     (112,596)   (141,960)
    (Increase) decrease in
     receivables from
     related parties........    (12,056)      (66,885)       48,302      32,310
    (Increase) decrease in
     accounts receivable
     from employees.........        --            --         (6,500)      6,500
    Increase in
     inventories............      4,705       (23,766)       (5,855)    (26,030)
    (Increase) decrease in
     prepaid expenses.......      4,758       (19,644)       33,543     (75,386)
    Increase in other
     assets.................        191           --        (20,236)    (39,420)
    (Decrease) increase in
     amounts payable to
     related parties........    (10,702)      (22,889)     (176,420)      4,534
    Increase in accounts
     payable................    (44,731)       16,036       202,262     366,923
    (Decrease) increase in
     accrued payroll and
     related costs..........   (119,686)       (1,670)       24,812      34,005
    Increase in other
     accrued liabilities....        447        86,401        15,575     186,174
                               --------      --------      --------    --------
      Net cash provided by
       (used in) operating
       activities...........    147,002       175,465       (85,897)    445,472
                               --------      --------      --------    --------
Cash flows from investing
 activities:
  Purchases of property and
   equipment................   (142,383)      (54,909)     (333,277)   (243,960)
  Proceeds from sale of
   assets...................    123,913        56,011       341,196      14,000
  (Increase) decrease in
   notes receivable.........        --            --        (44,539)     29,539
                               --------      --------      --------    --------
      Net cash provided by
       (used in) investing
       activities...........    (18,470)        1,102       (36,620)   (200,421)
                               --------      --------      --------    --------
Cash flows from financing
 activities:
  Proceeds from long-term
   debt.....................    100,000        70,345       456,500     236,000
  Principal payments on
   long-term debt and
   capital leases...........   (174,880)     (300,175)     (461,351)   (361,024)
  Borrowings under line of
   credit, net..............    (35,000)       18,839       206,161      25,000
  Increase in shareholder
   loan, net ...............        --            --            --     (253,190)
                               --------      --------      --------    --------
      Net cash (used in)
       provided by financing
       activities...........   (109,880)     (210,991)      201,310    (353,214)
                               --------      --------      --------    --------
Net increase (decrease) in
 cash.......................     18,652       (34,424)       78,793    (108,163)
Cash at beginning of
 period.....................     45,142        63,794        29,370     108,163
                               --------      --------      --------    --------
Cash at end of period.......   $ 63,794        29,370       108,163         --
                               ========      ========      ========    ========
Supplemental disclosure of
 cash flow information:
  Cash paid during the
   period for:
    Interest................   $124,505       110,038       143,639     194,868
                               ========      ========      ========    ========
    Income taxes............   $    --         61,096        43,371       2,983
                               ========      ========      ========    ========

            See accompanying notes to combined financial statements.

              CARON AUTO WORKS, INC. AND CARON AUTO BROKERS, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                       September 30, 1995, 1996 and 1997
                                and May 5, 1998

(1) Description of Business and Summary of Significant Accounting Policies

 (a) Description of Business

  Caron Auto Works, Inc. and Caron Auto Brokers, Inc. (collectively, "Caron") were founded in 1976 and 1993, respectively. Caron's primary business is transporting vehicles for leasing companies, long-haul transporters and individuals in the Northeastern United States. It also provides towing services for commercial and private customers in the Hartford, Connecticut region. Caron has two facilities in East Hartford and one facility in New Jersey. It operates approximately 60 vehicles.

 (b) Principles of Combination

  The combined financial statements include the financial statements of Caron Auto Works, Inc. and Caron Auto Brokers, Inc. All significant intercompany balances and transactions have been eliminated in combination. Both entities have the same management and principal stockholder ownership.

 (c) Revenue Recognition
  Caron operates as one segment related to the transportation of vehicles and equipment for customers.

  Caron's revenue is derived from customers who require a towing service, transport of vehicles and equipment, fees related to repair of vehicles that have been towed, and auction sales of unclaimed vehicles. Towing revenue is recognized at the completion of each towing engagement, transport revenue is recognized upon the delivery of the vehicles/equipment to their final destination, repair fees are recorded when the service is performed, and revenue from auction sales are recorded when title to the vehicles has been transferred. Expenses related to the generation of revenue are recognized as incurred.

 (d) Inventories

  Inventories include spare parts used in the repair of vehicles, used vehicles and fuel. Inventories are stated at the lower of cost or market.

 (e) Property and Equipment

  Property and equipment are stated at cost. Depreciation is determined for financial statement purposes using the straight-line method over the estimated useful lives of the individual assets or, for leasehold improvements, over the terms of the related leases if shorter. Accelerated methods of depreciation have been used for income tax purposes. For financial statement purposes, Caron provides for depreciation of property and equipment over the following estimated useful lives:

           Automobiles and transportation
            equipment.............................    5 years
           Furniture and fixtures.................  5-7 years
           Machinery and equipment................  5-7 years
           Leasehold improvements................. 7-39 years

              CARON AUTO WORKS, INC. AND CARON AUTO BROKERS, INC.

                       September 30, 1995, 1996 and 1997
                                and May 5, 1998

 (f) Fair Value of Financial Instruments

  Due to the short-term nature of various financial instruments and the current incremental borrowing rates available to Caron on bank loans with similar terms and maturities, the fair value of Caron's financial instruments approximates their carrying values.

 (g) Income Taxes

  Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 (h) Use of Estimates

  Management of Caron has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(2) Property and Equipment

  Property and equipment at September 30, 1996, 1997 and May 5, 1998 consists of the following:

                                          September 30, September 30,  May 5,
                                          ------------- ------------- ---------
                                              1996          1997        1998
                                          ------------- ------------- ---------
   Vehicles.............................   $    16,608       42,258      25,650
   Office equipment.....................        75,590      112,455     149,392
   Transportation and towing equipment..     1,663,407    2,604,541   4,508,408
   Leasehold improvements...............       262,276      313,011     377,026
                                           -----------    ---------   ---------
     Total..............................     2,017,881    3,072,265   5,060,476
   Less accumulated depreciation and
    amortization........................      (776,784)    (793,303)   (931,069)
                                           -----------    ---------   ---------
                                           $ 1,241,097    2,278,962   4,129,407
                                           ===========    =========   =========

  Depreciation and amortization of property and equipment in 1995, 1996 and 1997 and for the period from October 1, 1997 to May 5, 1998 totaled $158,790, $196,937, $213,290 and $177,258, respectively.

(3) Indebtedness

Caron has available a $250,000 line of credit with Bank of South Windsor, secured by all corporate assets and a personal guarantee by Caron's primary stockholder. Interest is payable at the prime lending rate plus 1% (9.5% at May 5, 1998). The outstanding balance of $250,000 at May 5, 1998 is due on demand.

              CARON AUTO WORKS, INC. AND CARON AUTO BROKERS, INC.

                       September 30, 1995, 1996 and 1997
                                and May 5, 1998


Caron's long-term debt at September 30, 1996, 1997 and May 5, 1998 consists of the following:

                                            September 30, September 30, May 5,
                                            ------------- ------------- -------
                                                1996          1997       1998
                                            ------------- ------------- -------
Note payable to Bank of South Windsor,
 payable in monthly installments of
 $3,203, including interest at 9.5%.
 Secured by assets of Caron and the
 personal guarantee by the primary
 stockholders.............................     $40,498           --         --
Note payable to Bank of South Windsor
 payable in monthly installments of
 $1,633, including interest at 9.5%.
 Matured in October, 1996. Secured by one
 tractor and three trailers. .............       1,844           --         --
Note payable to Ford Motor Credit Company,
 payable in monthly installments of $959,
 including interest at 8.5%. Secured by
 equipment. ..............................      16,150           --         --
Note payable to Savings Bank of
 Manchester, payable in monthly principal
 payments of $2,500, plus interest at
 prime plus 1% (9.5% at May 5, 1998),
 maturing August, 2002. Secured by a car
 and the personal guarantee of the primary
 stockholder. ............................         --        147,500    130,000
Note payable to Savings Bank of
 Manchester, payable in monthly
 installments of $692, including interest
 at 8.25%, maturing August, 2000. Secured
 by a car. ...............................         --         21,459     17,585
Note payable to unrelated individual,
 payable in monthly installments of $580,
 including interest at 12.5%, maturing
 October, 2000............................      22,364        17,947     15,105
Note payable to Norwest Equipment Finance,
 payable in monthly installments of
 $3,398, including interest at 10.25%,
 maturing April, 2002. Secured by tractor,
 trailer and equipment. ..................         --            --     131,079
Note payable to Bank of South Windsor,
 payable in monthly principal payments of
 $1,111, plus interest at prime plus 1%
 (9.5% at May 5, 1998), maturing April,
 1999. Secured by assets of Caron and the
 personal guarantee of the primary
 stockholder. ............................      34,444        21,111     13,333
Note payable to Bank of South Windsor,
 payable in monthly installments of
 $8,904, including interest at 9.25%,
 maturing March, 2002. Secured by twelve
 tractors, twelve trailers and the
 personal guarantee of the primary
 stockholder. ............................         --        390,878    349,582
Note payable to Bank of South Windsor,
 payable in monthly interest installments
 only at prime plus 1% (9.5% at May 5,
 1998), maturing June, 1998. Secured by
 the assets of Caron and the personal
 guarantee of the primary stockholder. ...         --            --     100,000
Note payable to Savings Bank of
 Manchester, payable in monthly principal
 payments of $1,085, plus interest at
 8.25%, maturing September 29, 2000.
 Secured by a car and the personal
 guarantee of the primary stockholder. ...         --         34,500        --
Note payable to Chase Manhattan Bank,
 payable in monthly installments of
 $2,082, including interest at 9%,
 maturing November, 2002. Unsecured. .....         --            --      93,265

              CARON AUTO WORKS, INC. AND CARON AUTO BROKERS, INC.

                       September 30, 1995, 1996 and 1997
                                and May 5, 1998

                                          September 30, September 30,  May 5,
                                          ------------- ------------- ---------
Note payable to Chase Manhattan Bank,
 payable in monthly installments of
 $741, including interest at 8.5%,
 maturing December, 2002. Unsecured. ...         --             --       34,525
Note payable to Peoples Bank, payable in
 monthly principal payments of $1,786,
 plus interest at prime plus 1.5% (10%
 at May 5, 1998), maturing August, 2004.
 Secured by the assets of Caron and the
 personal guarantee of the primary
 stockholder and affiliated
 companies. ............................         --         148,214     135,712
Note payable to Orix Credit Alliance,
 payable in monthly installments of
 $3,719, including interest at 9.56%.
 Secured by tractor, trailer and the
 guarantee of affiliated companies. ....         --             --      142,759
Note payable to Ford Motor Credit
 Company, payable in monthly
 installments of $770, including
 interest at 10%, maturing November,
 2000. Secured by a truck. .............      24,979         17,924      13,472
Note payable to Newcourt Financial,
 payable in monthly installments of
 $3,320, including interest at 10.75%.
 Secured by tractor and trailer. .......         --             --      135,452
Note payable to Navistar Financial
 Corp., payable in monthly installments
 ranging from $1,632 to $6,788,
 including interest at rates of 9.9% and
 10.3%, maturing between 2001 and 2002.
 Secured by tractors and trailers. .....         --         474,416     559,584
Note payable to Green Tree Financial
 Servicing Corporation, payable in
 monthly installments of $10,649,
 including interest at 10.75%, maturing
 July, 2002. Secured by tractors,
 trailers and the personal guarantee of
 the primary stockholder. ..............         --             --      434,410
Note payable to Paccar Financial,
 payable in monthly installments of
 $10,249, including interest at 10.71%,
 maturing August, 2002. Secured by
 tractors and trailers. ................         --             --      423,798
Note payable to GE Capital in monthly
 installments of $2,383, including
 interest at 10.25%, maturing March,
 2003. Secured by tractor. .............         --             --      111,489
Note payable to GE Capital in monthly
 installments of $1,091, including
 interest at 10.5%, maturing March,
 2003. Secured by trailer. .............         --             --       50,762
                                            --------      ---------   ---------
    Total long-term debt................     140,279      1,273,949   2,891,912
Less installments due within one year...     (83,297)       263,093     708,103
                                            --------      ---------   ---------
    Long-term debt, excluding current
     Installments.......................    $ 56,982      1,010,856   2,183,809
                                            ========      =========   =========

              CARON AUTO WORKS, INC. AND CARON AUTO BROKERS, INC.

                       September 30, 1995, 1996 and 1997
                                and May 5, 1998


  The aggregate maturities of long-term debt for each of the five years subsequent to May 5, 1998 are as follows:

      1999........................................................... $  708,103
      2000...........................................................    635,805
      2001...........................................................    683,274
      2002...........................................................    650,463
      2003...........................................................    185,715
      Thereafter.....................................................     28,552
                                                                      ----------
                                                                      $2,891,912
                                                                      ==========

(4) Leases

  Caron is obligated under various capital leases for transportation and towing equipment that expire at various dates over the next six years.

  Following is a summary of equipment held under the capital leases at September 30, 1996, 1997 and May 5, 1998:

                                        September 30, September 30,  May 5,
                                            1996          1997        1998
                                        ------------- ------------- ---------
   Transportation and towing
    equipment..........................   $ 885,356      741,628    1,199,927
   Less accumulated amortization.......    (186,143)    (198,826)    (326,092)
                                          ---------     --------    ---------
                                          $ 699,213      542,802      873,835
                                          =========     ========    =========

  Amortization of assets held under capital leases is included with depreciation expense.

  Caron leases the facility used for its operations from its primary shareholder. The lease is for a twenty-year term expiring in 2017 and has been classified as an operating lease. Caron also leases additional office space and storage lot on a month-to-month basis from its primary shareholder. The lease is classified as an operating lease. Caron is responsible for all operating costs related to the properties under both leases. Rent paid to the shareholder in 1995, 1996, 1997 and for the period from October 1, 1997 to May 5, 1998 was $84,382, $86,181, $117,096, and $51,919, respectively.

  Total rent expense for 1995, 1996 and 1997 and the period from October 1, 1997 to May 5, 1998 was $84,382, $86,181, $126,096, and $75,991, respectively.

              CARON AUTO WORKS, INC. AND CARON AUTO BROKERS, INC.

                       September 30, 1995, 1996 and 1997
                                and May 5, 1998


  Future minimum lease payments under noncanceleable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of May 5, 1998 are:

                                                          Capital    Operating
                                                          Leases      Leases
                                                         ---------  -----------
      Period Ending May 5,
      --------------------
      1999.............................................. $ 280,713  $    93,000
      2000..............................................   251,100       98,200
      2001..............................................   158,849      100,655
      2002..............................................    84,381      103,171
      2003..............................................    31,818      105,751
      Thereafter........................................       --     1,803,040
                                                         ---------  -----------
        Total minimum lease payments....................   806,861  $ 2,303,817
                                                                    ===========
      Less amount representing interest (at rates
       ranging from 8.2% to 16.77%).....................  (136,358)
                                                         ---------
        Present value of net minimum capital lease
         payments.......................................   670,503
      Less current installments of obligations under
       capital leases...................................  (211,900)
                                                         ---------
        Obligations under capital leases, excluding
         current installment............................ $ 458,603
                                                         =========

(5) Income Taxes

  Income tax expense (benefit) for the years ended September 30, 1995, 1996 and 1997 and the period from October 1, 1997 to May 5, 1998 consists of:

                              September 30, September 30, September 30, May 5,
                                  1995          1996          1997       1998
                              ------------- ------------- ------------- -------
Current:
  Federal....................   $  38,174      26,900          5,789     90,087
  State......................      22,922      16,471          4,899     45,059
                                ---------      ------       --------    -------
                                   61,096      43,371         10,688    135,146
Deferred.....................      41,924      18,467       (106,323)   (89,560)
                                ---------      ------       --------    -------
                                $ 103,020      61,838        (95,635)    45,586
                                =========      ======       ========    =======

              CARON AUTO WORKS, INC. AND CARON AUTO BROKERS, INC.

                       September 30, 1995, 1996 and 1997
                                and May 5, 1998


  The following table reconciles the expected tax expense at the Federal statutory tax rate to the effective tax rate.

                              September 30, September 30, September 30, May 5,
                                  1995          1996          1997       1998
                              ------------- ------------- ------------- -------
   Computed expected tax
    expense (benefit).......    $ 101,136       64,797       (59,983)    18,933
   State income taxes, net
    of Federal benefit......       15,129       10,871         3,233     29,739
   Officer's life
    insurance...............          427          --            --         694
   Non-deductible meals and
    entertainment expenses..          512          998         1,647      3,373
   Non-deductible fines and
    penalties...............          --           --            --       9,813
   Effect of graduated tax
    rates...................      (16,262)     (14,980)      (34,847)   (18,021)
   Other....................        2,078          152        (5,685)     1,055
                                ---------      -------       -------    -------
                                $ 103,020       61,838       (95,635)    45,586
                                =========      =======       =======    =======

  The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities as of September 30, 1996 and 1997 and May 5, 1998 are presented below:

                                          September 30, September 30,  May 5,
                                              1996          1997        1998
                                          ------------- ------------- --------
   Deferred tax assets:
     Allowance for bad debts............   $   10,091       19,830      23,581
     Net operating loss carryforwards...          --       186,261     338,983
                                           ----------     --------    --------
       Total gross deferred tax asset...       10,091      206,091     362,564
       Less valuation allowance                   --           --          --
                                           ----------     --------    --------
       Net deferred tax asset...........       10,091      206,091     362,564
   Deferred tax liabilities:
     Property and equipment, due to
      differences in depreciation lives
      and methods.......................     (170,133)    (260,110)   (327,023)
                                           ----------     --------    --------
       Net deferred tax (liability)
        asset...........................   $ (160,042)     (54,019)     35,541
                                           ==========     ========    ========

  The net operating loss carryforward approximates $825,000, of which $453,000 expires in 2017 and $372,000 in 2018.

  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the projected future taxable income and tax planning strategies, as well as carryback opportunities, in making this assessment. Based upon the level of historical taxable income, projections for future taxable income and carryback opportunities over the periods in which the deferred tax assets are deductible, management believes it is more likely than not Caron will realize the benefits of these deductible differences. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced.

              CARON AUTO WORKS, INC. AND CARON AUTO BROKERS, INC.

                       September 30, 1995, 1996 and 1997
                                and May 5, 1998


(6) Non-Cash Transactions

  During 1995, 1996, 1997 and for the period from October 1, 1997 to May 5, 1998, Caron financed $0, $0, $1,144,108 and $1,797,769, respectively, of various transportation and towing equipment through several lending institutions (see note 3).

(7) Related Party Transactions

  As of May 5, 1998, the primary stockholder is indebted to Caron under an unsecured note, bearing interest at 7%. The loan receivable consists of personal expenses paid by Caron on the stockholder's behalf, net of advances received and expenses incurred by Caron payable to the stockholder. The net stockholder loan receivable totaled $258,521 as of May 5, 1998.

  Included in accounts receivable and accounts payable from related parties are amounts due to and from two companies under the common control of Caron's primary stockholder. The amounts receivable and payable totaled $12,113 and $14,034, respectively, as of May 5, 1998.

  Caron leases two buildings located in East Hartford, Connecticut, from the primary stockholder (see note 4).

(8) Subsequent Event

  During February 1998, the stockholders entered into a definitive agreement to sell Caron to United Road Services, Inc. The sales transaction, affected through a combination of cash and common stock of United Road Services, Inc., was effective May 6, 1998 upon the consummation of the initial public offering of the common stock of United Road Services, Inc. The selling price of Caron exceeded its net assets as of May 5, 1998.

                         INDEPENDENT AUDITORS' REPORT

The Stockholder
Absolute Towing and Transporting, Inc.:

  We have audited the accompanying balance sheets of Absolute Towing and Transporting, Inc. ("Absolute") as of December 31, 1996 and 1997 and May 5, 1998 and the related statements of operations, stockholder's equity and cash flows for the years ended December 31, 1996 and 1997 and for the period from January 1, 1998 through May 5, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  As described in note 6, 99%, 99% and 92% of Absolute's revenue is derived from one customer, and all of Absolute's trade accounts receivable at December 31, 1996 and 1997 and May 5, 1998 is due from this single customer.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Absolute Towing and Transporting, Inc. as of December 31, 1996 and 1997 and May 5, 1998 and the results of its operations and its cash flows for the years ended December 31, 1996 and 1997 and the period from January 1, 1998 through May 5, 1998 in conformity with generally accepted accounting principles.

                                          /s/ KPMG LLP

Albany, New York
July 24, 1998

                     ABSOLUTE TOWING AND TRANSPORTING, INC.

                                 BALANCE SHEETS

                   December 31, 1996 and 1997 and May 5, 1998

                                            December 31, December 31,  May 5,
                                                1996         1997       1998
                                            ------------ ------------ ---------
                  Assets
Current assets:
  Cash.....................................   $    --        10,935     416,506
  Trade accounts receivable (note 3).......    268,818      593,679     445,755
  Income taxes receivable (note 5).........      9,731       55,324      10,269
  Prepaid expenses.........................     23,613       30,587      25,309
                                              --------    ---------   ---------
    Total current assets...................    302,162      690,525     897,839
Property and equipment, net (notes 2 and
 3)........................................    265,934      306,153     414,882
Deferred income taxes (note 5).............      6,436       31,331      16,260
                                              --------    ---------   ---------
                                              $574,532    1,028,009   1,328,981
                                              ========    =========   =========
   Liabilities and Stockholder's Equity
Current liabilities:
  Current installments of long-term debt
   (note 3)................................     15,737       16,218      16,906
  Borrowings under lines of credit (note
   3)......................................        --       212,403     760,317
  Bank overdraft...........................     98,012      312,217         --
  Accounts payable.........................     79,468      124,573     106,873
                                              --------    ---------   ---------
    Total current liabilities..............    193,217      665,411     884,096
                                              --------    ---------   ---------
Long-term liabilities:
  Long-term debt, excluding current
   installments (note 3) ..................        --        83,782      75,890
                                              --------    ---------   ---------
    Total liabilities......................    193,217      749,193     959,986
                                              --------    ---------   ---------
Stockholder's equity:
  Common stock, $42.86 par value.
   Authorized, issued and outstanding 1,000
   shares..................................     42,860       42,860      42,860
  Retained earnings........................    338,455      235,956     326,135
                                              --------    ---------   ---------
    Total stockholder's equity.............    381,315      278,816     368,995
                                              --------    ---------   ---------
    Total liabilities and stockholder's
     equity................................   $574,532    1,028,009   1,328,981
                                              ========    =========   =========


                See accompanying notes to financial statements.

                     ABSOLUTE TOWING AND TRANSPORTING, INC.

                            STATEMENTS OF OPERATIONS

                   Years ended December 31, 1996 and 1997 and
                Period from January 1, 1998 through May 5, 1998

                                           December 31, December 31,  May 5,
                                               1996         1997       1998
                                           ------------ ------------ ---------
Net revenue...............................  $3,464,623   4,779,901   2,006,600
Cost of revenue...........................   2,756,327   3,766,564   1,634,112
                                            ----------   ---------   ---------
    Gross profit..........................     708,296   1,013,337     372,488
Selling, general and administrative
 expenses.................................     635,595   1,095,416     201,295
                                            ----------   ---------   ---------
    Income (loss) from operations.........      72,701     (82,079)    171,193
                                            ----------   ---------   ---------
Other income (expenses):
  Interest expense........................      (1,440)    (15,018)    (20,888)
  (Loss) gain on sale of assets...........      (2,842)      9,254         --
                                            ----------   ---------   ---------
    Income (loss) before income taxes.....      68,419     (87,843)    150,305
                                            ----------   ---------   ---------
Income tax (benefit) expense (note 5).....     (12,667)    (24,095)     60,126
                                            ----------   ---------   ---------
    Net income (loss).....................  $   81,086     (63,748)     90,179
                                            ==========   =========   =========


                See accompanying notes to financial statements.

                     ABSOLUTE TOWING AND TRANSPORTING, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                   Years ended December 31, 1996 and 1997 and
                   Period from January 1, 1998 to May 5, 1998

                                                                       Total
                                                 Common  Retained  stockholder's
                                                  stock  earnings     equity
                                                 ------- --------  -------------
Balance at December 31, 1995.................... $42,860 262,370      305,230
Distributions to stockholder....................     --   (5,001)      (5,001)
Net income--1996................................     --   81,086       81,086
                                                 ------- -------      -------
Balance at December 31, 1996....................  42,860 338,455      381,315
Distributions to stockholder....................     --  (38,751)     (38,751)
Net loss--1997..................................     --  (63,748)     (63,748)
                                                 ------- -------      -------
Balance at December 31, 1997....................  42,860 235,956      278,816
Net income--period from January 1, 1998 through
 May 5, 1998....................................     --   90,179       90,179
                                                 ------- -------      -------
Balance at May 5, 1998.......................... $42,860 326,135      368,995
                                                 ======= =======      =======



                See accompanying notes to financial statements.

                     ABSOLUTE TOWING AND TRANSPORTING, INC.

                            STATEMENTS OF CASH FLOWS

                   Years ended December 31, 1996 and 1997 and
                   Period from January 1, 1998 to May 5, 1998

                                            December 31, December 31,  May 5,
                                                1996         1997       1998
                                            ------------ ------------ --------
Cash flows from operating activities:
  Net income (loss)........................  $  81,086      (63,748)    90,179
  Adjustments to reconcile net income
   (loss) to net cash provided by (used in)
   operating activities:
    Depreciation and amortization..........    110,327      127,960     69,933
    Deferred income tax (benefit) expense..    (24,253)     (24,895)    15,071
    Loss (gain) from sale of property and
     equipment.............................      2,842       (9,254)       --
    (Decrease) increase in trade accounts
     receivable............................    (75,514)    (324,861)   147,924
    Decrease (increase) in income taxes
     receivable............................      8,086      (45,593)    45,055
    Decrease (increase) in prepaid
     expenses..............................      2,718       (6,974)     5,278
    Increase (decrease) in accounts
     payable...............................     29,252       45,105    (17,700)
                                             ---------     --------   --------
      Net cash provided by (used in)
       operating activities................    134,544     (302,260)   355,740
                                             ---------     --------   --------
Cash flows from investing activities:
  Purchases of property and equipment......   (143,215)    (192,675)  (178,662)
  Proceeds from sale of property and
   equipment...............................     11,749       33,750        --
                                             ---------     --------   --------
      Net cash used in investing
       activities..........................   (131,466)    (158,925)  (178,662)
                                             ---------     --------   --------
Cash flows from financing activities:
  Net increase in borrowings under line of
   credit..................................        --       212,403    547,914
  (Decrease) increase in bank overdraft....    (20,890)     214,205   (312,217)
  Proceeds from long-term debt.............     15,737      100,000        --
  Principal payments on long term debt.....        --       (15,737)    (7,204)
  Stockholder distributions................     (5,001)     (38,751)       --
                                             ---------     --------   --------
      Net cash (used in) provided by
       financing activities................    (10,154)     472,120    228,493
      Net (decrease) increase in cash......     (7,076)      10,935    405,571
Cash at beginning of period................      7,076          --      10,935
                                             ---------     --------   --------
Cash at end of period......................  $     --        10,935    416,506
                                             =========     ========   ========
Supplemental disclosure of cash flow
 information:
 Cash paid during the period for:
  Interest.................................  $   1,439       15,018      4,059
                                             =========     ========   ========
  Income taxes.............................  $   3,500       46,393     25,340
                                             =========     ========   ========

                See accompanying notes to financial statements.

                    ABSOLUTE TOWING AND TRANSPORTING, INC.

                         NOTES TO FINANCIAL STATEMENTS

                  December 31, 1996 and 1997 and May 5, 1998

(1) Description of Business and Summary of Significant Accounting Policies

 (a) Description of Business

  Absolute Towing and Transporting, Inc. ("Absolute") was founded in 1987. Absolute's primary business is towing salvage vehicles for auction companies in Southern California. Absolute has one facility in Los Angeles. It operates approximately 25 vehicles.

 (b) Revenue Recognition

  Absolute operates as one segment related to the transportation of vehicles and equipment for customers.

  Absolute's revenue is derived from customers who require towing services. Revenue is recognized at the completion of each towing engagement. Expenses related to the generation of revenue are recognized as incurred.

 (c) Property and Equipment

  Property and equipment are stated at cost. Depreciation is determined for financial statement purposes using the straight line method over the estimated useful lives of the individual assets or, for leasehold improvements, over the terms of the related leases, if shorter. Accelerated methods of depreciation have been used for income tax purposes. For financial statement purposes, Absolute provides for depreciation of property and equipment over the following estimated useful lives:

            Transportation and towing
             equipment......................... 3-5 years
            Leasehold improvements.............   5 years
            Furniture and fixtures.............   5 years

 (d) Fair Value of Financial Instruments

  Due to the short-term nature of various financial instruments and the current incremental borrowing rates available to Absolute on bank loans with similar terms and maturities, the fair value of Absolute's financial instruments approximates their carrying values.

 (e) Income Taxes

  Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 (f) Use of Estimates

  Management of Absolute has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

                    ABSOLUTE TOWING AND TRANSPORTING, INC.

                  December 31, 1996 and 1997 and May 5, 1998


(2) Property and Equipment

  Property and equipment at December 31, 1996 and 1997 and May 5, 1998 consist of the following:

                                           December 31, December 31,  May 5,
                                               1996         1997       1998
                                           ------------ ------------ ---------
   Transportation and towing equipment....  $ 920,210      974,036   1,145,546
   Leasehold improvements.................      3,740       27,110      27,110
   Furniture and fixtures.................      1,060        1,060       1,060
                                            ---------    ---------   ---------
     Total................................    925,010    1,002,206   1,173,716
   Less accumulated depreciation and
    amortization..........................   (659,076)    (696,053)   (758,834)
                                            ---------    ---------   ---------
                                            $ 265,934      306,153     414,882
                                            =========    =========   =========

  Depreciation and amortization of property and equipment in 1996, 1997 and 1998 totaled $110,327, $127,960 and $69,933, respectively.

(3) Indebtedness

  Absolute has a line of credit with a bank permitting borrowings up to $300,000 and is secured by accounts receivable, inventory, and equipment. Outstanding borrowings bear interest at the bank's prime rate plus 1% (9.5% at May 5, 1998). Borrowings under this non-revolving credit agreement aggregated $212,403 at December 31, 1997 and $301,050 at May 5, 1998 and is secured by accounts receivable, inventory, and equipment. The outstanding balance was subsequently repaid during May 1998.

  Absolute has a non-revolving credit agreement with a bank that provides for maximum borrowings of $600,000. Outstanding borrowings bear interest at the bank's prime rate plus 1% (9.5% at May 5, 1998). Borrowings under this non-revolving credit agreement are $459,267 at May 5, 1998. The outstanding balance was subsequently repaid during May 1998.

  Absolute's long-term debt consists of the following at December 31, 1996 and 1997 and May 5, 1998:

                                             December 31, December 31, May 5,
                                                 1996         1997      1998
                                             ------------ ------------ -------
   Note payable to bank, payable in monthly
    installments of $2,125, including
    interest at 10%, maturing December 1,
    2002. Secured by personal property......   $ 15,737     100,000     92,796
   Less installments due within one year....    (15,737)    (16,218)   (16,906)
                                               --------     -------    -------
     Long-term debt, excluding current
      installments..........................   $    --       83,782     75,890
                                               ========     =======    =======

  Aggregate maturities of long-term debt subsequent to May 5, 1998 are as follows:

        1999............................................................ $16,906
        2000............................................................  18,674
        2001............................................................  20,631
        2002............................................................  22,790
        2003............................................................  13,795
                                                                         -------
                                                                         $92,796
                                                                         =======

                    ABSOLUTE TOWING AND TRANSPORTING, INC.

                  December 31, 1996 and 1997 and May 5, 1998


(4) Leases

  Absolute leases the building used for its operations under a month-to-month lease agreement. The lease is classified as an operating lease. The agreement provides for monthly rental payments of $1,446. Absolute is responsible for all operating costs related to the property.

  Total rent expense for 1996, 1997 and 1998 was $24,442, $18,800 and $5,784,
respectively.

(5) Income Taxes

  Income tax expense (benefit) for the years ended December 31, 1996 and 1997 and the period from January 1, 1998 through May 5, 1998 consists of:

                                                December 31, December 31, May 5,
                                                    1996         1997      1998
                                                ------------ ------------ ------
   Current:
     Federal...................................   $ 10,786         --     43,164
     State.....................................        800         800     1,891
                                                  --------     -------    ------
                                                    11,586         800    45,055
   Deferred....................................    (24,253)    (24,895)   15,071
                                                  --------     -------    ------
                                                  $(12,667)    (24,095)   60,126
                                                  ========     =======    ======

  The following table reconciles the expected tax expense at Federal statutory tax rate to the effective tax rate:

                                               December 31, December 31, May 5,
                                                   1996         1997      1998
                                               ------------ ------------ ------
   Computed expected tax expense..............   $ 23,262     (29,867)   51,104
   Effect of graduated tax rates..............    (10,018)      6,656       --
   State income taxes, net of Federal
    benefit...................................      3,695      (1,626)    8,769
   Los Angeles Revitalization Zone (LARZ)
    credit....................................    (33,371)        --        --
   Non-deductible meals and entertainment
    expenses..................................      3,765         742       253
                                                 --------     -------    ------
                                                 $(12,667)    (24,095)   60,126
                                                 ========     =======    ======

                    ABSOLUTE TOWING AND TRANSPORTING, INC.

                  December 31, 1996 and 1997 and May 5, 1998


  The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities as of December 31, 1996 and 1997 and May 5, 1998 are presented below:

                                                December 31, December 31, May 5,
                                                    1996         1997      1998
                                                ------------ ------------ ------
   Deferred tax assets:
     Accrued salaries.........................    $    --          --      8,015
     Los Angeles Revitalization Zone credit...     12,927       12,927       --
     Property and equipment due to differences
      in depreciation lives and methods.......        --           --      8,245
     Net operating loss carryforward..........        --        20,524       --
                                                  -------       ------    ------
       Total gross deferred tax assets........     12,927       33,451    16,260
     Less valuation allowance.................        --           --        --
                                                  -------       ------    ------
                                                   12,927       33,451    16,260
   Deferred tax liabilities:
     Property and equipment due to differences
      in depreciation lives and methods.......     (6,491)      (2,120)      --
                                                  -------       ------    ------
                                                  $ 6,436       31,331    16,260
                                                  =======       ======    ======

  The net operating loss carryforward of approximately $60,000 expires in 2017 and LARZ credit of approximately $12,900 expires in 2011.

  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the projected future taxable income and tax planning strategies, as well as carryback opportunities, in making this assessment. Based upon the level of historical taxable income, projections for future taxable income and carryback opportunities over the periods in which the deferred tax assets are deductible, management believes it is more likely than not Absolute will realize the benefits of these deductible differences. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future income are reduced.

(6) Concentration of Business Risks

  For the period ended May 5, 1998, 92% of Absolute's revenues were derived from one customer, Insurance Auto Auctions (IAA). The loss of this customer could significantly effect Absolute's performance.

(7) Subsequent Event

  On May 5, 1998, the stockholder successfully completed the sale of Absolute to United Road Services, Inc. The sales transaction is affected through a combination of cash and common stock of United Road Services, Inc. The selling price of Absolute exceeds its net assets as of May 5, 1998. Certain of the assets of Absolute, in the amount of $65,000, will be retained by the stockholder.

                         INDEPENDENT AUDITORS' REPORT

The Stockholder
ASC Transportation Services:

  We have audited the accompanying consolidated balance sheets of ASC Transportation Services and subsidiary (Auto Service Center d/b/a ASC Truck Service) as of December 31, 1997 and May 5, 1998, and the related consolidated statements of operations, stockholder's deficit, and cash flows for the year ended December 31, 1997 and for the period from January 1, 1998 through May 5, 1998. These consolidated financial statements are the responsibility of Auto Service's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ASC Transportation Services and subsidiary (Auto Service Center d/b/a ASC Truck Service) as of December 31, 1997 and May 5, 1998, and the results of their operations and their cash flows for the year ended December 31, 1997 and the period from January 1, 1998 through May 5, 1998, in conformity with generally accepted accounting principles.

                                          /s/ KPMG LLP

Albany, New York
July 31, 1998

                   ASC TRANSPORTATION SERVICES AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                       December 31, 1997 and May 5, 1998

                                                        December 31,  May 5,
                                                            1997       1998
                                                        ------------ ---------
                        ASSETS
Current assets:
  Cash.................................................  $  138,213     51,983
  Trade accounts receivable, (net of allowance for
   doubtful accounts of $0 and $10,000, respectively)..     225,364    182,597
  Income taxes receivable..............................         --       9,642
  Accounts receivable, other...........................       4,977        --
  Due from employees...................................         715        --
  Inventories..........................................      18,167     12,508
  Prepaid expenses.....................................      69,535     43,840
                                                         ----------  ---------
    Total current assets...............................     456,971    300,570
Property and equipment, net (notes 2 and 4)............     806,503    726,430
Other assets...........................................      10,986      1,905
                                                         ----------  ---------
    Total assets.......................................  $1,274,460  1,028,905
                                                         ==========  =========
         LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities:
  Current installments of long-term debt (note 3)......      20,275     16,512
  Current installments of obligations under capital
   leases (note 4).....................................     247,845    234,874
  Accounts payable.....................................     121,245     72,083
  Accrued payroll related costs........................      45,759     20,242
  Income taxes payable (note 5)........................      62,051        --
  Other accrued liabilities............................      16,961     33,732
                                                         ----------  ---------
    Total current liabilities..........................     514,136    377,443
Long-term liabilities:
  Long-term debt, excluding current installments (note
   3)..................................................     209,326    205,073
  Obligations under capital leases, excluding current
   installments (note 4)...............................     491,680    417,675
  Deferred income taxes (note 5).......................      82,965     71,185
                                                         ----------  ---------
    Total liabilities..................................   1,298,107  1,071,376
                                                         ----------  ---------
Stockholder's deficit:
  Common stock, no par value. Authorized 10,000 shares;
   issued and outstanding 25 shares....................      24,000     24,000
  Additional paid-in capital...........................      33,325     33,325
  Accumulated deficit..................................     (80,972)   (99,796)
                                                         ----------  ---------
    Total stockholder's deficit........................     (23,647)   (42,471)
                                                         ----------  ---------
    Total liabilities and stockholder's deficit........  $1,274,460  1,028,905
                                                         ==========  =========

        See accompanying notes to the consolidated financial statements.

                   ASC TRANSPORTATION SERVICES AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                        Year ended December 31, 1997 and
                Period from January 1, 1998 through May 5, 1998

                                                         December 31,  May 5,
                                                             1997       1998
                                                         ------------ ---------
Net revenue.............................................  $3,310,464  1,264,558
Cost of revenue.........................................   2,364,355    878,290
                                                          ----------  ---------
    Gross profit........................................     946,109    386,268
Selling, general, and administrative expenses...........     764,778    384,096
                                                          ----------  ---------
    Income from operations..............................     181,331      2,172
                                                          ----------  ---------
Other income (expense):
  Interest expense......................................     (71,947)   (30,397)
  Gain (loss) on sale of assets.........................      18,670     (9,652)
  Other.................................................      34,834      8,121
                                                          ----------  ---------
    Income (loss) before income taxes...................     162,888    (29,756)
Income tax expense (benefit) (note 5)...................      49,096    (25,932)
                                                          ----------  ---------
    Net income (loss)...................................  $  113,792     (3,824)
                                                          ==========  =========




        See accompanying notes to the consolidated financial statements.

                   ASC TRANSPORTATION SERVICES AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S DEFICIT

                        Year ended December 31, 1997 and
                Period from January 1, 1998 through May 5, 1998

                                           Additional                 Total
                                   Common   paid-in   Accumulated stockholder's
                                    stock   capital     deficit      deficit
                                   ------- ---------- ----------- -------------
Balance at January 1, 1997........ $24,000   33,325    (194,764)    (137,439)
Net income--1997..................     --       --      113,792      113,792
                                   -------   ------    --------     --------
Balance at December 31, 1997......  24,000   33,325     (80,972)     (23,647)
Distributions.....................     --       --      (15,000)     (15,000)
Net loss--period from January 1,
 1998 through
 May 5, 1998......................     --       --       (3,824)      (3,824)
                                   -------   ------    --------     --------
Balance at May 5, 1998............ $24,000   33,325     (99,796)     (42,471)
                                   =======   ======    ========     ========




        See accompanying notes to the consolidated financial statements.

                   ASC TRANSPORTATION SERVICES AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                        Year ended December 31, 1997 and
                Period from January 1, 1998 through May 5, 1998

                                                        December 31,  May 5,
                                                            1997       1998
                                                        ------------ ---------
Cash flows from operating activities:
  Net income (loss)....................................  $ 113,792      (3,824)
  Adjustments to reconcile net income (loss) to net
   cash provided by operating activities:
    Depreciation and amortization......................    177,150      80,079
    Deferred income tax benefit........................     (6,786)    (11,780)
    (Gain) loss on sale of property and equipment......    (18,670)      9,652
    (Increase) decrease in trade accounts receivable...    (88,313)     42,767
    (Increase) decrease in due from employees..........     (1,376)        715
    (Increase) decrease in other accounts receivable...     (1,366)      4,977
    Increase in income taxes receivable................        --       (9,642)
    (Increase) decrease in inventories.................     (5,006)      5,659
    Decrease in prepaid expenses.......................     28,383      25,695
    Decrease in other assets...........................        --        9,081
    Decrease in accounts payable.......................    (11,932)    (49,162)
    Increase (decrease) in accrued payroll related
     costs.............................................     17,020     (25,517)
    Increase (decrease) in income taxes payable........     38,517     (62,051)
    Increase in other accrued liabilities..............      7,191      16,771
                                                         ---------   ---------
      Net cash provided by operating activities........    248,604      33,420
                                                         ---------   ---------
Cash flows from investing activities:
  Purchases of property and equipment..................   (268,647)    (22,731)
  Proceeds from sale of property and equipment.........     52,938      13,073
                                                         ---------   ---------
      Net cash used in investing activities............   (215,709)     (9,658)
                                                         ---------   ---------
Cash flows from financing activities:
  Proceeds net of principal payments on long-term debt
  and capital leases...................................    240,673     (94,992)
  Distribution to owner................................   (211,134)    (15,000)
                                                         ---------   ---------
      Net cash provided by (used in) financing
       activities......................................     29,539    (109,992)
                                                         ---------   ---------
Net increase (decrease) in cash........................     62,434     (86,230)
Cash at beginning of period............................     75,779     138,213
                                                         ---------   ---------
Cash at end of period..................................  $ 138,213      51,983
                                                         =========   =========
Supplemental disclosure of cash flow information:
  Cash paid during the period for:
    Interest...........................................  $  72,183      30,678
                                                         =========   =========
    Income taxes.......................................  $  57,541      14,260
                                                         =========   =========

                See accompanying notes to financial statements.

                  ASC TRANSPORTATION SERVICES AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       December 31, 1997 and May 5, 1998

(1) Description of Business and Summary of Significant Accounting Policies

 (a) Description of Business

  ASC Transportation Services and its wholly-owned subsidiary, Auto Service Center (d/b/a ASC Truck Service), collectively referred to herein as "Auto Service", were founded in 1993 and 1965, respectively. Auto Service is a commercial and police towing company with two facilities based in Sacramento, California. One facility concentrates in the towing of commercial and personal vehicles primarily contracting with law enforcement agencies and motor clubs. The other location concentrates on the towing of larger commercial vehicles and maintains a repair shop also for commercial vehicles. It operates approximately 28 vehicles.

 (b) Principles of Consolidation

  The consolidated financial statements include the financial statements of ASC Transportation Services and its wholly-owned subsidiary, Auto Service Center. All significant intercompany balances and transactions have been eliminated in consolidation.

 (c) Revenue Recognition

  Auto Service operates as one segment related to the transportation of vehicles and equipment for customers.

  Auto Service's revenue is derived from customers who require a towing service, transport of vehicles and equipment, and fees related to the repair of vehicles that have been towed. Towing revenue is recognized at the completion of each towing engagement, transport revenue is recognized upon the delivery of the vehicles and equipment to their final destination, and repair fees are recorded when the service is performed. Expenses related to the generation of revenue are recognized as incurred.

 (d) Inventories

  Inventories consist principally of spare parts used for repair and maintenance. Inventories are stated at the lower of cost or market.

 (e) Property and Equipment

  Property and equipment are stated at cost. Depreciation is determined for financial statement purposes using the straight-line method over the estimated useful lives of the individual assets or, for leasehold improvements, over the terms of the related leases if shorter. Accelerated methods of depreciation have been used for income tax purposes. For financial statement purposes, Auto Service provides for depreciation of property and equipment over the following estimated useful lives:

      Transportation and towing equipment............................    5 years
      Machinery and other equipment..................................    7 years
      Leasehold improvements......................................... 7-20 years
      Furniture and fixtures.........................................    7 years

 (f) Fair Value of Financial Instruments

  Due to the short-term nature of various financial instruments and the current incremental borrowing rates available to Auto Service on bank loans with similar terms and maturities, the fair value of Auto Service's financial instruments approximates their carrying values.

                  ASC TRANSPORTATION SERVICES AND SUBSIDIARY

                       December 31, 1997 and May 5, 1998


 (g) Income Taxes

  Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 (h) Use of Estimates

  Management of Auto Service has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(2) Property and Equipment

  Property and equipment at December 31, 1997 and May 5, 1998 consists of the following:

                                                         December 31,  May 5,
                                                             1997       1998
                                                         ------------ ---------
   Transportation and towing equipment..................  $1,425,655  1,415,326
   Machinery and other equipment........................     169,403    157,859
   Leasehold improvements...............................      29,614     31,811
   Furniture and fixtures...............................      39,175     40,442
                                                          ----------  ---------
     Total..............................................   1,663,847  1,645,438
   Less accumulated depreciation and amortization.......    (857,344)  (919,008)
                                                          ----------  ---------
                                                          $  806,503    726,430
                                                          ==========  =========

  Depreciation and amortization of property and equipment during the year ended December 31, 1997 and the period from January 1, 1998 through May 5, 1998 totaled $177,150 and $80,079, respectively.

(3) Indebtedness

  Auto Service's long-term debt consisted of the following at December 31, 1997 and May 5, 1998:

                                                           December 31, May 5,
                                                               1997      1998
                                                           ------------ -------
   Note payable to bank, payable in monthly installments
    of $1,042, including interest at 10.5%, maturing
    August 1998..........................................    $  8,333     4,167
   Note payable to unrelated individuals payable in
    monthly installments of $2,794, including interest at
    10%, maturing November 2008. Guaranteed by the owners
    of Auto Service and secured by a Pledge Agreement for
    all authorized shares of stock of Auto Service.......     221,268   217,418
                                                             --------   -------
     Total long-term debt................................     229,601   221,585
   Less installments due within one year.................     (20,275)  (16,512)
                                                             --------   -------
     Long-term debt, excluding current installments......    $209,326   205,073
                                                             ========   =======

                  ASC TRANSPORTATION SERVICES AND SUBSIDIARY

                       December 31, 1997 and May 5, 1998


  Annual maturities of long-term debt for the next five years subsequent to May 5, 1998 are as follows:

        1999........................................................... $ 16,512
        2000...........................................................   13,638
        2001...........................................................   15,066
        2002...........................................................   16,644
        2003...........................................................   18,386
        Thereafter.....................................................  141,339
                                                                        --------
                                                                        $221,585
                                                                        ========

(4)Leases

  Auto Service is obligated under various capital leases for vehicles, equipment and furniture and fixtures that expire at various dates ranging between January 1998 to August 2003.

  Auto Service is obligated to the stockholder under a capital lease for a vehicle through December 1999.

  Following is a summary of property and equipment held under the capital leases at December 31, 1997 and May 5, 1998.

                                                         December 31,  May 5,
                                                             1997       1998
                                                         ------------ ---------
   Transportation and towing equipment..................  $1,136,544  1,127,808
   Other equipment......................................      55,350     53,248
   Furniture and fixtures...............................      18,240     18,240
                                                          ----------  ---------
                                                           1,210,134  1,199,296
   Less accumulated amortization........................    (519,886)  (601,176)
                                                          ----------  ---------
                                                          $  690,248    598,120
                                                          ==========  =========

  Auto Service leases the office building and a vehicle used for its operations from the stockholder. These leases are classified as operating leases and have been included in the data presented below. The building lease expires April 2003 and the vehicle lease has indefinite terms with a 30 day cancellation notice. Auto Service is responsible for all operating costs related to these properties.

  Auto Service also leases another building used for its operations from an unrelated party. This lease is classified as an operating lease and is included in the data presented below. The lease expires October 2002.

  Total rent expense for the year ended December 31, 1997 was $151,393, including $64,654 paid to stockholder, and was $52,091 for the period from January 1, 1998 through May 5, 1998, including $21,708 paid to the stockholder.

                  ASC TRANSPORTATION SERVICES AND SUBSIDIARY

                       December 31, 1997 and May 5, 1998


  Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of May 5, 1998 are:

                                                             Capital   Operating
                                                             Leases     Leases
                                                            ---------  ---------
   1999.................................................... $ 291,626   106,800
   2000....................................................   212,813   106,800
   2001....................................................   116,623   106,800
   2002....................................................    79,919   106,800
   2003....................................................    55,268    77,150
   Thereafter..............................................    19,197       --
                                                            ---------   -------
     Total.................................................   775,446   504,350
                                                                        =======
   Less amount representing interest.......................  (122,897)
                                                            ---------
   Present value of net minimum capital lease payments..... $ 652,549
                                                            =========

(5) Income Taxes

  Income tax expense (benefit) for the year ended December 31, 1997 and the period from January 1, 1998 through May 5, 1998 consists of:

                                                           December 31, May 5,
                                                               1997      1998
                                                           ------------ -------
   Current:
     Federal..............................................   $42,934     (9,672)
     State................................................    12,948     (4,480)
                                                             -------    -------
                                                              55,882    (14,152)
   Deferred...............................................    (6,786)   (11,780)
                                                             -------    -------
                                                             $49,096    (25,932)
                                                             =======    =======

  The following table reconciles the expected tax expense (benefit) at the Federal statutory tax rate to the effective tax rate.

                                                           December 31, May 5,
                                                               1997      1998
                                                           ------------ -------
   Computed expected tax expense..........................   $ 55,382   (13,074)
   State income taxes, net of Federal benefit.............      8,546     1,056
   Meals and entertainment................................      1,372       --
   Adjustment to prior years' taxes.......................    (17,770)    2,350
   Bad debts..............................................        --    (11,409)
   Depreciation...........................................        --     (4,945)
   Other..................................................      1,566        90
                                                             --------   -------
                                                             $ 49,096   (25,932)
                                                             ========   =======

                  ASC TRANSPORTATION SERVICES AND SUBSIDIARY

                       December 31, 1997 and May 5, 1998


  The tax effects of temporary differences that give rise to deferred tax liabilities as of December 31, 1997 and May 5, 1998 are presented below:

                                                           December 31, May 5,
                                                               1997      1998
                                                           ------------ ------
   Deferred tax liability:
     Property and equipment, due to differences in
      depreciation lives and methods......................   $82,965    80,872
     Bad debt allowance...................................       --     (4,284)
     State income taxes...................................       --     (5,403)
                                                             -------    ------
       Net deferred tax liability.........................   $82,965    71,185
                                                             =======    ======

  At December 31, 1996, the net deferred tax liability was $89,751 and there was no recorded valuation allowance.

  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the projected future taxable income and tax planning strategies, as well as carryback opportunities, in making this assessment. Based upon the level of historical taxable income, projections for future taxable income and carryback opportunities over the periods in which the deferred tax assets are deductible, management believes it is more likely than not Auto Service will realize the benefits of these deductible differences. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced.

(6) Subsequent Event

  During February 1998, the stockholder entered into a definitive agreement to sell Auto Service to United Road Services, Inc. The sales transaction, affected through a combination of cash and common stock of United Road Service, Inc., was effective May 6, 1998 upon the consummation of the initial public offering of the common stock of United Road Service, Inc. The selling price of Auto Service exceeded its net assets as of May 5, 1998.

  Concurrently with the acquisition, United Road Service, Inc. entered into agreements with the stockholder to lease land and buildings used in Auto Service's operations for negotiated amounts and terms.

  For the period from January 1, 1998 through May 5, 1998, 36% of Auto Service's revenues were derived from one customer, Automobile Association of America (AAA). Subsequent to May 5, 1998, the contract with this customer was terminated.

                         INDEPENDENT AUDITORS' REPORT

The Stockholder:

  We have audited the accompanying balance sheet of Silver State Tow and Recovery, Inc. (d/b/a Milne Tow and Transport Services) ("Milne") as of May 5, 1998, and the related statement of operations, stockholder's deficit, and cash flows for the period from January 1, 1998 through May 5, 1998. These financial statements are the responsibility of Milne's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Milne Tow and Transport Services as of May 5, 1998, and the results of its operations and its cash flows for the period from January 1, 1998 through May 5, 1998 in conformity with generally accepted accounting principles.

                                          /s/ KPMG LLP

Albany, New York
August 14, 1998

                        MILNE TOW AND TRANSPORT SERVICES

                                 BALANCE SHEET

                                  May 5, 1998

                               ASSETS
Current assets:
  Cash.............................................................. $    2,530
  Trade accounts receivable (less allowance of $25,000).............    142,259
  Due from employees................................................        451
  Inventories.......................................................      9,500
  Prepaid expenses..................................................     22,269
                                                                     ----------
    Total current assets............................................    177,009
Property and equipment, net (note 2)................................    749,705
Deferred taxes (note 4).............................................     60,597
                                                                     ----------
    Total assets.................................................... $  987,311
                                                                     ==========
               LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities:
  Bank overdraft.................................................... $   81,148
  Current installments of notes payable (note 3)....................     27,182
  Borrowings under line of credit (note 3)..........................     49,301
  Accounts payable..................................................    130,926
                                                                     ----------
    Total current liabilities.......................................    288,557
Long-term liabilities:
  Notes payable, excluding current installments (note 3)............    746,409
                                                                     ----------
    Total liabilities...............................................  1,034,966
                                                                     ----------
Stockholder's deficit:
  Common stock, no par value. Authorized 2,500 shares; issued and
   outstanding 2,500 shares.........................................     25,000
  Additional paid-in capital........................................      3,000
  Accumulated deficit...............................................    (75,655)
                                                                     ----------
    Total stockholder's deficit.....................................    (47,655)
                                                                     ----------
    Total liabilities and stockholder's deficit..................... $  987,311
                                                                     ==========


              See accompanying notes to the financial statements.

                        MILNE TOW AND TRANSPORT SERVICES

                            STATEMENT OF OPERATIONS

                Period from January 1, 1998 through May 5, 1998

Net revenue......................................................... $ 725,778
Cost of revenue.....................................................  (624,662)
                                                                     ---------
    Gross profit....................................................   101,116
Selling, general, and administrative expenses.......................   426,911
                                                                     ---------
    Loss from operations............................................  (325,795)
                                                                     ---------
Other income (expense):
  Interest expense..................................................   (27,832)
  Gain on sale of assets............................................     6,099
                                                                     ---------
    Loss before income taxes........................................  (347,528)
Income tax benefit (note 4).........................................   101,745
                                                                     ---------
    Net loss........................................................ $(245,783)
                                                                     =========




              See accompanying notes to the financial statements.

                        MILNE TOW AND TRANSPORT SERVICES

                  STATEMENT OF STOCKHOLDER'S EQUITY (DEFICIT)

                Period from January 1, 1998 through May 5, 1998

                                     Additional                       Total
                             Common   paid-in     Accumulated     stockholder's
                              stock   capital   equity (deficit) equity (deficit)
                             ------- ---------- ---------------- ----------------
   Balance at December 31,
    1997...................  $25,000   3,000         170,128          198,128
   Net loss--period from
    January 1, 1998 through
    May 5, 1998............      --      --         (245,783)        (245,783)
                             -------   -----        --------         --------
   Balance at May 5, 1998..  $25,000   3,000         (75,655)         (47,655)
                             =======   =====        ========         ========





              See accompanying notes to the financial statements.

                        MILNE TOW AND TRANSPORT SERVICES

                            STATEMENT OF CASH FLOWS

                Period from January 1, 1998 through May 5, 1998

   Cash flows from operating activities:
     Net loss for period from January 1, 1998 through May 5, 1998..  $(245,783)
     Adjustments to reconcile net loss to net cash from operating activities:
       Depreciation and amortization...............................     94,200
       Gain on sale of property and equipment......................     (6,099)
       Deferred income taxes.......................................   (101,745)
       Decrease in trade accounts receivable.......................    195,599
       Decrease in due from employees..............................      5,355
       Decrease in inventories.....................................      7,750
       Increase in prepaid expenses................................    (22,269)
       Increase in accounts payable................................     25,695
       Decrease in accrued payroll and related costs...............    (36,171)
                                                                     ---------
         Net cash used in operating activities.....................    (83,468)
                                                                     ---------
   Cash flows from investing activities:
     Proceeds from sale of property and equipment..................     44,170
                                                                     ---------
         Net cash provided by investing activities.................     44,170
                                                                     ---------
   Cash flows from financing activities:
     Bank overdraft................................................     66,228
     Principal payments on notes payable...........................    (34,492)
                                                                     ---------
         Net cash provided by financing activities.................     31,736
                                                                     ---------
   Net decrease in cash............................................     (7,562)
   Cash, January 1, 1998...........................................     10,092
                                                                     ---------
   Cash, May 5, 1998...............................................  $   2,530
                                                                     =========
   Supplemental disclosure of cash flow information:
     Cash paid during the period for:
       Interest....................................................  $  27,832
                                                                     =========
       Income taxes................................................  $     --
                                                                     =========


              See accompanying notes to the financial statements.

                       MILNE TOW AND TRANSPORT SERVICES

                         NOTES TO FINANCIAL STATEMENTS

                                  May 5, 1998

(1) Description of Business and Summary of Significant Accounting Policies

 (a) Description of Business

  Silver State Tow and Recovery, Inc. (d/b/a Milne Tow and Transport Services), referred to herein as "Milne", were founded in 1984. Milne is a towing and transport company which provides services to commercial dealerships, rental car companies, municipalities and construction companies. The Company's primary location is located in Sparks, Nevada. They operate a satellite office in Lovelock, Nevada to service the northern Nevada area.

 (b) Revenue Recognition

  Milne's revenue is derived primarily from commercial customers who require a towing service, transport of vehicles and equipment. Towing revenue is recognized at the completion of each towing engagement and transport revenue is recognized upon the delivery of the vehicles and equipment to their final destination. Expenses related to the generation of revenue are recognized as incurred.

 (c) Inventories

  Inventories consist principally of spare tires used for trucks. Inventories are stated at the lower of cost or market.

 (d) Property and Equipment

  Property and equipment are stated at cost. Depreciation is determined for financial statement purposes using the straight-line method over the estimated useful lives of the individual assets. Accelerated methods of depreciation have been used for income tax purposes. For financial statement purposes, Milne provides for depreciation of property and equipment over the following estimated useful lives:

      Transportation and towing equipment.............................   5 years
      Machinery and other equipment...................................   5 years
      Leasehold improvements..........................................  31 years
      Office equipment................................................ 3-7 years

 (e) Fair Value of Financial Instruments

  Due to the short-term nature of various financial instruments and the current incremental borrowing rates available to Milne on bank loans with similar terms and maturities, the fair value of Milne's financial instruments approximates their carrying values.

 (f) Income Taxes

  Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                       MILNE TOW AND TRANSPORT SERVICES

                                  May 5, 1998

 (g) Use of Estimates

  Management of Milne has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(2) Property and Equipment

  Property and equipment at May 5, 1998 consists of the following:

   Transportation and towing equipment.............................. $1,367,667
   Machinery and other equipment....................................     12,824
   Leasehold improvements...........................................     19,823
   Office equipment.................................................     34,819
                                                                     ----------
     Total..........................................................  1,435,133
   Less accumulated depreciation and amortization...................   (685,428)
                                                                     ----------
                                                                     $  749,705
                                                                     ==========

  Depreciation and amortization of property and equipment for the period from January 1, 1998 through May 5, 1998, totaled $94,200.

(3) Notes Payable

  Milne has available a $50,000 line of credit with a bank, expiring on June 6, 1998. Interest is payable at 11%. Total borrowings under this line of credit at May 5, 1998 amounted to $49,301.

  Milne's notes payable consisted of the following at May 5, 1998:

   Notes payable to various third parties, payable in monthly installments ranging from $462 to $2,774, including interest at rates from 8.75% to 13.00%, maturing between 1999 and 2002.
    Secured by property and equipment................................ $773,591
   Less installments due within one year.............................  (27,182)
                                                                      --------
     Notes payable, excluding current installments................... $746,409
                                                                      ========

  Aggregate maturities of notes payable subsequent to May 5, 1998, are as follows:

   1999................................................................ $ 27,182
   2000................................................................  244,981
   2001................................................................  244,833
   2002................................................................  256,595
                                                                        --------
                                                                        $773,591
                                                                        ========

  See footnote (6) regarding paydowns of certain notes payable subsequent to May 5, 1998.

(4) Income Taxes

  Income tax benefit for the period from January 1, 1998 through May 5, 1998 consists of:

   Current:
     Federal......................................................... $     --
                                                                      ---------
                                                                            --
   Deferred..........................................................  (101,745)
                                                                      ---------
                                                                      $(101,745)
                                                                      =========

                       MILNE TOW AND TRANSPORT SERVICES

                                  May 5, 1998

  Milne is incorporated in the state of Nevada which imposes no corporate income tax.

  The following table reconciles the expected tax benefit at the Federal statutory tax rate to the effective tax rate.

      Computed expected tax benefit................................. $(118,160)
      Other.........................................................    16,415
                                                                     ---------
                                                                     $(101,745)
                                                                     =========

  The tax effects of temporary differences that give rise to deferred tax assets as of May 5, 1998 are presented below:

      Deferred tax asset:
        Net operating loss........................................... $114,086
        Property and equipment, due to differences in depreciation lives and methods...........................................  (67,017)
        Other........................................................   13,528
                                                                      --------
          Net deferred tax asset..................................... $ 60,597
                                                                      ========

  At December 31, 1997, the net deferred tax liability was $41,148 and there was no recorded valuation allowance.

  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the projected future taxable income and tax planning strategies, as well as carryback opportunities, in making this assessment. Based upon the level of historical taxable income, projections for future taxable income and carryback opportunities over the periods in which the deferred tax assets are deductible, management believes it is more likely than not Milne will realize the benefits of these deductible differences. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced.

(5) Subsequent Event

  During February 1997, the stockholder entered into a definitive agreement to sell Milne to United Road Services, Inc. The sales transaction, affected through a combination of cash and common stock of United Road Services, Inc., was effective May 6, 1998 upon the consummation of the initial public offering of the common stock of United Road Services, Inc. The selling price of Milne exceeded its net assets as of May 5, 1998.

  Concurrently with the acquisition, United Road Services, Inc. entered into agreements with the stockholder to lease land and buildings used in Milne's operations for negotiated amounts and terms.

  Subsequent to May 5, 1998, United Road Services, Inc. paid down approximately $766,932 of Milne's outstanding borrowings on the line of credit and notes payable as of May 5, 1998.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
MPG Transco, Ltd.:

  We have audited the accompanying balance sheets of MPG Transco, Ltd. as of July 31, 1997 and 1998, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MPG Transco, Ltd. as of July 31, 1997 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                          /s/ KPMG LLP

Detroit, Michigan
December 11, 1998

                               MPG TRANSCO, LTD.

                                 BALANCE SHEETS

                                                     July 31,
                                              ---------------------- October 31,
                                                 1997        1998       1998
                   Assets                     ----------- ---------- -----------
                                                                     (unaudited)
Current assets:
  Cash and cash equivalents.................  $    88,927  1,074,291    347,593
  Trade accounts receivable, net of
   allowance for doubtful accounts of
   $100,000 in 1997 and 1998................    1,368,797  1,986,064  1,957,619
  Accounts receivable from employees........       12,016     52,853     42,073
  Income tax receivable (note 7)............      152,991        --         --
  Prepaid and other current assets (note 2).      344,503    158,569    111,853
  Deferred income taxes (note 7)............      101,824    208,225    171,418
                                              ----------- ---------- ----------
    Total current assets....................    2,069,058  3,480,002  2,630,556
Property and equipment, net (notes 3 and 5).   11,504,108  9,655,810 10,630,088
Cash surrender value of officer's life
 insurance..................................      246,065    302,734    320,045
Other assets................................       28,200     27,700     27,700
                                              ----------- ---------- ----------
    Total assets............................  $13,847,431 13,466,246 13,608,389
                                              =========== ========== ==========
    Liabilities and Stockholders' Equity
Current liabilities:
  Line of credit (note 5)...................  $ 1,125,000    999,580    986,224
  Current installments of notes payable
   (note 5).................................    3,170,821  1,799,544  2,004,499
  Accounts payable..........................      759,029    879,062    818,074
  Due to related party (note 9).............       95,982    894,794     23,936
  Income taxes payable (note 7).............          --     625,665    739,706
  Other accrued liabilities (note 4)........      689,317    920,460    891,820
                                              ----------- ---------- ----------
    Total current liabilities...............    5,840,149  6,119,105  5,464,259
Long-term liabilities:
  Notes payable, excluding current
   installments (note 5)....................    2,526,498    846,588  1,421,428
  Deferred income taxes (note 7)............    1,360,324  1,460,514  1,462,047
                                              ----------- ---------- ----------
    Total liabilities.......................    9,726,971  8,426,207  8,347,734
                                              ----------- ---------- ----------
Stockholders' equity:
  Common stock, no par value. 10,000 shares
   authorized; 1,000 shares issued and
   outstanding..............................        1,000      1,000      1,000
  Paid-in capital in excess of stated value.    1,417,234  1,417,234  1,417,234
  Retained earnings.........................    2,702,226  3,621,805  3,842,421
                                              ----------- ---------- ----------
    Total stockholders' equity..............    4,120,460  5,040,039  5,260,655
                                              ----------- ---------- ----------
    Total liabilities and stockholders'
     equity.................................  $13,847,431 13,466,246 13,608,389
                                              =========== ========== ==========

                See accompanying notes to financial statements.

                               MPG TRANSCO, LTD.

                            STATEMENTS OF OPERATIONS

                                                          Three Months Ended
                                  Years Ended July 31,        October 31,
                                 -----------------------  --------------------
                                    1997         1998       1997       1998
                                 -----------  ----------  ---------  ---------
                                                              (unaudited)
Net revenue..................... $20,469,778  23,471,030  5,813,482  5,816,476
Cost of revenue.................  14,503,066  16,093,952  3,991,915  4,136,818
                                 -----------  ----------  ---------  ---------
    Gross profit................   5,966,712   7,377,078  1,821,567  1,679,658
Selling, general and
administrative expenses.........   5,224,312   5,225,129  1,245,141  1,222,955
                                 -----------  ----------  ---------  ---------
    Income from operations......     742,400   2,151,949    576,426    456,703
Other income (expense):
  Interest expense..............    (472,981)   (487,295)  (157,336)   (76,608)
  Interest income...............      19,736      17,453         69      2,457
  Other.........................     (13,257)    (10,731)    (1,867)       679
  Loss on sale of assets........    (250,767)   (132,343)  (127,490)   (10,234)
                                 -----------  ----------  ---------  ---------
    Income before income taxes..      25,131   1,539,033    289,802    372,997
Income tax expense (note 7).....      39,683     619,454    122,578    152,381
                                 -----------  ----------  ---------  ---------
    Net income (loss)........... $   (14,552)    919,579    167,224    220,616
                                 ===========  ==========  =========  =========



                See accompanying notes to financial statements.

                               MPG TRANSCO, LTD.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                              Paid-in
                                             Capital in                 Total
                                     Common  Excess of   Retained   Stockholders'
                                     Stock  Stated Value Earnings      Equity
                                     ------ ------------ ---------  -------------
Balance at July 31, 1996...........  $1,000  1,417,234   2,716,778    4,135,012
Net loss--Year ended July 31, 1997.     --         --      (14,552)     (14,552)
                                     ------  ---------   ---------    ---------
Balance at July 31, 1997...........   1,000  1,417,234   2,702,226    4,120,460
Net income--Year ended July 31,
1998...............................     --         --      919,579      919,579
                                     ------  ---------   ---------    ---------
Balance at July 31, 1998...........   1,000  1,417,234   3,621,805    5,040,039
Net income--
  Three months ended October 31,
   1998 (unaudited)................     --         --      220,616      220,616
                                     ------  ---------   ---------    ---------
Balance at October 31, 1998
(unaudited)........................  $1,000  1,417,234   3,842,421    5,260,655
                                     ======  =========   =========    =========



                See accompanying notes to financial statements.

                               MPG TRANSCO, LTD.

                            STATEMENTS OF CASH FLOWS

                                                           Three Months Ended
                                  Years Ended July 31,         October 31,
                                 -----------------------  ----------------------
                                    1997         1998        1997        1998
                                 -----------  ----------  ----------  ----------
                                                               (unaudited)
Cash flows from operating
 activities:
 Net income (loss).............  $   (14,552)    919,579     167,224     220,616
 Adjustments to reconcile net
  income (loss) to net cash
  provided by (used in)
  operating activities:
   Depreciation and
    amortization...............    1,392,177   1,526,643     405,590     404,264
   Deferred income taxes.......      192,674      (6,211)        --       38,340
   Loss on sale of property and
    equipment..................      250,767     132,343     127,490      10,234
   (Increase) decrease in trade
    accounts
    receivable.................     (111,392)   (617,267)   (461,594)     28,445
   (Increase) decrease in
    accounts receivable from
    employees..................      (12,016)    (40,837)    (15,616)     10,780
   (Increase) decrease in
    income tax receivable......     (152,991)    152,991     152,991         --
   (Increase) decrease in
    prepaid and other
    assets.....................     (139,705)    129,765    (356,312)     29,405
   Increase (decrease) in
    accounts payable...........      178,135     120,033     719,500     (60,988)
   Increase in income taxes
    payable....................          --      625,665     122,578     114,041
   Increase (decrease) in other
    accrued
    liabilities................      450,143     231,143     221,578     (28,640)
                                 -----------  ----------  ----------  ----------
     Net cash provided by (used
      in) operating activities.    2,033,240   3,173,847   1,083,429     766,497
                                 -----------  ----------  ----------  ----------
Cash flows from investing
 activities:
 Purchases of property and
  equipment....................   (4,517,395)   (227,568)    (40,214) (1,450,467)
 Proceeds from sale of
  equipment....................      400,144     416,880     322,193      61,691
                                 -----------  ----------  ----------  ----------
     Net cash provided by (used
      in) investing activities.   (4,117,251)    189,312     281,979  (1,388,776)
                                 -----------  ----------  ----------  ----------
Cash flows from financing
 activities:
 Net borrowings (repayment) on
  line of credit...............    1,125,000    (125,420)    277,835     (13,356)
 Proceeds from long-term debt..    1,051,227         --          --    1,367,170
 Principal payments on long-
  term debt....................     (973,590) (3,051,187) (1,087,873)   (587,375)
 Increase (decrease) in due to
  related party................      719,699     798,812     319,095    (870,858)
                                 -----------  ----------  ----------  ----------
     Net cash provided by (used
      in) financing activities.    1,922,336  (2,377,795)   (490,943)   (104,419)
                                 -----------  ----------  ----------  ----------
Net change in cash and cash
 equivalents...................     (161,675)    985,364     874,465    (726,698)
Cash and cash equivalents at
 beginning of period...........      250,602      88,927      88,927   1,074,291
                                 -----------  ----------  ----------  ----------
Cash and cash equivalents at
 end of period.................  $    88,927   1,074,291     963,392     347,593
                                 ===========  ==========  ==========  ==========
Supplemental disclosure of cash
 flow information:
Cash paid (received) during the
 period for:
   Interest....................  $   472,981     487,296     157,336      76,608
                                 ===========  ==========  ==========  ==========
   Income taxes................  $       --     (152,991)        --          --
                                 ===========  ==========  ==========  ==========


                See accompanying notes to financial statements.

                               MPG TRANSCO, LTD.

                         NOTES TO FINANCIAL STATEMENTS

                            July 31, 1997 and 1998

(1) Description of Business and Summary of Significant Accounting Policies

 (a) Description of Business

  MPG Transco, Ltd.'s (MPG) primary business is transporting vehicles for automotive manufacturers and transporting consumer merchandise for major retail manufacturers. MPG's automotive operations utilize three terminals in Toledo, Boston and Newark, while the consumer merchandise operation uses a terminal in Allen Park, Michigan. MPG operates approximately 140 vehicles.

 (b) Revenue Recognition

  MPG operates as one segment related to the transportation of vehicles and consumer merchandise for customers.

  MPG's revenue is derived from customers who require transportation of vehicles and consumer merchandise. Transport revenue is recognized upon the delivery of the vehicles and consumer merchandise to their final destination. Expenses related to the generation of revenue are recognized as incurred.

 (c) Cash and Cash Equivalents

  For purposes of the statement of cash flows, MPG considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

 (d)  Property and Equipment

  Property and equipment are stated at cost. Depreciation is determined for financial statement purposes using the straight-line method over the estimated useful lives of the individual assets or, for leasehold improvements, over the terms of the related leases if shorter. Accelerated methods of depreciation have been used for income tax purposes. For financial statement purposes, MPG provides for depreciation of property and equipment over the following estimated useful lives.

      Transportation equipment......................................   10 years
      Furniture and fixtures........................................    5 years
      Office equipment..............................................    5 years
      Automobiles...................................................    5 years
      Leasehold improvements........................................  3-5 years

 (e) Fair Value of Financial Instruments

  Due to the short-term nature of various financial instruments and the current incremental borrowing rates available to MPG on bank loans with similar terms and maturities, the fair value of MPG's financial instruments approximates their carrying values.

 (f) Income Taxes

  Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                               MPG TRANSCO, LTD.

 (g) Use of Estimates

  Management of MPG has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

 (h) Interim Financial Statements

  The interim financial information included in these financial statements is unaudited but reflects all adjustments (consisting of only normal recurring accruals) which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented.

(2) Prepaid and Other Current Assets

  Prepaid and other current assets consist of the following:

                                                        July 31,
                                                    ---------------- October 31,
                                                      1997    1998      1998
                                                    -------- ------- -----------
                                                                     (unaudited)
Prepaid insurance.................................. $235,245  17,609    13,484
Prepaid vehicle registration.......................   77,552  82,185    47,442
Other..............................................   31,706  58,775    50,927
                                                    -------- -------   -------
                                                    $344,503 158,569   111,853
                                                    ======== =======   =======

(3) Property and Equipment

  Property and equipment consist of the following:

                                                    July 31,
                                             ---------------------- October 31,
                                                1997        1998       1998
                                             ----------- ---------- -----------
                                                                    (unaudited)
Transportation equipment.................... $13,430,048 12,555,659 13,850,320
Office equipment and furniture..............     186,782    186,782    190,578
Computer equipment..........................     781,133    897,094    936,670
Automobiles.................................     320,454    235,317    214,543
Leasehold improvements......................      82,005    104,805    104,805
                                             ----------- ---------- ----------
Total.......................................  14,800,422 13,979,657 15,296,916
Less accumulated depreciation and
amortization................................   3,296,314  4,323,847  4,666,828
                                             ----------- ---------- ----------
                                             $11,504,108  9,655,810 10,630,088
                                             =========== ========== ==========

(4) Other Accrued Liabilities

  Other accrued liabilities consist of the following:

                                                    July 31,
                                             ---------------------- October 31,
                                                1997        1998       1998
                                             ----------- ---------- -----------
                                                                    (unaudited)
Accrued payroll............................. $   554,247    237,000    386,000
Accrued bonus...............................         --     212,000    212,000
Accrued vacation............................      50,000     55,000     55,000
Accrued lease termination...................         --     132,257     88,172
Accrued customer damage claims..............         --      90,146     49,000
Other.......................................      85,070    194,057    101,648
                                             ----------- ---------- ----------
                                             $   689,317    920,460    891,820
                                             =========== ========== ==========

                               MPG TRANSCO, LTD.

(5) Indebtedness

  Long-term debt consists of the following:

                                                      July 31,
                                                 ------------------ October 31,
                                                    1997     1998      1998
                                                 ---------- ------- -----------
                                                                    (unaudited)
Note payable to Associates Commercial
 Corporation, payable in monthly installments
 of $59,816, including interest at 7.75%,
 maturing January 2000. Secured by
 transportation equipment......................  $1,577,222 960,087   798,206
Note payable to Michigan National Bank, payable
 in monthly installments of $28,023, including
 interest at 7.65%, maturing January 2000.
 Secured by transportation equipment...........     762,993 475,346   399,665
Note payable to Financial Federal Credit, Inc.,
 payable in monthly installments of $18,546,
 including interest at 9.25%, maturing July
 2000. Secured by transportation equipment.....     565,945 404,325   357,885
Note payable to Concord Commercial Corporation,
 payable in monthly installments of $21,016,
 including interest at 8.20%, maturing October
 1998. Secured by transportation equipment.....     298,649  62,196       --
Note payable to Associates Commercial
 Corporation, payable in monthly installments
 of $26,601, including interest at 8.00%,
 maturing October 1998. Secured by
 transportation equipment......................     402,434  78,751       --
Note payable to Navistar Financial Corporation,
 payable in monthly installments of $51,043,
 including interest at 8.00%, scheduled to
 mature August 1998. Secured by transportation
 equipment.....................................     563,629  81,499    35,309
Note payable to Concord Commercial Corporation,
 payable in monthly installments of $24,728,
 including interest at 8.00%, maturing October
 1997. Secured by transportation equipment.....      73,079     --        --
Note payable to NBD Equipment Finance, Inc.,
 payable in monthly installments of $9,557,
 including interest at 8.57%, scheduled to
 mature April 1998. Secured by transportation
 equipment.....................................      85,633     --        --
Note payable to Michigan National Bank, payable
 in monthly installments of $14,945, including
 interest at 8.85%, maturing March 1998.
 Secured by transportation equipment...........     115,686     --        --
Note payable to Michigan National Bank, payable
 in monthly installments of $11,614, including
 interest at 8.85%, maturing August 1997.
 Secured by transportation equipment...........     185,924     --        --
Note payable to General Electric Capital
 Corporation, payable in monthly installments
 of $30,471, including interest at 7.45%,
 maturing January 2000. Secured by
 transportation equipment......................     849,010 535,070   453,140

                               MPG TRANSCO, LTD.

                                                     July 31,
                                               -------------------- October 31,
                                                  1997      1998       1998
                                               ---------- --------- -----------
                                                                    (unaudited)
Note payable to General Electric Capital
 Corporation, payable in monthly installments
 of $20,082 until October 2001 and $1,521
 thereafter, including interest at 6.6%,
 maturing July 2003. Secured by
 transportation equipment....................  $      --        --     682,265
Note payable to General Electric Capital
 Corporation, payable in monthly installments
 of $20,454 until September 2001 and $1,541
 thereafter, including interest at 7.5%,
 maturing September 2003. Secured by
 transportation equipment....................         --        --     668,732
Various other notes payable secured by
 transportation equipment....................     104,686       --
Various other notes payable secured by
 automobile equipment........................     112,429    48,858     30,725
                                               ---------- ---------  ---------
     Total long-term debt....................   5,697,319 2,646,132  3,425,927
Less current installments....................   3,170,821 1,799,544  2,004,499
                                               ---------- ---------  ---------
     Long-term debt, excluding current
      installments...........................  $2,526,498   846,588  1,421,428
                                               ========== =========  =========

  Annual maturities of long-term as of July 31, 1998 are as follows:

        1999......................................................... $1,799,544
        2000.........................................................    846,588
                                                                      ----------
                                                                      $2,646,132
                                                                      ==========

(6) Leases

  MPG leases its operating facility and other equipment from third parties under noncancelable operating leases. Rent expense in 1997 and 1998 was $789,315 and $719,851, respectively.

  Future minimum operating lease payments as of July 31, 1998 are:

      1999........................................................... $  598,199
      2000...........................................................    625,334
      2001...........................................................    584,010
      2002...........................................................    297,131
      2003...........................................................     63,369
                                                                      ----------
          Total...................................................... $2,168,043
                                                                      ==========

                               MPG TRANSCO, LTD.

(7) Income Taxes

  Income tax expense (benefit) for the years ended July 31, 1997 and 1998 consists of the following:

                                                               1997      1998
                                                             ---------  -------
      Current:
        Federal............................................. $(152,991) 511,665
        State...............................................       --   114,000
                                                             ---------  -------
                                                              (152,991) 625,665
      Deferred--federal.....................................   192,674   (6,211)
                                                             ---------  -------
                                                             $  39,683  619,454
                                                             =========  =======

  The following table reconciles the expected tax expense at the federal statutory tax rate to the effective tax rate.

                                                                Years Ended July
                                                                      31,
                                                                ----------------
                                                                  1997    1998
                                                                -------- -------
      Computed expected tax.................................... $  8,545 523,271
      Non-deductible expenses..................................   31,138  20,943
      State income taxes, net of federal tax benefit...........      --   75,240
                                                                -------- -------
                                                                $ 39,683 619,454
                                                                ======== =======

  The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities as of July 31, 1997 and 1998 are presented below:

                                                              1997      1998
                                                           ---------- ---------
      Deferred tax assets:
        Allowance for doubtful accounts................... $   34,000    34,000
        Accrued expenses not currently deductible.........     67,824   174,225
                                                           ---------- ---------
          Gross deferred tax assets.......................    101,824   208,225
                                                           ---------- ---------
      Deferred tax liabilities--property and equipment,
       due to differences in depreciation lives and
       methods............................................  1,360,324 1,460,514
                                                           ---------- ---------
          Net deferred tax liability...................... $1,258,500 1,252,289
                                                           ========== =========

  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the projected future taxable income and tax planning strategies, as well as carryback opportunities, in making this assessment. Based upon the level of historical taxable income, projections for future taxable income and carryback opportunities over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that MPG will realize the benefits of these deductible differences. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced.

                               MPG TRANSCO, LTD.

(8) Employee Benefits

  All employees of MPG are employed by Translesco, a related entity owned by the same shareholders of MPG, and leased by MPG.

  Translesco has a retirement savings plan pursuant to section 401(k) of the Internal Revenue Code that is available to all employees with at least 90 days of service to Translesco and who are at least 18 years of age. Eligible participants may contribute up to 20% of their compensation. MPG does not make contributions to the plan. The accompanying financial statements include all payroll and related costs associated with the employees serving MPG.

(9) Related Party Transactions

  MPG and Translesco maintain a combined cash management system. As a result of this arrangement, approximately $96,000 and $895,000 were due to Translesco at July 31, 1997 and 1998, respectively. For the years ended July 31, 1997 and 1998, average balances due Translesco were less than $100,000 except for a borrowing in June, 1998, of $1,250,000 and repayments of approximately $355,000 in July, 1998.

(10) Contingent Liabilities

  Various legal claims arise against MPG during the normal course of business. In the opinion of management, liabilities, if any, arising from proceedings would not have a material effect on the financial statements.

(11) Subsequent Events

  The stockholders of the Company entered into a definitive agreement on November 13, 1998 to sell MPG Transco, Ltd. to United Road Services.

(12) Concentration of Business Risks

  Sales to the Company's three largest customers, General Motors, Volkswagen and Mercedes-Benz, amounted to 22%, 10% and 10%, respectively, of total revenues for the year ended July 31, 1997 and 43%, 14% and 8%, respectively, for the year ended July 31, 1998. The loss of one or all of these customers could significantly affect MPG's performance.

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Pilot Transport, Inc.

  We have audited the accompanying balance sheets of Pilot Transport, Inc. as of December 31, 1996 and 1997, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pilot Transport, Inc. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                          /s/ KPMG LLP

Detroit, Michigan
November 12, 1998

                             PILOT TRANSPORT, INC.

                                 BALANCE SHEETS

                                                 December 31,
                                             -------------------- September 30,
                                                1996      1997        1998
                                             ---------- --------- -------------
                                                                   (unaudited)
                   Assets
Current assets:
 Cash....................................... $   13,853    12,413     181,442
 Accounts receivable........................  1,703,812 1,268,230   1,944,997
 Prepaid expenses...........................     57,545    76,355      55,428
 Contracts for trailer purchases (note 6)...     99,458   194,510     560,471
                                             ---------- ---------   ---------
    Total current assets....................  1,874,668 1,551,508   2,742,338
Vehicles and equipment, net (note 2)........  5,071,066 4,283,866   3,680,568
                                             ---------- ---------   ---------
    Total assets............................ $6,945,734 5,835,374   6,422,906
                                             ========== =========   =========
    Liabilities and Stockholders' Equity
Current liabilities:
 Loan payable (note 3)...................... $2,200,000 1,050,000   2,005,000
 Accounts payable...........................    164,100    73,276     240,236
 Accrued bonus and profit sharing...........        --        --      792,326
 Other accrued expenses.....................    160,000   236,852     272,528
                                             ---------- ---------   ---------
    Total current liabilities...............  2,524,100 1,360,128   3,310,090
                                             ---------- ---------   ---------
Stockholders' equity:
 Common stock, $1 par value; 1,000,000
  shares authorized, 10,000 shares issued
  and outstanding...........................     10,000    10,000      10,000
 Retained earnings..........................  4,411,634 4,465,246   3,102,816
                                             ---------- ---------   ---------
    Total stockholders' equity..............  4,421,634 4,475,246   3,112,816
                                             ---------- ---------   ---------
    Total liabilities and stockholders'
     equity................................. $6,945,734 5,835,374   6,422,906
                                             ========== =========   =========


              See accompanying notes to the financial statements.

                             PILOT TRANSPORT, INC.

                            STATEMENTS OF OPERATIONS

                                                        For the nine months
                             For the years ended               ended
                                December 31,               September 30,
                          --------------------------  ------------------------
                              1996          1997         1997         1998
                          ------------  ------------  -----------  -----------
                                                            (unaudited)
Transportation revenue... $ 14,381,761    17,118,927   13,135,339   14,405,086
Cost of revenue..........    9,386,529    10,066,642    7,463,219    8,906,264
                          ------------  ------------  -----------  -----------
    Gross profit.........    4,995,232     7,052,285    5,672,120    5,498,822
Selling, general and
administrative expense...    2,920,385     4,009,480    3,149,367    3,090,791
                          ------------  ------------  -----------  -----------
    Income from
     operations..........    2,074,847     3,042,805    2,522,753    2,408,031
Other income (expense):
 Interest................     (249,378)     (167,880)    (144,432)    (113,612)
 Loss on sale of assets..      (48,926)     (167,047)    (151,709)     (31,640)
                          ------------  ------------  -----------  -----------
    Income before income
     tax.................    1,776,543     2,707,878    2,226,612    2,262,779
Income taxes (note 1)....          --            --           --           --
                          ------------  ------------  -----------  -----------
    Net income........... $  1,776,543     2,707,878    2,226,612    2,262,779
                          ============  ============  ===========  ===========


              See accompanying notes to the financial statements.

                             PILOT TRANSPORT, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                      Total
                                              Common   Retained   stockholders'
                                               stock   earnings      equity
                                              ------- ----------  -------------
Balance at December 31, 1995................. $10,000  3,903,266    3,913,266
Net income--1996.............................     --   1,776,543    1,776,543
Dividends....................................     --  (1,268,175)  (1,268,175)
                                              ------- ----------   ----------
Balance at December 31, 1996.................  10,000  4,411,634    4,421,634
Net income--1997.............................     --   2,707,878    2,707,878
Dividends....................................     --  (2,654,266)  (2,654,266)
                                              ------- ----------   ----------
Balance at December 31, 1997.................  10,000  4,465,246    4,475,246
Net income nine months ended September 30,
 1998 (unaudited)............................     --   2,262,779    2,262,779
Dividends (unaudited)........................     --  (3,625,209)  (3,625,209)
                                              ------- ----------   ----------
Balance at September 30, 1998 (unaudited).... $10,000  3,102,816    3,112,816
                                              ======= ==========   ==========



              See accompanying notes to the financial statements.

                             PILOT TRANSPORT, INC.

                            STATEMENTS OF CASH FLOWS

                                Years ended December      Nine months ended
                                         31,                September 30,
                                ----------------------  ----------------------
                                   1996        1997        1997        1998
                                ----------  ----------  ----------  ----------
                                                             (unaudited)
Cash flows from operating
activities:
 Net income.................... $1,776,543   2,707,878   2,226,612   2,262,779
 Adjustments to reconcile net
  income to net cash provided
  by operating activities:
   Depreciation and
    amortization...............    797,272     815,703     606,964     599,660
   Loss on sale of equipment...     48,926     167,047     151,709      31,640
   Decrease (increase) in
    accounts receivable........    503,556     435,582    (367,252)   (676,767)
   Decrease (increase) in
    prepaid expenses...........     85,253     (18,810)    (26,135)     20,927
   Decrease (increase) in
    equipment deposits and
    other......................    (94,458)    (95,052)     12,848    (365,961)
   Increase (decrease) in
    accounts payable and
    accrued expenses...........     96,244     (13,972)    948,292     994,962
                                ----------  ----------  ----------  ----------
     Net cash provided by
      operations...............  3,213,336   3,998,376   3,553,038   2,867,240
                                ----------  ----------  ----------  ----------
Cash flows from investing
activities:
 Purchases of vehicles and
  equipment.................... (1,625,686)   (905,247)   (799,532)   (536,703)
 Proceeds from sale of
  equipment....................    338,850     709,695     610,695     508,701
                                ----------  ----------  ----------  ----------
     Net cash used in investing
      activities............... (1,286,836)   (195,552)   (188,837)    (28,002)
                                ----------  ----------  ----------  ----------
Cash flows from financing
activities:
 Net borrowings (repayments)
  from facility loan...........   (675,000) (1,150,000)   (700,000)    955,000
 Dividends paid................ (1,268,175) (2,654,264) (2,654,264) (3,625,209)
                                ----------  ----------  ----------  ----------
     Net cash used in financing
      activities............... (1,943,175) (3,804,264) (3,354,264) (2,670,209)
                                ----------  ----------  ----------  ----------
     Net increase (decrease) in
      cash.....................    (16,675)     (1,440)      9,937     169,029
Cash at beginning of period....     30,528      13,853      13,853      12,413
                                ----------  ----------  ----------  ----------
Cash at end of period.......... $   13,853      12,413      23,790     181,442
                                ----------  ----------  ----------  ----------
Supplemental disclosures:
 Interest paid................. $  249,638     168,019     144,571     100,791
                                ==========  ==========  ==========  ==========
 Income taxes paid............. $      --          --          --          --
                                ==========  ==========  ==========  ==========


              See accompanying notes to the financial statements.

                             PILOT TRANSPORT, INC.

                         NOTES TO FINANCIAL STATEMENTS

                Years ended December 31, 1996 and 1997 and the nine months ended September 30, 1997 and 1998 (unaudited)

(1) Description of Business and Summary of Significant Accounting Policies

 (a) Description of Business

  Pilot Transport Inc. (the Company) operates a fleet of automobile carriers and provides transportation of automobiles nationwide, primarily to the automotive manufacturers. The Company's corporate headquarters are located in Brighton, Michigan and it has an office in Tempe, Arizona.

 (b) Revenue Recognition

  The Company operates one segment related to the transportation of vehicles.

  The Company's revenue is derived from customers who require transportation of vehicles. Transport revenue is recognized upon the delivery of the vehicles to their final destination. Expenses related to the generation of revenue are recognized as incurred.

 (c) Vehicles and Equipment

  Vehicles and equipment are stated at cost. Depreciation is determined for financial statement purposes using the straight-line method over the estimated useful lives of the individual assets. Accelerated methods of depreciation have been used for income tax purposes. For financial statement purposes, the Company provides for depreciation of vehicles and equipment over the following estimated useful lives.

      Transportation equipment......................................... 10 years
      Furniture and fixtures...........................................  5 years
      Office and warehouse equipment...................................  5 years
      Automobiles......................................................  5 years

 (d) Income Taxes

  The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay Federal corporate income taxes on its taxable income. Instead, the stockholders are liable for individual Federal and state income taxes on their respective shares of the Company's taxable income. The State of Michigan has a tax based primarily on gross sales and the corporation is subject to this tax. Other states have various corporate taxes not based upon income and the corporation is subject to these taxes. All state taxes are included in selling, general and administrative expense.

  The Company utilizes accelerated depreciation for transportation equipment in reporting taxable income to its shareholders. This results in a lower tax basis for assets than is reported in the accompanying financial statements of $2,445,469, $2,027,962 and $1,729,441 at December 31, 1996 and 1997 and at
September 30, 1998, respectively.

 (e) Use of Estimates

  Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

                             PILOT TRANSPORT, INC.

 (f) Fair Value of Financial Instruments

  Due to the short-term nature of various financial instruments and the current variable borrowing rates available to the Company on its bank borrowings, the fair value of the Company's financial instruments approximates their carrying values.

 (g) Interim Financial Statements

  The interim financial information included in these financial statements is unaudited but reflects all adjustments (consisting of only normal recurring accruals) which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented.

(2) Vehicles and Equipment

  Vehicles and equipment consist of the following:

                                                 December 31,
                                             --------------------- September 30,
                                                1996       1997        1998
                                             ----------- --------- -------------
Transportation equipment.................... $ 7,306,993 6,316,499   5,600,964
Automobiles.................................      68,168    68,168      45,586
Office equipment............................     223,509   270,801     323,033
Warehouse equipment and improvements........      74,166    74,166      93,516
                                             ----------- ---------   ---------
                                               7,672,836 6,729,634   6,063,099
Accumulated depreciation....................   2,601,770 2,445,768   2,382,531
                                             ----------- ---------   ---------
  Net vehicles and equipment................ $ 5,071,066 4,283,866   3,680,568
                                             =========== =========   =========

(3) Facility Loan Payable

  A note payable to Comerica Bank is a Secured Accounts Financing Facility ("Facility") Master Revolving Note with a variable rate (at one-half a percentage point less than prime rate) and is due on demand. The Facility is renewed annually. The Company can borrow up to $5,000,000 for working capital and the purchase of equipment. Advances and required repayments are determined by a formula which is based upon a percentage of eligible accounts receivable, the price of new equipment and a predetermined sliding scale of existing equipment. Collateral for this note is a first lien on all accounts receivable, vehicles and equipment. In addition, there is a third collateral position on Michigan real estate owned by the Pilot Partners, LLC (see note
5).

(4) Pension Plan

  The Company has a 401(k) profit-sharing plan for substantially all employees who are over 21 years of age and have six months of service. Contributions are not required by the Company; however, when made, they are determined as a percentage of each eligible employee's salary. The Company contributions for the years ended December 31, 1996 and 1997 and the nine months ended September 30, 1997 and 1998 (unaudited) were $223,106, $250,991, $158,396 and $286,485, respectively.

 (5) Related Party Transactions

  The Company has entered into several agreements with various partnerships owned by the shareholders of Pilot Transport, Inc. Following is a summary of the significant activities between the Company and the partnerships:

 (a) Equipment Leases

  The Company leased trailers from three family partnerships. The leases expired in March 1997 and were not renewed. The Company had the responsibility to repair, maintain and insure the equipment during the lease

                             PILOT TRANSPORT, INC.

period. The Company paid these partnerships $96,000, $24,000, $24,000 and $0 in lease payments for the years ending December 31, 1996 and 1997 and the nine months ended September 30, 1997 and 1998 (unaudited), respectively.

 (b) Building and Land Lease

  The Company leases an office building in Brighton, Michigan and land in Tempe, Arizona from partnerships owned by the principal shareholders. All leases require the Company to maintain the facility and insure its contents. The lease of the land in Tempe, Arizona was terminated in March 1997. The Brighton property lease expires in March 1999 and requires monthly payments of $11,400. The Company paid the partnerships $180,000, $147,000, $135,000 and
$102,600 for the years ending December 31, 1996 and 1997 and the nine months ended September 30, 1997 and 1998 (unaudited), respectively, for rental of these facilities.

(6) Long-term Leases

  The Company has entered into various operating leases for a building and certain tractors and trailers used in providing transportation services to its customers. The leases of tractors and trailers are generally over a 49-month period. Following is a schedule of future minimum rental payments required as of December 31, 1997 (including related party leases discussed in note 5(b)), which includes new leases beginning at various dates in 1998 with monthly payments of $50,650.

        Year ending
        December 31,                                                   Amount
        ------------                                                 -----------
        1998........................................................ $ 1,104,315
        1999........................................................   1,079,354
        2000........................................................   1,023,666
        2001........................................................     919,071
        2002........................................................     285,190

  Rental expense for the years ended December 31, 1996 and 1997 and the nine months ended September 30, 1997 and 1998 (unaudited) was $350,281, $483,959, $332,071 and $775,621, respectively.

  The Company purchased six new "closed" trailers at September 30, 1998, for which the purchase price has been deposited with the vendor as final modifications are being made. It is anticipated these units will be delivered and placed into service in the fourth quarter of 1998. Upon delivery of these trailers, they will be subject to a sale lease-back under which the trailers will be sold at cost and leased back.

(7) Significant Concentration of Credit Risk

  Approximately 65% of the Company's revenues for each of the years ended December 31, 1996 and 1997 and the nine months ended September 30, 1997 and 1998 were generated from General Motors and its subdivisions. The Company has entered into a three-year contract with General Motors which expires
January 1, 2001 to transport vehicles at a predetermined fixed fee on select routes throughout the United States. Additional business is done on other routes at prevailing transportation rates. At September 30, 1998 and December 31, 1997 and 1996, the accounts receivable from General Motors and its subdivisions represented approximately 60% of the total.

(8) Subsequent Event

  The stockholders of the Company entered into a definitive agreement on November 5, 1998 to sell Pilot Transport, Inc. to United Road Services.

                         INDEPENDENT AUDITORS' REPORT

The Stockholders
E&R Towing & Garage, Inc.
and Subsidiaries:

  We have audited the accompanying consolidated balance sheet of E&R Towing & Garage, Inc. and Subsidiaries (E&R) as of February 28, 1998, and the related consolidated statements of operations and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of E&R management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of E&R Towing & Garage, Inc. and Subsidiaries as of February 28, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                          /s/ KPMG LLP

Chicago, Illinois
August 7, 1998

                   E&R TOWING & GARAGE, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                          February
                                                            28,      June 30,
                                                            1998       1998
                                                         ---------- -----------
                                                                    (Unaudited)
                         Assets
Current assets:
  Cash and cash equivalents............................. $  256,971 $1,083,564
  Accounts receivable...................................    334,975    440,565
  Due from E.A.R. (note 10).............................    908,300    446,480
  Notes receivable......................................     57,653     46,402
  Due from officers (note 10)...........................    112,450        --
  Deferred tax (note 8).................................     89,833        --
  Prepaid expenses......................................     82,422     64,434
  Management fee receivable.............................        --     107,923
  Other receivables.....................................     10,274     13,210
                                                         ---------- ----------
Total current assets....................................  1,852,878  2,202,578
Property and equipment, net (note 5)....................  2,008,337  1,795,334
Notes receivable........................................     38,949     31,348
                                                         ---------- ----------
Total assets............................................ $3,900,164 $4,029,260
                                                         ========== ==========
          Liabilities and Stockholders' Equity
Current liabilities:
  Current installments of long-term debt (note 6)....... $  468,467 $  468,467
  Accounts payable......................................     52,914    110,886
  Deferred gain on the sale of fixed assets.............     59,105     59,105
  Accrued taxes.........................................    297,937    130,349
  Accrued payroll.......................................     62,095     62,600
  Other accrued expenses................................     45,501     15,339
                                                         ---------- ----------
Total current liabilities...............................    986,019    846,746
Long-term liabilities:
  Long-term debt, excluding current installments (note
   6)...................................................    481,179    322,590
  Deferred gain on the sale of fixed assets.............     36,880     17,179
  Deferred tax (note 8).................................    205,303    231,541
                                                         ---------- ----------
Total liabilities.......................................  1,709,381  1,418,056
                                                         ---------- ----------
Stockholders' equity:
  Common stock, no par value, stated value of $1,000.
   Authorized, issued, and outstanding 1,000 shares in
   1998.................................................      1,000      1,000
  Additional paid-in capital............................    159,273    159,273
  Retained earnings.....................................  2,030,510  2,450,931
                                                         ---------- ----------
Total stockholders' equity..............................  2,190,783  2,611,204
                                                         ---------- ----------
Total liabilities and stockholders' equity.............. $3,900,164 $4,029,260
                                                         ========== ==========

          See accompanying notes to consolidated financial statements.

                   E&R TOWING & GARAGE, INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                               Year     Four-months  Four-months
                                              ended        ended        ended
                                           February 28,  June 30,     June 30,
                                               1998        1997         1998
                                           ------------ -----------  -----------
                                                        (Unaudited)  (Unaudited)
Net revenue...............................  $8,527,599  $2,766,519   $2,928,821
Cost of revenue...........................   5,193,019   1,465,810    1,645,115
                                            ----------  ----------   ----------
Gross profit..............................   3,334,580   1,300,709    1,283,706
Selling, general, and administrative
 expenses.................................   3,496,981     746,337      898,900
Management fee from affiliate (note 10)...    (646,378)   (215,460)    (237,200)
                                            ----------  ----------   ----------
Income from operations....................     483,977     769,832      622,006
                                            ----------  ----------   ----------
Other income (expense):
  Other...................................          63       3,851        1,213
  Interest income.........................      48,373         520       42,761
  Interest expense........................    (113,944)    (26,432)     (25,260)
  Gain on sale of assets..................      62,405       1,500       19,701
                                            ----------  ----------   ----------
Income before income taxes................     480,874     749,271      660,421
Income tax expense (note 8)...............    (187,539)   (275,000)    (240,000)
                                            ----------  ----------   ----------
Net income................................     293,335     474,271      420,421
Retained earnings at beginning of period..   1,737,175   1,737,175    2,030,510
                                            ----------  ----------   ----------
Retained earnings at end of period........  $2,030,510  $2,211,446   $2,450,931
                                            ==========  ==========   ==========


          See accompanying notes to consolidated financial statements.

                   E&R TOWING & GARAGE, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              Four-months
                                               Year ended    ended June 30
                                              February 28, -------------------
                                                  1998       1997      1998
                                              ------------ --------  ---------
                                                              (Unaudited)
Cash flows from operating activities:
 Net income..................................   $293,335    474,271    420,421
 Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation...............................    644,618    209,580    224,709
  Gains from sale of property and equipment..    (62,405)    (1,500)   (19,701)
  Deferred income taxes......................    115,470    115,470    116,071
  Changes in operating assets and
   liabilities:
   (Increase) decrease in accounts
    receivable...............................   (389,762)  (310,786)   356,230
   (Increase) decrease in notes receivable...    (96,601)       --      18,852
   Decrease in due from officers.............      4,000     20,000    112,450
   (Increase) decrease in prepaid expenses...    (14,022)    15,558     17,988
   Increase in management fee receivable.....        --    (108,675)  (107,923)
   Decrease (increase) in other receivables..     10,644     (3,542)    (2,936)
   Increase in accounts payable..............     20,703     56,510     57,972
   Increase in accrued payroll...............      4,129        634        505
   Increase (decrease) in other accrued
    expenses.................................      7,833     27,152    (30,162)
   Increase (decrease) in income taxes
    payable..................................    182,240     50,037   (167,588)
                                                --------   --------  ---------
Net cash provided by operating activities....    720,182    544,709    996,888
                                                --------   --------  ---------
Cash flows from investing activities:
 Purchases of property and equipment.........   (661,312)    (5,780)   (11,706)
 Proceeds from sale of property and
  equipment..................................    163,711      1,500        --
 Proceeds from sale of subsidiary............    293,006        --         --
                                                --------   --------  ---------
Net cash used in investing activities........   (204,595)    (4,280)   (11,706)
                                                --------   --------  ---------
Cash flows from financing activities:
 Net decrease in borrowings under line of
  credit.....................................   (250,000)  (250,000)       --
 Principal payments on long-term debt........   (622,713)  (206,412)  (158,589)
 Additional borrowings on long-term debt.....    544,607        --         --
                                                --------   --------  ---------
Net cash used in financing activities........   (328,106)  (456,412)  (158,589)
                                                --------   --------  ---------
Net increase in cash and cash equivalents....    187,481     84,017    826,593
Cash and cash equivalents at beginning of
 period......................................     69,490     69,490    256,971
                                                --------   --------  ---------
Cash and cash equivalents at end of period...   $256,971    153,507  1,083,564
                                                ========   ========  =========
Supplemental disclosure of cash flow
 information:
 Cash paid during the period for:
  Interest...................................   $113,944     26,432     25,261
  Income taxes...............................     41,650     14,920     62,165

          See accompanying notes to consolidated financial statements.

                  E&R TOWING & GARAGE, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               February 28, 1998

(1) Description of Business and Summary of Significant Accounting Policies

 (a) Description of Business

  E&R Towing & Garage, Inc. and its two wholly owned subsidiaries, E&R Auto, Inc. and E&R Transport, Inc., (collectively referred to herein as E&R or the Company) were founded in 1978, 1988, and 1989, respectively. E&R also had a 55% owned subsidiary which was sold during February, 1998. E&R's primary business is towing vehicles for commercial entities. E&R Towing & Garage, Inc. (Towing) and E&R Auto, Inc. (Auto) operate primarily in Chicago and Chicago suburbs. E&R Transport, Inc. (Transport) operates primarily in New Jersey. E&R owns and operates approximately 70 vehicles.

 (b) Principles of Consolidation

  All intercompany transactions and balances have been eliminated in consolidation. In the opinion of management, the financial statements include all costs of doing business.

 (c) Revenue Recognition

  E&R's revenue is derived from customers who require a towing service. Revenue is recognized at the completion of each towing engagement. Expenses related to the generation of revenue are recognized as incurred.

 (d) Property and Equipment

  Property and equipment are stated at cost. Depreciation is determined for financial statement purposes using the straight-line method over the estimated useful lives of the individual assets or, for leasehold improvements, over the terms of the related leases, if shorter. Accelerated methods of depreciation have been used for income tax purposes. For financial statement purposes, E&R provides for depreciation of property and equipment over the following estimated useful lives:

       Transportation and towing equipment............................   5 years
       Leasehold improvements.........................................   5 years
       Furniture and fixtures.........................................   7 years
       Computers and communications equipment......................... 5-7 years

 (e) Fair Value of Financial Instruments

  Due to the short-term nature of various financial instruments and the current incremental borrowing rates available to E&R on bank loans with similar terms and maturities, the fair value of E&R's financial instruments approximates their carrying values.

 (f) Income Taxes

  Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                  E&R TOWING & GARAGE, INC. AND SUBSIDIARIES

 (g) Use of Estimates

  Management of E&R has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

 (h) Unaudited Interim Financial Statements

  In the opinion of the Company's management, the interim financial statements as of June 30, 1998 and for the four month periods ended June 30, 1997 and 1998 include all adjustments, consisting of normal recurring accruals, that are necessary for the fair presentation of the Company's financial position at June 30, 1998 and its results of operations and cash flows for the interim periods presented. The results for the four months ended June 30, 1998 are not necessarily indicative of the results expected for the entire year.

(2) Cash and Cash Equivalents

  Cash and cash equivalents of $256,971 at February 28, 1998 consist of bank accounts and short-term investments with an initial term of less than three months. For purposes of the statement of cash flows, E&R considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

(3) Investment in S.U.P.

  The Company had a 55% owned subsidiary, Summit-U-Pick-A-Part (S.U.P.), a junkyard. During the year ended February 28, 1998 the Company sold its ownership in this subsidiary for the amount of its investment. No gain or loss was incurred upon the sale. At February 28, 1998, the carrying value of this investment was $-0-.

(4) Allowance for Doubtful Accounts

  During the year ended February 28, 1998, E&R had no write-offs of uncollectible accounts receivable. E&R has not recorded a provision for the allowance of doubtful accounts during the year because management believes all amounts are fully collectible.

(5) Property and Equipment

  Property and equipment at February 28, 1998 consist of the following:

   Transportation and towing equipment.............................. $3,955,717
   Leasehold improvements...........................................    188,902
   Furniture and fixtures...........................................    114,913
   Computers and communications equipment...........................    225,830
                                                                     ----------
   Total............................................................  4,485,362
   Less accumulated depreciation....................................  2,477,025
                                                                     ----------
                                                                     $2,008,337
                                                                     ==========

  Depreciation of property and equipment in the year ended February 28, 1998 totaled $644,618.

                  E&R TOWING & GARAGE, INC. AND SUBSIDIARIES

(6) Indebtedness

  E&R's long-term debt consists of the following at February 28, 1998:

   Notes payable to Grand National Bank, payable in aggregate monthly installments of $33,280, including interest ranging from 9.25% to
    9.75%, maturing between December 5, 1998 and December 9, 2000.
    Secured by the equipment of the Company..........................  $623,328
   Notes payable to South Holland Bank, payable in aggregate monthly installments of $7,617, including interest at 8.98%, maturing between December 15, 2000 and December 20, 2001. Secured by the
    equipment of the Company.........................................   231,936
   Note payable to The Bank of New York, payable in monthly
    installments of $4,947, including interest at 9.5%, maturing
    December 10, 1999. Secured by equipment of the Company...........    94,382
                                                                       --------
   Total long-term debt..............................................   949,646
    Less installments due within one year............................   468,467
                                                                       --------
   Long-term debt, excluding current installments....................  $481,179
                                                                       ========

  Annual maturities of long-term debt for the next three years are as follows:

   February 28:
     1999.............................................................. $468,467
     2000..............................................................  329,468
     2001..............................................................  151,711
                                                                        --------
                                                                        $949,646
                                                                        ========

(7) Leases

  E&R leases three buildings and one plot of land used for its separate operations under annual lease agreements. These leases are classified as operating leases. The agreements provide for monthly rental payments totaling $13,673, of which $9,100 of these monthly rental payments are to related parties. E&R is responsible for all operating costs related to the properties.

  Total rent expense for the year ended February 28, 1998 was $164,072.

(8) Income Taxes

  Income tax expense for the year ended February 28, 1998 consists of:

   Current:
     Federal........................................................... $ 55,569
     State.............................................................   16,500
                                                                        --------
                                                                          72,069
   Deferred............................................................  115,470
                                                                        --------
                                                                        $187,539
                                                                        ========

                  E&R TOWING & GARAGE, INC. AND SUBSIDIARIES

  The differences between the U.S. Federal statutory income tax rate and the Company's effective rate are:

   U.S. Federal statutory income tax rate................................ 35.00%
   State income taxes, net of Federal benefit............................  4.50
   Nondeductible expenses................................................ (0.50)
                                                                          -----
                                                                          39.00%
                                                                          =====

  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

   Deferred tax assets:
     Accrued liabilities not yet deductible for tax purposes........ $ 105,023
                                                                     ---------
   Total deferred tax assets........................................   105,023
   Deferred tax liabilities:
     Property, plant, and equipment, due primarily to accelerated depreciation..................................................  (205,303)
     Notes receivable...............................................   (15,190)
                                                                     ---------
   Total deferred tax liabilities...................................  (220,493)
                                                                     ---------
   Net deferred tax liability....................................... $(115,470)
                                                                     =========

  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the projected future taxable income and tax planning strategies, as well as carryback opportunities, in making this assessment. Based upon the level of historical taxable income, projections for future taxable income and carryback opportunities over the periods in which the deferred tax assets are deductible, management believes it is more likely than not E&R will realize the benefits of these deductible differences. Therefore, no valuation allowance has been recorded against the deferred tax assets at February 28, 1998. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future income are reduced.

(9) Concentration of Business Risks

  Approximately $4.5 million or 53% of the Company's revenues were derived from a customer in the auto pound management industry who is also an affiliated company. Transactions with this company are discussed in note 10. Approximately $1.6 million or 19% of the Company's revenues were derived from a customer in the salvage industry.

(10) Related-party Transactions

  The Company and Environmental Auto Removal, Inc. (EAR) are related parties due to the majority shareholder of the Company holding an interest in EAR. Both Auto and Towing provide towing services for EAR and all revenues for Auto are derived from services provided to EAR. The cost of these services amounted to $2,879,475 for the year ended February 28, 1998. Accounts receivable from EAR totaled $908,300 at February 28, 1998.

  The Company also receives management fees from EAR for the performance of various administrative and managerial services. For the year ended February 28, 1998, the fees received by the Company for these services totaled $646,378 and are included in other income in the statement of operations and retained earnings.

                  E&R TOWING & GARAGE, INC. AND SUBSIDIARIES

  During the year ended February 28, 1998, the Company paid approximately $109,200 in rent expense under a lease agreement for buildings owned by the majority shareholder of the Company. These agreements extend to October 1998 and are classified as operating leases.

  At February 28, 1998, the Company had net accounts receivable from two of the officers of the Company. These amounts are classified as current assets on the balance sheet and totaled $112,450 at February 28, 1998. The accounts bear interest at 10%. Due to the timing of activity in this account, only immaterial amounts of interest income were generated throughout the year ended February 28, 1998.

(11) Subsequent Event

  During 1998, the stockholders entered into a definitive agreement to sell E&R to United Road Services, Inc. The anticipated selling price of E&R exceeds its net assets as of February 28, 1998.

(12) Contingent Liabilities

  Various legal claims arise against the Company during the normal course of business. In the opinion of management, liabilities, if any, arising from legal proceedings would not have a material effect on the financial position and results of operations of the Company.

                         INDEPENDENT AUDITORS' REPORT

The Stockholders
Environmental Auto Removal, Inc.:

  We have audited the accompanying balance sheet of Environmental Auto Removal, Inc. (EAR) as of December 31, 1997, and the related statements of operations and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of EAR's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  As discussed in note 7, the Company is party to an agreement with the City of Chicago whereby the Company provides auto pound management and towing services for the City of Chicago. In addition, the Company derives revenue from the sale of vehicles purchased from the City of Chicago in accordance with the same agreement. All of the Company's revenues are derived in accordance with this agreement and 96% of EAR's trade receivable are due from this one customer at December 31, 1997.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Environmental Auto Removal, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                          /s/ KPMG LLP

Chicago, Illinois
August 7, 1998

                        ENVIRONMENTAL AUTO REMOVAL, INC.

                                 BALANCE SHEETS

                                                       December 31,  June 30,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (Unaudited)
                        Assets
Current assets:
 Cash and cash equivalents............................  $1,198,311   1,143,020
 Accounts receivable..................................   1,286,916   1,250,329
 Inventory............................................      54,560      78,573
 Other receivables....................................         --        2,253
                                                        ----------   ---------
Total current assets..................................   2,539,787   2,474,175
Property and equipment, net (note 3)..................     973,498     921,366
Investment in S.U.P...................................      28,174         --
Due from officers/shareholders (note 6)...............      80,000     805,235
                                                        ----------   ---------
Total assets..........................................  $3,621,459   4,200,776
                                                        ==========   =========
         Liabilities and Stockholders' Equity
Current liabilities:
 Current installments of long-term debt (note 4)......  $  278,969     211,452
 Accounts payable.....................................   1,711,036   1,765,094
 Accounts payable to E&R (note 8).....................     956,160     460,130
 Accrued taxes and other accruals.....................      77,680      48,314
 Accrued management fee to affiliate (note 8).........         --      161,869
                                                        ----------   ---------
Total current liabilities.............................   3,023,845   2,646,859
Long-term liabilities:
 Due to officers/shareholders (note 6)................         --      207,550
 Long-term debt, excluding current installments (note
  4)..................................................     110,129      39,328
                                                        ----------   ---------
Total liabilities.....................................   3,133,974   2,893,737
                                                        ----------   ---------
Stockholders' equity:
 Common stock, no par value, stated value of $1,000.
  Authorized, issued, and outstanding 1,000 shares in
  1998 and 1997.......................................       1,000       1,000
 Retained earnings....................................     486,485   1,306,039
                                                        ----------   ---------
Total stockholders' equity............................     487,485   1,307,039
                                                        ----------   ---------
Total liabilities and stockholders' equity............  $3,621,459   4,200,776
                                                        ==========   =========

                See accompanying notes to financial statements.

                        ENVIRONMENTAL AUTO REMOVAL, INC.

            STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)

                                                Year
                                                ended         Six-months
                                              December      ended June 30,
                                                 31,      --------------------
                                                1997        1997       1998
                                             -----------  ---------  ---------
                                                              (Unaudited)
Net revenue................................. $14,104,317  6,147,351  8,539,488
Cost of revenue (note 8)....................  10,889,245  5,793,574  6,022,163
                                             -----------  ---------  ---------
Gross profit................................   3,215,072    353,777  2,517,325
Selling, general, and administrative
 expenses...................................   1,924,209    704,806  1,382,085
Management fee to affiliate (note 8)........     747,262    373,630    358,000
                                             -----------  ---------  ---------
Income (loss) from operations...............     543,601   (724,659)   777,240
                                             -----------  ---------  ---------
Other income (expense):
 Other......................................      (6,231)     1,510      1,557
 Interest income............................      41,415      6,220     51,470
 Interest expense...........................     (27,344)   (11,559)    (7,013)
 Gain on sale of assets.....................      12,287        --      13,000
                                             -----------  ---------  ---------
Income (loss) before income taxes...........     563,728   (728,488)   836,254
Income tax expense..........................      (9,597)       --     (16,700)
                                             -----------  ---------  ---------
Net income (loss)...........................     554,131   (728,488)   819,554
Retained earnings at beginning of period....     114,944    114,944    486,485
Dividends paid..............................    (182,590)  (182,590)       --
                                             -----------  ---------  ---------
Retained earnings (deficit) at end of
 period..................................... $   486,485   (796,134) 1,306,039
                                             ===========  =========  =========


                See accompanying notes to financial statements.

                        ENVIRONMENTAL AUTO REMOVAL, INC.

                            STATEMENTS OF CASH FLOWS

                                              Year ended       Six-months
                                               December      ended June 30
                                                  31,      -------------------
                                                 1997        1997      1998
                                              -----------  --------  ---------
                                                              (Unaudited)
Cash flows from operating activities:
 Net income (loss)........................... $   554,131  (728,488)   819,554
 Adjustments to reconcile net income (loss)
  to net cash provided by operating
  activities:
  Depreciation...............................     129,210    58,847     91,082
  Realized gains from sale of property and
   equipment.................................     (12,287)      --     (13,000)
  Changes in operating assets and
   liabilities:
   (Increase) decrease in accounts
    receivable...............................  (1,274,141)  (45,000)    36,587
   (Increase) decrease in inventory..........     (33,842)    7,490    (24,013)
   Increase in other receivables.............         --        --      (2,253)
   Increase (decrease) in accounts payable...   1,237,214   307,871   (441,972)
   Increase (decrease) in accrued expenses...      28,794   (16,046)   (54,807)
   Increase (decrease) in income taxes
    payable..................................      14,023    (2,490)    25,441
   Increase in accrued management fee........         --    227,632    161,869
                                              -----------  --------  ---------
Net cash provided by (used in) operating
 activities..................................     643,102  (190,184)   598,488
                                              -----------  --------  ---------
Cash flows from investing activities:
 Purchases of property and equipment.........    (449,284)  (46,856)   (38,950)
 Proceeds from sale of property and
  equipment..................................      80,000       --      13,000
 Cash loaned to affiliate....................      65,000   (65,000)       --
 Proceeds from sale of affiliate.............      47,654       --      28,174
                                              -----------  --------  ---------
Net cash (used in) provided by investing
 activities..................................    (256,630) (111,856)     2,224
                                              -----------  --------  ---------
Cash flows from financing activities:
 Principal payments on long-term debt........    (189,319)  (95,120)  (138,318)
 Additional borrowings on long-term debt.....     180,375       --         --
 Decrease (increase) in due from
  officers/shareholders......................     120,000       --    (725,235)
 Increase in due to officers/shareholders....         --    450,000    207,550
                                              -----------  --------  ---------
Net cash provided by (used in) financing
 activities..................................     111,056   354,880   (656,003)
                                              -----------  --------  ---------
Net increase (decrease) in cash and cash
 equivalents.................................     497,528    52,840    (55,291)
Cash and cash equivalents at beginning of
 period......................................     700,783   700,780  1,198,311
                                              -----------  --------  ---------
Cash and cash equivalents at end of period... $ 1,198,311   753,620  1,143,020
                                              ===========  ========  =========
Supplemental disclosure of cash flow
 information:
 Cash paid during the period for:
  Interest................................... $    27,344    11,559      7,013
  Income taxes............................... $     9,597       --         --

                See accompanying notes to financial statements.

                       ENVIRONMENTAL AUTO REMOVAL, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               December 31, 1997

(1) Description of Business and Summary of Significant Accounting Policies

 (a) Description of Business

  Environmental Auto Removal, Inc. (the Company or EAR) was founded in 1989. EAR's primary business is the management of the towing services and auto pounds for the city of Chicago (City) under a long term contract. In addition, EAR purchases vehicles from the City for resale at auto auctions or for scrap value. EAR operates primarily in Chicago.

 (b) Revenue Recognition

  EAR operates as one segment and revenue is derived from the collection of towing revenues from the City and the sale of vehicles at auto auctions or for scrap value. All revenue is recognized upon completion of the towing engagement or sale of the vehicle at auction or for scrap. Expenses related to the generation of revenue are recognized as incurred. In the opinion of management, the financial statements include all costs of doing business.

 (c) Property and Equipment

  Property and equipment are stated at cost. Depreciation is determined for financial statement purposes using the straight-line method over the estimated useful lives of the individual assets or, for leasehold improvements, over the terms of the related leases, if shorter. Accelerated methods of depreciation have been used for income tax purposes. For financial statement purposes, EAR provides for depreciation of property and equipment over the following estimated useful lives:

   Automobiles and equipment.......................................... 5-7 years
   Furniture and fixtures.............................................   7 years
   Computers and communications equipment............................. 5-7 years

 (d) Inventory

  Inventory consists of vehicles purchased for resale at auto auctions or for scrap value. Inventories are stated at the lower of cost or market.

 (e) Fair Value of Financial Instruments

  Due to the short-term nature of various financial instruments and the current incremental borrowing rates available to EAR on bank loans with similar terms and maturities, the fair value of EAR's financial instruments approximates their carrying values.

 (f) Income Taxes

  The Company is an S Corporation under the provisions of the Internal Revenue Code and, accordingly, the shareholders of the Company are responsible for Federal tax liabilities. The Company remains liable for a portion of state income taxes. Under the provisions of the Illinois replacement tax law, S Corporations are assessed a 1.5% surtax at the corporate level and earnings or losses flow through to the shareholder to be taxed at the individual level. Accordingly, only this Illinois replacement tax liability has been recorded in the financial statements.

  Differences in the tax basis and financial statement carrying amounts result primarily from accounts receivable; property, plant, and equipment; and accrued liabilities not yet deductible for tax purposes.

                       ENVIRONMENTAL AUTO REMOVAL, INC.

 (g) Use of Estimates

  Management of EAR has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

 (h) Unaudited Interim Financial Statements

  In the opinion of the Company's management the interim financial statements as of June 30, 1998 and for the six month periods ended June 30, 1997 and 1998 include all adjustments, consisting of normal recurring accruals, that are necessary for the fair presentation of the Company's financial position at June 30, 1998 and its results of operations and cash flows for the interim periods presented. The results for the six months ended June 30, 1998 are not necessarily indicative of the results expected for the entire year.

(2) Cash and Cash Equivalents

  Cash and cash equivalents of $1,198,311 at December 31, 1998 consist of bank accounts and short-term investments with an initial term of less than three months. For purposes of the statement of cash flows, EAR considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

(3) Allowance for Doubtful Accounts

  During the year ended December 31, 1997, EAR had no write-offs of uncollectible trade accounts receivable. EAR has not recorded a provision for the allowance of doubtful accounts because management believes all amounts are fully collectible.

(4) Property and Equipment

  Property and equipment at December 31, 1997 consist of the following:

   Automotive and equipment......................................... $1,093,579
     Furniture and fixtures.........................................     43,080
     Computer and communications equipment..........................    238,450
                                                                     ----------
     Total..........................................................  1,375,109
     Less accumulated depreciation..................................    401,611
                                                                     ----------
                                                                     $  973,498
                                                                     ==========

  Depreciation of property and equipment in 1997 totaled $129,210.

(5) Investment in S.U.P.

  The Company owns a 27% interest in Summit-U-Pick-A-Part (S.U.P.), a junk yard. This investment was sold in part during December 1997 with the remainder being sold in February 1998. The sale resulted in a loss of approximately $8,800 which was recorded in other expense during the year ended December 31, 1997. At December 31, 1997, the carrying value of this investment was $28,174, all of which was recovered by the Company through cash proceeds received during February of 1998.

                       ENVIRONMENTAL AUTO REMOVAL, INC.

(6) Indebtedness

  EAR's long-term debt consists of the following at December 31, 1997:

Note payable to Associates Commercial Corporation, payable in monthly installments of $7,874, including interest at 4.56%, maturing
 December 31, 1999. Secured by the equipment of the Company...........  $180,375
Note payable to Associates Commercial Corporation, payable in monthly installments of $4,634, including interest at 4.79%, maturing
 December 31, 1998. Secured by the equipment of the Company...........    54,223
Note payable to Associates Commercial Corporation, payable in monthly installments of $4,530, including interest at 4.73%, maturing
 December 31, 1998. Secured by the equipment of the Company...........    53,010
Note payable to Associates Commercial Corporation, payable in monthly installments of $4,228, including interest at 4.68%, maturing
 December 31, 1998. Secured by the equipment of the Company...........    49,470
Note payable to Associates Commercial Corporation, payable in monthly installments of $2,172, including interest at 8.68%, maturing October
 31, 1999. Secured by the equipment of the Company....................    42,287
Note payable to South Holland Bank, payable in monthly installments of
 $782, including interest at 7.9%, maturing January 11, 1999. Secured
 by an automobile of the Company......................................     9,733
                                                                        --------
Total long-term debt..................................................   389,098
Less installments due within one year.................................   278,969
                                                                        --------
Long-term debt, excluding current installments........................  $110,129
                                                                        ========

  Notes payable to Associates Commercial Corporation were arranged with the acquisition of equipment. The impact of adjusting the stated interest rate on these notes to the Company's incremental borrowing rate is not material to the results of operations or to the balance sheet.

  Annual maturities of long-term debt for the next two years are as follows:

December 31:
  1998................................................................. $278,969
  1999.................................................................  110,129
                                                                        --------
                                                                        $389,098
                                                                        ========

 Line of Credit

  The Company has available a secured, revolving line of credit totaling $500,000. Advances are at the discretion of the bank and interest is charged at the rate of Prime + 1%. The line of credit is secured by collateral which includes all inventory, equipment, and fixtures of the Company. Any outstanding principal plus all accrued, unpaid interest will be due on January 11, 1999. No amounts were outstanding at December 31, 1997.

(7) Concentration of Business Risks

  Effective July 31, 1997, the Company entered into an agreement with the City of Chicago for auto pound management and towing services. This agreement extends for a period of 36 months. During this period, the agreement specifies the amount of revenue to be collected by the Company for each vehicle towed as well as the cost amount for each vehicle purchased by the Company from the City.

                       ENVIRONMENTAL AUTO REMOVAL, INC.

  The Company derived 76% of its revenue during 1997 from services performed under this long-term contract. The remaining 24% of revenue was derived from the sale of vehicles purchased from the City of Chicago in accordance with the same agreement. Loss of this contract would have a material negative effect on the Company.

  At December 31, 1997, EAR had accounts receivable from and accounts payable to the City in the amount of $1,233,996 and $1,340,710, respectively.

(8) Related-party Transactions

  EAR and E&R Towing, Inc. (E&R) are related parties due to the majority shareholder of E&R holding shares in EAR. E&R provides towing services for EAR. The cost of these services amounted to $2,821,345 for the year ended December 31, 1997. Accounts payable to E&R totaled $956,160 at December 31, 1997.

  The Company also pays management fees for the performance of various administrative and managerial services. For the year ended December 31, 1997, the fees paid by the Company for these services totaled $747,262 and are included in other income in the statement of operations and retained earnings.

  At December 31, 1997, the Company had net accounts receivable from two of the officers of the Company. These amounts are classified as current assets on the balance sheet and totaled $80,000 at December 31, 1997. These accounts bear interest at 12%. Due to the timing of activity in this account, only immaterial amounts of interest income were generated throughout 1997.

  In the opinion of management, the financial statements at December 31, 1997 include all costs of doing business.

(9) Subsequent Event

  During August 1998, the stockholders entered into a definitive agreement to sell EAR to United Road Services, Inc. Consideration for the sale was paid through a combination of cash and common stock of United Road Services, Inc. The anticipated selling price of EAR exceeds its net assets as of December 31, 1997.

(10) Contingent Liabilities

  Various legal claims arise against the Company during the normal course of business. In the opinion of management, liabilities, if any, arising from legal proceedings would not have a material effect on the financial position and results of operations of the Company.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors:

  We have audited the accompanying balance sheet of Neil's Used Truck & Car Sales, Incorporated, as of December 31, 1997, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Neil's Used Truck & Car Sales, Incorporated as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                          /s/ KPMG LLP

July 2, 1998, except for note 8,
which is as of July 14, 1998

                  NEIL'S USED TRUCK & CAR SALES, INCORPORATED

                                 BALANCE SHEET

                                                       December 31,  June 30,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (Unaudited)
                        Assets
Current assets:
 Cash and cash equivalents............................  $   32,236  $  356,404
 Trade accounts receivable, net of allowance for
  doubtful accounts of $13,000........................     774,618     933,281
 Accounts receivable from employees and related party.      13,140      14,899
 Drivers advances.....................................      21,420      29,417
 Inventory............................................     175,661     190,954
                                                        ----------  ----------
    Total current assets..............................   1,017,075   1,524,955
                                                        ----------  ----------
Property and equipment, net (note 2)..................   1,521,305   1,654,310
                                                        ----------  ----------
                                                        $2,538,380  $3,179,265
                                                        ==========  ==========
         Liabilities and Stockholders' Equity
Current liabilities:
 Note payable to stockholder..........................  $   20,417  $      --
 Current installments of long-term debt (note 4)......     152,826     133,482
 Current installments of obligations under capital
  leases (note 5).....................................     163,684     163,684
 Accounts payable.....................................     126,753      85,381
 Accrued payroll and related costs....................     293,386     419,456
 Other current liabilities (note 3)...................      62,665      60,394
                                                        ----------  ----------
    Total current liabilities.........................     819,731     862,397
Long-term debt, excluding current installments (note
 4)...................................................     578,461     660,824
Obligations under capital leases, excluding current
 installments (note 5)................................     256,482     176,341
                                                        ----------  ----------
    Total liabilities.................................   1,654,674   1,699,562
                                                        ----------  ----------
Stockholders' equity:
 Common stock, no par value. Authorized 50,000 shares;
  issued and outstanding 10,000 shares in 1997........       1,000       1,000
 Retained earnings....................................     882,706   1,478,703
                                                        ----------  ----------
    Total stockholders' equity........................     883,706   1,479,703
                                                        ----------  ----------
Commitments and contingencies (notes 5, 7 and 8)
                                                        $2,538,380  $3,179,265
                                                        ==========  ==========

                See accompanying notes to financial statements.

                  NEIL'S USED TRUCK & CAR SALES, INCORPORATED

                            STATEMENT OF OPERATIONS

                                                               Six-months
                                              Year ended     ended June 30 ,
                                             December 31, ---------------------
                                                 1997        1997       1998
                                             ------------ ---------- ----------
                                                               (Unaudited)
Net revenue.................................  $9,552,971  $4,631,559 $5,891,071
Cost of revenue.............................   8,246,207   3,931,638  4,813,249
                                              ----------  ---------- ----------
  Gross profit..............................   1,306,764     699,921  1,077,822
Selling, general, and administrative
 expenses...................................     789,663     387,372    375,249
                                              ----------  ---------- ----------
Income from operations......................     517,101     312,549    702,573
Interest expense............................      70,590      41,449     46,576
                                              ----------  ---------- ----------
  Net income................................  $  446,511  $  271,100 $  655,997
                                              ==========  ========== ==========



                See accompanying notes to financial statements.

                  NEIL'S USED TRUCK & CAR SALES, INCORPORATED

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                                      Total
                                                                      stock-
                                                 Common  Retained    holder's
                                                 stock   earnings     equity
                                                 ------ ----------  ----------
Balances at December 31, 1996................... $1,000 $  531,475  $  532,475
Net income......................................    --     446,511     446,511
Owners' distributions...........................    --     (95,280)    (95,280)
                                                 ------ ----------  ----------
Balances at December 31, 1997...................  1,000    882,706     883,706
Net income--six-months ended June 30, 1998
 (unaudited)....................................    --     655,997     655,997
Distribution to stockholders--six-months ended
 June 30, 1998 (unaudited)......................    --     (60,000)    (60,000)
                                                 ------ ----------  ----------
Balance at June 30, 1998 (unaudited)............ $1,000 $1,478,703  $1,479,703
                                                 ====== ==========  ==========



                See accompanying notes to financial statements.

                  NEIL'S USED TRUCK & CAR SALES, INCORPORATED

                            STATEMENT OF CASH FLOWS

                                              Year ended   Six-months ended
                                             December 31,      June 30,
                                             ------------ --------------------
                                                 1997       1997       1998
                                             ------------ ---------  ---------
                                                              (Unaudited)
Cash flows from operating activities:
 Net income.................................  $ 446,511   $ 271,100  $ 655,997
 Adjustments to reconcile net income to net
  cash provided by
  operating activities:
  Depreciation..............................    126,639      59,024     99,470
  Change in operating assets and
   liabilities:
   Trade accounts receivable................   (197,304)   (100,904)  (158,663)
   Accounts receivable from employees.......       (150)       (200)     1,287
   Accounts receivable from related parties.      9,155      19,078     (3,046)
   Drivers advances.........................      3,304      (5,150)    (7,997)
   Inventory................................     (7,320)    (19,286)   (15,292)
   Accounts payable.........................     55,237      24,483    (41,372)
   Accrued payroll and related costs........     94,938      31,387    126,070
   Other current liabilities................     (6,488)    (11,999)    (2,272)
                                              ---------   ---------  ---------
    Net cash provided by operating
     activities.............................    524,522     267,533    654,182
                                              ---------   ---------  ---------
Cash flows used in investing activity--
 purchases of property and equipment........   (761,445)   (157,794)  (232,475)
Cash flows from financing activities:
 Proceeds from issuance of long-term debt...    702,999     150,000    135,552
 Owners' distributions......................    (95,280)    (43,280)   (60,000)
 Principal payments on long-term debt.......   (188,443)   (152,381)   (92,950)
 Principal payments on obligations under
  capital leases............................   (150,618)    (64,079)   (80,141)
                                              ---------   ---------  ---------
    Net cash provided by (used in) financing
     activities.............................    268,658    (109,740)   (97,539)
                                              ---------   ---------  ---------
    Net increase (decrease) in cash.........     31,735          (1)   324,168
Cash and cash equivalents at beginning of
 period.....................................        501   $     501     32,236
                                              ---------   ---------  ---------
Cash and cash equivalents at end of period..  $  32,236   $     500  $ 356,404
                                              =========   =========  =========
Supplemental Disclosure of Cash Flow
 Information
Cash paid during the period for interest....  $  75,051   $  38,424    $48,621
                                              =========   =========  =========


                See accompanying notes to financial statements.

                  NEIL'S USED TRUCK & CAR SALES, INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

                               December 31, 1997

(1) Description of Business and Summary of Significant Accounting Policies

 (a) Description of Business

  Neil's Used Truck & Car Sales, Incorporated, dba Neil's Auto Transport, (the Company) was founded in 1993. The Company's primary business is transporting vehicles for auto auctions and auto dealers, throughout the continental United States. The Company has one facility located in Utah. It owns a fleet of approximately 24 trucks and trailers, and contracts with various third party owner/operators.

 (b) Income Taxes

  Income taxes are not reflected in the financial statements since the Company has elected to be treated as a small business corporation under Subchapter S of the Internal Revenue Code. Accordingly, the tax effects of the Company's operations accrue directly to the shareholders.

 (c) Cash and Cash Equivalents

  Cash and cash equivalents of $32,236 at December 31, 1997, consist of cash on deposit in bank accounts. For purposes of the statement of cash flows, the Company considers all highly liquid investment instruments with original maturities of three months or less to be cash equivalents.

 (d) Property and Equipment

  Property and equipment are stated at cost. Plant and equipment under capital leases are stated at the present value of minimum lease payments. Depreciation is determined for financial statement purposes using the straight-line method over the estimated useful lives of the individual assets. For financial statement purposes, the Company provides for depreciation of property and equipment over the following estimated useful lives.

   Transportation equipment......................................... 5--10 years
   Furniture and fixtures...........................................  5--7 years
   Equipment........................................................     7 years

 (e) Inventories

  Inventories are stated at lower of cost or market. Cost is determined using the first-in, first-out method for all inventories.

 (f) Income Taxes

  The Company has elected to be taxed under the Subchapter S provisions of the Internal Revenue Code. Accordingly, tax liabilities of the Company are the direct responsibility of the stockholders, and no provision for income taxes is reflected in the accompanying statement of operations. Due to differences, primarily in the timing of the recognition of depreciation expense for book purposes versus tax purposes, the book bases in the reported net assets in the accompanying balance sheet exceeds the tax bases by approximately $538,000.

 (g) Use of Estimates

  Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally a ccepted accounting principles. Actual results could differ from those estimates.

 (h) Interim Financial Statements

  The interim financial information included in these financial statements is unaudited but reflects all adjustments (consisting of only normal recurring accruals) which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented.

                  NEIL'S USED TRUCK & CAR SALES, INCORPORATED

(2) Property and Equipment

  Property and equipment at December 31, 1997 consists of the following:

   Transportation equipment......................................... $1,520,955
   Furniture and fixtures...........................................     47,847
   Equipment........................................................     86,609
   Land.............................................................    140,000
                                                                     ----------
       Total........................................................  1,795,411
   Less accumulated depreciation and amortization...................    274,106
                                                                     ----------
                                                                     $1,521,305
                                                                     ==========

(3) Other Current Liabilities

  Other current liabilities at December 31, 1997 consist of:

   Deposit liability................................................ $   35,440
   Accrued sales tax................................................     12,725
   Other............................................................     14,500
                                                                     ----------
                                                                     $   62,665
                                                                     ==========

(4) Long-term debt

  Long-term debt consists of the following at December 31, 1997:

   Note payable to a bank, payable in monthly installments of $3,758, including interest at 8.27%; maturing June 2001; secured by transport equipment..............................................  $ 137,221
   Note payable to a bank, payable in monthly installments of $7,420, including interest at 8.60%; maturing March 2002; secured by
    transport equipment..............................................    292,000
   Note payable to a bank, payable in monthly principal installments of $6,630, plus interest at 8.58%; maturing March 2002; secured
    by transport equipment...........................................    260,999
   Note payable to a bank, payable in monthly installments of $4,292, including interest at 8.75%; maturing October 1998; secured by
    transport equipment..............................................     41,067
                                                                       ---------
       Total long-term debt..........................................    731,287
   Less installments due within one year.............................    152,826
                                                                       ---------
       Long-term debt, excluding current installments................  $ 578,461
                                                                       =========

  Aggregate maturities of long-term debt for the next five years are as follows:

   1998............................................................... $ 173,243
   1999...............................................................   171,111
   2000...............................................................   186,169
   2001...............................................................   179,627
   2002...............................................................    41,554
                                                                       ---------
                                                                       $ 751,704
                                                                       =========

                  NEIL'S USED TRUCK & CAR SALES, INCORPORATED

  As of December 31, 1997, the Company had a line-of-credit with a bank totaling $100,000. There were no borrowings outstanding at December 31, 1997, and the agreement expired April 30, 1998.

(5) Leases

  The Company leases equipment under a capital lease which expires in May
2000. The following is a summary of transportation equipment held under capital leases at December 31, 1997:

   Transportation equipment........................................... $639,587
   Less accumulated amortization......................................   67,981
                                                                       --------
                                                                       $571,606
                                                                       ========

  The Company leases its operating facility from a related stockholder under a month to month lease. Rent expense was $207,158 in 1997.


  Future minimum lease payment under noncancelable operating leases and future minimum capital lease payments as of December 31, 1997 are as follows:

                                                              Capital  Operating
                                                               leases    leases
                                                              -------- ---------
Year ending December 31:
  1998....................................................... $192,591  28,234
  1999.......................................................  192,591   5,160
  2000.......................................................   80,246   5,160
  2001.......................................................      --    5,160
  2002.......................................................      --    1,290
                                                              --------  ------
    Total....................................................  465,428  45,004
                                                                        ======
Less amount representing interest............................   45,262
                                                              --------
    Present value of net minimum capital lease payments......  420,166
Less current installments....................................  163,684
                                                              --------
                                                              $256,482
                                                              ========

(6) Employee Benefits

  The Company has a retirement savings plan pursuant to section 401(k) of the Internal Revenue Code that is available to all employees with at least one year of service to the Company. Eligible participants may contribute up to four percent of their compensation. The Company provides non-discretionary matching contributions to the Plan which amounted to $7,800 in 1997.

(7) Contingencies

  Various legal claims arise against the Company during the normal course of business. In the opinion of management, liabilities, if any, arising from proceedings would not have a material effect on the Company's financial position, results of operations, or cash flows.

(8) Subsequent Event

  On July 14, 1998, the stockholders consummated a transaction whereby all of the net assets of the Company were sold to United Road Services, Inc.

                         INDEPENDENT AUDITORS' REPORT

The Stockholders
5-L Corporation and ADP Transport, Inc.:

  We have audited the accompanying combined balance sheet of 5-L Corporation and ADP Transport, Inc. as of December 31, 1997, and the related combined statements of operations, stockholders' equity and cash flows for the year then ended. These combined financial statements are the responsibility of the management of 5-L Corporation and ADP Transport, Inc. Our responsibility is to express an opinion on these combined financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion the combined financial statements referred to above present fairly, in all material respects, the combined financial position of 5-L Corporation and ADP Transport, Inc. as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ KPMG LLP

Denver, Colorado
June 12, 1998

                    5-L CORPORATION AND ADP TRANSPORT, INC.

                             COMBINED BALANCE SHEET

                                                       December 31,  June 30,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (Unaudited)
                        Assets
Current assets:
 Cash and cash equivalents............................  $   47,083  $   31,614
 Trade accounts receivable............................     806,009     982,508
 Accounts receivable from employees...................       5,000         --
 Prepaid expenses.....................................      23,040      53,940
 Other current assets.................................       4,074       1,350
 Current portion of rights to equipment under
  financing contracts.................................     382,246     290,638
                                                        ----------  ----------
    Total current assets..............................   1,267,452   1,360,050
Rights to equipment under financing contracts,
 excluding current portion............................   1,780,129   2,714,344
Goodwill, net of accumulated amortization of $7,224
 and $7,974, respectively.............................      17,776      17,026
Other assets..........................................       7,700       7,700
                                                        ----------  ----------
    Total assets......................................  $3,073,057  $4,099,120
                                                        ==========  ==========
         Liabilities and Stockholders' Equity
Current liabilities:
 Current installments of obligations for equipment un-
  der financing contracts.............................  $  382,246  $  290,638
 Contractor payments payable..........................     198,182     289,441
 Accounts payable.....................................      89,849     140,474
 Accrued payroll and related costs....................      99,721      20,662
 Notes payable to stockholders........................         --      257,140
                                                        ----------  ----------
    Total current liabilities.........................     769,998     998,355
Obligations for equipment under financing contracts,
 excluding current
 installments.........................................   1,780,129   2,714,344
                                                        ----------  ----------
    Total liabilities.................................   2,550,127   3,712,699
                                                        ----------  ----------
Stockholders' equity:
 Common stock, $1 par value. Authorized, issued and
  outstanding
  2,000 shares........................................       2,000       2,000
 Retained earnings....................................     520,930     384,421
                                                        ----------  ----------
    Total stockholders' equity........................     522,930     386,421
                                                        ----------  ----------
    Total liabilities and stockholders' equity........  $3,073,057  $4,099,120
                                                        ==========  ==========

            See accompanying notes to combined financial statements.

                    5-L CORPORATION AND ADP TRANSPORT, INC.

                        COMBINED STATEMENT OF OPERATIONS

                                                             Six-months
                                            Year ended     ended June 30,
                                           December 31, ----------------------
                                               1997        1997        1998
                                           ------------ ----------  ----------
                                                             (Unaudited)
Net revenue...............................  $9,852,142  $4,918,861  $5,069,454
Cost of revenue...........................   8,389,700   4,180,156   4,288,975
                                            ----------  ----------  ----------
    Gross profit..........................   1,462,442     738,705     780,479
Selling, general and administrative
 expenses.................................     927,560     377,110     335,113
                                            ----------  ----------  ----------
    Income from operations................     534,882     361,595     445,366
Other income (expense):
 Interest expense.........................     (10,057)     (1,374)       (189)
 Other....................................      11,105       5,497      22,594
                                            ----------  ----------  ----------
    Net income............................  $  535,930  $  365,718  $  467,771
                                            ==========  ==========  ==========



            See accompanying notes to combined financial statements.

                    5-L CORPORATION AND ADP TRANSPORT, INC.

                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY


                                                                      Total
                                               Common  Retained   stockholders'
                                                stock  earnings       equity
                                               ------- ---------  --------------
Balances at January 1, 1997..................  $1,000  $ 555,585    $ 556,585
Net income -- 1997...........................     --     535,930      535,930
Distribution to stockholders.................     --    (570,585)    (570,585)
Stock issued ADP.............................   1,000        --         1,000
                                               ------  ---------    ---------
Balances at December 31, 1997................   2,000    520,930      522,930
Net income--six-months ended June 30, 1998
 (unaudited).................................     --     467,771      467,771
Distribution to stockholders--cash paid--six-
 months ended June 30, 1998 (unaudited)......     --    (347,140)    (347,140)
Distribution to stockholders--notes payable--
 six-months ended June 30, 1998 (unaudited)..     --    (257,140)    (257,140)
                                               ------  ---------    ---------
Balance at June 30, 1998 (unaudited).........  $2,000  $ 384,421    $ 386,421
                                               ======  =========    =========





            See accompanying notes to combined financial statements.

                    5-L CORPORATION AND ADP TRANSPORT, INC.

                        COMBINED STATEMENT OF CASH FLOWS

                                                              Six-months
                                              Year ended    ended June 30,
                                             December 31, --------------------
                                                 1997       1997       1998
                                             ------------ ---------  ---------
                                                              (Unaudited)
Cash flows from operating activities:
 Net income.................................  $ 535,930   $ 365,718  $ 467,771
 Adjustments to reconcile net income to net
  cash provided by operating activities:
   Amortization.............................      1,667         765        750
   Decrease (increase) in trade accounts
    receivable..............................    (36,133)    114,873   (176,499)
   Decrease in accounts receivable from
    employees...............................     22,500      27,500      5,000
   Decrease (increase) in prepaid expenses
    and other current assets................     32,516     (12,307)   (28,175)
   (Decrease) increase in accounts payable..     (2,372)    (11,669)    50,625
   Decrease in accrued payroll and related
    costs...................................       (169)    (89,947)   (78,059)
   Increase in contractor payments payable..     39,419      51,678     91,258
                                              ---------   ---------  ---------
    Net cash provided by operating
     activities.............................    593,358     446,611    331,671
                                              ---------   ---------  ---------
Cash flows from financing activities:
 Proceeds from issuance of common stock.....      1,000         --         --
 Distributions to stockholders..............   (570,585)   (281,398)  (347,140)
                                              ---------   ---------  ---------
    Net cash used in financing activities...   (569,585)   (281,398)  (347,140)
                                              ---------   ---------  ---------
    Net increase (decrease) in cash.........     23,773     165,213    (15,469)
Cash and cash equivalents at beginning of
 period.....................................     23,310      23,310     47,083
                                              ---------   ---------  ---------
Cash and cash equivalents at end of period..  $  47,083   $ 188,523  $  31,614
                                              =========   =========  =========
Supplemental disclosure of cash flow
 information:
Cash paid during the period for interest....  $  10,057   $   1,374  $     198
                                              =========   =========  =========
 Reduction for the period in rights to and
  obligations for equipment under financing
  contracts, net............................  $  59,892   $     --   $ 842,607
                                              =========   =========  =========


            See accompanying notes to combined financial statements.

                    5-L CORPORATION AND ADP TRANSPORT, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                               December 31, 1997

(1) Description of Business and Summary of Significant Accounting Policies

 (a) Description of Business

  5-L Corporation (5-L) was founded in 1993 and its primary business is coordinating the transport of vehicles for auto auctions, leasing companies, auto dealers, manufacturers and individuals. It operates throughout the continental United States via a network of independently contracted carriers. ADP Transport, Inc. (ADP) was founded in 1997 and acts as an agent for independent carriers by securing and servicing transport equipment lease agreements. Both companies" operations are headquartered in Westminster, Colorado.

 (b) Principles of Combination

  The combined financial statements include the financial statements of 5-L and ADP, the "Company" when referred to collectively. The accompanying financial statements are presented on a combined basis because 5-L and ADP are under common management. All significant intercompany balances and transactions have been eliminated.

 (c) Revenue Recognition

  5-L operates as one segment related to the transportation of vehicles for customers such as auto auctions, leasing companies, auto dealers, manufacturers and individuals. Transport revenue and related direct expenses are recognized when the service originates, which does not differ significantly from the amounts that would be recognized as the service is performed.

  ADP's revenue is derived from service fees associated with the administration of equipment lease agreements for certain independent carriers of 5-L. For a monthly fee, ADP performs administrative functions relating to the leased equipment, such as monthly payment processing and procurement of insurance coverage on behalf of the carrier/lessee. Service revenues are recognized when services are performed. Cost of sales and operating expenses associated with the service revenues are nominal.

 (d) Cash and Cash Equivalents

  Cash and cash equivalents consist of bank accounts and certificates of deposit with an initial term of less than three months. For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

 (e) Goodwill

  Goodwill represents the excess of purchase price over fair value of net assets acquired and is amortized on a straight-line basis over 15 years, which is the Company"s estimate of the expected periods to be benefited.

 (f) Accounting for Long-Lived Assets

  The Company reviews long-lived tangible and intangible assets including rights to equipment under financing contracts for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to the future net cash flows expected to be generated by the asset. The impairment, if any, is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets.

                    5-L CORPORATION AND ADP TRANSPORT, INC.

 (g) Other Assets

  Other assets consist principally of deposits made by the Company to secure office facilities and surety bonding.

 (h) Income Taxes

  Both 5-L and ADP are operated as S-corporations for federal and state income tax purposes and all corporate earnings flow through and are taxed solely at the stockholder level. Accordingly, no income tax expense has been recorded for the year ended December 31, 1997. The tax basis of the Company's assets and liabilities does not differ materially from their recorded values at December 31, 1997.

 (i) Fair Value of Financial Instruments

  The carrying values of the Company's financial instruments, which are comprised mainly of receivables and payables, approximate their fair values.

 (j) Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period. Actual results could differ significantly from those estimates.

 (k) Interim Combined Financial Statements

  The interim financial information included in these combined financial statements is unaudited but reflects all adjustments (consisting of only normal recurring accruals) which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented.

(2) Equipment Under Financing Contracts

  ADP has guaranteed lease obligations for certain independent carriers who lease the equipment from financing companies. The guarantee includes payment of the monthly installments should the primary lessee default, as well as a specified minimum residual value at the end of the lease term. In return for the lease guarantee, the independent carrier agrees to subcontract the equipment to 5-L for the duration of the lease term. For accounting purposes, the Company has recorded the rights to the equipment and the corresponding obligation under the equipment financing contracts. The recorded value of both the asset and liability related to the financing contracts is determined based on the present value of the future minimum installment payments and the guaranteed residual value using the rate implicit in the lease agreements.

  The following is a summary of obligations under equipment financing contracts at December 31, 1997:

   Year ending December 31:
     1998.......................................................... $  539,602
     1999..........................................................    539,602
     2000..........................................................    539,602
     2001..........................................................    965,760
     2002..........................................................        --
                                                                    ----------
   Total minimum obligations (includes residual guarantees of
    $519,989)......................................................  2,584,566
   Less: imputed interest (at rates from 7.25% to 10.50%)..........   (422,191)
                                                                    ----------
   Present value of future minimum obligations, $382,246 of which is included in current assets and liabilities at December 31,
    1997........................................................... $2,162,375
                                                                    ==========

  During 1997, installment payments of $93,626 related to the obligations for equipment under financing contracts are included in cost of revenue. Of this amount, $33,734 represents interest charges. These amounts

                    5-L CORPORATION AND ADP TRANSPORT, INC.

were withheld from the amounts paid to the respective independent contractors and remitted directly to the financing companies.

  Subsequent to December 31, 1997, the Company entered into agreements whereby they guaranteed monthly payments and minimum residual values on seven additional leases, the terms of which are consistent with those described above. The value of the assets and corresponding liabilities recorded in connection with these additional agreements is approximately $1,094,000.

(3) Leases

  5-L is committed under a non-cancellable operating lease for office space. The future minimum lease payments at December 31, 1997 are as follows:

Year ending December 31:
  1998................................................................. $31,808
  1999.................................................................  21,623
  2000.................................................................     --
  2001.................................................................     --
  2002.................................................................     --
                                                                        -------
Total minimum lease payments........................................... $53,431
                                                                        =======

(4) Employee Benefits

  5-L has a simplified employee pension plan (Plan) pursuant to Section 408(k) of the Internal Revenue Code. The Plan provides for discretionary employer contributions for employees who have completed two years of service with 5-L. Employees are immediately vested in all balances. For 1997, 5-L made contributions of $52,695 to the Plan.

(5) Related Party Transactions

  During 1997, 5-L paid $9,995 in interest related to notes payable to stockholders. The notes were repaid in 1997.

(6) Contingent Liabilities

  Various claims arise against the Company during the normal course of business. In the opinion of management, liabilities, if any, arising from proceedings would not have a material effect on the financial statements.

(7) Subsequent Event

  On June 12, 1998 all of the outstanding stock of 5-L and ADP was sold to United Road Services, Inc. The sales transaction, affected through a combination of cash and common stock of United Road Services, Inc., will be accounted for as a purchase. The selling price of 5-L and ADP exceeds their combined net assets as of December 31, 1997.

                         INDEPENDENT AUDITORS' REPORT

The Stockholders and Board of Directors
Car Transporters Corporation:

  We have audited the accompanying balance sheet of Car Transporters Corporation (a wholly-owned subsidiary of Automotive Services, Inc.) as of December 31, 1997, and the related statements of operations, stockholder's deficit, and cash flows for the year then ended. These financial statements are the responsibility of Car Transporters Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Car Transporters Corporation (a wholly-owned subsidiary of Automotive Services, Inc.) as of December 31, 1997, and the results of its operations, and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                          /s/ KPMG LLP

Portland, Oregon
August 19, 1998

                          CAR TRANSPORTERS CORPORATION
            (A Wholly-owned Subsidiary of Automotive Services, Inc.)

                                 BALANCE SHEETS

                                                       December 31,  June 30,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (Unaudited)
                        Assets
Current assets:
 Cash.................................................  $   73,964  $      --
 Trade accounts receivable, net of allowance for
  doubtful accounts of $5,893 for December 31, 1997
  and June 30, 1998...................................     683,474     892,437
Prepaid insuance......................................      44,189         --
Other prepaid expenses................................      82,169      66,224
                                                        ----------  ----------
    Total current assets..............................     883,796     958,661
Property and equipment, net...........................   1,805,508   2,492,549
Other assets, net.....................................      10,707     525,207
                                                        ----------  ----------
    Total assets......................................  $2,700,011  $3,976,417
                                                        ==========  ==========
        Liabilities and Stockholder's Deficit
Current liabilities:
 Bank overdraft.......................................  $      --   $  195,992
 Current installments of long-term debt...............     411,300   4,917,491
 Current installments of obligations under capital
  leases..............................................     152,136     321,991
 Borrowings under lines of credit.....................     753,743     594,286
 Accounts payable.....................................   1,416,318   1,776,398
 Accrued liabilities..................................     316,567     370,278
 Accrued claims.......................................     169,301     107,890
                                                        ----------  ----------
    Total current liabilities.........................   3,219,365   8,284,326
Long-term liabilities:
 Long-term debt, excluding current installments.......   3,275,118         --
 Obligations under capital leases, excluding current
  installments........................................     175,267         --
                                                        ----------  ----------
    Total liabilities.................................   6,669,750   8,284,326
                                                        ----------  ----------
Stockholder's deficit:
 Common stock, $10 par value. Authorized 1,000 shares;
  issued and outstanding 1,000 shares.................      10,000      10,000
 Retained deficit.....................................  (3,979,739) (4,317,909)
                                                        ----------  ----------
    Total stockholder's deficit.......................  (3,969,739) (4,307,909)
                                                        ----------  ----------
    Total liabilities and stockholder's deficit.......  $2,700,011  $3,976,417
                                                        ==========  ==========

                See accompanying notes to financial statements.

                          CAR TRANSPORTERS CORPORATION
            (A Wholly-owned Subsidiary of Automotive Services, Inc.)

                            STATEMENTS OF OPERATIONS

                                                             Six-months
                                            Year ended      ended June 30
                                           December 31, ----------------------
                                               1997        1997        1998
                                           ------------ ----------  ----------
                                                             (Unaudited)
Net revenue...............................  $6,676,340  $3,436,357  $4,499,480
Cost of revenue...........................   5,708,638   3,018,772   3,861,840
                                            ----------  ----------  ----------
    Gross profit..........................     967,702     417,585     637,640
Selling, general and administrative
 expenses.................................     829,859     272,833     623,053
                                            ----------  ----------  ----------
    Income from operations................     137,843     144,752      14,587
Other income (expense):
 Interest expense, net....................    (737,894)   (425,884)   (299,331)
 Gain on sale of equipment................      21,571         --          --
 Penalty and late charges on debt, net....    (199,510)        --      (53,426)
                                            ----------  ----------  ----------
    Loss before provision for income
     taxes................................    (777,990)   (281,132)   (338,170)
Provision for income taxes................         --          --          --
                                            ----------  ----------  ----------
    Net loss..............................  $ (777,990) $ (281,132) $ (338,170)
                                            ==========  ==========  ==========


                See accompanying notes to financial statements.

                          CAR TRANSPORTERS CORPORATION
            (A Wholly-owned Subsidiary of Automotive Services, Inc.)

                      STATEMENTS OF STOCKHOLDER'S DEFICIT

                                                                      Total
                                             Common   Retained    stockholder's
                                              stock    deifict       deficit
                                             ------- -----------  -------------
Balance at December 31, 1996................ $10,000 $(3,201,749)  $(3,191,749)
Net loss....................................     --     (777,990)     (777,990)
                                             ------- -----------   -----------
Balance at December 31, 1997................  10,000  (3,979,739)   (3,969,739)
Net loss--six-months ended June 30, 1998
 (unaudited)................................     --     (338,170)     (338,170)
                                             ------- -----------   -----------
Balance at June 30, 1998 (unaudited)........ $10,000 $(4,317,909)  $(4,307,909)
                                             ======= ===========   ===========





                See accompanying notes to financial statements.

                          CAR TRANSPORTERS CORPORATION
            (A Wholly-owned Subsidiary of Automotive Services, Inc.)

                            STATEMENTS OF CASH FLOWS

                                                              Six-months
                                            Year ended       ended June 30
                                           December 31,  ----------------------
                                               1997        1997        1998
                                           ------------  ---------  -----------
                                                              (Unaudited)
Cash flows from operating activities:
 Net loss................................. $  (777,990)  $(281,132) $  (338,170)
 Adjustments to reconcile net loss to net
  cash provided by (used in) operating
  activities:
  Depreciation and amortization...........     355,246     160,579      215,273
  Amortization of non-compete.............      13,200       1,320          --
  Gain on sale of equipment...............     (21,571)        --           --
  Changes in current assets and
   liabilities:
   Increase in accounts receivable, net...    (649,969)   (695,354)    (208,963)
   Decrease (increase) in prepaid
    insurance and other prepaid expenses..     (12,631)   (150,484)      60,134
   Increase (decrease) in accounts
    payable...............................    (150,946)    247,789      360,080
   Increase (decrease) in accrued
    liabilities...........................     (75,100)   (270,260)      53,711
   Decrease in accrued claims.............     (27,951)     (8,146)     (61,411)
                                           -----------   ---------  -----------
    Net cash (used in) provided by
     operating activities.................  (1,347,712)   (995,688)      80,654
                                           -----------   ---------  -----------
Cash flows from investing activities:
 Purchase of property and equipment.......      (7,733)        --           --
 Proceeds from sale of equipment..........      39,634         --           --
 Decrease in other assets.................      (1,107)        --        (3,500)
 Cash paid for acquisitions...............         --          --    (1,413,314)
                                           -----------   ---------  -----------
    Net cash provided by (used in)
     investing activities.................      30,794         --    (1,416,814)
                                           -----------   ---------  -----------
Cash flows from financing activities:
 Proceeds from long-term debt.............   1,460,293     742,105    1,650,000
 Payments on long-term debt, notes payable
  and capital lease obligations...........    (662,462)   (276,026)    (424,339)
 Net borrowings under lines of credit.....     753,743     644,662     (159,457)
 Decrease in bank overdrafts..............    (199,521)   (153,882)     195,992
 Decrease in notes receivable.............      37,836      37,836          --
                                           -----------   ---------  -----------
    Net cash provided by financing
     activities...........................   1,389,889     994,695    1,262,196
                                           -----------   ---------  -----------
    Net increase (decrease) in cash.......      72,971        (993)     (73,964)
Cash at beginning of period...............         993         993       73,964
                                           -----------   ---------  -----------
Cash at end of period..................... $    73,964   $     --   $       --
                                           ===========   =========  ===========
Supplemental disclosure of cash flow
 information:
 Cash paid for interest................... $   741,058   $ 431,402  $   299,331
                                           ===========   =========  ===========

                See accompanying notes to financial statements.

                         CAR TRANSPORTERS CORPORATION
           (A Wholly-owned Subsidiary of Automotive Services, Inc.)

                         NOTES TO FINANCIAL STATEMENTS

                               December 31, 1997

(1) Description of Business and Summary of Significant Accounting Policies

 Description of Business

  Car Transporters Corporation (CTC) is a Washington Corporation founded in 1980 and is a wholly-owned subsidiary of Automotive Services, Inc. a Washington Corporation. CTC's primary business is transporting vehicles for dealers, leasing companies, auction companies and long-haul transporters in the Western United States. CTC operates approximately 60 vehicles. These financial statements include all costs of doing business of CTC.

 Unaudited Information

  The financial information included herein for the six-month periods ended June 30, 1997 and 1998 is unaudited; however, such information reflects all adjustments consisting only of normal recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the full year.

 Revenue Recognition

  CTC operates as one segment related to the transportation of vehicles and equipment for customers.

  CTC's revenue is derived from customers who require transport of vehicles and equipment. Transport revenue is recognized upon the delivery of the vehicles and equipment to their final destination. Expenses related to the generation of revenue are recognized as incurred.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation and amortization is determined for financial statement purposes using the straight-line method over the estimated useful lives of the individual assets or, for leasehold improvements, over the terms of the related leases if shorter. For financial statement purposes, CTC provides for depreciation of property and equipment over the following estimated useful lives:

      Machinery and equipment....................................... 10-20 years
      Leasehold improvements........................................    10 years
      Furniture and fixtures........................................ 10-20 years

 Fair Value of Financial Instruments

  The Company's financial instruments consist of cash, accounts receivable, accounts payable and debt instruments. At December 31, 1997, the fair value of the Company's receivables approximated carrying value. At December 31, 1997, the fair value of the Company's debt instruments was approximately $3,000,000.

 Income Taxes

  Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                          CAR TRANSPORTERS CORPORATION
            (A Wholly-owned Subsidiary of Automotive Services, Inc.)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)


 Accrued Claims

  CTC is responsible for damage incurred while transporting vehicles to their final destination. Damage incurred is identified upon delivery at final destination and CTC reimburses for the cost of repairs.

 Use of Estimates

  Management of CTC has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(2) Property and Equipment

  Property and equipment at December 31, 1997 consist of the following:

   Machinery and equipment......................................... $ 3,251,888
   Leasehold improvements..........................................      12,568
   Furniture and fixtures..........................................      26,498
                                                                    -----------
                                                                      3,290,954
   Less accumulated depreciation and amortization..................  (1,485,446)
                                                                    -----------
                                                                    $ 1,805,508
                                                                    ===========

  Depreciation and amortization of property and equipment in 1997 totaled $355,246. CTC held equipment under capital leases of $728,571 at December 31, 1997.

(3) Line of Credit

  CTC has a line of credit to borrow up to $1,000,000 which is secured by eligible accounts receivable. Interest is charged at prime plus 6% (14.5% at December 31, 1997).

(4) Debt

   Long-term debt consists of the following at December 31, 1997:
    Note payable to lending institution, payable in monthly
     installments plus interest of 16% through 2001. This note is secured by various equipment.................................. $  330,000
    Various notes payable due in varying amounts with maturities ranging from December of 2000 to December of 2005 with
     interest ranging from 8% to 16%. These notes are secured by various equipment.............................................  1,171,146
    Note payable to lending institution, payable in monthly
     installments plus interest of 18% through 2002................    600,000
    Various unsecured notes payable, due in varying amounts with maturities ranging from December of 1998 to December of 2002 with interest ranging from 9.25% to 36%.......................  1,585,272
                                                                    ----------
       Total long-term debt........................................  3,686,418
   Less current portion............................................   (411,300)
                                                                    ----------
                                                                    $3,275,118
                                                                    ==========

  (See Footnote 9 for subsequent event)

                         CAR TRANSPORTERS CORPORATION
           (A Wholly-owned Subsidiary of Automotive Services, Inc.)

                  NOTES TO FINANCIAL STATEMENTS--(Continued)


(5) Capital Lease Obligations

  CTC leases certain vehicles under capital leases.

  At December 31, 1997 obligations under capital leases consist of the following:

Three capital leases net of interest, payable in monthly
 installments bearing interest at 11.5% through 2001. These leases are secured by the respective trucks and trailers acquired under the capital lease. ...............................................  $ 353,544
Capital lease net of interest, payable in monthly installments bearing interest at 18% through 2001. This lease is secured by the
 truck and trailer acquired under the capital lease. ..............     82,070
                                                                     ---------
                                                                       435,614
Less amount that represents imputed interest.......................   (108,211)
                                                                     ---------
                                                                       327,403
                                                                     ---------
Less current portion...............................................   (152,136)
                                                                     ---------
                                                                     $ 175,267
                                                                     =========

  (See Footnote 9 for subsequent event)

(6) Operating Leases

  CTC leases certain land and buildings used for its operations under operating lease agreements expiring in 2006. Total rent expense for 1997 was $60,989.

  Future annual minimum operating lease payments at December 31, 1997 are:

   1998................................................................ $ 61,506
   1999................................................................   63,350
   2000................................................................   65,244
   2001................................................................   67,198
   2002................................................................   69,212
   Thereafter..........................................................  281,931
                                                                        --------
                                                                        $608,441
                                                                        ========

(7) Income Taxes

  The Company incurred a loss for both financial reporting and tax return purposes and as such, there was no current or deferred tax provision for the year ended December 31, 1997.

  At December 31, 1997, CTC's long-term deferred tax asset/liability consists of:

   Deferred tax asset:
     Net operating loss carryforward................................ $1,614,089
   Deferred tax liability:
     Fixed assets, due to depreciation..............................    259,360
                                                                     ----------
       Net..........................................................  1,354,729
   Valuation allowance.............................................. (1,354,729)
                                                                     ----------
       Total........................................................ $      --
                                                                     ==========

                         CAR TRANSPORTERS CORPORATION
           (A Wholly-owned Subsidiary of Automotive Services, Inc.)

                  NOTES TO FINANCIAL STATEMENTS--(Continued)


  CTC's net operating loss carryforwards (NOL's) of approximately $4,747,000 expire at various times in the future. At December 31, 1997, a valuation allowance has been provided against the deferred tax assets, as it is uncertain that the deferred tax assets will be realized since the Company has incurred substantial operating losses.

  The following table reconciles the expected tax benefit (expense) at the Federal statutory tax rate to the actual tax provision:

   Federal statutory rate............................................ $ 264,517
   NOL's for which no benefit is recognized..........................  (264,517)
                                                                      ---------
     Provision for income taxes...................................... $     --
                                                                      =========

(8) Significant Customer

  CTC has one significant customer that accounts for approximately 30% of total sales. As of December 31, 1997 this customer had an outstanding accounts receivable balance of $302,004.

(9) Subsequent Events

  During February of 1998, the Company acquired equipment from Spokane Auto Transport for approximately $865,000 of cash. The aggregate purchase price, over the fair value of equipment acquired of approximately $361,000, was recognized as goodwill and is being amortized over 15 years on a straight-line basis. In March of 1998, the Company acquired equipment from All West Auto Transport for $550,000 of cash. The aggregate purchase price, over the fair value of equipment acquired of approximately $150,000, was recognized as goodwill and is being amortized over 15 years on a straight-line basis. These assets were included in the sale to United Road Services, Inc.

  During July 1998, CTC completed an asset purchase transaction with United Road Services, Inc. (URS) whereby CTC sold all of its assets, properties and business to URS. URS also assumed all current liabilities and indebtedness of CTC. The assets sold to URS included receivables, fixed assets and tangible personal property, customer accounts, cash and cash equivalents, prepaids, leasehold interests, proprietary rights, licenses and permits and other assets.

  Subsequent to the closing of the asset purchase transaction, URS has paid off all outstanding indebtedness.

                         INDEPENDENT AUDITORS' REPORT

The Stockholders
Schroeder Auto Carriers, Inc.:

  We have audited the accompanying balance sheet of Schroeder Auto Carriers, Inc. as of December 31, 1997 and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of Schroeder Auto Carriers, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Schroeder Auto Carriers, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ KPMG LLP

Denver, Colorado
August 13, 1998

                         SCHROEDER AUTO CARRIERS, INC.

                                 BALANCE SHEET


                        Assets
                                                       December 31,  June 30,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (Unaudited)
Current assets:
 Cash.................................................  $   54,216  $  107,504
 Trade accounts receivable, net of allowance for
  doubtful accounts of $78,215 and $62,871,
  respectively........................................     736,954     744,798
 Accounts receivable from employees...................       4,207       8,381
 Prepaid expenses.....................................       3,300      39,309
                                                        ----------  ----------
    Total current assets..............................     798,677     899,992
 Property and equipment, net..........................     738,109   1,166,502
                                                        ----------  ----------
    Total assets......................................  $1,536,786  $2,066,494
                                                        ==========  ==========
         Liabilities and Stockholders' Equity
Current liabilities:
 Current installments of long-term debt...............  $   25,087  $   93,852
 Accounts payable.....................................     116,068     158,287
 Accrued payroll and related costs....................      26,852      56,201
 Current portion of notes payable to related parties..     180,000     180,000
                                                        ----------  ----------
    Total current liabilities.........................     348,007     488,340
Long-term debt, excluding current installments........     101,895     340,882
Notes payable to related parties......................      25,000         --
                                                        ----------  ----------
    Total liabilities.................................     474,902     829,222
                                                        ----------  ----------
Stockholders' equity:
 Common stock, $1 par value. 700,000 shares
  authorized; 35,000 shares issued and outstanding....      35,000      35,000
 Retained earnings....................................   1,026,884   1,202,272
                                                        ----------  ----------
    Total stockholders' equity........................   1,061,884   1,237,272
                                                        ----------  ----------
    Total liabilities and stockholders' equity........  $1,536,786  $2,066,494
                                                        ==========  ==========


                See accompanying notes to financial statements.

                         SCHROEDER AUTO CARRIERS, INC.

                            STATEMENT OF OPERATIONS


                                                             Six-months
                                            Year ended      ended June 30
                                           December 31, ----------------------
                                               1997        1997        1998
                                           ------------ ----------  ----------
                                                             (Unaudited)
Net revenue...............................  $5,799,071  $2,727,236  $3,168,786
Cost of revenue...........................   4,567,940   2,086,816   2,536,525
                                            ----------  ----------  ----------
    Gross profit..........................   1,231,131     640,420     632,261
Selling, general and administrative
 expenses.................................     888,887     395,454     395,870
                                            ----------  ----------  ----------
    Income from operations................     342,244     244,966     236,391
                                            ----------  ----------  ----------
Other income (expense):
 Interest expense.........................     (31,235)    (14,921)    (17,979)
 Gain on sale of assets...................       9,431         --          --
 Other....................................       3,507       2,602       1,021
                                            ----------  ----------  ----------
    Net income............................  $  323,947  $  232,647  $  219,433
                                            ==========  ==========  ==========



                See accompanying notes to financial statements.

                         SCHROEDER AUTO CARRIERS, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY


                                                                     Total
                                             Common  Retained    stockholders'
                                              stock   earnings       equity
                                             ------- ----------  --------------
Balances at January 1, 1997................. $35,000 $  767,293    $  802,293
Net income--1997............................     --     323,947       323,947
Distribution to stockholders................     --     (64,356)      (64,356)
                                             ------- ----------    ----------
Balances at December 31, 1997...............  35,000  1,026,884     1,061,884
Net income--six-months ended June 30, 1998
 (unaudited)................................     --     219,433       219,433
Distribution to stockholders--six-months
 ended June 30, 1998 (unaudited)............     --     (44,045)      (44,045)
                                             ------- ----------    ----------
Balance at June 30, 1998 (unaudited)........ $35,000 $1,202,272    $1,237,272
                                             ======= ==========    ==========



                See accompanying notes to financial statements.

                         SCHROEDER AUTO CARRIERS, INC.

                            STATEMENT OF CASH FLOWS

                                                             Six-months
                                             Year ended     ended June 30
                                             December 31 --------------------
                                                1997       1997       1998
                                             ----------- ---------  ---------
                                                             (Unaudited)
Cash flows from operating activities:
 Net income.................................  $ 323,947  $ 232,647  $ 219,433
 Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation..............................     69,682     33,393     43,104
  Gain on sale of assets....................     (9,431)       --         --
  Increase in trade accounts receivable.....   (178,667)   (99,663)   (12,018)
  Decrease in accounts receivable from
   employees................................      5,954        --         --
  Decrease (increase) in prepaid expenses...      6,899    (21,186)   (36,009)
  (Decrease) increase in accounts payable...    (54,881)   (60,531)    42,219
  Increase in accrued payroll and related
   costs....................................      9,507        492     29,349
                                              ---------  ---------  ---------
    Net cash provided by operating
     activities.............................    173,010     85,152    286,078
                                              ---------  ---------  ---------
Cash flows from investing activities:
 Proceeds from sale of assets...............     15,000        --         --
 Purchases of property and equipment........   (221,829)  (168,500)  (471,497)
                                              ---------  ---------  ---------
    Net cash used in investing activities...   (206,829)  (168,500)  (471,497)
                                              ---------  ---------  ---------
Cash flows from financing activities:
 Proceeds from long-term debt...............    142,000    142,000    450,512
 Principal payments on long-term debt.......   (139,646)   (41,077)  (142,760)
 Distributions to stockholders..............    (64,356)   (50,000)   (44,045)
 Proceeds from notes payable to related
  parties...................................    205,000    170,000        --
 Principal payments on notes payable to
  related parties...........................   (160,000)  (160,000)   (25,000)
                                              ---------  ---------  ---------
    Net cash (used in) provided by financing
     activities.............................    (17,002)    60,923    238,707
                                              ---------  ---------  ---------
    Net (decrease) increase in cash.........    (50,821)   (22,425)    53,288
Cash at beginning of period.................    105,037    105,037     54,216
                                              ---------  ---------  ---------
Cash at end of period.......................  $  54,216  $  82,612  $ 107,504
                                              =========  =========  =========
Supplemental disclosure of cash flow
 information--cash paid during the period
 for interest...............................  $  31,235  $  14,921  $  17,979
                                              =========  =========  =========


                See accompanying notes to financial statements.

                         SCHROEDER AUTO CARRIERS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               December 31, 1997

(1) Description of Business and Summary of Significant Accounting Policies

 (a) Description of Business

  Schroeder Auto Carriers, Inc. (the Company) was founded in 1990 and provides vehicle transport services for auto auctions, leasing companies, auto dealers and individuals. The Company owns and operates approximately 35 vehicles throughout 27 states in the western region of the United States. The Company also uses, on a limited basis, independent contractors who have their own equipment. The independent contractors operate under a carrier agreement when performing transport services for the Company. The Company is headquartered in Henderson, Colorado and also maintains a satellite facility in Salt Lake City, Utah.

 (b) Revenue Recognition

  Revenue is recognized upon the delivery of the vehicles to their final destination. Expenses related to the generation of revenue are recognized as incurred.

 (c) Property and Equipment

  Property and equipment are stated at cost. Depreciation is determined for financial statement purposes using the straight-line method over the following estimated useful lives of the individual assets.

      Transportation equipment......................................... 15 years
      Vehicles.........................................................  5 years
      Office equipment.................................................  7 years

 (d) Income Taxes

  The Company operates as an S-corporation for federal and state income tax purposes and all corporate earnings flow through and are taxed solely at the stockholder level. Accordingly, no income tax expense has been recorded for the year ended December 31, 1997.

 (e) Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period. Actual results could differ significantly from those estimates.

 (f) Fair Value of Financial Instruments

  The carrying values of the Company's financial instruments, which are comprised mainly of receivables and payables, approximate their fair values.

 (g) Interim Financial Statements

  The interim financial information included in these financial statements is unaudited but reflects all adjustments (consisting of only normal recurring accruals) which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented.

                         SCHROEDER AUTO CARRIERS, INC.

(2) Property and Equipment

    Property and equipment at December 31, 1997 consists of the following:

   Transportation equipment.......................................... $ 845,138
   Vehicles..........................................................    62,144
   Office equipment..................................................    54,297
                                                                      ---------
       Total.........................................................   961,579
   Less: accumulated depreciation....................................  (223,470)
                                                                      ---------
                                                                      $ 738,109
                                                                      =========

  Depreciation of property and equipment in 1997 totaled $69,682.

(3) Indebtedness

  The Company has a note payable to First Security Bank payable in monthly installments of $2,958, including interest at 9%, maturing April 2002. The remaining balance on the note at December 31, 1997 is $126,982; $25,087 of which is classified in current liabilities.

  The Company has a note payable to stockholders of $180,000, payable in a lump sum on August 15, 1998. The note bears interest at 8.75% per annum which is paid monthly. In addition, the Company has a note payable to other related parties of $25,000, payable in a lump sum on June 1, 1999. The note bears interest at 10% per annum, paid monthly. For 1997, interest expense on the above notes was $18,250.

  Debt maturities at December 31 are as follows:

   1998................................................................ $205,087
   1999................................................................   52,441
   2000................................................................   30,017
   2001................................................................   32,830
   2002................................................................   11,607
                                                                        --------
     Total............................................................. $331,982
                                                                        ========

(4) Leases

  The Company leases their main facility from a related party. The lease is a non-cancelable operating lease with future minimum lease payments at December 31, 1997 as follows:

   Year ending December 31:
   1998............................................................. $   96,000
   1999.............................................................     96,000
   2000.............................................................     96,000
   2001.............................................................     96,000
   2002.............................................................     96,000
   Thereafter.......................................................  1,264,000
                                                                     ----------
     Total minimum lease payments................................... $1,744,000
                                                                     ==========

  Total rent expense for 1997, all of which was paid to a related party, was $96,900.

                         SCHROEDER AUTO CARRIERS, INC.

(5) Income Taxes

  As the Company uses accelerated methods of depreciation for income tax purposes, the recorded values of property and equipment are approximately $423,000 higher than those used for tax purposes at December 31, 1997. Depreciation expense reported for tax purposes for 1997 was approximately $152,000 higher than the amount recorded for book purposes. The tax basis of all other assets and liabilities does not differ materially from their recorded values at December 31, 1997.

(6) Contingent Liabilities

  Various claims arise against the Company during the normal course of business. In the opinion of management, liabilities, if any, arising from proceedings would not have a material effect on the financial statements.

(7) Subsequent Event

  On July 1, 1998 all of the outstanding stock of the Company was sold to United Road Service, Inc. The sales transaction will be accounted for as a purchase.

                         INDEPENDENT AUDITORS' REPORT

The Stockholder
Keystone Towing, Inc.:

  We have audited the accompanying balance sheets of Keystone Towing, Inc. ("Keystone") as of December 31, 1996 and 1997, and the related statements of operations, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of Keystone's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Keystone Towing, Inc. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                          /s/ KPMG LLP

Albany, New York
January 16, 1998,
except as to note 13(b),
which is as of May 6, 1998

                             KEYSTONE TOWING, INC.

                                 BALANCE SHEETS

                                                    December 31
                                                -------------------  June 30,
                                                  1996      1997       1998
                                                -------- ---------- -----------
                                                                    (Unaudited)
                    Assets
Current assets:
  Cash......................................... $193,165 $   71,634 $  100,312
  Trade accounts receivable....................   97,368    167,192    151,677
  Accounts receivable from employees...........    3,443      2,989      3,640
  Inventory....................................   15,000     60,990     60,510
  Note receivable--other.......................      --       5,000     87,110
  Prepaid and other current assets (note 2)....   47,684     98,111     82,958
                                                -------- ---------- ----------
    Total current assets.......................  356,660    405,916    486,207
Property and equipment, net (notes 3, 6 and
 7)............................................  598,850  1,038,776  1,044,167
Other non-current assets (note 4)..............      --      82,256     84,858
                                                -------- ---------- ----------
    Total assets............................... $955,510 $1,526,948 $1,615,232
                                                ======== ========== ==========
     Liabilities and Stockholder's Equity
Current liabilities:
  Current installments of notes payable (note
   6).......................................... $ 94,782 $  278,765 $  337,181
  Borrowings under lines of credit (note 6)....    7,558     73,297     96,847
  Current installment of note payable to
   stockholder (notes 6 and 10)................   31,724     35,046     33,337
  Accounts payable.............................   88,176    200,779    215,401
  Accrued payroll and related costs............   53,309     52,157     61,787
  Payable to affiliate (note 10)...............      --      40,909        --
  Other liabilities (note 5)...................  301,965    326,778    367,220
                                                -------- ---------- ----------
    Total current liabilities..................  577,514  1,007,731  1,111,773
Long-term liabilities:
  Notes payable, excluding current installments
   (note 6)....................................  156,940    349,982    349,492
  Note payable to stockholder, excluding
   current installments (notes 6 and 10).......   50,314     15,268        --
                                                -------- ---------- ----------
    Total liabilities..........................  784,768  1,372,981  1,461,265
                                                -------- ---------- ----------
Stockholder's equity:
  Common stock, $2.00 par value. Authorized
   100,000 shares; issued and outstanding
   10,000 shares in 1996 and 1997..............   20,000     20,000     20,000
  Retained earnings............................  150,742    133,967    133,967
                                                -------- ---------- ----------
    Total stockholder's equity.................  170,742    153,967    153,967
                                                -------- ---------- ----------
    Total liabilities and stockholder's
     equity.................................... $955,510 $1,526,948 $1,615,232
                                                ======== ========== ==========

                See accompanying notes to financial statements.

                             KEYSTONE TOWING, INC.

                            STATEMENTS OF OPERATIONS

                                                             Six-months
                              Year ended December 31        ended June 30
                              ------------------------  ----------------------
                                 1996         1997         1997        1998
                              -----------  -----------  ----------  ----------
                                                             (Unaudited)
Net revenue.................. $ 3,369,354  $ 3,943,073  $1,926,852  $1,998,098
Cost of revenue..............   2,132,646    2,606,452   1,204,688   1,329,626
                              -----------  -----------  ----------  ----------
    Gross profit.............   1,236,708    1,336,621     722,164     668,472
Selling, general and
 administrative expenses.....     934,105    1,140,252     592,958     651,884
                              -----------  -----------  ----------  ----------
    Income from operations...     302,603      196,369     129,206      16,588
                              -----------  -----------  ----------  ----------
Other income (expense):
  Interest expense...........     (28,067)     (71,451)    (29,178)    (26,110)
  Interest income............       2,534        1,556         --          --
  Gain on sale of assets.....         --        36,275      36,275         --
  Other (note 10)............         --        76,312      38,156      94,244
                              -----------  -----------  ----------  ----------
    Net income............... $   277,070  $   239,061  $  174,459  $   84,722
                              ===========  ===========  ==========  ==========


                See accompanying notes to financial statements.

                             KEYSTONE TOWING, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                                                                      Total
                                               Common  Retained   stockholder's
                                                stock  earnings      equity
                                               ------- ---------  -------------
Balance at December 31, 1995.................. $20,000 $  88,465    $ 108,465
Net income--1996..............................     --    277,070      277,070
Owner Distribution............................     --   (214,793)    (214,793)
                                               ------- ---------    ---------
Balance at December 31, 1996..................  20,000   150,742      170,742
Net income--1997..............................     --    239,061      239,061
Owner distribution............................     --   (255,836)    (255,836)
                                               ------- ---------    ---------
Balance at December 31, 1997..................  20,000   133,967      153,967
Net income--six-months ended June 30, 1998
 (unaudited)..................................     --     84,722       84,722
Owner distribution--six-months ended June 30,
 1998 (unaudited).............................     --    (84,722)     (84,722)
                                               ------- ---------    ---------
Balance at June 30, 1998 (unaudited).......... $20,000 $ 133,967    $ 153,967
                                               ======= =========    =========



                See accompanying notes to financial statements.

                             KEYSTONE TOWING, INC.

                            STATEMENTS OF CASH FLOWS

                                        Year ended            Six-months
                                        December 31          ended June 30
                                    --------------------  --------------------
                                      1996       1997       1997       1998
                                    ---------  ---------  ---------  ---------
                                                              (Unaudited)
Cash flows from operating
 activities:
  Net income....................... $ 277,070  $ 239,061  $ 174,459  $  84,722
  Adjustments to reconcile net
   income to net cash provided by
   operating activities, net of
   effects of acquisitions:
    Depreciation and amortization..   155,367    280,075     86,914    148,311
    Gain on sale of assets.........       --     (36,275)      (275)       --
    Decrease (increase) in trade
     accounts receivable...........   (11,892)   (69,824)   (26,251)    15,515
    Decrease (increase) in accounts
     receivable from employees.....    (2,015)       454         35       (651)
    Increase in inventory..........    (5,000)   (45,990)       --         --
    Decrease (increase) in prepaid
     and other current assets......    10,619    (50,427)  (138,568)    13,031
    Increase (decrease) in accounts
     payable.......................    48,580    112,603    (62,126)    14,622
    Increase (decrease) in accrued
     payroll and related costs.....    16,970     (1,152)    65,642      9,630
    Increase (decrease) in payable
     to affiliate..................       --      40,909        --     (40,909)
    Increase (decrease) in other
     liabilities...................    44,984     24,813    (45,334)    40,442
                                    ---------  ---------  ---------  ---------
      Net cash provided by
       operating activities........   534,683    494,247     54,496    284,713
                                    ---------  ---------  ---------  ---------
Cash flows from investing
 activities:
  Purchases of property and
   equipment.......................   (97,818)  (396,324)  (402,678)  (153,702)
  Proceeds from sale of assets.....       --      40,000      4,000        --
  Decrease (increase) in note
   receivable--other...............    24,351     (5,000)  (185,196)   (82,110)
                                    ---------  ---------  ---------  ---------
      Net cash used in investing
       activities..................   (73,467)  (361,324)  (583,874)  (235,812)
                                    ---------  ---------  ---------  ---------
Cash flows from financing
 activities:
  Proceeds from long-term debt.....       --      13,289    494,677    171,117
  Principal payments on long-term
   debt............................  (146,768)   (77,646)   (87,141)  (130,168)
  Borrowings on line of credit,
   net.............................     7,557     65,739     90,002     23,550
  Owner distributions..............  (214,793)  (255,836)  (150,094)   (84,722)
                                    ---------  ---------  ---------  ---------
      Net cash (used in) provided
       by financing activities.....  (354,004)  (254,454)   347,444    (20,223)
                                    ---------  ---------  ---------  ---------
Net increase (decrease) in cash....   107,212   (121,531)  (181,934)    28,678
Cash at beginning of period........    85,953    193,165    193,165     71,634
                                    ---------  ---------  ---------  ---------
Cash at end of period.............. $ 193,165  $  71,634  $  11,231  $ 100,312
                                    =========  =========  =========  =========
Supplemental disclosure of cash
 flow information:
  Cash paid during the period for:
    Interest....................... $  28,067  $  71,451  $  29,178  $  26,387
                                    =========  =========  =========  =========

                See accompanying notes to financial statements.

                             KEYSTONE TOWING, INC.

                         NOTES TO FINANCIAL STATEMENTS

                          December 31, 1996 and 1997

(1) Description of Business and Summary of Significant Accounting Policies

 (a) Description of Business

  Keystone Towing, Inc. ("Keystone") was founded in 1991. Keystone's primary business is towing, impounding and storing vehicles for municipal, governmental and commercial customers in Southern California. Keystone has one facility in Los Angeles. It operates approximately 20 vehicles. Keystone became an S-corporation under California law on June 3, 1993.

 (b) Revenue Recognition

  Keystone operates as one segment related to transportation of vehicles and equipment for customers.

  Keystone's revenue is derived from customers who require a towing service, fees related to the storage of vehicles that have been towed, and auction sales of unclaimed vehicles. Towing revenue is recognized at the completion of each towing engagement, storage fees are accrued over the period the vehicles are held in the impound facility, and revenue from auction sales are recorded when title to the vehicles has been transferred. Expenses related to the generation of revenue are recognized as incurred.

 (c) Inventories

  Inventories consist primarily of spare parts used for repair and maintenance of transportation equipment. Inventories are stated at the lower of cost or market.

 (d) Property and Equipment

  Property and equipment are stated at cost. Depreciation is determined for financial statement and tax purposes using the double-declining balance method over the estimated useful lives of the individual assets or, for leasehold improvements, over the terms of the related leases if shorter. For financial statement purposes, Keystone provides for depreciation of property and equipment over the following estimated useful lives:

   Automobiles and transportation equipment..........................    5 years
   Furniture and fixtures............................................  5-7 years
   Machinery and equipment...........................................  5-7 years
   Leasehold improvements............................................ 7-39 years

 (e) Fair Value of Financial Instruments

  Due to the short-term nature of various financial instruments and the current incremental borrowing rates available to Keystone on bank loans with similar terms and maturities, the fair value of Keystone's financial instruments approximates their carrying values.

 (f) Income Taxes

  Effective June 3, 1993, Keystone elected to file its Federal income tax returns under the S-corporation provisions of the Internal Revenue Code and was granted S-corporation status for California state tax purposes. In accordance with the Federal provisions, corporate earnings flow through and are taxed solely at the stockholder level.

  Under the provisions of the California franchise tax law, S-corporation earnings are assessed a 1.5% surtax at the corporate level and flow through to the stockholder to be taxed at the individual level. Accordingly, no income tax expense has been recorded for the years ended December 31, 1996 and 1997.

                             KEYSTONE TOWING, INC.

 (g) Use of Estimates

  Management of Keystone has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

 (h) Interim Financial Statements

  The interim financial information included in these financial statements is unaudited but reflects all adjustments (consisting of only normal accruals) which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented.

(2) Prepaid and Other Current Assets

  Prepaid and other current assets consists of:

                                                                  December 31
                                                                ---------------
                                                                 1996    1997
                                                                ------- -------
   Prepaid insurance........................................... $ 6,750 $13,549
   Prepaid vehicle registration................................     --   22,010
   Miscellaneous deposits......................................  32,304  39,657
   Prepaid property taxes......................................   3,432   2,631
   Other.......................................................   5,198  20,264
                                                                ------- -------
                                                                $47,684 $98,111
                                                                ======= =======

(3) Property and Equipment

  Property and equipment consists of the following:

                                                              December 31
                                                         ----------------------
                                                            1996        1997
                                                         ----------  ----------
   Automobiles and transportation equipment............. $  578,891  $1,025,234
   Furniture and fixtures...............................    129,592     144,361
   Machinery and equipment..............................    240,653     270,163
   Leasehold improvements...............................    273,137     460,641
                                                         ----------  ----------
     Total..............................................  1,222,273   1,900,399
   Less accumulated depreciation and amortization.......   (623,423)   (861,623)
                                                         ----------  ----------
                                                         $  598,850  $1,038,776
                                                         ==========  ==========

  Depreciation and amortization of property and equipment in 1996 and 1997 totaled $155,367 and $274,259, respectively.

(4) Other Non-current Assets

  Other non-current assets consists of the following (see note 8):

                                                                    December 31,
                                                                        1997
                                                                    ------------
   Goodwill........................................................   $85,572
   Covenant-not-to-compete.........................................     2,500
                                                                      -------
     Total.........................................................    88,072
   Less accumulated amortization...................................    (5,816)
                                                                      -------
                                                                      $82,256
                                                                      =======

                             KEYSTONE TOWING, INC.

  Goodwill, which represents the excess of purchase price over the fair value of net assets acquired, and covenant-not-to-compete are amortized on a straight-line basis over fifteen and five years, respectively. Amortization expense for other non-current assets totaled $5,816 in 1997.

(5) Other Liabilities

  Other liabilities consists of:

                                                                 December 31
                                                              -----------------
                                                                1996     1997
                                                              -------- --------
   Retirement savings plan payable........................... $ 70,964 $125,261
   Parking and other taxes payable(a)........................  123,647  107,734
   Lien sale payable(b)......................................   75,299   87,938
   Insurance premiums payable................................    3,745    4,220
   Other.....................................................   28,310    1,625
                                                              -------- --------
                                                              $301,965 $326,778
                                                              ======== ========

--------
(a) Parking and other taxes payable consist primarily of obligations to remit standard parking fees to the City of Los Angeles.
(b) Lien sale payables arise from Keystone's obligation to remit to the state a portion of proceeds generated by the sale of cars impounded by Keystone but left unclaimed.

(6) Indebtedness

  Keystone has available a $75,000 line of credit with a bank, expiring January 16, 1998. Interest is payable at 10.5%. Total borrowings under this unsecured line of credit as of December 31, 1996 and 1997 amounted to $7,558 and $73,297, respectively.

  Keystone's long-term debt consists of:

                                                               December 31
                                                           --------------------
                                                             1996       1997
                                                           ---------  ---------
   Note payable to stockholder, payable in monthly
    installments of $3,208, including interest at 10.06%,
    maturing May 1999....................................  $  82,038  $  50,314
   Notes payable to banks for various property and
    equipment, payable in monthly installments ranging
    from $427 to $5,527, including interest ranging from
    8 1/2% to 11%, and maturing at dates ranging from
    January, 1998 to April, 2002. Secured by the related
    assets...............................................    209,136    599,407
   Borrowings under a capital lease agreement, payable in
    monthly installments of $1,492, including interest at
    11%, maturing October 1999. Secured by the related
    asset ...............................................     42,586     29,340
                                                           ---------  ---------
       Total long-term debt..............................    333,760    679,061
     Less installments due within one year...............   (126,506)  (313,811)
                                                           ---------  ---------
       Long-term debt, excluding current installments....  $ 207,254  $ 365,250
                                                           =========  =========

                             KEYSTONE TOWING, INC.

  Annual maturities for the next five years are as follows:

   1998................................................................ $313,811
   1999................................................................  176,125
   2000................................................................  109,042
   2001................................................................   72,782
   2002................................................................    7,301
                                                                        --------
                                                                        $679,061
                                                                        ========

(7) Leases

  Keystone leases the building used for its operations under a non-cancelable lease agreement. The lease is classified as an operating lease. The agreement provides for monthly rental payment of $39,630 through January 2002. Keystone is responsible for all operating costs related to the property. Total rent expense, including common area maintenance charges, for 1996 and 1997 was $488,000 and $504,000, respectively.

  Keystone is obligated under a capital lease for transportation equipment that expires in October 1999. The capital lease obligation is included in the long-term debt table and schedule of maturities in note 6.

  Future minimum lease payments under noncancellable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 1997 are:

   1998.............................................................. $  475,560
   1999..............................................................    475,560
   2000..............................................................    475,560
   2001..............................................................    475,560
   2002..............................................................     39,630
                                                                      ----------
                                                                      $1,941,870
                                                                      ==========

(8) Non-cash Transactions

  During March 1997, Keystone acquired, under the purchase method of accounting, certain assets of a competitor for consideration of $203,702 in the form of assumed liabilities of the selling party. The assets acquired were recorded at their estimated fair value of $115,000. In addition, Keystone secured a five year non-competition agreement from the selling party valued at $2,500. The difference between the consideration given and the fair value of assets acquired was recorded as goodwill in the amount of $85,572 (see note
4).

  During 1997, Keystone leased $205,956 of various automobile and transportation equipment through several lending institutions (see note 6).

(9) Employee Benefits

  Keystone has a retirement savings and disability plan pursuant to section 414(i) of the Internal Revenue Code that is available to all employees who have at least 1,000 hours of service to Keystone during the plan year and are employed on the last day of the year. This discretionary contribution plan allows the employer discretion as to the amount to be contributed each year. Keystone's contribution payable, included in other accrued liabilities on the accompanying balance sheet, amounted to $70,964 and $125,261 as of December 31, 1996 and 1997, respectively (see note 5).

                             KEYSTONE TOWING, INC.

(10) Related Party Transactions

  Keystone is indebted to the sole stockholder under an unsecured note, bearing interest at 10.06% per annum (see note 6).

  In the normal course of business Keystone performs subcontract towing services for a related party company owned by another related party. Keystone recognizes revenue on the towing services performed on behalf of the related party net of subcontract expenses. The net revenue, recognized on subcontract towing services performed amounted to approximately $17,000 and $19,000 for 1996 and 1997, respectively, and is included in net revenue on the statements of operations. Additionally, Keystone recognized management fee income for services performed on behalf of the related party company. Management fee income amounted to approximately $0 and $16,000 for 1996 and 1997, respectively.

  The owner of Keystone is also a 10% owner of an Official Police Garage ("OPG"). Keystone recognizes management fee income for services performed on behalf of the related party company. Management fee income amounted to approximately $0 and $60,000 for 1996 and 1997, respectively.

  The payable to related party of $40,909 on the accompanying balance sheet as of December 31, 1997 represents miscellaneous obligations to the OPG discussed above.

(11) Contingent Liabilities

  Various legal claims arise against Keystone during the normal course of business. In the opinion of management, liabilities, if any, arising from proceedings would not have a material effect on the financial statements.

(12) Concentration of Business Risks

  Revenue generated from Keystone's exclusive agreement with the LAPD discussed in note 1 represented approximately 30% of total revenues in 1996 and 27% in 1997. The loss of such business could significantly effect Keystone's performance.

(13) Subsequent Event

  (a) During February 1998, the stockholder entered into a definitive agreement to sell Keystone to United Road Services, Inc. The sales transaction, affected through a combination of cash and common stock of United Road Services, Inc., is contingent upon the initial public offering of the common stock of United Road Services, Inc., and the consent of the Los Angeles City Council under Keystone's contract to provide police towing for a specified police district in Los Angeles. The anticipated selling price of Keystone exceeds its net assets as of December 31, 1997. Prior to the sale of Keystone, the stockholder intends to take a distribution of not more than $150,000.

  (b) On May 1, 1998, United Road Services, Inc. successfully completed the initial public offering of its common stock.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Fast Towing, Inc.:

  We have audited the accompanying balance sheet of Fast Towing, Inc. as of December 31, 1997, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fast Towing, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                          /s/ KPMG LLP

Phoenix, Arizona
July 31, 1998

                               FAST TOWING, INC.

                                 BALANCE SHEET

                                                       December 31,  June 30,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (Unaudited)
                        Assets
Current assets:
  Cash and cash equivalents...........................   $ 92,186    $ 22,200
  Trade accounts receivable...........................    214,958     100,449
  Prepaid expenses and other current assets...........      7,214      37,514
                                                         --------    --------
    Total current assets..............................    314,358     160,163
Property and equipment, net (note 2)..................    469,825     515,119
Other assets..........................................     18,531       1,600
Intangibles, net (note 3).............................     17,014      16,431
                                                         --------    --------
    Total assets......................................   $819,728    $693,313
                                                         ========    ========
         Liabilities and Stockholders' Equity
Current liabilities:
  Line of credit (note 4).............................   $ 49,113    $238,763
  Accounts payable....................................      5,803      37,594
  Income taxes payable (note 6).......................      1,220         --
  Deferred income taxes (note 6)......................      5,889       5,889
  Accrued expenses....................................      8,460      14,054
  Other accrued liabilities...........................      3,000       6,267
                                                         --------    --------
    Total current liabilities.........................     73,485     302,567
                                                         --------    --------
Stockholders' equity:
  Common stock, no par value, 100,000 shares
   authorized and 550 shares issued and outstanding...        550         550
  Retained earnings...................................    745,693     390,196
                                                         --------    --------
    Total stockholders' equity........................    746,243     390,746
Commitments and contingencies (notes 4, 5 and 8)
                                                         --------    --------
    Total liabilities and stockholders' equity........   $819,728    $693,313
                                                         ========    ========



                See accompanying notes to financial statements.

                               FAST TOWING, INC.

                            STATEMENT OF OPERATIONS

                                                              Six-months
                                             Year ended      ended June 30
                                            December 31, ---------------------
                                                1997        1997       1998
                                            ------------ ---------- ----------
                                                              (Unaudited)
Net revenue................................  $3,354,597  $1,438,065 $1,850,910
Cost of revenue............................   1,775,911     796,991    914,517
                                             ----------  ---------- ----------
    Gross profit...........................   1,578,686     641,074    936,393
Selling, general and administrative
 expenses..................................   1,431,882     446,067  1,123,447
                                             ----------  ---------- ----------
    Income (loss) from operations..........     146,804     195,007   (187,054)
                                             ----------  ---------- ----------
Other (expense):
  Interest (expense) income................      (6,703)        373        408
  Gain (loss) on sale of assets............      (9,545)      7,708   (140,213)
                                             ----------  ---------- ----------
    Income (loss) before income taxes......     130,556     203,088   (326,859)
  Income tax expense (note 6)..............      47,009      40,710     28,638
                                             ----------  ---------- ----------
    Net income (loss)......................  $   83,547  $  162,378 $ (355,497)
                                             ==========  ========== ==========



                See accompanying notes to financial statements.

                               FAST TOWING, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                                      Total
                                                Common Retained   stockholders'
                                                stock  earnings      equity
                                                ------ ---------  -------------
Balance at December 31, 1996...................  $550  $ 662,146    $ 662,696
Net income.....................................   --      83,547       83,547
                                                 ----  ---------    ---------
Balance at December 31, 1997...................   550    745,693      746,243
Net loss--six-months ended June 30, 1998
 (unaudited)...................................   --    (355,497)    (355,497)
                                                 ----  ---------    ---------
Balance at June 30, 1998 (unaudited)...........  $550  $ 390,196    $ 390,746
                                                 ====  =========    =========

                               FAST TOWING, INC.

                            STATEMENT OF CASH FLOWS

                                                               Six-months
                                               Year ended    ended June 30
                                              December 31, -------------------
                                                  1997       1997      1998
                                              ------------ --------  ---------
                                                              (Unaudited)
Cash flows from operating activities:
  Net income (loss)..........................   $ 83,547   $162,378  $(355,497)
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation and amortization............    212,144     93,703     90,196
    Deferred income taxes....................      5,889        --         --
    Loss (gain) on sale of property and
     equipment...............................      9,545     (7,708)   140,213
    (Increase) decrease in trade accounts
     receivable..............................    (20,750)   (73,061)   114,509
    Decrease (increase) in prepaid expenses
     and other current assets................      1,363    (18,023)   (30,300)
    Decrease in other assets.................      1,307     16,163     16,931
    Increase in accounts payable.............      5,803        --      31,791
    (Decrease) increase in income taxes
     payable.................................    (30,031)     9,459    (30,760)
    (Decrease) increase in accrued expenses..     (4,468)    (4,047)    38,401
                                                --------   --------  ---------
      Net cash provided by operating
       activities............................    264,349    178,864     15,484
                                                --------   --------  ---------
Cash flows from investing activities:
  Purchases of property and equipment........   (158,455)   (50,615)  (321,066)
  Proceeds from sale of equipment............    119,600     21,195     45,946
  Issuance of note receivable................        --     (15,000)       --
                                                --------   --------  ---------
      Net cash used in investing activities..    (38,855)   (44,420)  (275,120)
                                                --------   --------  ---------
Cash flows from financing activities:
  Net increase in line of credit.............     49,113        --     189,650
  Principal payments on long-term debt.......   (241,606)   (48,066)       --
                                                --------   --------  ---------
      Net cash (used in) provided by
       financing activities..................   (192,493)   (48,066)   189,650
                                                --------   --------  ---------
      Net increase (decrease) in cash and
       cash equivalents......................     33,001     86,378    (69,986)
Cash and cash equivalents at beginning of
 period......................................     59,185     59,185     92,186
                                                --------   --------  ---------
Cash and cash equivalents at end of period...   $ 92,186   $145,563  $  22,200
                                                ========   ========  =========
Supplemental disclosure of cash flow
 information:
  Cash paid during the period for:
    Interest.................................   $  7,471
                                                ========
    Income taxes.............................   $ 70,660
                                                ========


                See accompanying notes to financial statements.

                               FAST TOWING, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               December 31, 1997

(1) Description of Business and Summary of Significant Accounting Policies

Description of Business

  Fast Towing, Inc. was founded in 1991 and operates as an Arizona corporation. Fast Towing's primary business is towing, impounding and storing vehicles. Fast Towing has two facilities in the Phoenix metropolitan area. It operates approximately 34 vehicles.

  On June 14, 1997, Fast Towing purchased substantially all of the assets and assumed certain liabilities of Pars Towing, Inc. The purchase price of $162,000 was conveyed in the form of a note payable to the seller. The transaction was accounted for under the purchase method of accounting.

Revenue Recognition

  Fast Towing operates as one segment related to the transportation of vehicles for customers.

  Fast Towing's revenue is derived from customers who require transportation of vehicles. Transport revenue is recognized upon the delivery of the vehicles to their final destination. Expenses related to the generation of revenue are recognized as incurred.

Cash and Cash Equivalents

  Cash and cash equivalents of $92,186 at December 31, 1997 consist of bank accounts and certificates of deposit with an initial term of less than three months. For purposes of the statements of cash flows, Fast Towing considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

Property and Equipment

  Property and equipment are stated at cost. Depreciation is determined for financial statement purposes using the straight-line method for leasehold improvements and the double-declining method for all other assets over the estimated useful lives of the individual assets. For financial statement purposes, Fast Towing provides for depreciation of property and equipment over the following estimated useful lives.

     Transportation equipment.......................................     5 years
     Furniture and fixtures.........................................     7 years
     Office equipment...............................................     5 years
     Leasehold improvements......................................... 10-39 years

Fair Value of Financial Instruments

  Due to the short-term nature of various financial instruments and the current incremental borrowing rates available to Fast Towing on bank loans with similar terms and maturities, the fair value of Fast Towing's financial instruments approximates their carrying values.

Income Taxes

  Income taxes are accounted for under the asset and liability method for Fast Towing, Inc. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets

                               FAST TOWING, INC.

and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

  Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Use of Estimates

  Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

Interim Financial Statements

  The interim financial information included in these financial statements is unaudited but reflects all adjustments (consisting of only normal recurring accruals) which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented.

(2) Property and Equipment

  Property and equipment at December 31, 1997 consists of the following:

     Transportation equipment....................................... $  842,948
     Machinery and equipment........................................     50,877
     Office equipment...............................................     46,628
     Leasehold improvements.........................................     98,393
                                                                     ----------
                                                                      1,038,846
     Less accumulated depreciation and amortization.................   (569,021)
                                                                     ----------
                                                                     $  469,825
                                                                     ==========

  Depreciation of property and equipment in 1997 totaled $211,658.

(3) Intangibles

  Intangibles consist primarily of goodwill and a trade name. Intangibles are being amortized on a straight-line basis over the expected period to be benefited, generally 15 years.

(4) Indebtedness

  Fast Towing maintains a $300,000 line of credit with Valley First Community Bank. The line of credit bears interest at 9.5%. The line is collateralized by substantially all the assets of Fast Towing. There were $49,113 in borrowings against this line of credit at December 31, 1997.

                               FAST TOWING, INC.

(5) Leases

  Fast Towing has several noncancelable operating leases, primarily for transportation equipment and its operating facilities, that expire over the next five years. Rental payments for the transportation equipment include minimum rentals plus contingent rentals based on mileage. Rent expense in 1997 was $161,797.

  Future minimum operating lease payments as of December 31, 1997 are:

     Year ending December 31,
       1998............................................................ $262,503
       1999............................................................  263,103
       2000............................................................  228,547
       2001............................................................  188,858
       2002............................................................   33,147
                                                                        --------
                                                                        $976,158
                                                                        ========

(6) Income Taxes

  Income tax expense for the years ended December 31, 1997 consists of:

     Current:
       Federal.......................................................... $31,575
       State............................................................   9,545
                                                                         -------
                                                                          41,120
                                                                         -------
     Deferred:
       Federal..........................................................   4,522
       State............................................................   1,367
                                                                         -------
                                                                           5,889
                                                                         -------
                                                                         $47,009
                                                                         =======

  The provision for income taxes differs from the amount computed by applying the statutory Federal income tax rate to income before taxes. The sources and tax effects of the differences are as follows:

     Computed "expected" federal income tax expense.................... $38,832
     Expected state income taxes, net of federal benefit...............   7,667
     Non deductible item...............................................      31
     Other.............................................................     479
                                                                        -------
                                                                        $47,009
                                                                        =======

  The tax effects of temporary differences that give rise to a deferred tax liability as of December 31, 1997 are as follows:

     Deferred tax assets (liabilities):
       Trade accounts receivable...................................... $(8,175)
       Accounts payable...............................................   2,286
                                                                       -------
         Net deferred tax liability................................... $(5,889)
                                                                       =======

                               FAST TOWING, INC.

(7) Related Party Transactions

  During 1997, Fast Towing made payments of $39,606 to a stockholder in payment of a note.

(8) Contingent Liabilities

  Various legal claims arise against Fast Towing during the normal course of business. In the opinion of management, liabilities, if any, arising from proceedings would not have a material effect on the financial statements.

(9) Subsequent Event

  During June 1998, the stockholders entered into an agreement to sell Fast Towing to United Road Services, Inc. The transaction, completed June 29, 1998, was a cash transaction. The selling price of Fast Towing exceeds its net assets as of December 31, 1997.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Alert Auto Transport, Inc.:

  We have audited the accompanying balance sheet of Alert Auto Transport, Inc., as of May 31, 1998, and the related statements of earnings and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alert Auto Transport, Inc., as of May 31, 1998 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                          /s/ KPMG LLP

July 31, 1998
Birmingham, Alabama

                           ALERT AUTO TRANSPORT, INC.

                                 BALANCE SHEET

                                                              May 31,  June 30,
                                                                1998     1998
                                                              -------- --------
                                                                 (Unaudited)
                           Assets
Current assets:
  Cash....................................................... $ 33,852 $184,657
  Accounts receivable, net of allowance for doubtful accounts of $7,000 and $7,000, respectively........................  158,244  216,234
  Inventory..................................................    1,230    1,230
  Income tax refund receivable (note 5)......................    1,212    1,212
  Deferred income taxes (note 5).............................    1,479    1,547
                                                              -------- --------
    Total current assets.....................................  196,017  404,880
Property and equipment, net (notes 2 and 3)..................  519,536  513,645
Notes receivable from stockholder (note 6)...................   17,500   17,500
                                                              -------- --------
    Total assets............................................. $733,053 $936,025
                                                              ======== ========
            Liabilities and Stockholder's Equity
Current liabilities:
  Current installments of notes payable (note 3)............. $ 17,798 $139,295
  Accounts payable...........................................   74,801   99,355
  Income taxes payable.......................................      --    22,499
  Accrued payroll and related costs..........................   20,576      474
                                                              -------- --------
    Total current liabilities................................  113,175  261,623
Long-term liabilities:
  Deferred income taxes (note 5).............................   78,854   83,037
                                                              -------- --------
    Total liabilities........................................  192,029  344,660
                                                              -------- --------
Stockholder's equity:
  Common stock, $10 par value. Authorized, issued and
   outstanding 100 shares....................................    1,000    1,000
  Retained earnings..........................................  540,024  590,365
                                                              -------- --------
    Total stockholder's equity...............................  541,024  591,365
                                                              -------- --------
    Total liabilities and stockholder's equity............... $733,053 $936,025
                                                              ======== ========


                See accompanying notes to financial statements.

                           ALERT AUTO TRANSPORT, INC.

                  STATEMENT OF EARNINGS AND RETAINED EARNINGS

                                                               One-month
                                               Year ended    ended June 30
                                                May 31,    ------------------
                                                  1998       1997      1998
                                               ----------  --------  --------
                                                              (Unaudited)
Net revenue................................... $3,045,085  $298,818  $339,416
Cost of revenue (includes related party lease
 expense of $488,421, $21,792, and $27,915,
 respectively)................................  2,657,228   183,162   240,063
                                               ----------  --------  --------
    Gross profit..............................    387,857   115,656    99,353
Selling, general, and administrative expenses
 (includes related party lease expense of
 $65,100, $4,800, and $5,150, respectively)...    267,851    20,692    22,279
                                               ----------  --------  --------
    Income from operations....................    120,006    94,964    77,074
Other income (expense):
  Interest expense............................     (3,262)     (365)     (116)
  Gain (loss) on sale of assets...............     21,690      (519)      --
                                               ----------  --------  --------
    Income before income taxes................    138,434    94,080    76,958
Income tax expense (note 5)...................     23,660    16,078    26,617
                                               ----------  --------  --------
    Net income................................    114,774    78,002    50,341
Retained earnings, beginning of period........    425,250   425,250   540,024
                                               ----------  --------  --------
Retained earnings, end of period.............. $  540,024  $503,252  $590,365
                                               ==========  ========  ========



                See accompanying notes to financial statements.

                           ALERT AUTO TRANSPORT, INC.

                            STATEMENT OF CASH FLOWS

                                                                One-month
                                               Year ended     ended June 30
                                                May 31,    --------------------
                                                  1998       1997       1998
                                               ----------  ---------  ---------
                                                               (Unaudited)
Cash flows from operating activities:
 Net income................................... $ 114,774   $  78,002  $  50,341
 Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation................................    70,499       5,875      5,891
  (Gain) loss on sale of property and
   equipment..................................   (21,690)        519        --
  Deferred income taxes.......................    12,072      12,073      4,115
  Increase in trade accounts receivable.......   (41,855)    (41,791)   (57,990)
  Increase in income tax refund receivable....    (1,212)        --         --
  (Decrease) increase in accounts payable.....   (37,836)     24,689     24,554
  (Decrease) increase in income taxes payable.   (11,686)      4,005     22,499
  Increase (decrease) in accrued payroll and
   related costs..............................     4,139      (5,795)   (20,102)
                                               ---------   ---------  ---------
    Net cash provided by operating activities.    87,205      77,577     29,308
                                               ---------   ---------  ---------
Cash flows from investing activities:
 Purchases of property and equipment..........  (187,233)        --         --
 Proceeds from sale of equipment..............    72,500         --         --
 Loans to stockholder.........................   (15,500)        --         --
                                               ---------   ---------  ---------
    Net cash used in investing activities.....  (130,233)        --         --
                                               ---------   ---------  ---------
Cash flows from financing activities:
 Proceeds from short-term borrowings..........       --          --     125,000
 Principal payments on long-term debt.........   (40,195)     (3,254)    (3,503)
                                               ---------   ---------  ---------
    Net cash (used in) provided by financing
     activities...............................   (40,195)     (3,254)   121,497
                                               ---------   ---------  ---------
    Net (decrease) increase in cash...........   (83,223)     74,323    150,805
Cash at beginning of period...................   117,075     117,075     33,852
                                               ---------   ---------  ---------
Cash at end of period......................... $  33,852   $ 191,398  $ 184,657
                                               =========   =========  =========
Supplemental disclosure of cash flow
 information:
 Cash paid during the period for:
  Interest.................................... $   3,262   $     399  $     116
                                               =========   =========  =========
  Income taxes................................ $  24,486   $     --   $     --
                                               =========   =========  =========

                See accompanying notes to financial statements.

                          ALERT AUTO TRANSPORT, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                 May 31, 1998

(1) Description of Business and Summary of Significant Accounting Policies

 (a) Description of Business

  Alert Auto Transportation, Inc. (the "Company") was founded on May 20, 1988. The Company's primary business is transporting vehicles for auto auctions, transportation brokers, auto dealers, and individuals, primarily in the Southeast. The Company has facilities in Guntersville, Alabama.

 (b) Revenue Recognition

  Revenue is derived from customers who require transportation of vehicles. Transport revenue is recognized upon the delivery of the vehicles to their final destination. Expenses related to the generation of revenue are recognized as incurred.

 (c) Property and Equipment

  Property and equipment are stated at cost. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets. The Company provides for depreciation of property and equipment using estimated useful lives as follows:

   Transportation equipment...........................................  10 years
   Machinery and equipment............................................ 5-7 years
   Office equipment................................................... 5-7 years

 (d) Income Taxes

  Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 (e) Use of Estimates

  Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

 (f) Interim Financial Statements

  The interim financial information included in these financial statements is unaudited but reflects all adjustments (consisting of only normal recurring accruals) which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented.

(2) Property and Equipment

  Property and equipment at May 31, 1998 consists of the following:

   Transportation equipment........................................... $801,299
   Machinery and equipment............................................   16,587
   Office equipment...................................................   17,741
                                                                       --------
       Total..........................................................  835,627
   Less accumulated depreciation......................................  316,091
                                                                       --------
   Property and equipment, net........................................ $519,536
                                                                       ========

                          ALERT AUTO TRANSPORT, INC.

(3) Indebtedness

  Long-term debt at May 31, 1998 and 1997 consists of the following:

   Note payable to AmSouth Bank, payable in monthly installments of
    $3,618, including interest at 8.0 percent, maturing October 1998, secured by equipment.............................................  $ 17,798
   Less installments due within one year.............................   (17,798)
                                                                       --------
   Long-term debt, excluding current installments....................  $    --
                                                                       ========

(4) Leases and Related Party Transactions

  The Company leases trucks from its sole stockholder which are utilized in operations of the business. Lease payments are 25 percent of the revenue generated by the leased trucks. The total payments made to the stockholder in 1998 related to the lease agreements was $488,421.

  The Company leases the building used for its operations from its stockholder. The lease is classified as an operating lease and the Company is responsible for all operating costs related to the property. Rent paid to the stockholder in 1998 was $65,100.

(5) Income Taxes

  Income tax expense for the year ended May 31, 1998, consists of:

   Current:
     Federal........................................................... $ 9,099
     State.............................................................   2,489
                                                                        -------
                                                                         11,588
                                                                        -------
   Deferred:
     Federal...........................................................   7,978
     State.............................................................   4,094
                                                                        -------
                                                                         12,072
                                                                        -------
       Total income tax expense........................................ $23,660
                                                                        =======

  The following table reconciles the expected tax expense at the Federal statutory tax rate to the effective tax rate for the year ended May 31, 1998:

   Computed expected tax expense...................................... $ 47,068
   State income tax, net of Federal tax benefit.......................    3,928
   Effect of graduated tax rates......................................  (28,135)
   Other..............................................................      799
                                                                       --------
       Total income tax expense....................................... $ 23,660
                                                                       ========

  The tax effect of temporary differences that give rise to deferred tax assets and deferred tax liabilities as of May 31, 1998 are presented below:

   Deferred tax asset:
     Accounts receivable, principally due to allowance for doubtful accounts....................................................... $  1,479
   Deferred tax liability:
     Property and equipment, principally due to differences in
      depreciation...................................................  (78,854)
                                                                      --------
       Net deferred tax liability.................................... $(77,375)
                                                                      ========

                          ALERT AUTO TRANSPORT, INC.

  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the projected future taxable income and tax planning strategies, as well as carryback opportunities, in making this assessment. Based upon the level of historical taxable income, projections for future taxable income and carryback opportunities over the periods in which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced.

(6) Concentration of Business Risks

  One customer, TNT Incorporated, accounted for approximately 22 percent of Alert's sales in 1998. The loss of this customer could significantly affect Alert's performance.

(7) Subsequent Events

  The Company's sole stockholder entered into a definitive agreement to sell the Company to United Road Services, Inc. as of July 1, 1998.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell Common Stock and it is not soliciting an offer to buy Common Stock in any state where the offer or sale is not permitted.

                                1,213,944 Shares

                                     [LOGO]
                                  UNITED ROAD
                                 SERVICES, INC.

                                  Common Stock




                                 April 21, 1999



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

  The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the Common Stock being registered hereby.

                                    Item                                Amount
                                    ----                               --------
      SEC registration fee............................................ $  2,643
      Legal fees and expenses.........................................  100,000*
      Accounting fees and expenses....................................  200,000*
      Miscellaneous expenses..........................................    2,357
                                                                       --------
        Total......................................................... $305,000
                                                                       ========

     --------
     * Estimated

Item 14. Indemnification of Directors and Officers.

  The Registrant has included in its Certificate of Incorporation and Bylaws provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the General Corporation Law of the State of Delaware (the "DGCL") and (ii) indemnify its directors and officers to the fullest extent permitted by the DGCL, including circumstances in which indemnification is otherwise discretionary.

  Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by each in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses (including attorneys' fees) actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

  The Registrant has entered into indemnification agreements with its directors and certain key officers pursuant to which the Registrant is generally obligated to indemnify its directors and such officers to the full extent permitted by the DGCL as described above.

  The Registrant has purchased insurance for its directors and officers indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

Item 15. Recent Sales of Unregistered Securities.

  The information in this Item 15 gives effect to a 100-for-1 split of the Common Stock effected on December 29, 1997 and a 3.72-for-1 split of the Common Stock effected on February 23, 1998.

  Since its incorporation in July 1997, the Registrant has issued and sold the following unregistered securities, the purchasers of which were all accredited investors:

    (1) In August 1997, in connection with its formation, the Company issued 930,000 shares of Common Stock to each of Mark McKinney and Ross Berner for aggregate cash consideration of $50,000.

    (2) In November 1997, pursuant to a Stock Purchase and Restriction Agreement between the Company and Edward T. Sheehan, the Company issued 744,000 shares of Common Stock to Mr. Sheehan for cash consideration of $20,000.

    (3) In January 1998, the Company issued an aggregate of 218,736 shares of Common Stock to private investors for cash consideration of $735,000. Such shares were issued pursuant to Subscription Agreements between the Company and each of the investors.

    (4) On May 6, 1998, the Company issued an aggregate of 2,375,741 shares of Common Stock in connection with its acquisitions of Northland Auto Transporters, Inc., Northland Fleet Leasing, Inc., Falcon Towing and Auto Delivery, Inc., Smith Christensen Enterprises, Inc., Caron Auto Works, Inc., Caron Auto Brokers, Inc., Absolute Towing and Transporting, Inc., ASC Transportation Services, and Silver State Tow & Recovery, Inc.

    (5) On June 12, 1998, the Company issued an aggregate of 212,023 shares of Common Stock in connection with its acquisition of 5L Corporation and ADP Transport, Inc.

    (6) On June 16, 1998, the Company issued a warrant to purchase 117,789 shares of Common Stock at $13.00 per share to Bank of America National Trust and Savings Association, in connection with the credit facility. The warrant expires on June 16, 2003.

    (7) On June 22, 1998, the Company issued an aggregate of 93,902 shares of Common Stock in connection with its acquisition of D&M Auto Towing, Inc.

    (8) On June 29, 1998, the Company issued an aggregate of 35,956 shares of Common Stock in connection with its acquisition of Rouse's Body Shop, Inc.

    (9) On June 30, 1998, the Company issued an aggregate of 22,023 shares of Common Stock in connection with its acquisition of Northshore Towing, Inc., Northshore Recycling Inc. and Evanston Reliable Maintenance, Inc.

    (10) On July 1, 1998, the Company issued an aggregate of 29,778 shares of Common Stock in connection with its acquisition of Bill and Wags, Inc.

    (11) On July 1, 1998, the Company issued an aggregate of 125,000 shares of Common Stock in connection with its acquisition of Schroeder Auto Carriers, Inc.

    (12) On July 2, 1998, the Company issued an aggregate of 144,785 shares of Common Stock in connection with its acquisitions of PBM, Inc. and Alert Auto Transport.

    (13) On July 2, 1998, the Company issued an aggregate of 24,757 shares of Common Stock in connection with its acquisition of West Nashville Wrecker Service, Inc.

    (14) On July 14, 1998, the Company issued an aggregate of 36,657 shares of Common Stock in connection with its acquisition of AAAmazing, Inc.

    (15) On July 20, 1998, the Company issued an aggregate of 99,602 shares of Common Stock in connection with its acquisition of Healey Automotive, Inc.

    (16) On July 21, 1998, the Company issued an aggregate of 17,735 shares of Common Stock in connection with its acquisition of Sid's Wrecker Service, Inc.

    (17) On July 22, 1998, the Company issued an aggregate of 113,208 shares of Common Stock in connection with its acquisition of Patrick K. Willis and Company, Inc.

    (18) On July 31, 1998, the Company issued an aggregate of 9,724 shares of Common Stock in connection with its acquisition of Kirk's Sineath Motor Company, Inc.

    (19) On August 3, 1998, the Company issued an aggregate of 29,148 shares of Common Stock in connection with its acquisition of Better All Auto Transport, Inc.

    (20) On August 6, 1998, the Company issued an aggregate of 91,116 shares of Common Stock in connection with its acquisition of El Paso Towing, Inc.

    (21) On August 7, 1998, the Company issued an aggregate of 377,624 shares of Common Stock in connection with its acquisition of Keystone Towing, Inc.

    (22) On August 14, 1998, the Company issued an aggregate of 23,480 shares of Common Stock in connection with its acquisition of A&B Towing, Inc.

    (23) On August 21, 1998, the Company issued an aggregate of 173,498 shares of Common Stock in connection with its acquisition of Environmental Auto Removal, Inc.

    (24) On August 26, 1998, the Company issued an aggregate of 9,424 shares of Common Stock in connection with its acquisition of Arri Brothers, Inc.

    (25) On September 8, 1998, the Company issued an aggregate of 39,467 shares of Common Stock in connection with its acquisition of 1113 Enterprises, Inc. d/b/a Central Service Center and T.J. West, Inc.

    (26) On October 14, 1998, the Company issued an aggregate of 41,346 shares of Common Stock in connection with its acquisition of Freeman's Transporting, Inc.

    (27) On December 7, 1998, the Company issued $43,500,000 aggregate principal amount of its 8% Convertible Subordinated Notes due 2008 to Charter URS LLC, pursuant to the Purchase Agreement, dated as of November 19, 1998, between the Company and Charter URS LLC.

    (28) On February 1, 1999, the Company issued an aggregate of 70,594 shares of Common Stock in connection with its acquisition of Yellowstone Transport, Inc.

    (29) On February 22, 1999, the Company issued an aggregate of 64,678 shares of Common Stock in connection with its acquisition of Kern Radiator & Towing, Inc. d/b/a B&J Towing.

    (30) On February 26, 1999, the Company issued an aggregate of 116,391 shares of Common Stock in connection with its acquisition of Louisville Auto Transport, Inc. and Louisville-Orlando Auto Delivery, Inc.

    (31) On March 1, 1999, the Company issued an aggregate of 71,431 shares of Common Stock in connection with its acquisition of Flynn Motor Transport, Inc.

    (32) On March 2, 1999, the Company issued an aggregate of 25,899 shares of Common Stock in connection with its acquisition of Let's Move It, Inc. d/b/a Auto Movers of Ohio.

    (33) On March 3, 1999, the Company issued an aggregate of 217,880 shares of Common Stock in connection with its acquisition of Beartooth Auto Delivery, Inc. and J&C Incorporated.

    (34) On March 5, 1999, the Company issued an aggregate of 81,943 shares of Common Stock in connection with its acquisition of Arizona's Towing Professionals, Inc. d/b/a Shamrock Towing.

    (35) On March 16, 1999, the Company issued $31,500,000 aggregate principal amount of its 8% Convertible Subordinated Notes due 2008 to Charter URS LLC, pursuant to the Purchase Agreement, dated as of November 19, 1998, between the Company and Charter URS LLC.

    (36) On March 22, 1999, the Company issued an aggregate of 83,916 shares of Common Stock in connection with its acquisition of River City Auto Recovery, Inc., Skipbusters, Inc., ARS Recovery, Inc., and Ability Employee Leasing, Inc.

  The sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act or Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were attached to the share certificates issued in such transactions.

Item 16.  Exhibits and Financial Statement Schedules.

  (a) Exhibits

 Number                         Description of Document
 ------                         -----------------------
 2.1    Agreement and Plan of Reorganization dated as of February 23, 1998, by and among the Company, Northland Auto Transporters, Inc. and the
        Stockholder named therein (incorporated by reference to the same-
        numbered Exhibit to the Company's Registration Statement on Form S-1
        (Registration No. 333-46925)).
 2.2    Agreement and Plan of Reorganization dated as of February 23, 1998, by and among the Company, Northland Fleet Leasing, Inc. and the
        Stockholder named therein (incorporated by reference to the same-
        numbered Exhibit to the Company's Registration Statement on Form S-1
        (Registration No. 333-46925)).
 2.3    Agreement and Plan of Reorganization dated as of February 23, 1998, by and among the Company, Falcon Towing and Auto Delivery, Inc. and the
        Stockholder named therein (incorporated by reference to the same-
        numbered Exhibit to the Company's Registration Statement on Form S-1
        (Registration No. 333-46925)).
 2.4    Agreement and Plan of Reorganization dated as of February 23, 1998, by and among the Company, Smith-Christensen Enterprises, Inc. and City
        Towing, Inc. and the Stockholders named therein (incorporated by reference to the same-numbered Exhibit to the Company's Registration
        Statement on Form S-1 (Registration No. 333-46925)).
 2.5    Agreement and Plan of Reorganization dated as of February 23, 1998, by and among the Company, Caron Auto Works, Inc. and the Stockholders
        named therein (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form S-1 (Registration No.
        333-46925)).
 2.6    Agreement and Plan of Reorganization dated as of February 23, 1998, by and among the Company, Caron Auto Brokers, Inc. and the Stockholder
        named therein (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form S-1 (Registration No.
        333-46925)).
 2.7    Agreement and Plan of Reorganization dated as of February 23, 1998, by and among the Company, Absolute Towing and Transporting, Inc. and the
        Stockholder named therein (incorporated by reference to the same-
        numbered Exhibit to the Company's Registration Statement on Form S-1
        (Registration No. 333-46925)).
 2.8    Agreement and Plan of Reorganization dated as of February 23, 1998, by and among the Company, Keystone Towing, Inc. and the Stockholder named therein (incorporated by reference to the same-numbered Exhibit to the
        Company's Registration Statement on Form S-1 (Registration No. 333-
        46925)).
 2.9    Agreement and Plan of Reorganization dated as of February 23, 1998, by and among the Company, ASC Transportation Services, Auto Service Center
        and the Stockholders named therein (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form
        S-1 (Registration No. 333-46925)).
 2.10   Agreement and Plan of Reorganization dated as of February 23, 1998, by and among the Company, Silver State Tow & Recovery, Inc. and the
        Stockholders named therein (incorporated by reference to the same-
        numbered Exhibit to the Company's Registration Statement on Form S-1
        (Registration
        No. 333-46925)).

 Number                         Description of Document
 ------                         -----------------------
  2.11  Form of Amendment Number One to Agreement and Plan of Reorganization
        dated as of February 23, 1998, by and among the Company, Keystone
        Towing, Inc. and the Stockholder named therein (incorporated by reference to the same-numbered Exhibit to Amendment No. 3 to the
        Company's Form S-1 Registration Statement (Registration No. 333-
        46925)).
  2.12  Stock Purchase Agreement, dated as of August 21, 1998, by and among the
        Company, E & R Towing and Garage, Inc., Gerald J. Corcoran, Edward V.
        Corcoran, Edward V. Corcoran, Jr. and David Corcoran (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K
        filed September 1, 1998).
  2.13  Stock Purchase Agreement, dated as of August 21, 1998, by and among the
        Company, Environmental Auto Removal, Inc., Gerald J. Corcoran and
        Edward V. Corcoran (incorporated by reference to Exhibit 2.2 to the
        Company's Current Report on Form 8-K filed September 1, 1998).
  2.14  Merger Agreement, dated November 5, 1998, by and among the Company, URS
        Transport, Inc., Pilot Transport, Inc. and the Shareholders named therein (incorporated by reference to Exhibit 2.1 to the Company's
        Current Report on Form 8-K, dated December 9, 1998).
  2.15  First Amendment to Merger Agreement, dated December 2, 1998, by and among the Company, URS Transport, Inc., Pilot Transport, Inc. and the
        Shareholders named therein (incorporated by reference to Exhibit 2.2 to the Company's Current Report on Form 8-K, dated December 9, 1998).
  3.1   Amended and Restated Certificate of Incorporation of the Company
        (incorporated by reference to the same-numbered Exhibit to the
        Company's Registration Statement on Form S-1 (Registration No. 333-
        46925)).
  3.2   Amended and Restated Bylaws of the Company (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on
        Form S-1 (Registration No. 333-46925)).
  4.1   Specimen Common Stock Certificate (incorporated by reference to the same-numbered Exhibit to Amendment No. 3 to the Company's Form S-1
        Registration Statement (Registration No. 333-46925)).
  4.2   Form of 8% Convertible Subordinated Debenture due 2008 (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K,
        dated November 19, 1998).
  5.1   Opinion of McDermott, Will & Emery, as to the validity of the issuance of the securities registered hereby (previously filed).
 10.1   United Road Services, Inc. 1998 Stock Option Plan (incorporated by reference to the same-numbered Exhibit to the Company's Registration
        Statement on Form S-1 (Registration No. 333-46925)).
 10.2   Stock Purchase and Restriction Agreement between the Company and Edward
        Sheehan (incorporated by reference to the same-numbered Exhibit to the
        Company's Registration Statement on Form S-1 (Registration No. 333-
        46925)).

 10.3   Amended and Restated Executive Employment Agreement dated as of January
        1, 1999 between the Company and Edward T. Sheehan (filed herewith).

 10.4   Resignation letter from Mark McKinney in favor of the Company
        (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form S-1 (Registration No. 333-
        56603)).
 10.5   Resignation letter from Ross Berner in favor of the Company
        (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form S-1 (Registration No. 333-
        56603)).

 10.6   Amended and Restated Executive Employment Agreement dated as of January
        1, 1999 between the Company and Allan D. Pass (filed herewith).
 10.7   Executive Employment Agreement between the Company and Donald J. Marr
        (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form S-1 (Registration No. 333-
        46925)).

 Number                         Description of Document
 ------                         -----------------------
 10.8   Employment Agreement between the Company and Edward Morawski
        (incorporated by reference to the same-numbered Exhibit to Amendment
        No. 1 to the Company's Form S-1 Registration Statement (Registration
        No. 333-46925)).
 10.9   Consulting Agreement between the Company and Todd Q. Smart
        (incorporated by reference to the same-numbered Exhibit to Amendment
        No. 1 to the Company's Form S-1 Registration Statement (Registration
        No. 333-46925)).
 10.10  Credit Agreement dated as of May 8, 1998 among United Road Services,
        Inc., various financial institutions and Bank of America National Trust and Savings Association, as Agent (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form
        S-1 (Registration No. 333-56603)).
 10.11  Amended and Restated Executive Employment Agreement, dated as of May 1,
        1998, between the Company and Donald J. Marr (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on
        Form S-1 (Registration No. 333-56603)).
 10.12  [Reserved]
 10.13  Form of Registration Rights Agreement between the Company and
        Stockholders named therein (incorporated by reference to the same-
        number Exhibit to Amendment No. 1 to the Company's Form S-1
        Registration Statement (Registration No. 333-46925)).
 10.14  Form of Indemnification Agreement between the Company and each of the
        Company's executive officers and directors (incorporated by reference to the same-numbered Exhibit to Amendment No. 2 to the Company's Form
        S-1 Registration Statement Registration No. 333-46925)).
 10.15  Lease between the Company and Edward Morawski (incorporated by reference to the same-numbered Exhibit to Amendment No. 1 to the
        Company's Form S-1 Registration Statement (Registration
        No. 333-46925)).
 10.16  Consulting Agreement, dated as of May 7, 1998, by and between the
        Company and Mark J. Henninger (previously filed).

 10.17  Amended and Restated Executive Employment Agreement, dated as of
        January 1, 1999, between the Company and Robert Joseph Adams, Jr.
        (filed herewith).
 10.18 First Amendment to Credit Agreement, dated as of June 26, 1998, by and among the Company, various financial institutions and Bank of America
        National Trust and Savings Association, as Agent (incorporated by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-
        Q for the period ended June 30, 1998).
 10.19 Second Amendment to Credit Agreement, dated as of July 15, 1998, by and among the Company, various financial institutions and Bank of America
        National Trust and Savings Association, as Agent (incorporated by reference to Exhibit 10.3 to the Company's Quarterly Report on Form 10-
        Q for the period ended June 30, 1998).
 10.20 Third Amendment to Credit Agreement, dated as of September 30, 1998, by and among the Company, various financial institutions and Bank of America National Trust and Savings Association, as Agent (previously filed).
 10.21  Stock Purchase Warrant, dated as of June 16, 1998, issued by the
        Company to Bank of America National Trust and Savings Association
        (previously filed).
 10.22 Amended and Restated Credit Agreement, dated as of November 2, 1998, by and among the Company, various financial institutions, BankBoston, N.A., as Documentation Agent and Bank of America National Trust and
        Savings Association, as Agent (previously filed).
 10.23  First Amendment to Amended and Restated Credit Agreement, dated as of
        December 4, 1998, by and among the Company, various financial institutions, BankBoston, N.A., as Documentation Agent and Bank of
        America National Trust and Savings Association, as Agent (previously filed).

 Number                         Description of Document
 ------                         -----------------------
 10.24  Purchase Agreement, dated as of November 19, 1998, by and between
        Charter URS LLC and the Company (incorporated by reference to Exhibit
        99.1 to the Company's Current Report on Form 8-K, dated November 19,
        1998).
 10.25  Registration Rights Agreement, dated as of November 19, 1998, by and between Charter URS LLC and the Company (incorporated by reference to
        Exhibit 99.2 to the Company's Current Report on Form 8-K, dated
        November 19, 1998).
 10.26  Investors Agreement, dated as of November 19, 1998, by and between
        Charter URS LLC and the Company (incorporated by reference to Exhibit
        99.3 to the Company's Current Report on Form 8-K, dated November 19,
        1998).
 10.27  Merger Agreement dated as of November 12, 1998, by and among the
        Company, URS Transport, Inc., MPG Transco, Ltd., Michael A. Wysocki,
        Patrick M. Riley and Gary R. Sienkiewicz (previously filed).

 10.28  Amendment Number One to Amended and Restated Executive Employment
        Agreement, dated as of March 30, 1999, between the Company and Edward
        T. Sheehan (filed herewith).
 10.29  Amendment Number One to Amended and Restated Executive Employment
        Agreement, dated as of March 30, 1999, between the Company and Allan D.
        Pass, (filed herewith).
 10.30  Amendment Number One to Amended and Restated Executive Employment
        Agreement, dated as of March 30, 1999, between the Company and Robert
        Joseph Adams, Jr. (filed herewith).
 21.1   Subsidiaries of the Registrant (previously filed).
 24.1   Consent of McDermott, Will & Emery (included in Exhibit 5.1).
 24.2   Consent of KPMG LLP (filed herewith).

--------

  (b) Financial Statement Schedules

  All schedules are omitted because they are inapplicable or the requested information is shown in the financial statements of the registrant or related notes thereto.

Item 17. Undertakings.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, State of New York, on the 19th day of April, 1999.

                                         United Road Services, Inc.

                                         By: /s/ Edward T. Sheehan
                                             ----------------------------------
                                                Edward T. Sheehan
                                                Chairman of the Board,
                                                Chief Executive Officer
                                                and Secretary

  KNOW ALL PERSONS BY THESE PRESENTS, that Mr. Pfeffer, whose signature appears below, constitutes and appoints Edward T. Sheehan and Allan D. Pass and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed on April 19, 1999 by the following persons in the capacities indicated.

       Signature                                     Title

 /s/ Edward T. Sheehan          Chairman of the Board
------------------------        Chief Executive Officer,
   Edward T. Sheehan            and Secretary (Principal Executive Officer)
                                and Director

   /s/ Donald J. Marr           Senior Vice President and Chief Financial
------------------------        Officer (Principal Financial and Accounting
     Donald J. Marr             Officer)

 /s/ Grace M. Hawkins*          Director
------------------------
    Grace M. Hawkins

     /s/ Donald F.              Director
    Moorehead, Jr.*
------------------------
  Donald F. Moorehead,
          Jr.

/s/ Edward W. Morawski*         Director
------------------------
   Edward W. Morawski

   /s/ Todd Q. Smart*           Director
------------------------
     Todd Q. Smart

     /s/ Richard A.             Director
       Molyneux*
------------------------
  Richard A. Molyneux

 /s/ Mark J. Henninger*         Director
------------------------
   Mark J. Henninger

 /s/ Merril M. Halpern*         Director
------------------------
   Merril M. Halpern

 /s/ Robert L. Berner,          Director
          III*
------------------------
 Robert L. Berner, III

 /s/ Michael S. Pfeffer         Director
------------------------
   Michael S. Pfeffer


  /s/ Edward T. Sheenan
*By:____________________
    Edward T. Sheenan
    Attorney-in-fact